FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207340-12

June 18, 2018FREE WRITING PROSPECTUS STRUCTURAL AND COLLATERAL TERM SHEET $803,816,086 (Approximate Total Mortgage Pool Balance) $709,367,000 (Approximate Offered Certificates) UBS 2018-C11 UBS Commercial Mortgage Securitization Corp. Depositor UBS AG Société Générale Natixis Real Estate Capital LLC Argentic Real Estate Finance LLC KeyBank National Association Cantor Commercial Real Estate Lending, L.P. Sponsors and Mortgage Loan Sellers UBS Securities LLC Natixis Société Générale Co-Lead Managers and Joint Bookrunners KeyBanc Capital Cantor Fitzgerald & Co. Drexel Hamilton Academy Securities Markets Co-Managers The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (’’SEC’’) (SEC File No. 333-207340) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-877-713-1030 (8 a.m. – 5 p.m. EST). The offered certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale and ultimately by the final prospectus relating to the offered certificates. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward- looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the offered certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the offered certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of UBS Securities LLC, SG Americas Securities, LLC, Natixis Securities Americas LLC, Cantor Fitzgerald & Co., KeyBanc Capital Markets Inc., Drexel Hamilton, LLC or Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the offered certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates described herein are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such class of certificates. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of such certificates. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the certificates. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered certificates described in this free writing prospectus.

This free writing prospectus is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this free writing prospectus may not pertain to any securities that will actually be sold. The information contained in this free writing prospectus may be based on assumptions regarding market conditions and other matters as reflected in this free writing prospectus. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this free writing prospectus should not be relied upon for such purposes. The underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this free writing prospectus may, from time to time, have long or short positions in, and buy or sell, the offered certificates mentioned in this free writing prospectus or derivatives thereof (including options). Information contained in this free writing prospectus is current as of the date appearing on this free writing prospectus only. None of UBS Securities LLC, SG Americas Securities, LLC, Natixis Securities Americas LLC, Cantor Fitzgerald & Co., KeyBanc Capital Markets Inc., Drexel Hamilton, LLC or Academy Securities, Inc. provides accounting, tax or legal advice.

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The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

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Capitalized terms used but not defined herein have the meanings assigned to them in the preliminary prospectus expected to be dated June 18, 2018 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	UBS Securities LLC SG Americas Securities, LLC Natixis Securities Americas LLC
Co-Managers:	KeyBanc Capital Markets Inc. Cantor Fitzgerald & Co. Drexel Hamilton, LLC Academy Securities, Inc.
Mortgage Loan Sellers:	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) (29.5%), Argentic Real Estate Finance LLC (“AREF”) (30.1%), Natixis Real Estate Capital LLC (“Natixis”) (17.3%), Société Générale (“SG”) (10.9%), KeyBank National Association (“KeyBank”) (8.2%), and Cantor Commercial Real Estate Lending, L.P. (“CCRE”) (4.0%)
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Special Servicer:	LNR Partners, LLC
Trustee:	Wells Fargo Bank, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.
U.S. Credit Risk Retention:

AREF is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirement through the purchase by its “majority-owned affiliate” (as defined in the credit risk retention rules), from the underwriters and initial purchasers, on the Closing Date, of (i) an “eligible horizontal residual interest” comprised of the Class E-RR, Class F-RR and Class NR-RR certificates that are not part of the VRR Interest and (ii) an “eligible vertical interest” comprised of a certain percentage of the certificate balance, notional amount or percentage interest in each class of certificates (other than the Class R certificates) (the “VRR Interest”). The aggregate estimated fair value of the “eligible horizontal residual interest” will equal approximately 2.79% of the estimated fair value of all of the certificates (other than the Class R certificates) issued by the issuing entity and the VRR Interest will consist of the portion of each class of certificates (other than the Class R certificates) necessary to satisfy the credit risk retention rules.

The pooling and servicing agreement will include the required provisions applicable to an operating advisor necessary for the securitization to comply with the credit risk retention rules utilizing the “third party purchaser” option. See “Operating Advisor” below.

For further discussion on the manner in which the U.S. credit risk retention requirements will be satisfied see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Determination Date:	The 11th day of each month, or if such 11th day is not a business day, the succeeding business day, commencing in August 2018.
Distribution Date:	The 4th business day following the Determination Date in each month, commencing in August 2018.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in July 2018 (or, in the case of any mortgage loan that has its first due date after July 2018, the date that would have been its due date in July 2018 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date:	On or about July 10, 2018
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the offered certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the offered certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	June 2051
Minimum Denominations:	$10,000 (or $1,000,000 with respect to the Class X Certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1.0%

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Initial Outstanding Pool Balance(1)
UBS AG(2)	17	37	$236,834,737	29.5%
Argentic Real Estate Finance LLC	15	15	$241,841,337	30.1%
Natixis Real Estate Capital LLC(2)	4	5	$139,112,276	17.3%
Société Générale(2)	4	4	$87,742,956	10.9%
KeyBank National Association	3	25	$65,843,415	8.2%
Cantor Commercial Real Estate Lending, L.P.	5	5	$32,441,364	4.0%
Total	48	91	$803,816,086	100.0%

Pooled Collateral Facts
Initial Outstanding Pool Balance:	$803,816,086
Number of Mortgage Loans:	48
Number of Mortgaged Properties:	91
Average Mortgage Loan Cut-off Date Balance:	$16,746,168
Average Mortgaged Property Cut-off Date Balance:	$8,833,144
Weighted Average Mortgage Rate:	4.913%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months)(4):	112
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months)(4):	110
Weighted Average Mortgage Loan Seasoning (months):	2
% of Mortgage Loans Secured by a Property or a Portfolio of Mortgaged Properties Leased to a Single Tenant:	12.8%

Credit Statistics
Weighted Average Mortgage Loan U/W NCF DSCR(3)(5):	1.98x
Weighted Average Mortgage Loan Cut-off Date LTV(3)(5):	58.4%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(3)(4)(5):	53.2%
Weighted Average U/W NOI Debt Yield(3)(5):	11.6%

Amortization Overview
% Mortgage Loans which pay Interest Only through Maturity Date or ARD(4):	53.7%
% Mortgage Loans with Amortization through Maturity Date or ARD(4):	33.7%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD(4):	12.6%
Weighted Average Remaining Amortization Term (months)(6):	346

Loan Structural Features
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	82.1%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(7):	80.3%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	66.5%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(8):	84.8%
% Mortgage Loans with Upfront Engineering Reserves:	38.4%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	61.2%
% Mortgage Loans with In Place Hard Lockboxes:	78.7%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:	74.3%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	65.7%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Only After a Lockout Period and Prior to an Open Period:	20.3%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge or Defeasance After a Lockout Period and Prior to an Open Period:	14.0%

Please see footnotes on the following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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TRANSACTION HIGHLIGHTS

(1)	Unless otherwise indicated, all references to “% of Outstanding Pool Balance” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to July 2018.

(2)	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Riverfront Plaza, representing approximately 6.2% of the Initial Pool Balance, such mortgage loan is part of a whole loan that was originated by Natixis and partly sold to UBS AG. Both UBS AG and Natixis will be contributing their respective notes to the securitization. The “Number of Mortgage Loans” and the “Number of Mortgaged Properties” shown in the table above for Natixis do not include the notes for which Natixis is acting as mortgage loan seller; however, the “Aggregate Cut-off Date Balance” and the “% of Outstanding Pool Balance” shown in the table above for Natixis do include these notes. With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as AFIN Portfolio, representing approximately 3.7% of the Initial Pool Balance, such mortgage loan is part of a whole loan that was co-originated by SG and UBS AG. The “Number of Mortgage Loans” and the “Number of Mortgaged Properties” shown in the table above for SG do not include the notes for which SG is acting as mortgage loan seller; however, the “Aggregate Cut-off Date Balance” and the “% of Outstanding Pool Balance” shown in the table above for SG do include these notes.

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(4)	For any mortgage loan with an anticipated repayment date, calculated to or as of, as applicable, that anticipated repayment date.

(5)	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 5th Street Station, the Cut-off Date Balance per SF, U/W NOI Debt Yield, U/W NCF DSCR, Cut-off Date LTV and Maturity Date or ARD LTV are based on the aggregate principal balance of the senior mortgage loan, without regard to the subordinate companion loan and net of the $7,500,000 achievement reserve (except for Cut-off Date Balance per SF and U/W NCF DSCR for which no achievement reserve adjustment was made). Including the subordinate companion loan but net of the $7,500,000 achievement reserve (except U/W NCF DSCR for which no achievement reserve adjustment was made), the U/W NOI Debt Yield, U/W NCF DSCR, Cut-off Date LTV and Maturity Date or ARD LTV are 9.7%, 1.63x, 52.3% and 52.3%, respectively. When the $7,500,000 achievement reserve balance is not netted from the senior mortgage loan balance, the U/W NOI Debt Yield, Cut-off Date LTV and Maturity Date or ARD LTV are 16.3%, 31.0% and 31.0%, respectively. The stabilized appraisal value, which assumes that the mortgaged property reaches stabilized occupancy of 95.5% as of February 1, 2019, is $154,000,000. Including and excluding the $7,500,000 achievement reserve from the senior mortgage loan, the Cut-off Date LTV based on the stabilized appraisal value is 29.2% and 24.4%, respectively. Including and excluding the $7,500,000 achievement reserve from the senior mortgage loan and the subordinate companion loan, the Cut-off Date LTV based on the stabilized appraisal value is 54.1% and 49.2%, respectively. With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as HTI Medical Office Portfolio, the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the “As-Is Portfolio Value” conclusion of $207,000,000, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “As-Is” appraised values on a stand-alone basis is $199,775,000. The Cut-off Date LTV and Maturity Date or ARD LTV based on the appraised value representing the sum of the “As-Is” appraised values are 59.4% and 59.4%, respectively. With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Griffin Portfolio II the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the “As Portfolio” value conclusion of $415,500,000, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “As-Is” appraised values on a stand-alone basis is $395,690,000. The Cut-off Date LTV and Maturity Date or ARD LTV based on the aggregate stand-alone “As-Is” appraised values are 63.2% and 63.2%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Elms Hotel & Spa, the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the “When-Complete” appraised value of $20,100,000 as of April 1, 2019, which assumes the completion of capital expenditures for which the lender reserved at origination. The appraised value for the mortgaged property assuming the “As-Is” appraised value is $18,300,000 as of March 7, 2018. The Cut-off Date LTV and Maturity Date or ARD LTV assuming the “As-Is” appraised value for the mortgaged property are 70.8% and 54.9%, respectively. Both the “As-Is” and the “When-Complete” appraised values include the present value of tax incentives of $2,920,000 and $2,630,000, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as TownePlace Suites – Lombard, IL, the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the “As-Complete” appraised value of $13,500,000 as of September 21, 2018, which assumes the completion of $1,654,759 in renovations for which the lender reserved at origination. The appraised value for the mortgaged property assuming the “As-Is” appraised value is $11,100,000 as of March 21, 2018. The Cut-off Date LTV and Maturity Date or ARD LTV assuming the “As-Is” appraised value for the mortgaged property are 69.7% and 59.6%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Riverfront Plaza, the U/W NCF DSCR is calculated based on a non-standard amortization schedule.

(6)	Excludes mortgage loans that are interest-only for the full loan term to maturity or anticipated repayment date.

(7)	Includes FF&E Reserves.

(8)	Represents the percent of the allocated aggregate principal balance of the mortgage pool as of the Cut-off Date of only the office, retail, industrial, and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

OFFERED CERTIFICATES

Class(1)	Ratings(2) (Fitch/KBRA/Moody’s)	Approx. Initial Certificate Balance or Notional Amount(3)	Approx. Initial Available Certificate Principal Balance or Notional Amount(4)	Approx. Initial Retained Certificate Balance Notional Amount(4)	Initial Subordination Levels	Expected Weighted Average Life (years)(5)	Principal Window (months)(5)	Certificate Principal to Value Ratio(6)	Underwritten NOI Debt Yield(7)
Class A-1	AAAsf / AAA(sf) / Aaa(sf)	$26,419,000	$25,836,000	$583,000	30.000%(8)	2.62	1-57	40.9%	16.5%
Class A-2	AAAsf / AAA(sf) / Aaa(sf)	$75,257,000	$73,596,000	$1,661,000	30.000%(8)	4.88	57-60	40.9%	16.5%
Class A-SB	AAAsf / AAA(sf) / Aaa(sf)	$30,948,000	$30,265,000	$683,000	30.000%(8)	7.27	60-112	40.9%	16.5%
Class A-3	AAAsf / AAA(sf) / Aaa(sf)	$57,478,000	$56,209,000	$1,269,000	30.000%(8)	7.01	81-89	40.9%	16.5%
Class A-4	AAAsf / AAA(sf) / Aaa(sf)	(9)	(9)	(9)	30.000%(8)	(9)	(9)	40.9%	16.5%
Class A-5	AAAsf / AAA(sf) / Aaa(sf)	(9)	(9)	(9)	30.000%(8)	(9)	(9)	40.9%	16.5%
Class X-A(10)	AAAsf / AAA(sf) / Aaa(sf)	$562,671,000(11)	$550,255,000(11)	$12,416,000(11)	N/A	N/A	N/A	N/A	N/A
Class X-B(10)	A-sf / AAA(sf) / NR	$146,696,000(11)	$143,458,000(11)	$3,238,000(11)	N/A	N/A	N/A	N/A	N/A
Class A-S	AAAsf / AAA(sf) / Aa3(sf)	$78,372,000	$76,642,000	$1,730,000	20.250%	9.93	119-119	46.6%	14.5%
Class B	AA-sf / AA-(sf) / NR	$35,167,000	$34,391,000	$776,000	15.875%	9.93	119-119	49.2%	13.7%
Class C	A-sf / A-(sf) / NR	$33,157,000	$32,425,000	$732,000	11.750%	9.93	119-119	51.6%	13.1%

NON-OFFERED CERTIFICATES(12)

Class(12)	Ratings(2) (Fitch/KBRA/Moody’s)	Approx. Initial Certificate Balance or Notional Amount(3)	Approx. Initial Available Certificate Principal Balance or Notional Amount	Approx. Initial Retained Certificate Balance Notional Amount(4)	Initial Subordination Levels	Expected Weighted Average Life (years)(5)	Principal Window (months)(5)	Certificate Principal to Value Ratio(6)	Underwritten NOI Debt Yield(7)
Class X-D(10)	BBB-sf / BBB-(sf) / NR	$35,758,000(11)	$34,969,000(11)	$789,000(11)	N/A	N/A	N/A	N/A	N/A
Class D	BBB-sf / BBB-(sf) / NR	$35,758,000	$34,969,000	$789,000	7.302%	10.00	119-120	54.2%	12.5%
Class E-RR	BB-sf / BB-(sf) / NR	$18,500,000	$18,091,000	$409,000	5.000%	10.01	120-120	55.5%	12.2%
Class F-RR	B-sf / B-(sf) / NR	$10,047,000	$9,825,000	$222,000	3.750%	10.01	120-120	56.2%	12.0%
Class NR-RR	NR / NR / NR	$30,144,085	$29,478,085	$666,000	0.000%	10.01	120-120	58.4%	11.6%

Please see footnotes on the following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

(1)	The per annum pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4,Class A-5, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, and Class NR-RR Certificates (collectively, the “principal balance certificates”) will equal one of: (i) a fixed rate, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date adjusted as necessary to a 30/360 basis (the “WAC Rate”), (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate or (iv) a variable rate per annum equal to the WAC Rate minus a specified percentage.

(2)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus. Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(3)	Approximate; subject to a permitted variance of plus or minus 5% on the Closing Date, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the certificates (other than the Class R certificates) issued by the issuing entity, and further subject to the discussion in footnote (9) below. In addition, the notional amounts of the Class X Certificates may vary depending upon the final pricing of all classes of principal balance certificates and whose certificate balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of a class of Class X Certificates, as applicable, would be equal to zero, such class of certificates may not be issued on the Closing Date of this securitization.

(4)	On the Closing Date, the certificates (other than the Class R certificates) (collectively, the “VRR Interest”) with the Initial Certificate Principal Balances or Notional Amounts, as applicable, set forth in the above table under “Initial Retained Certificate Principal Balance or Notional Amount” are expected to be sold by the underwriters and the initial purchasers to AREF or a majority owned affiliate of AREF as described in “Credit Risk Retention” in the Preliminary Prospectus.

(5)	The principal window is expressed in months following the Closing Date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of the mortgage loans; (iii) payment in full on the stated maturity date or anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or anticipated repayment date. See the structuring assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(6)	“Certificate Principal to Value Ratio” for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of such class of principal balance certificates and all other classes of principal balance certificates that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	“Underwritten NOI Debt Yield” for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates, and the denominator of which is the total initial certificate balance of such class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates are calculated in the aggregate for those classes as if they were a single class.

(8)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates represent the approximate credit support for those classes in the aggregate.

(9)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $372,569,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-4	$125,000,000 - $162,000,000	May 2028 / May 2028	9.66 / 9.70	112-118 / 112-118
Class A-5	$210,569,000- $247,569,000	June 2028 / June 2028	9.88 / 9.89	118-119 / 118-119

(10)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate, over (b) the pass-through rate on the Class D certificate for the related distribution date.

(11)	The Class X-A, Class X-B and Class X-D certificates (collectively the “Class X Certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, and Class A-5 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificate will be equal to the certificate balance of the Class D certificates.

(12)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The non-offered certificates also include the Class Z and Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class Z certificates represent the entitlement to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date, as further described in the Preliminary Prospectus. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Class A-2 Principal Paydown(1)
Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio(2)	U/W NCF DSCR(2)	U/W NOI Debt Yield(2)
A-2	Natixis	20 Times Square	Other	$50,000,000	58	16.2%	3.65x	11.5%
A-2	SG	401 West 219th Street	Office	$12,800,000	60	21.0%	2.18x	11.9%
A-2	AREF	City Line Apartments	Multifamily	$7,000,000	59	71.4%	1.59x	12.0%
A-2	UBS AG	Northpointe Crossing	Retail	$4,341,768	58	65.8%	1.94x	14.1%
(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments (prior to maturity or anticipated repayment date, as applicable), defaults or losses, (ii) there are no extensions of maturity dates or anticipated repayment date, as applicable and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield includes any related pari passu companion loans and excludes any subordinate companion loans.

Class A-3 Principal Paydown(1)
Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio(2)	U/W NCF DSCR(2)	U/W NOI Debt Yield(2)
A-3	Natixis	Soho House Chicago	Other	$22,650,000	81	65.9%	1.64x	9.2%
A-3	SG	45-55 West 28th Street	Mixed Use	$21,300,000	84	55.3%	1.41x	8.4%
A-3	UBS AG	Peninsula Town Center	Retail	$16,454,061	89	57.1%	1.46x	10.3%
(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-3 certificates, assuming (i) that none of the mortgage loans experience prepayments (prior to maturity or anticipated repayment date, as applicable), defaults or losses, (ii) there are no extensions of maturity dates or anticipated repayment date, as applicable and (iii) each mortgage loan is paid in full on its stated maturity date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield includes any related pari passu companion loans and excludes any subordinate companion loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Principal Distributions:

Payments in respect of principal of the certificates will be distributed, first, to the Class A-SB Certificates, until the certificate balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex E to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR and Class NR-RR Certificates, in that order, until the certificate balance of each such class is reduced to zero. Notwithstanding the foregoing, if the aggregate certificate balances of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR and Class NR-RR Certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, distributions in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates, on a pro rata basis, based on the certificate balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR and Class NR-RR Certificates, in that order, in each case until the certificate balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

The Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions and realized losses, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates, (ii) the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions and realized losses, if any, allocated to the Class A-S, Class B and Class C Certificates and (iii) the notional amount of the Class X-D Certificates will be reduced by the principal distributions and realized losses allocated to the Class D Certificates.

Interest Distributions:

On each Distribution Date, interest accrued for each class of the certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D Certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR and Class NR-RR Certificates, in that order, in each case until the interest payable to each such class is paid in full.

The per annum pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR and Class NR-RR Certificates for each Distribution Date will equal one of: (i) a fixed rate, (ii) the WAC Rate, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the WAC Rate, or (iv) a variable rate equal to the WAC Rate less a specified percentage.

As further described in the Preliminary Prospectus, the per annum pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date as described in the Preliminary Prospectus. The per annum pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates of the Class A-S, Class B and Class C Certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date as described in the Preliminary Prospectus. The per annum pass-through rate on the Class X-D Certificates will generally be equal to the excess, if any, of (a) the WAC Rate, over (b) the pass-through rate of the Class D Certificates as described in the Preliminary Prospectus.

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Realized Loss Allocation:	On each distribution date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that distribution date. Such amount will be applied to the Class NR-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related Certificate Balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.
Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium, net of any Liquidation Fees or Workout Fees payable therefrom, in the following manner: (a) to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to such classes of Principal Balance Certificates for that distribution date, (b) to the Class X-A certificates, the excess, if any, of (x) the product of (1) such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates as described above, and (c) to the Class X-B certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No prepayment premiums or yield maintenance charges will be distributed to the Class X-D, Class E-RR, Class F-RR, Class NR-RR, Class Z or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, however, that: under no circumstances will the Base Interest Fraction be greater than one; if the applicable discount rate is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the applicable discount rate is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate - Discount Rate)
(Mortgage Rate - Discount Rate)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as 20 Times Square, Riverfront Plaza, Torrance Technology Campus, 5th Street Station, Orlando Airport Marriott Lakeside, AFIN Portfolio, Griffin Portfolio II, Premier Rochester Office Portfolio, HTI Medical Office Portfolio, Throggs Neck Shopping Center, Melbourne Hotel Portfolio, Soho House Chicago and Stony Creek Marketplace each secure both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. The Torrance Technology Campus whole loan, the 5th Street Station whole loan, the Orlando Airport Marriott Lakeside whole loan, the AFIN Portfolio whole loan and the Melbourne Hotel Portfolio whole loan will be principally serviced under the PSA for the UBS 2018-C11 securitization (each, a “Serviced Whole Loan”). The 20 Times Square whole loan is being serviced under the trust and servicing agreement for the 20 Times Square Trust 2018-20TS securitization. The Premier Rochester Office Portfolio whole loan is being serviced under the pooling and servicing agreement for the UBS 2018-C10 securitization. The HTI Medical Office Portfolio whole loan will be serviced under the pooling and servicing agreement for the UBS 2018-C10 securitization until the date of securitization of the related controlling pari passu note, after which the related whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu note. The Throggs Neck Shopping Center whole loan and the Soho House Chicago whole loan are being serviced under the pooling and servicing agreement for the CSAIL 2018-CX11 securitization. The Stoney Creek Marketplace whole loan is being serviced under the pooling and servicing agreement for the WFCM 2018-C44 securitization. The Riverfront Plaza whole loan and the Griffin Portfolio II whole loan (each a “Servicing Shift Whole Loan” and collectively the “Servicing Shift Whole Loans”) are expected to initially be serviced under the UBS 2018-C11 PSA until the date of securitization of the related controlling pari passu note (each a “Servicing Shift Securitization Date”), after which the related whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu note (each a “Servicing Shift PSA”). The master servicer and special servicer under the related Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2018-C11 certificates after the securitization of the related controlling pari passu note.

As of the Closing Date, the pari passu companion loans in the whole loans are expected to be held by the party identified below under “Overview of Mortgage Pool Characteristics—Pari Passu Companion Loan Summary”.

Control Rights and Directing Certificateholder:

The “Directing Certificateholder” (i) with respect to a Servicing Shift Mortgage Loan, will be the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Serviced Mortgage Loan (other than a Servicing Shift Mortgage Loan), will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (for purposes of clause (ii) above in this definition) (1) absent that selection, (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that (i) in the case of clause (3) of the preceding proviso, if no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Certificateholder will also have the right to receive notice and consent to certain material actions that the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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It is expected that Argentic Securities Income USA LLC, or its affiliate, will be the initial Directing Certificateholder with respect to each Serviced Mortgage Loan (other than a Servicing Shift Mortgage Loan) and any related Serviced Companion Loans.

With respect to the 5th Street Station mortgage loan, the rights of the Directing Certificateholder will be subject to the rights of the holder of the related subordinate companion loan. For a description of the rights of the holder of each Subordinate Companion Loan with respect to the Serviced AB Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—5th Street Station Whole Loan” in the Preliminary Prospectus.

With respect to each of the Servicing Shift Whole Loans, prior to the applicable Servicing Shift Securitization Date, the rights of the Directing Certificateholder described above will be, in each such case, subject to the control rights of the related controlling pari passu companion loan(s) as described below.

Notwithstanding any contrary description set forth above, with respect to the Torrance Technology Campus mortgage loan, the 5th Street Station mortgage loan, the Orlando Airport Marriott Lakeside mortgage loan, the AFIN Portfolio mortgage loan and the Melbourne Hotel Portfolio mortgage loan, the holders of the related pari passu companion loan(s) in the related whole loan (or its representative, including any directing certificateholder under any securitization of such pari passu companion loan(s)) will have consultation rights with respect to asset status reports and material special servicing actions involving the related whole loan, as provided for in the related intercreditor agreement and as described in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, with respect to the 20 Times Square mortgage loan, the Premier Rochester Office Portfolio mortgage loan, the HTI Medical Office Portfolio mortgage loan, the Throggs Neck Shopping Center mortgage loan, the Soho House Chicago mortgage loan and the Stony Creek Marketplace mortgage loan, in general the related whole loan will be serviced under the pooling and servicing agreement or trust and servicing agreement as indicated in the “Pari Passu Companion Loan Summary” table below, which grants the related directing certificateholder (or, in the case of the Servicing Shift Whole Loans prior to the securitization of the related controlling pari passu note, the related controlling noteholder) under the related securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the related whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the related securitization.

Notwithstanding any contrary description set forth above, with respect to each of the Riverfront Plaza mortgage loan and the Griffin II Portfolio mortgage loan, in general, the related whole loan will be serviced (i) prior to the applicable Servicing Shift Securitization Date, under the pooling and servicing agreement for this securitization and (ii) after the applicable Servicing Shift Securitization Date, under the related Servicing Shift PSA, each of which grants, or is expected to grant, to the related controlling noteholder or its representative control rights that include the right to approve or disapprove various material servicing actions involving the related whole loan. The Directing Certificateholder for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of each Servicing Shift Whole Loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the controlling noteholder, and the securitization of each related controlling pari passu companion loan will not limit the consultation rights of the Directing Certificateholder under this securitization.

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder—Rights of the Directing Certificateholder appointed by the Controlling Class with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans” in the Preliminary Prospectus.

Control Eligible Certificates:	Class E-RR, Class F-RR and Class NR-RR Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Controlling Class:	The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class NR-RR certificates.
Appraised-Out Class:

An “Appraised-Out Class” is any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of the constituent classes. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to the Serviced AB Whole Loan, the holder of the controlling Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—5th Street Station Whole Loan” in the Preliminary Prospectus.

Remedies Available to Holders of an Appraised-Out Class:	The holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at its sole expense, to require the Special Servicer to order a second appraisal of any mortgage loan (or Serviced Whole Loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any Serviced Mortgage Loan, the Special Servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the Special Servicer from the Master Servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.
Control Rights:	Subject to the rights of (a) the holder of the related controlling pari passu companion loan with respect to each Servicing Shift Whole Loan and (b) the Subordinate Companion Loan solely with respect to the Serviced AB Whole Loan, described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—5th Street Station Whole Loan” in the Preliminary Prospectus, prior to a Control Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will have certain consent and consultation rights under the PSA with respect to certain major decisions and other matters. A “Control Termination Event” will occur when the Class E-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of such class; provided that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will not have any consent rights, but such Directing Certificateholder will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the PSA.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event,” a Control Termination Event and a Consultation Termination Event will be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means a mortgage loan or whole loan with respect to which (i) the Directing Certificateholder or the holder of the majority of the Controlling Class, except in the case of a Servicing Shift Whole Loan, is a Borrower Party or (ii) the risk retention consultation party or the holder of the majority of the related VRR Interest is a Borrower Party, as applicable and as context may require. It is expected that there will be no Excluded Loans as of the Closing Date with respect to this securitization.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the consent and/or consultation rights of a Controlling Class Certificateholder with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each Non-Serviced Whole Loan, the Directing Certificateholder will only have certain consultation rights with respect to certain “major decisions” and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable, and the controlling noteholder (or its representative) will be entitled to similar consent and/or consultation rights with respect to such whole loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class E-RR, Class F-RR and Class NR-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.
Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder generally may replace the Special Servicer with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible classes of certificates as described in “Replacement of Special Servicer by Vote of Certificateholders” below.

Notwithstanding the foregoing, with respect to the Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder appointed by the Controlling Class Certificateholder will not be entitled to exercise the above-described rights and the holder of such Subordinate Companion Loan will be entitled to replace the Special Servicer with or without cause in accordance with the PSA and the related intercreditor agreement. However, during a Control Appraisal Period with respect to the Serviced AB Whole Loan, the Directing Certificateholder appointed by the Controlling Class Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to the Serviced AB Whole Loan as it does for the other mortgage loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loan—5th Street Station Whole Loan” in the Preliminary Prospectus.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” below.

Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event, and upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the related Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (c) delivery by such holders to the Certificate Administrator and the Trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of the holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the Certificate Administrator will be required to post such notice on the Certificate Administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will be required to immediately terminate all of the rights and obligations of the Special Servicer under the PSA and replace the Special Servicer with a qualified replacement special servicer designated by such holders of certificates, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, any holder of a related pari passu companion loan, following a Servicer Termination Event with respect to the related Special Servicer that remains unremedied and affects such holder, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided that any successor special servicer appointed to replace the Special Servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan, without the prior written consent of such holder of the related Serviced Companion Loan.

With respect to any Non-Serviced Whole Loan, the UBS Commercial Mortgage Trust 2018-C11, as holder of the related mortgage loan, has the right to terminate the Special Servicer under the related pooling and servicing agreement if a servicer termination event occurs, with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event. The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Cap on Workout and Liquidation Fees:	The Special Servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a Specially Serviced Loan (and any related Serviced Companion Loan) or related REO Property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers (less any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan or REO Property and received by the Special Servicer within the prior 12 months); and (ii) workout fees generally equal to 1.0% (or, with respect to interest and principal payments made in respect of a rehabilitated mortgage loan (and any related Serviced Companion Loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO Property, subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.
Special Servicer Compensation:

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each Serviced Mortgage Loan that is a Specially Serviced Loan (and any related Serviced Companion Loan) or as to which the related mortgaged property has become an REO Property at the special servicing fee rate, which will be a rate equal to the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $5,000. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related Specially Serviced Loan or REO Property and, then, from general collections on all the mortgage loans (other than a Non-Serviced Mortgage Loan) and any REO Properties.

With respect to any Non-Serviced Mortgage Loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such Non-Serviced Mortgage Loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Risk Retention Consultation Party:	A risk retention consultation party may be appointed by the holder or holders of more than 50% of the VRR Interest, by Certificate Balance (i) in the case that Argentic Real Estate Finance LLC (or its MOA) transfers the HRR Certificates to a subsequent “third party purchaser” or (ii) upon the occurrence of a Consultation Termination Event. For the avoidance of doubt, there is no initial risk retention consultation party.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Except with respect to an Excluded Loan as to such party, the risk retention consultation party will be entitled to consult with the special servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by the special servicer with respect to Specially Serviced Mortgage Loans. See “Pooling and Servicing Agreement—The Risk Retention Consultation Party” in the Preliminary Prospectus.
Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Loans. With respect to each mortgage loan or Serviced Whole Loan (in each case, other than a Non-Serviced Mortgage Loan or Servicing Shift Whole Loan), the Operating Advisor will be responsible for:

●    reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan to the extent described in the Preliminary Prospectus and required under the PSA;

●    reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

●    recalculating and verifying the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●    preparing an annual report (if any mortgage loan (other than any Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if the Operating Advisor was entitled to consult with the Special Servicer with respect to any major decision during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on an “platform-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply and (2) any material deviations from the Special Servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report, the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the PSA that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●    to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●    to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed within 180 days of the report being posted to the Certificate Administrator’s internet website by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator's website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of Certificateholders vote to direct a review as described below. The Asset Representations Reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The Certificate Administrator will be required to notify Certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

If Certificateholders evidencing not less than 5.0% of the Voting Rights request a vote to commence an Asset Review, and if subsequently (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an Asset Review within 150 days of the request for a vote, the Asset Representations Reviewer will be required to conduct an Asset Review of delinquent loans.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will be required to promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.
Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the Enforcing Servicer will be required to send a notice to the first Certificateholder (or beneficial owner) to deliver a Certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the Certificate Administrator (which will be required to make such notice available to Certificateholders via the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or certificate owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or certificate owner may deliver a written notice to the Enforcing Servicer within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Credit Risk Retention:

AREF is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirement through the purchase by its “majority-owned affiliate” (as defined in the credit risk retention rules), from the underwriters and initial purchasers, on the Closing Date, of (i) an “eligible horizontal residual interest” comprised of the Class E-RR, Class F-RR and Class NR-RR certificates that are not part of the VRR Interest and (ii) an “eligible vertical interest” comprised of a certain percentage of the certificate balance, notional amount or percentage interest in each class of certificates (other than the Class R certificates). The aggregate estimated fair value of the “eligible horizontal residual interest” will equal approximately 2.70668% of the estimated fair value of all of the certificates (other than the Class R certificates) issued by the issuing entity and the VRR Interest will consist of the portion of each class of certificates (other than the Class R certificates) necessary to satisfy the credit risk retention rules.

AREF, in its capacity as the "retaining sponsor” for this transaction, will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the credit risk retention rules, which generally prohibit the transfer of the applicable Certificates, other than to a majority owned affiliate of AREF, until July 10, 2023. After that date, transfers of the Class E-RR, Class F-RR and Class NR-RR certificates (other than the portion of each such class that is part of the VRR Interest) are permitted under certain circumstances, in accordance with the credit risk retention rules, to a successor “third party purchaser”. The restrictions on hedging and transfer under the credit risk retention rules as in effect on the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Closing Date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the mortgage loans has been reduced to 33% of the aggregate principal balance of the mortgage loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Certificates as of the Closing Date; or (iii) two years after the Closing Date.

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

The PSA will include the required provisions applicable to an operating advisor necessary for the securitization to comply with the credit risk retention rules utilizing the “third party purchaser” option. See “Operating Advisor” above.

Notwithstanding any references in this Term Sheet to the credit risk retention rules, the Retaining Sponsor, a successor third party purchaser and other risk retention related matters, in the event the credit risk retention rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, a successor third party purchaser or any other party will be required to comply with or act in accordance with the credit risk retention rules (or such relevant portion thereof).

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	Upon liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (other than any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.
Investor Communications:	The Certificate Administrator is required to include on any Form 10-D any written request received from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owner related to Certificateholders or Certificate Owner exercising their rights under the terms of the PSA. Any Certificateholder wishing to communicate with other Certificateholders or Certificate Owner regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator.
Deal Website:	The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of Final Asset Status Reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

UBS 2018-C11

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances
						Weighted Averages(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
$3,000,000	-	$5,000,000	6	$25,307,700	3.1%	5.457%	109	1.63	x	65.4%	56.0%
$5,000,001	-	$10,000,000	13	$92,673,948	11.5%	5.429%	114	1.73	x	60.1%	54.1%
$10,000,001	-	$15,000,000	8	$101,104,814	12.6%	5.196%	111	1.70	x	61.0%	53.5%
$15,000,001	-	$20,000,000	4	$67,977,068	8.5%	5.079%	111	1.71	x	61.1%	51.3%
$20,000,001	-	$25,000,000	8	$186,400,000	23.2%	5.053%	109	1.72	x	62.3%	59.4%
$25,000,001	-	$30,000,000	2	$55,500,000	6.9%	4.389%	116	2.31	x	57.5%	57.5%
$30,000,001	-	$35,000,000	3	$98,946,864	12.3%	4.995%	119	1.88	x	64.8%	55.8%
$35,000,001	-	$40,000,000	2	$76,000,000	9.5%	4.600%	119	2.72	x	49.8%	49.8%
$40,000,001	-	$50,000,000	2	$99,905,691	12.4%	4.086%	88	2.57	x	44.4%	38.8%
Total/Weighted Average			48	$803,816,086	100.0%	4.913%	110	1.98	x	58.4%	53.2%

Distribution of Mortgage Rates
						Weighted Averages(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
3.1080%	-	4.6000%	5	$168,700,000	21.0%	3.992%	100	2.61	x	48.7%	48.7%
4.6001%	-	4.8000%	5	$67,543,584	8.4%	4.708%	119	2.08	x	58.8%	53.5%
4.8001%	-	5.0000%	7	$167,504,061	20.8%	4.862%	112	2.23	x	49.4%	46.5%
5.0001%	-	5.2000%	7	$128,305,691	16.0%	5.091%	117	1.65	x	67.2%	60.3%
5.2001%	-	5.4000%	10	$124,761,205	15.5%	5.276%	119	1.61	x	67.2%	56.3%
5.4001%	-	5.6000%	5	$67,553,292	8.4%	5.453%	107	1.48	x	70.0%	61.8%
5.6001%	-	5.8000%	5	$47,905,743	6.0%	5.690%	94	1.50	x	59.0%	55.0%
5.8001%	-	6.2500%	4	$31,542,510	3.9%	6.061%	110	1.61	x	61.4%	50.2%
Total/Weighted Average			48	$803,816,086	100.0%	4.913%	110	1.98	x	58.4%	53.2%

Property Type Distribution
					Weighted Averages(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Initial Outstanding Pool Balance(1)	Number of Units/Rooms/Pads/ NRA/Beds/Spaces	Cut-off Date Balance per Unit/Room/Pads NRA/Beds/Spaces(2)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	Occupancy(6)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
Office	40	$292,066,648	36.3%	4,894,722	$156	4.866%	116	90.8%	1.86	x	63.3%	58.0%
Suburban	15	$143,931,364	17.9%	2,401,334	$130	4.969%	119	91.4%	1.83	x	63.6%	57.9%
CBD	2	$55,405,691	6.9%	967,174	$170	5.089%	118	85.0%	1.51	x	71.5%	61.4%
R&D	1	$40,000,000	5.0%	575,976	$163	4.420%	119	90.9%	2.27	x	71.4%	71.4%
Medical	20	$23,700,000	2.9%	785,947	$151	4.541%	118	89.1%	1.94	x	57.3%	57.3%
Data Center	1	$16,229,593	2.0%	43,927	$369	4.760%	119	100.0%	1.98	x	55.0%	44.9%
Urban	1	$12,800,000	1.6%	120,364	$106	4.865%	60	100.0%	2.18	x	21.0%	21.0%
Retail	27	$218,346,115	27.2%	4,295,721	$187	4.867%	114	93.7%	2.04	x	55.9%	52.1%
Anchored	20	$173,214,450	21.5%	3,920,914	$182	4.809%	118	93.5%	2.14	x	54.8%	52.5%
Shadow Anchored	3	$26,597,017	3.3%	174,876	$279	4.925%	100	95.7%	1.54	x	56.5%	47.0%
Unanchored	3	$12,341,768	1.5%	149,931	$89	5.355%	98	89.4%	1.86	x	64.7%	55.9%
Single Tenant	1	$6,192,880	0.8%	50,000	$124	5.244%	119	100.0%	1.52	x	65.2%	54.1%
Hospitality	8	$118,840,709	14.8%	1,575	$118,226	5.416%	117	75.4%	1.73	x	66.5%	53.8%
Full Service	6	$98,121,385	12.2%	1,335	$123,373	5.354%	117	75.1%	1.78	x	66.8%	53.9%
Select Service	1	$12,982,839	1.6%	115	$112,894	5.415%	119	77.1%	1.57	x	69.8%	55.9%
Extended Stay	1	$7,736,485	1.0%	125	$61,892	6.210%	118	76.5%	1.40	x	57.3%	49.0%
Other	2	$72,650,000	9.0%	131,066	$11,522	3.857%	65	N/A	3.02	x	31.7%	31.7%
Leased Fee	1	$50,000,000	6.2%	16,066	$16,494	3.108%	58	N/A	3.65	x	16.2%	16.2%
Mixed Use	1	$22,650,000	2.8%	115,000	$545	5.510%	81	100.0%	1.64	x	65.9%	65.9%
Mixed Use	5	$54,400,000	6.8%	541,561	$428	5.478%	106	94.5%	1.62	x	56.6%	55.1%
Office/Retail	2	$27,550,000	3.4%	59,975	$537	5.648%	92	90.4%	1.47	x	53.7%	53.7%
Medical Office/Retail	1	$14,250,000	1.8%	33,179	$429	4.907%	119	100.0%	1.98	x	60.1%	60.1%
Warehouse/Retail	1	$6,500,000	0.8%	432,141	$15	6.250%	120	98.6%	1.65	x	57.0%	44.5%
Retail/Office	1	$6,100,000	0.8%	16,266	$375	5.225%	120	96.3%	1.43	x	61.0%	61.0%
Industrial	6	$32,046,682	4.0%	2,244,498	$78	4.859%	119	100.0%	2.01	x	60.3%	56.0%
Warehouse	4	$21,536,682	2.7%	410,124	$71	5.125%	119	100.0%	2.01	x	60.3%	53.9%
Warehouse/Distribution	2	$10,510,000	1.3%	1,834,374	$92	4.315%	118	100.0%	2.01	x	60.2%	60.2%
Multifamily	2	$11,295,480	1.4%	339	$33,442	5.755%	82	97.3%	1.54	x	67.6%	62.2%
Garden	1	$7,000,000	0.9%	200	$35,000	5.780%	59	100.0%	1.59	x	71.4%	68.7%
Student Housing	1	$4,295,480	0.5%	139	$30,903	5.714%	119	92.8%	1.47	x	61.4%	51.7%
Self Storage	1	$4,170,452	0.5%	95,750	$44	5.526%	119	90.7%	1.35	x	72.5%	60.7%
Total/Weighted Average	91	$803,816,086	100.0%			4.913%	110	84.6%	1.98	x	58.4%	53.2%

Please see footnotes on page 25.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

UBS 2018-C11

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution
				Weighted Averages(1)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
New York	13	$148,743,415	18.5%	4.488%	88	2.32	x	41.8%	40.5%
New York City(4)	4	$107,600,000	13.4%	4.271%	76	2.53	x	34.6%	34.6%
California	10	$109,767,944	13.7%	4.876%	119	1.96	x	64.8%	63.8%
California – Southern(4)	7	$83,593,511	10.4%	4.784%	119	2.10	x	63.5%	63.5%
California – Northern(4)	3	$26,174,433	3.3%	5.172%	119	1.50	x	68.7%	64.5%
Virginia	4	$109,359,752	13.6%	4.989%	110	2.06	x	54.8%	48.0%
Florida	8	$73,001,489	9.1%	5.145%	113	1.82	x	67.8%	55.4%
Utah	3	$62,692,880	7.8%	4.844%	119	1.81	x	62.0%	55.6%
Texas	7	$45,257,993	5.6%	5.263%	119	1.49	x	70.3%	59.7%
Other	46	$254,992,614	31.7%	5.033%	115	1.92	x	61.3%	56.0%
Total/Weighted Average	91	$803,816,086	100.0%	4.913%	110	1.98	x	58.4%	53.2%

Distribution of Cut-off Date LTV Ratios(2)(3)
						Weighted Averages(1)
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
16.2%	-	45.0%	3	$98,800,000	12.3%	3.952%	80	3.30	x	20.4%	20.4%
45.1%	-	50.0%	3	$21,892,956	2.7%	5.137%	119	2.11	x	49.0%	46.8%
50.1%	-	55.0%	2	$40,229,593	5.0%	4.840%	118	2.03	x	54.8%	50.7%
55.1%	-	60.0%	7	$131,190,545	16.3%	4.876%	108	1.91	x	57.0%	54.6%
60.1%	-	65.0%	15	$205,320,001	25.5%	5.061%	119	1.83	x	62.1%	57.5%
65.1%	-	70.0%	13	$182,056,847	22.6%	5.241%	112	1.63	x	68.3%	58.4%
70.1%	-	74.8%	5	$124,326,144	15.5%	4.978%	115	1.71	x	72.6%	65.2%
Total/Weighted Average			48	$803,816,086	100.0%	4.913%	110	1.98	x	58.4%	53.2%

Distribution of Maturity Date or ARD LTV Ratios (2)(3)(5)
						Weighted Averages(1)
Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
16.2%	-	40.0%	4	$104,442,956	13.0%	3.998%	83	3.23	x	21.9%	21.4%
40.1%	-	50.0%	9	$88,194,659	11.0%	5.388%	113	1.74	x	57.3%	47.9%
50.1%	-	55.0%	8	$135,756,259	16.9%	5.092%	119	1.74	x	63.9%	54.0%
55.1%	-	60.0%	12	$194,854,300	24.2%	4.966%	113	1.82	x	62.5%	57.1%
60.1%	-	65.0%	11	$197,017,911	24.5%	4.995%	117	1.77	x	65.9%	61.2%
65.1%	-	71.4%	4	$83,550,000	10.4%	4.951%	104	1.92	x	69.6%	69.4%
Total/Weighted Average			48	$803,816,086	100.0%	4.913%	110	1.98	x	58.4%	53.2%

Distribution of Underwritten NCF Debt Service Coverage Ratios(2)(3)
								Weighted Averages(1)
Range of Underwritten NCF Debt Service Coverage Ratios					Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
1.32	x	-	1.40	x	7	$90,800,352	11.3%	5.387%	118	1.36	x	67.8%	59.6%
1.41	x	-	1.50	x	7	$136,746,595	17.0%	5.146%	110	1.46	x	65.0%	56.4%
1.51	x	-	1.60	x	8	$80,636,922	10.0%	5.474%	113	1.56	x	67.5%	57.9%
1.61	x	-	1.70	x	6	$88,017,900	11.0%	5.337%	109	1.67	x	65.3%	56.4%
1.71	x	-	1.80	x	1	$3,000,000	0.4%	5.094%	120	1.78	x	60.6%	50.0%
1.81	x	-	1.90	x	2	$10,642,956	1.3%	4.934%	119	1.88	x	56.8%	46.6%
1.91	x	-	2.00	x	6	$99,671,360	12.4%	4.962%	115	1.96	x	61.1%	55.4%
2.01	x	-	2.25	x	3	$61,800,000	7.7%	4.654%	106	2.07	x	49.9%	49.9%
2.26	x	-	2.50	x	6	$146,500,000	18.2%	4.554%	118	2.35	x	61.7%	61.7%
2.51	x	-	3.65	x	2	$86,000,000	10.7%	3.816%	84	3.47	x	20.3%	20.3%
Total/Weighted Average					48	$803,816,086	100.0%	4.913%	110	1.98	x	58.4%	53.2%

Please see footnotes on page 25.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

UBS 2018-C11

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Original Terms to Maturity or ARD(5)
				Weighted Averages(1)
Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
60	4	$74,141,768	9.2%	3.824%	58	3.10	x	25.1%	24.6%
84	2	$43,950,000	5.5%	5.578%	82	1.53	x	60.8%	60.8%
120	42	$685,724,318	85.3%	4.988%	118	1.88	x	61.9%	55.8%
Total/Weighted Average	48	$803,816,086	100.0%	4.913%	110	1.98	x	58.4%	53.2%

Distribution of Remaining Terms to Maturity or ARD(5)
						Weighted Averages(1)
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
58	-	60	4	$74,141,768	9.2%	3.824%	58	3.10	x	25.1%	24.6%
81	-	84	2	$43,950,000	5.5%	5.578%	82	1.53	x	60.8%	60.8%
89	-	120	42	$685,724,318	85.3%	4.988%	118	1.88	x	61.9%	55.8%
Total/Weighted Average			48	$803,816,086	100.0%	4.913%	110	1.98	x	58.4%	53.2%

Distribution of Underwritten NOI Debt Yields(2)(3)
						Weighted Averages(1)
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
7.4%	-	8.5%	4	$64,800,000	8.1%	5.330%	107	1.42	x	61.4%	61.4%
8.6%	-	9.5%	5	$80,570,452	10.0%	5.096%	108	1.65	x	66.8%	62.5%
9.6%	-	10.0%	1	$49,905,691	6.2%	5.066%	118	1.49	x	72.6%	61.4%
10.1%	-	10.5%	8	$143,845,424	17.9%	4.784%	115	1.83	x	63.4%	59.1%
10.6%	-	11.0%	5	$63,631,774	7.9%	5.046%	119	1.76	x	64.1%	57.6%
11.1%	-	11.5%	5	$122,536,682	15.2%	4.048%	93	2.71	x	41.3%	39.8%
11.6%	-	12.0%	2	$19,800,000	2.5%	5.188%	60	1.97	x	38.8%	37.9%
12.1%	-	12.5%	4	$40,212,432	5.0%	4.984%	119	1.91	x	61.8%	52.5%
12.6%	-	13.0%	3	$25,550,476	3.2%	5.217%	118	1.65	x	59.5%	49.4%
13.1%	-	13.5%	2	$42,060,263	5.2%	5.018%	119	2.28	x	61.2%	58.0%
13.6%	-	19.6%	9	$150,902,890	18.8%	5.220%	116	2.18	x	55.6%	47.1%
Total/Weighted Average			48	$803,816,086	100.0%	4.913%	110	1.98	x	58.4%	53.2%

Amortization Types
				Weighted Averages(1)
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
Full IO	20	$431,450,000	53.7%	4.624%	106	2.30	x	51.4%	51.4%
Amortizing	21	$271,216,086	33.7%	5.268%	116	1.57	x	66.9%	54.8%
Partial IO	6	$94,150,000	11.7%	5.153%	117	1.68	x	65.3%	55.7%
Partial IO, ARD	1	$7,000,000	0.9%	5.780%	59	1.59	x	71.4%	68.7%
Total/Weighted Average	48	$803,816,086	100.0%	4.913%	110	1.98	x	58.4%	53.2%

Loan Purposes
				Weighted Averages(1)
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)(3)		Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
Refinance	34	$565,454,690	70.3%	5.072%	114	1.84	x	59.8%	54.1%
Acquisition	12	$185,361,395	23.1%	4.529%	96	2.34	x	53.4%	49.4%
Recapitalization	2	$53,000,000	6.6%	4.569%	114	2.17	x	61.4%	56.9%
Total/Weighted Average	48	$803,816,086	100.0%	4.913%	110	1.98	x	58.4%	53.2%

Please see footnotes on page 25.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

UBS 2018-C11

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, Balance per Unit/Room/Pads/NRA/Beds/Spaces, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, Balance per Unit/Room/Pad/NRA/Beds/Spaces, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(3)	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 5th Street Station, the Cut-off Date Balance per SF, U/W NOI Debt Yield, U/W NCF DSCR, Cut-off Date LTV and Maturity Date or ARD LTV are based on the aggregate principal balance of the senior mortgage loan, without regard to the subordinate companion loan and net of the $7,500,000 achievement reserve (except for Cut-off Date Balance per SF and U/W NCF DSCR for which no achievement reserve adjustment was made). Including the subordinate companion loan but net of the $7,500,000 achievement reserve (except U/W NCF DSCR for which no achievement reserve adjustment was made), the U/W NOI Debt Yield, U/W NCF DSCR, Cut-off Date LTV and Maturity Date or ARD LTV are 9.7%, 1.63x, 52.3% and 52.3%, respectively. When the $7,500,000 achievement reserve balance is not netted from the senior mortgage loan balance, the U/W NOI Debt Yield, Cut-off Date LTV and Maturity Date or ARD LTV are 16.3%, 31.0% and 31.0%, respectively. The stabilized appraisal value, which assumes that the mortgaged property reaches stabilized occupancy of 95.5% as of February 1, 2019, is $154,000,000. Including and excluding the $7,500,000 achievement reserve from the senior mortgage loan, the Cut-off Date LTV based on the stabilized appraisal value is 29.2% and 24.4%, respectively. Including and excluding the $7,500,000 achievement reserve from the senior mortgage loan and the subordinate companion loan, the Cut-off Date LTV based on the stabilized appraisal value is 54.1% and 49.2%, respectively. With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as HTI Medical Office Portfolio, the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the "As-Is Portfolio Value" conclusion of $207,000,000, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “As-Is” appraised values on a stand-alone basis is $199,775,000. The Cut-off Date LTV and Maturity Date or ARD LTV based on the appraised value representing the sum of the “As-Is” appraised values are 59.4% and 59.4%, respectively. With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Griffin Portfolio II the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the "As Portfolio” value conclusion of $415,500,000, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “As-Is” appraised values on a stand-alone basis is $395,690,000. The Cut-off Date LTV and Maturity Date or ARD LTV based on the aggregate stand-alone “As-Is” appraised values are 63.2% and 63.2%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Elms Hotel & Spa, the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the "When-Complete" appraised value of $20,100,000 as of April 1, 2019, which assumes the completion of capital expenditures for which the lender reserved at origination. The appraised value for the mortgaged property assuming the “As-Is” appraised value is $18,300,000 as of March 7, 2018. The Cut-off Date LTV and Maturity Date or ARD LTV assuming the “As-Is” appraised value for the mortgaged property are 70.8% and 54.9%, respectively. Both the “As-Is” and the “When-Complete” appraised values include the present value of tax incentives of $2,920,000 and $2,630,000, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as TownePlace Suites – Lombard, IL, the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the "As-Complete" appraised value of $13,500,000 as of September 21, 2018, which assumes the completion of $1,654,759 in renovations for which the lender reserved at origination. The appraised value for the mortgaged property assuming the “As-Is” appraised value is $11,100,000 as of March 21, 2018. The Cut-off Date LTV and Maturity Date or ARD LTV assuming the “As-Is” appraised value for the mortgaged property are 69.7% and 59.6%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Riverfront Plaza, the U/W NCF DSCR is calculated based on a non-standard amortization schedule.

(4)	New York City includes zip codes at 10001 through 11697. “California—Northern” includes zip codes above 93600, and “California—Southern” includes zip codes at or below 93600.

(5)	With respect to an ARD loan, refers to the term through the related anticipated repayment date.

(6)	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 20 Times Square, there was no underwritten occupancy due to the leased fee property sub type.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

UBS 2018-C11

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Unit/Room/ Pad/NRA/Beds/Spaces(1)	Cut-off Date LTV Ratio(1)(2)	U/W NCF DSCR(1)(3)	U/W NOI Debt Yield(1)(2)
20 Times Square	Natixis	New York, NY	Other	$50,000,000	6.2%	$16,494	16.2%	3.65x	11.5%
Riverfront Plaza	UBS AG; Natixis	Richmond, VA	Office	$49,905,691	6.2%	$153	72.6%	1.49x	10.0%
Torrance Technology Campus	AREF	Torrance, CA	Office	$40,000,000	5.0%	$163	71.4%	2.27x	10.3%
5th Street Station	UBS AG	Charlottesville, VA	Retail	$36,000,000	4.5%	$100	25.9%	3.22x	19.6%
Orlando Airport Marriott Lakeside	AREF	Orlando, FL	Hospitality	$34,946,864	4.3%	$148,228	69.7%	1.68x	13.8%
Travelers Tower I	SG	Southfield, MI	Office	$33,000,000	4.1%	$70	60.2%	2.48x	13.5%
Vista Station 8	AREF	Draper, UT	Office	$31,000,000	3.9%	$200	64.1%	1.48x	10.1%
AFIN Portfolio	SG; UBS AG	Various, Various	Retail	$30,000,000	3.7%	$87	56.5%	2.34x	11.1%
Commons at Southtowne I	UBS AG	Sandy, UT	Retail	$25,500,000	3.2%	$148	58.6%	2.28x	10.8%
Griffin Portfolio II	KeyBank	Various, Various	Various	$25,000,000	3.1%	$92	60.2%	2.01x	9.3%
Total/Weighted Average				$355,352,555	44.2%		54.4%	2.33x	12.0%
(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Unit/Room/Pad/NRA/Beds/Spaces calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Unit/Room/Pad/NRA figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 5th Street Station, the Cut-off Date Balance per SF, U/W NOI Debt Yield, U/W NCF DSCR, Cut-off Date LTV Ratio and Maturity Date or ARD LTV Ratio are based on the aggregate principal balance of the senior mortgage loan, without regard to the subordinate companion loan and net of the $7,500,000 achievement reserve (except for Cut-off Date Balance per SF and U/W NCF DSCR for which no achievement reserve adjustment was made). Including the subordinate companion loan but net of the $7,500,000 achievement reserve (except U/W NCF DSCR for which no achievement reserve adjustment was made), the U/W NOI Debt Yield, U/W NCF DSCR, Cut-off Date LTV and Maturity Date or ARD LTV are 9.7%, 1.63x, 52.3% and 52.3%, respectively. When the $7,500,000 achievement reserve balance is not netted from the senior mortgage loan balance, the U/W NOI Debt Yield, Cut-off Date LTV and Maturity Date or ARD LTV are 16.3%, 31.0% and 31.0%, respectively. The stabilized appraisal value, which assumes that the mortgaged property reaches stabilized occupancy of 95.5% as of February 1, 2019, is $154,000,000. Including and excluding the $7,500,000 achievement reserve from the senior mortgage loan, the Cut-off Date LTV based on the stabilized appraisal value is 29.2% and 24.4%, respectively. Including and excluding the $7,500,000 achievement reserve from the senior mortgage loan and the subordinate companion loan, the Cut-off Date LTV based on the stabilized appraisal value is 54.1% and 49.2%, respectively. With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Griffin Portfolio II the Cut-off Date LTV, Maturity Date or ARD LTV, and appraised value are based on the "As Portfolio” value conclusion of $415,500,000, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “As-Is” appraised values on a stand-alone basis is $395,690,000. The Cut-off Date LTV and Maturity Date or ARD LTV based on the aggregate stand-alone “As-Is” appraised values are 63.2% and 63.2%, respectively.

(3)	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Riverfront Plaza, the U/W NCF DSCR is calculated based on a non-standard amortization schedule.

Existing Mezzanine Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR(1)(2)	Total Debt U/W NCF DSCR(2)(3)	Trust Cut-off Date LTV Ratio(1)(4)	Total Debt Cut-off Date LTV Ratio(3)(4)	Trust U/W NOI Debt Yield(1)(4)	Total Debt U/W NOI Debt Yield(3)(4)
20 Times Square	$50,000,000	$150,000,000	3.65x	0.97x	16.2%	55.0%	11.5%	3.4%
Riverfront Plaza	$49,905,691	$24,952,846	1.49x	1.13x	72.6%	85.0%	10.0%	8.5%
5th Street Station	$36,000,000	$21,700,000	3.22x	1.01x	25.9%	67.3%	19.6%	7.5%
(1)	With respect to any mortgage loan that is part of a whole loan, the Trust U/W NCF DSCR, Trust Cut-off Date LTV Ratio and Trust U/W NOI Debt Yield include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and the related mezzanine loan(s).

(2)	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Riverfront Plaza, the Trust U/W NCF DSCR and Total Debt U/W NCF DSCR, are calculated based on a non-standard amortization schedule. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 5th Street Station, the Total Debt U/W NCF DSCR is calculated based on a non-standard amortization schedule.

(3)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

(4)	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 5th Street Station, Trust Cut-off Date LTV Ratio, Total Debt Cut-off Date LTV Ratio, Trust U/W NOI Debt Yield, and Total Debt U/W NOI Debt Yield are net of the $7,500,000 holdback.

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio(2)	Total Mortgage Debt Cut-off Date LTV Ratio(1)(2)	Trust U/W NOI Debt Yield(2)	Total Mortgage Debt U/W NOI Debt Yield(1)(2)
20 Times Square	$50,000,000	$215,000,000	$485,000,000	3.65x	1.29x	16.2%	45.8%	11.5%	4.1%
5th Street Station	$36,000,000	$9,000,000	$38,300,000	3.22x	1.63x	25.9%	52.3%	19.6%	9.7%
(1)	Total Mortgage Debt U/W NCF DSCR, Total Mortgage Debt Cut-off Date LTV Ratio, and Total Mortgage Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), and related subordinate companion loan(s) and exclude related mezzanine loan(s), if any.

(2)	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 5th Street Station, Trust Cut-off Date LTV Ratio, Total Mortgage Debt Cut-off Date LTV Ratio, Trust U/W NOI Debt Yield, and Total Mortgage Debt U/W NOI Debt Yield are net of the $7,500,000 holdback.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

UBS 2018-C11

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Pari Passu Companion Loan Summary
Mortgage Loan	Note(s)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
20 Times Square	A-2-A-1, A-2-A-3	$50,000,000	UBS 2018-C11	No	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association
	A-1-A, A-2-A-2, A-1-B, A-1-C, A-2-C-2-B	$115,000,000	20 Times Square Trust 2018-20TS	Yes
	A-2-B-1, A-2-B-2, A-2-B-3, A-2-B-4	$64,000,000	Column Financial, Inc.	No
	A-2-A-4, A-2-A-5, A-2-A-6	$25,000,000	Natixis	No
	A-2-C-1, A-2-C-2-A	$11,000,000	China Merchants Bank Co., Ltd., New York Branch	No
Riverfront Plaza(2)	A-2, A-3	$50,000,000	UBS 2018-C11	No	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC
	A-1 (controlling), A-5, A-6, A-7, A-8	$76,000,000	Natixis	Yes
	A-4	$20,000,000	UBS AG	No
Torrance Technology Campus	A-1 (controlling), A-6	$40,000,000	UBS 2018-C11	Yes	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC
	A-2, A-3, A-4, A-5	$53,750,000	AREF	No
5th Street Station	A-1(3)	$36,000,000	UBS 2018-C11	Yes	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC
	A-2	$9,000,000	UBS AG	No
Orlando Airport Marriott Lakeside	A-1 (controlling), A-5	$35,000,000	UBS 2018-C11	Yes	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC
	A-2, A-3, A-4, A-6	$37,000,000	AREF	No
AFIN Portfolio	A-6, A-8 (controlling), A-13, A-16	$30,000,000	UBS 2018-C11	Yes	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC
	A-3, A-4, A-9, A-14	$60,000,000	UBS 2017-C7	No
	A-1, A-5, A-10, A-15	$60,000,000	UBS 2018-C8	No
	A-2, A-7, A-11, A-12	$60,000,000	UBS 2018-C9	No
Griffin Portfolio II(4)	A-2-2-2, A-2-3	$25,000,000	UBS 2018-C11	No	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC
	A-1-1 (controlling), A-1-2-1, A-1-2-2	$125,000,000	Bank of America, National Association	Yes
	A-2-1, A-2-2-1	$100,000,000	KeyBank	No
Premier Rochester Office Portfolio	A-2, A-4	$24,000,000	UBS 2018-C11	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	A-1 (controlling), A-3	$30,000,000	UBS 2018-C10	Yes
HTI Medical Office Portfolio(5)	A-3	$23,700,000	UBS 2018-C11	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	A-2	$50,000,000	UBS 2018-C10	No
	A-1 (controlling)	$45,000,000	KeyBank	Yes
Throggs Neck Shopping Center	A-2	$23,500,000	UBS 2018-C11	No	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC
	A-1 (controlling)	$45,000,000	CSAIL 2018-CX11	Yes
Melbourne Hotel Portfolio	A-1 (controlling)	$23,000,000	UBS 2018-C11	Yes	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC
	A-2, A-3	$34,000,000	CSAIL 2018-CX11	No
Soho House Chicago	A-2	$22,650,000	UBS 2018-C11	No	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC
	A-1 (controlling)	$40,000,000	CSAIL 2018-CX11	Yes
Stony Creek Marketplace	A-2	$8,000,000	UBS 2018-C11	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	A-1 (controlling)	$13,600,000	WFCM 2018-C44	Yes
(1)	Identifies the expected holder as of the Closing Date.

(2)	The Riverfront Plaza Whole Loan is expected to initially be serviced under the UBS 2018-C11 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1, after which the Riverfront Plaza Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “Riverfront Plaza Servicing Shift PSA”). The master servicer and special servicer under the Riverfront Plaza Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2018-C11 certificates after the securitization of the related controlling pari passu Note A-1.

(3)	The related whole loan will be serviced pursuant to the UBS 2018-C11 pooling and servicing agreement. However, so long as no “control appraisal period” (or similar term) has occurred and is continuing, the holder of the related subordinate companion loan will be the controlling noteholder and will have the right to approve certain modifications and consent to certain actions taken with respect to the related whole loan. If a control appraisal period has occurred and is continuing, the holder of Note A-1 will be the controlling noteholder.

(4)	The Griffin Portfolio II Whole Loan is expected to initially be serviced under the UBS 2018-C11 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1-1, after which the Griffin Portfolio II Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1-1 (the “Griffin Portfolio II Servicing Shift PSA”). The master servicer and special servicer under the Griffin Portfolio II Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2018-C11 certificates after the securitization of the related controlling pari passu Note A-1-1.

(5)	The HTI Medical Office Portfolio Whole Loan is being initially serviced under the UBS 2018-C10 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1, after which the HTI Medical Office Portfolio Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “HTI Medical Office Portfolio Servicing Shift PSA”). The master servicer and special servicer under the HTI Medical Office Portfolio Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2018-C10 certificates after the securitization of the related controlling pari passu Note A-1.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

UBS 2018-C11

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Previous Securitization History(1)
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization(s)
Riverfront Plaza	UBS AG; Natixis	Richmond, VA	Office	$49,905,691	6.2%	JPMCC 2016-FL8
Orlando Airport Marriott Lakeside	AREF	Orlando, FL	Hospitality	$34,946,864	4.3%	LBUBS 2006-C3
19951 Mariner Ave	UBS AG	Torrance, CA	Industrial	$10,000,000	1.2%	JPMCC 2004-PNC1
Stony Creek Marketplace	AREF	Noblesville, IN	Retail	$8,000,000	1.0%	JPMCC 2009-IWST
Texas Colony Plaza	UBS AG	Missouri City, TX	Retail	$7,000,000	0.9%	WFRBS 2013-C14
San Pedro Crossing(2)	SG; UBS AG	San Antonio, TX	Retail	$2,238,571	0.3%	COMM 2013-LC6
(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in one or more conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)	Part of the collateral for the AFIN Portfolio Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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29

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 1 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 16.2% 3.65x 11.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 1 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 16.2% 3.65x 11.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 1 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 16.2% 3.65x 11.5%

HOTELS

1. The Pearl Hotel
2. Sanctuary Hotel New York
3. Hilton Garden Inn Times Square
4. Mayfair
5. Crowne Plaza Times Square
6. Sofitel New York
7. The Gallivant Times Square
8. Riu Plaza New York Times Square
9. Paramount Hotel
10. The Hotel Edison NYC
11. W Times Square Hotel
12. DoubleTree Suites by Hilton
13. Comfort Inn Midtown
14. New York Marriott Marquis
15. Kimpton Muse Hotel
16. Hyatt Centric Times Square New York
17. Hotel St. James
18. Cambria Hotel
19. The Row Hotel
20. Millennium Broadway
21. Night Theater District
22. AKA Times Square
23. Cassa Hotel
24. Algonquin Hotel
25. Sofitel
26. Iroquois New York Hotel
27. InterContinental NY-Times Square
28. Casablanca
29. Hotel Mela Times Square
30. The Mansfield
31. The Westin
32. Hilton Times Square
33. The Knickerbocker Hotel
34. Hilton Garden Inn
35. Hampton Inn
36. Hotel Shocard

FITNESS

1. New York Sports Club
2. Your-Movement Wellness
3. Althena Yoga
4. Swerve Fitness

RESTAURANTS

1. Natsumi
2. Blue Ribbon Sushi Bar
3. Bar SixtyFive
4. Rainbow Room
5. La Masseria
6. Playwright Restaurant
7. TSQ
8. Oceana
9. Suzuki
10. Del Frisco's Steak House
11. Olive Garden
12. Maple
13. Blue Fin
14. Bond 45
15. Langan's
16. Satsuki
17. Chazz Palminteri Italian
18. City Kitchen
19. Osteria Al Doge

SHOPPING

1. Duane Reade
2. Charles Tyrwhitt
3. Anthropologie
4. PiQ
5. Brookstone
6. M&M's World
7. Superdry
8. Nintendo
9. Gap
10. Linhardt Design
11. Avi & Co NY
12. Ultimate Diamond
13. Dreamstone
14. American Eagle Outfitters
15. Antique Corner
16. Kent New York
17. Jangmi
18. Line Friends Store
19. Old Navy
20. H&M
21. MUJI

CORPORATE PRESENCE

1. Instinet
2. Barclays
3. Natixis
4. NBC Studio
5. Rockefeller Group
6. Comcast
7. Morgan Stanley
8. News Corp. Building
9. The Fox News Channel
10. HBO
11. Bertelsmann
12. Viacom Intl.
13. Nickelodeon
14. Paramount Building
15. BMO Capital Markets
16. Thomson Reuters
17. Conde' Nast Publications
18. Bank of America Tower
19. Microsoft
20. Ernst & Young
21. O'Melveny & Myers

ATTRACTIONS

1. Ambassador Theatre
2. Carolines on Broadway
3. Rockefeller Center
4. Top of the Rock
5. Eugene O'Neill Theatre
6. Walter Kerr Theatre
7. Christie's
8. Samuel J. Friedman Theatre
9. Longacre Theatre
10. Barrymore Theatre
11. Cort Theatre
12. Brooks Atkinson Theatre
13. Lunt-Fontanne Theatre
14. Times Square
15. Palace Theatre
16. Richard Rodgers Theater
17. Music Box Theatre
18. Lyceum Theatre
19. Al Hitchfeld Theatre
20. John Golden Theatre
21. Gerald Schoenfeld Theatre
22. Booth Theatre
23. Majestic Theatre
24. Broadhurst Theatre
25. Shubert Theatre
26. Belasco Theatre
27. St. James Theatre
28. Helen Hayes Theatre
29. The Tony Kiser Theater
30. The Elektra Theatre
31. American Airlines Theatre
32. Lyric Theatre
33. New Victory Theater
34. New Amsterdam Theatre
35. Nederlander Theatre
36. Madame Tussauds/Ripley's Believe It or Not!

CAFES

1. Donna Bell's Bake Shop
2. Zibetto Espresso Bar
3. Baked by Melissa
4. Financier Patisserie
5. Arcade Cafe
6. Frisson Espresso
7. For Five Coffee Roasters
8. Corso Coffee
9. Gotan
10. Dough Doughnuts

50TH ST/ BROADWAY
50TH ST
W. 50th St.
W. 49th St.
49TH ST
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 41st St.
W. 40th St.
8th Ave.
7th Ave.
6th Ave.
Broadway
Midtown
Theater District
TIMES SQUARE
ROCKEFELLER CENTER
ROCKEFELLER CTR.
Marsh & McLennan Public Space
42ND ST/ TIMES SQ.
42ND ST/ PORT AUTHORITY
20 Times Square
20 Times Square
New York, NY 10036
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Greenpoint
Chelsea
MANHATTAN
East River
Williamsburg
HUDSON COUNTY
Greenwich Village
Hoboken
Hudson River
SoHo
Little Italy
NEW JERSEY
Tribeca
Chinatown
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 1 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 16.2% 3.65x 11.5%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	A/AAA/AAA			Location:	New York, NY 10036
				General Property Type(5):	Other
Original Balance(1):	$50,000,000			Detailed Property Type(5):	Leased Fee
Cut-off Date Balance(1):	$50,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	6.2%			Year Built/Renovated:	N/A
Loan Purpose:	Acquisition			Size:	16,066 SF
Borrower Sponsor:	Mark Siffin			Cut-off Date Balance per SF(1):	$16,494
Mortgage Rate:	3.1080%			Maturity Date Balance per SF(1):	$16,494
Note Date:	4/27/2018			Property Manager:	Self-managed
First Payment Date:	6/5/2018
Maturity Date:	5/5/2023
Original Term to Maturity	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI(6):	(a) $30,443,635	(b) $111,452,732
Prepayment Provisions(2):	LO (26); DEF (31); O (3)			UW NOI Debt Yield(1)(6):	(a) 11.5%	(b) 42.1%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1)(6):	(a) 11.5%	(b) 42.1%
Additional Debt Type(1)(3):	Pari Passu/Subordinate Debt/Mezzanine			UW NCF DSCR(1)(6):	(a) 3.65x	(b)12.91x
Additional Debt Balance(1)(3):	$215,000,000/$485,000,000/$150,000,000			Most Recent NOI(7):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(7):	N/A
Reserves(4)				3rd Most Recent NOI(7):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy(7):	N/A
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy(7):	N/A
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(7):	N/A
Replacements:	$0	$0	N/A	Appraised Value (as of)(6):	$1,636,000,000 (1/31/2018)
TI/LC:	$0	$0	N/A	Cut-off Date LTV Ratio(1)(6):	(a) 16.2%	(b) 11.1%
Debt Service Reserve:	$5,200,000	$0	N/A	Maturity Date LTV Ratio(1)(6):	(a) 16.2%	(b) 11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$750,000,000	78.2%	Purchase Price:	$900,000,000	93.8%
Mezzanine Loan(1):	$150,000,000	15.6%	Closing Costs:	$53,899,275	5.6%
Borrower Equity:	$59,099,275	6.2%	Reserves:	$5,200,000	0.5%
Total Sources:	$959,099,275	100.0%	Total Uses:	$959,099,275	100.0%

(1)	The 20 Times Square Mortgage Loan (as defined below) is part of the 20 Times Square Whole Loan (as defined below), which is comprised of sixteen senior promissory notes with an aggregate principal balance of $265,000,000 and three subordinate companion notes with an aggregate principal balance of $485,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the 20 Times Square Senior Loan (as defined below), without regard to the 20 Times Square Subordinate Companion Loan (as defined below). Including the 20 Times Square Subordinate Companion Loan, the Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are $46,682, $46,682, 4.1%, 4.1%, 1.29x, 45.8% and 45.8%, respectively.

(2)	Following the lockout period, the 20 Times Square Borrower (as defined below) has the right to defease the entire 20 Times Square Whole Loan, on any date after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) April 27, 2022. In addition, the 20 Times Square Whole Loan is prepayable without penalty on or after March 5, 2023.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The 20 Times Square Whole Loan is secured by the borrower’s fee simple interest in a land parcel, totaling 16,066 SF (the “Fee” or the “20 Times Square Property”), beneath a newly constructed 42-story mixed-use building (the “Leasehold” or the “Improvement”) located at 701 Seventh Avenue (at the corner of West 47th Street) in Times Square, New York, New York.

(6)	Underwriting and Financial Information is based on (a) the average annual ground lease payment due under the ground lease during the loan term described below under “The Property,” and (b) the “look-through” of Leasehold (non-collateral) NOI of $111,452,732, representing stabilized appraisal cash flow as of June 2023, as described below under “Operating History and Underwritten Net Cash Flow”. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on (a) the as-is Fee appraised value as of January 31, 2018 of $1,636,000,000, and (b) the as-complete Fee and Leasehold (non-collateral) appraised value of $2,385,100,000, which reflects the value of a newly constructed 42-story mixed-use building, which is not part of the collateral for the 20 Times Square Whole Loan, plus the value of the Fee (collateral).

(7)	Historical financial and occupancy information are not available as the Improvement is scheduled to be completed in July 2018.

The Mortgage Loan. The largest mortgage loan (the “20 Times Square Mortgage Loan”) is part of a whole loan (the “20 Times Square Whole Loan”) evidenced by (i) sixteen pari passu senior promissory notes with an aggregate original principal amount of $265,000,000 (collectively, the “20 Times Square Senior Loan”) and (ii) three promissory notes with an aggregate original principal amount of $485,000,000, that are subordinate to the 20 Times Square Senior Loan (collectively, the “20 Times Square Subordinate Companion Loan”). The 20 Times Square Mortgage Loan is secured by a first priority lien on the 20 Times Square Borrower’s (as defined below) fee simple interest in a land parcel totaling 16,066 SF, beneath a newly constructed mixed-use building consisting of hotel, retail and digital signage components located at 701 Seventh Avenue (at the corner of West 47th Street) in Times Square, New York, New York. The Improvement will not be collateral for the 20 Times Square Whole Loan. The 20 Times Square Borrower also holds technical legal title to the Improvement. However, since the Improvement has been 100.0% leased to the ground lessee pursuant to the Ground Lease (as defined

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 1 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 16.2% 3.65x 11.5%

below), the 20 Times Square Borrower will only receive the rental income from the Ground Lease and not from the operation of any of the Improvement. Therefore, we refer to the Improvement as not being collateral for the 20 Times Square Whole Loan.

Promissory Notes A-2-A-1 and A-2-A-3 with an aggregate original principal balance of $50,000,000, represent the 20 Times Square Mortgage Loan, and will be included in the UBS 2018-C11 Trust. The 20 Times Square Whole Loan is serviced pursuant to the trust and servicing agreement for the 20 Times Square Trust 2018-20TS. The below table summarizes the remaining senior promissory notes, which are currently held by Natixis, Column Financial, Inc. and China Merchants Bank Co., Ltd., New York Branch and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

20 Times Square Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-A	$32,500,000	$32,500,000	20 Times Square Trust 2018-20TS	No
Note A-2-A-2	$25,000,000	$25,000,000	20 Times Square Trust 2018-20TS	No
Note A-1-B	$49,100,000	$49,100,000	20 Times Square Trust 2018-20TS	No
Note A-1-C	$4,700,000	$4,700,000	20 Times Square Trust 2018-20TS	No
Note A-2-C-2-B	$3,700,000	$3,700,000	20 Times Square Trust 2018-20TS	No
Note A-2-A-1	$30,000,000	$30,000,000	UBS 2018-C11	No
Note A-2-A-3	$20,000,000	$20,000,000	UBS 2018-C11	No
Note A-2-A-4	$10,000,000	$10,000,000	Natixis	No
Note A-2-A-5	$10,000,000	$10,000,000	Natixis	No
Note A-2-A-6	$5,000,000	$5,000,000	Natixis	No
Note A-2-B-1	$16,000,000	$16,000,000	Column Financial, Inc.	No
Note A-2-B-2	$16,000,000	$16,000,000	Column Financial, Inc.	No
Note A-2-B-3	$16,000,000	$16,000,000	Column Financial, Inc.	No
Note A-2-B-4	$16,000,000	$16,000,000	Column Financial, Inc.	No
Note A-2-C-1	$7,350,000	$7,350,000	China Merchants Bank Co., Ltd., New York Branch	No
Note A-2-C-2-A	$3,650,000	$3,650,000	China Merchants Bank Co., Ltd., New York Branch	No
Note A-B-1	$242,500,000	$242,500,000	20 Times Square Trust 2018-20TS	Yes
Note A-B-2	$206,900,000	$206,900,000	20 Times Square Trust 2018-20TS	No
Note A-B-3	$35,600,000	$35,600,000	20 Times Square Trust 2018-20TS	No
Total	$750,000,000	$750,000,000

The proceeds of the 20 Times Square Whole Loan and the mezzanine loan with an original principal amount of $150,000,000 (the “20 Times Square Mezzanine Loan”), together with approximately $59,099,275 of borrower sponsor’s equity, were used to acquire on the 20 Times Square Property, pay closing costs and fund reserves. An affiliate of the borrower sponsor acquired the Improvement and is the Leasehold owner/ground tenant.

(1)	Cumulative Loan Per SF is calculated based on 16,066 SF.

(2)	Based on (a) the as-is Fee appraised value of $1,636,000,000 as of January 31, 2018 and (b) the as-complete Fee and Leasehold (non-collateral) appraised value of $2,385,100,000, which reflects the value of a newly constructed 42-story mixed-use building, which is not part of the collateral for the 20 Times Square Whole Loan, plus the value of the Fee (collateral)

(3)	Based on (a) the UW Ground Rent of $30,443,635 and (b) the look-through of Leasehold (non-collateral) NOI of $111,452,732, representing stabilized appraisal cash flow as of June 2023. See “Operating History and Underwritten Net Cash Flow” below for further discussion.

(4)	Based on an interest rate of 3.1080% on the 20 Times Square Senior Loan, 3.1080% on the 20 Times Square Subordinate Companion Loan and 5.1000% on the 20 Times Square Mezzanine Loan. See “Mezzanine Loans and Preferred Equity” below for further discussion of the 20 Times Square Mezzanine Loan. Based on (a) the UW Ground Rent of $30,443,635 and (b) the look-through of Leasehold (non-collateral) NCF of $107,777,732, representing stabilized appraisal cash flow as of June 2023. See “Operating History and Underwritten Net Cash Flow” below for further discussion

(5)	Based on the year five contractual ground rent of $31,661,141, the Cumulative UW NCF DSCR is 1.01x. At origination of the 20 Times Square Whole Loan, $5,200,000 was reserved in a debt service reserve.

(6)	Implied Equity is based on the as-is Fee appraised value of $1.636 billion, less total debt of $900.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 1 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 16.2% 3.65x 11.5%

The Borrower and the Borrower Sponsor. The borrower is 20 TSQ GroundCo LLC (the “20 Times Square Borrower”), a Delaware limited liability company structured to be bankruptcy-remote with two independent directors. Legal counsel to the 20 Times Square Borrower delivered a non-consolidation opinion in connection with the origination of the 20 Times Square Whole Loan. The 20 Times Square Borrower is indirectly owned by Mark Siffin.

The non-recourse carveout guarantor and borrower sponsor of the 20 Times Square Whole Loan is Mark Siffin, who is the chairman and CEO of Maefield Development. Maefield Development is a privately owned real estate company formed in 1991. The company has successfully acquired, entitled, developed or sold in excess of 6 million SF of retail, office, single-family and multi-family residences. The company has interests in over $9.0 billion of properties (including the 20 Times Square Property and the Improvement) currently under development or in operation. Information available from various public sources includes allegations that between 1971 and 1986 Mark A. Siffin was investigated, arrested, charged or indicted with respect to certain offenses. In particular, court records indicate that Mr. Siffin was charged in 1973 with unlawful possession of heroin with intent to distribute and served approximately 18 months’ probation. In addition, Mr. Siffin was indicted in 1982 by a federal grand jury as part of a conspiracy to distribute marijuana and in 1986 for felony possession of a firearm; both indictments were dismissed before commencement of trial. In addition, according to news sources, in 2002 Mr. Siffin was the managing member of the Sunset Millennium multi-use development project in West Hollywood, California, which was subject to local opposition, including accusations that contributions to a charitable project closely associated with a city councilman were connected to the city council’s approval of certain billboard signage rights. Mr. Siffin’s role as managing member was subsequently terminated. See “Risk Factors—Risks Relating to the Whole Loan—Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance” in the Preliminary Prospectus.

The Property. The 20 Times Square Property consists of a rectangular-shaped parcel of land totaling 16,066 SF situated along the northeasterly corner of Seventh Avenue and West 47th Street in Times Square, New York, New York. The collateral does not include the Improvement constructed on such parcel of land. The Improvement consists of a newly constructed 42-story building containing three components: 74,820 SF of retail space (the “Retail Component”), 18,000 SF of digital signage (the “Signage Component”) and a 452-room luxury hotel (the “Hotel Component”) with multiple food and beverage venues branded as an Edition Hotel by Marriott (the “Edition”). The Improvement features 250 linear feet fronting Times Square serving 74,820 SF of retail space, and 18,000 SF of the digital signage facing directly onto Duffy Square. The Retail Component and Signage Component are both complete with two retail tenants open for business. The borrower sponsor anticipates the Improvement will be completed in July 2018 at a total project cost of $1.2 billion ($3,359 SF). The leasehold mortgage loan documents require that the Improvement be completed by December 31, 2018 and the failure to complete the Improvement by such date will be an event of default under the leasehold mortgage loan. The Improvement is not collateral for the 20 Times Square Whole Loan.

Each of the Improvement components is discussed below:

The Retail Component. The Retail Component is comprised of three Times Square-facing storefronts and is 68.9% leased and occupied as of April 25, 2018. The Retail Component includes the first four floors of the podium plus two below-grade levels and 250 linear feet of Times Square frontage, of which two storefronts are leased, one to the CDS NFL Event, L.L.C. (the “NFL Experience”), a joint-venture between Cirque du Soleil and the National Football League (43,130 SF spread across six levels), and one to The Hershey Company (“Hershey’s Chocolate World”) (8,440 SF). The remaining corner storefront is currently being marketed for leasing (23,250 SF across three levels). The Hershey Company (Moody’s: A1 / S&P: A) is one of the largest confectionary manufacturers in the world. The location is replacing their longtime Times Square location at 1593 Broadway at the southwest intersection of 48th Street and Broadway. The new space is triple the size of their previous store. The NFL Experience will be representative of a high-quality experiential retail facility that will span four floors and will include a 350-seat state-of-the-art theater with show production by NFL Films, and brings together the NFL and Cirque du Soleil, two names in sports and entertainment, to create a destination in the heart of Times Square. The remaining 23,250 SF of space is located at the center of the base and offers the most frontage to Times Square within the retail configuration at the Improvement.

The Signage Component. The LED signage component comprises a total surface area of 18,000 SF. The Improvement has five signs, of which three are allocated to the retail tenants. Both the CDS NFL Event, L.L.C. and The Hershey Company’s retail tenants have LED signage panels as part of their leases. It is assumed that an additional available LED panel will be included as part of the lease for the presently vacant retail space. The remaining signage is currently managed by Clear Channel Outdoor, Inc., under an interim marketing agreement until completion of the project. Under the interim marketing agreement, Clear Channel Outdoor, Inc. will manage the sourcing, scheduling, selling and display of all third-party advertising on the sign splitting the revenue from this activity according to a 20/80 ownership split between themselves and the borrower sponsor.

The Hotel Component. The Hotel Component will operate as an Edition, a luxury, lifestyle hotel brand that is part of Marriott Hotel Corporation. Edition is a joint-venture between Marriott Hotel Corporation and Ian Schrager, whereby Marriott provides operational and distribution expertise and Ian Schrager provides conceptual and design expertise. The Edition brand currently comprises six properties with 1,470 rooms in London, New York, Miami Beach, Bodrum, Sanya, and Barcelona; 16 hotels with 3,625 rooms are in the development pipeline with Abu Dhabi, Bangkok, Times Square, Shanghai, and West Hollywood projected for 2018 openings. Edition properties are positioned in the luxury tier of the Smith Travel Research chain scale. Due to the small size of the Edition portfolio, Marriott does not provide composite occupancy and average rate for the Edition brand. The Edition will be the centerpiece of the Improvement and occupy floors seven through 42. The hotel is the first hotel in Times Square to have been conceived to incorporate Times Square as part of the visiting experience and is the only one to offer outdoor space where a visitor can look into Times Square. The hotel will have an elevator lobby off West 47th Street, which will provide direct access to the hotel lobby on level 10 and to the restaurants, bars, and cabaret located on levels seven, nine and 11. The hotel’s public space interiors, conceptualized by Ian Schrager and executed by Yabu Pushelberg, will be in classic modern style, reflecting the rethinking of traditional grand hotels. The Improvement will feature four floors of food and beverage offerings, which will be open to the public and will leverage the 20 Times Square Property’s location. The hotel’s entertainment venues will include two restaurants, three bars, and a cabaret room. In addition, floors seven, nine, 10 and 11 will have outdoor terraces which will include a seasonal enclosed restaurant/event space, beer garden, and cocktail terraces. The terraces are situated to offer views of Times Square. According to the borrower sponsor, the food and beverage operation is expected to be managed by Starr Restaurant Organization, LP (although the agreement between the 20 Times Square Borrower and Starr Restaurants has not been finalized and executed). Starr Restaurants is a group of restaurants located in Philadelphia, New York, New Jersey, Washington D.C., Florida, and Paris. The organization is headed by founder and CEO Stephen Starr, an American restaurateur and former entertainment promoter. The project construction is partially complete. The Edition is in the midst of installation of fixtures, fittings and furnishings. The Hotel Component is expected to open on July 1, 2018.

At origination, the 20 Times Square Property is encumbered by a 99-year ground lease (the “Ground Lease”), with no termination option, to an affiliate of the 20 Times Square Borrower, with an initial ground rent of $29.25 million, subject to 2.0% annual increases in years two through five, and 2.75% annual increases thereafter.

The following table presents a summary regarding the Retail Component tenants at the 20 Times Square Property:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 1 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 16.2% 3.65x 11.5%

Retail Component Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)	Tenant SF	Approximate % of SF	Lease Expiration	Annual Rent	PSF	Breakpoint	% Over Breakpoint
CDS NFL Event, L.L.C. (Ground)	NR/NR/NR	1,030	1.4%	2/28/2028	$2,163,000	$2,100.00	$100,000,000(2)	5.0%(2)
CDS NFL Event, L.L.C. (2nd Floor)	NR/NR/NR	13,100	17.5%	2/28/2028	$3,275,000	$250.00	$100,000,000(2)	5.0%(2)
CDS NFL Event, L.L.C. (3rd Floor)	NR/NR/NR	12,500	16.7%	2/28/2028	$1,562,000	$124.96	$100,000,000(2)	5.0%(2)
CDS NFL Event, L.L.C. (4th Floor)	NR/NR/NR	12,500	16.7%	2/28/2028	$1,250,000	$100.00	$100,000,000(2)	5.0%(2)
CDS NFL Event, L.L.C. (Storage)	NR/NR/NR	4,000	5.3%	2/28/2028	$0	$0.00	$100,000,000(2)	5.0%(2)
The Hershey Company (Ground)	NR/A1/A	6,940	9.3%	3/31/2037	$9,100,000	$1,311.24	$40,000,000(3)	8.0%
The Hershey Company (Storage)	NR/A1/A	1,500	2.0%	3/31/2037	$0	$0.00	$40,000,000(3)	8.0%
Occupied Total		51,570	68.9%		$17,350,000	$336.44
Vacant - Lower Level 2		8,920	11.9%		$1,784,000	$200.00(4)
Vacant - Lower Level 1		11,370	15.2%		$2,842,500	$250.00(4)
Vacant - Ground Floor		2,960	4.0%		$7,400,000	$2,500.00(4)
Total Vacant Space		23,250	31.1%		$12,026,500	$517.27
Improvement Total		74,820	100.0%		$29,376,500	$392.63

(1)	Information is based on the underwritten rent roll.

(2)	Breakpoint reflects aggregate sales. Breakpoint means an amount equal to $50,000,000 for each lease year until the date on which landlord has been paid $10,000,000 in the aggregate of percentage rent (the “Initial Percentage Rent Period”) and thereafter $100,000,000 for each lease year. The percentage rent rate means 10.0% during the Initial Percentage Rent Period and thereafter 5.0%.

(3)	Breakpoint reflects aggregate sales.

(4)	Vacant space is grossed up to the appraisal market rent assumptions.

The Market. The 20 Times Square Property is located within the Times Square section of the Midtown section of Manhattan, proximate the Theater District. The Times Square neighborhood is bounded by West 53rd Street to the north; West 42nd Street to the south; Sixth Avenue to the east; and Eighth Avenue to the west. The Theater District is defined as being bounded between Broadway and Eighth Avenue from the low-West 40s to the low-West 50s. Times Square is a small land area of significant consequence. Per the appraisal, though it comprises only 0.1% of New York City’s land area, Times Square supports 10% of the city’s jobs and generates 11% of its economic output. With over 170,000 workers, over 17,000 hotel rooms, and approximately 29 million SF of office space, the district is a major commercial, retail and entertainment center.

The 20 Times Square Property is located within northern periphery of what is commonly known as the “bowtie” section of Times Square. The bowtie (named for its bowtie shape) forms the heart of the Times Square neighborhood and is defined as the area bounded by Broadway and Seventh Avenue between West 42nd and West 47th Streets. The heart of Midtown, Times Square is a hub in the MTA subway network with five subway stations within the district boundaries. There are local and express service subway stations along Lexington/Park Avenue (No. 4, 5 and 6), Sixth Avenue (B, D, F, M), Seventh Avenue/Broadway (N, Q, R), Seventh Avenue (No. 1, 2, 3) and Eighth Avenue (A, C, E) as well as crosstown subway lines on 14th Street (L), 42nd Street (S and No. 7), 53rd Street (E) and 59th Street (N, Q, R). The No. 7 train extends to West 34th Street and Eleventh Avenue, completed in 2014, thereby linking Midtown Manhattan to the 26-acre Hudson Yards, where plans are underway to construct a 12.9 million SF mixed-use office, residential and hotel district. The PATH train provides access from West 33rd Street and south along Sixth Avenue to the New Jersey cities of Newark, Hoboken and Jersey City.

New York City is one of the nation’s premier tourist destinations. According to NYC & Company, New York City has been breaking records of visitors for the past five years: 50 million in 2011, 52 million in 2012, 54.3 million in 2013, 55.0 million in 2014, 58.3 million in 2015, and 60.3 million in 2016. According to the Times Square Alliance, the Times Square district had approximately 334,039 daily visitors in December 2017. On its busiest days, daily traffic in this neighborhood can exceed 480,000 persons. In the Duffy Square area of the bowtie, average daily pedestrian traffic past the 20 Times Square Property site averages 177,929 per day (as of August 2017), an over 40.0% increase in daily traffic since June 2014. A true “24/7” neighborhood, statistics indicate average daily pedestrian traffic in the bowtie at 66,000 persons between 7pm and 1am. On an average weekday, at least half a million people commute to the Times Square area via all forms of public transportation. Per the appraisal, annual visitors to the Times Square area are estimated to be in excess of 2 million people.

According to a third party market research report, as of the 4th quarter of 2017, the average asking rent in the Times Square “bowtie” spanning Broadway and Seventh Avenue, from West 42nd Street to West 47th Street, was $2,020, up from $1,977 PSF in the previous quarter, and down 1.9% from one year ago. An additional third party market research report suggests slightly better performance, with asking rents in the bowtie at $2,187 PSF as of the 1st quarter of 2017, down only 3.1% from the prior year quarter. However, current asking rents are up over 220.0% from five years ago when rents registered only $691 PSF. According to the appraisal, this corridor experienced the greatest five-year growth in asking rents compared to all other submarkets tracked.

According to the appraisal, the Hotel Component’s defined primary competitive marketplace includes eleven properties, including The Muse by Kimpton, Hyatt Centric Times Square, InterContinental Times Square, Westin Times Square, Andaz Fifth Avenue, The Chatwal, Langham Place Fifth Avenue, the Renaissance Times Square, The London NYC, the W Times Square, and The NoMad Hotel. The eleven primary competitors range in size from 76 to 873 rooms and collectively contain an aggregate of 4,197 rooms (including the seven-room addition to the Renaissance in February 2016).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 1 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 16.2% 3.65x 11.5%

Primary competitive properties to the Hotel Component are shown in the table below:

Competitive Property Summary
Hotel	No. of Rooms	Percentage Competitive	Competitive Rooms	Estimated 2017
				Occupancy	Average Rate	RevPAR
Kimpton The Muse	200	100%	200	85%-90%	$290-$300	$255-$265
Hyatt Centric Times Square	487	100%	487	90%-95%	$320-$330	$300-$310
InterContinental New York Times Square	607	100%	607	90%-95%	$300-$310	$270-$280
Westin New York @ Times Square	873	100%	873	95%-100%	$290-$300	$275-$285
Andaz Fifth Avenue	184	100%	184	90%-95%	$420-$430	$385-$395
The Chatwal	76	100%	76	80%-85%	$595-$605	$485-$495
Langham Place Fifth Avenue	214	100%	214	80%-85%	$555-$565	$445-$455
Renaissance New York Times Square	317	100%	317	85%-90%	$295-$305	$255-$265
The London NYC	562	100%	562	80%-85%	$400-$410	$335-$345
W New York Times Square	509	100%	509	95%-100%	$315-$325	$300-$310
The NoMAD	168	100%	168	85%-90%	$370-$380	$325-$335
Total/Wtd. Avg.	4,197		4,197	90.4%	$341.92	$309.22

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 20 Times Square Property:

Cash Flow Analysis
Revenues	In Place Contractual Ground Rent	Year Five Contractual Ground Rent	UW Ground Rent(1)
Base Rent	$29,250,000	$31,661,141	$30,443,635
Total Gross Potential Income	$29,250,000	$31,661,141	$30,443,635
Less: Vacancy	$0	$0	$0
Effective Gross Income	$29,250,000	$31,661,141	$30,443,635
Total Expenses	$0	$0	$0
Net Operating Income	$29,250,000	$31,661,141	$30,443,635
Net Cash Flow	$29,250,000	$31,661,141	$30,443,635

(1)	Reflects average ground rent payment over a five-year period. At origination, the Improvement is encumbered by a 99-year ground lease, to an affiliate of the 20 Times Square Borrower, with an initial ground rent of $29.25 million, 2.0% annual increases in year two through five, and 2.75% increases thereafter.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 1 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 16.2% 3.65x 11.5%

The following table presents certain information relating to the stabilized appraised net cash flow of the non-collateral Improvements:

Look-Through of Leasehold Interest (Non-Collateral)(1)
Stabilized Appraised NCF
Retail Component
Gross Potential Rent	$37,204,749
Percentage Rent	$10,328,715
Expense Reimbursement	$742,314
Total Gross Potential Income	$48,275,778
Less: Vacancy	($103,287)
Effective Gross Income	$48,172,491
Total Operating Expenses	$4,979,225
Net Operating Income	$43,193,266
Replacement Reserves	$0
TI/LC	$0
Net Cash Flow	$43,193,266

Signage Component
Gross Potential Rent	$18,977,424
Signage Reserve	($113,958)
Net Cash Flow	$18,863,466

Hotel Component
Occupancy	88.0%
ADR	$529.00
RevPAR	$465.96
Room Revenue	$76,874,000
F&B Revenue	$44,602,000
Other Departmental Revenue	$1,008,000
Total Revenue	$122,484,000
Operating Expenses	$44,713,000
Undistributed Expenses	$22,780,000
Gross Operating Profit	$54,991,000
Total Fixed Charges	$5,595,000
Net Operating Income	$49,396,000
FF&E	$3,675,000
Net Cash Flow	$45,721,000

Total Net Cash Flow	$107,777,732

(1)	Look-through analysis reflects stabilized appraised cash flow in June 2023. Prior historical operating information is unavailable as the Improvement is scheduled to be completed in July 2018.

Escrows and Reserves. The 20 Times Square Borrower deposited $5,200,000 for 20 Times Square Whole Loan and 20 Times Square Mezzanine Loan debt service shortfalls. Ongoing tax and insurance reserves are not required as long as (i) no event of default under the 20 Times Square Whole Loan documents has occurred and is continuing, (ii) no Ground Lease Trigger (as defined below) has occurred and is continuing, (iii) the ground lessee is responsible, pursuant to the terms of the ground lease, for the direct payment or reimbursement of all taxes and insurance premiums and no default has occurred under the ground lease, (iv) the ground lease has not been terminated nor has the 20 Times Square Borrower accepted a surrender thereof, and (v) the lender receives evidence satisfactory to the lender that all taxes and insurance premiums have been timely paid no later than fifteen days prior to the date the taxes and/or insurance premiums, as applicable, would become delinquent.

Lockbox and Cash Management. The 20 Times Square Whole Loan provides for a hard lockbox with in-place cash management. The 20 Times Square Borrower will be required to cause all rents and other revenues from the 20 Times Square Property to be paid directly into a clearing account. Funds deposited into the clearing account are required to be swept on a daily basis into deposit account, and applied and disbursed in accordance with the 20 Times Square Whole Loan documents. The lender will establish sub-accounts at the deposit bank for certain items including ongoing escrows and reserves required by the 20 Times Square Whole Loan documents. In addition, during a Cash Sweep Period (as defined below), all the excess cash flow from the 20 Times Square Property (after debt service, required escrows and reserves and approved operating expenses) will be swept into an account controlled by the lender and held as cash collateral for the 20 Times Square Whole Loan. The up-front and ongoing expenses of maintaining the clearing account and deposit account, and any other accounts maintained pursuant to the 20 Times Square Whole Loan documents, is the responsibility of the 20 Times Square Borrower. The clearing account and the deposit account will be under the sole control and dominion of the lender and the 20 Times Square Borrower will have no right of withdrawal therefrom.

A “Cash Sweep Period” will commence on the occurrence of any of the following: (i) an event of default under 20 Times Square Whole Loan documents or (ii) (A) an event of default under the Ground Lease with respect to the 20 Times Square Property, (B) the giving of written notice by ground lessee of its intention to terminate the Ground Lease, (C) the termination or cancellation of the Ground Lease by either the 20 Times Square Borrower or ground lessee through the institution of legal action without lender’s consent, (D) the Ground Lease is otherwise terminated or cancelled or otherwise is not in full

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

20 Times Square New York, NY 10036	Collateral Asset Summary – Loan No. 1 20 Times Square	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$50,000,000 16.2% 3.65x 11.5%

force or effect, or (E) the occurrence of a bankruptcy action with respect to the ground lessee which is not discharged within 90 days (each, a “Ground Lease Trigger”). A Cash Sweep Period will end if (1) the 20 Times Square Whole Loan, and all other obligations under the 20 Times Square Whole Loan documents have been repaid in full or (2) in the case of a Cash Sweep Period triggered by an event described in clauses (i) or (ii) above, for six consecutive months since the commencement of the most recent Cash Sweep Period (A) the lender accepts the cure of the event of default and no default or event of default under the 20 Times Square Whole Loan or the Ground Lease has occurred and is continuing, (B) the Ground Lease Trigger has been cured and no other Ground Lease Trigger has occurred and is continuing, and (C) no event that could trigger another Cash Sweep Period has occurred.

Additional Secured Indebtedness (not including trade debts). In addition to the 20 Times Square Mortgage Loan, the 20 Times Square Property also secures fourteen additional pari passu senior notes, which combined with the 20 Times Square Mortgage Loan comprise the 20 Times Square Senior Loan with an aggregate original principal balance of $265,000,000, and three subordinate notes with an aggregate original principal balance of $485,000,000 comprising the 20 Times Square Subordinate Companion Loan. Note A-B-1, A-B-2 and A-B-3 are pari passu with one another, accrue interest at a rate of 3.1080% and are entitled to payments of interest on a subordinate basis to the 20 Times Square Senior Loan. The 20 Times Square Mortgage Loan along with the other notes that comprise the 20 Times Square Senior Loan are each pari passu in right of payment and the 20 Times Square Senior Loan is senior in right of payment to the 20 Times Square Subordinate Companion Loan. The holders of the 20 Times Square Mortgage Loan, the other notes that comprise the 20 Times Square Senior Loan and the 20 Times Square Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 20 Times Square Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The 20 Times Square Mezzanine Loan is secured by the equity in the 20 Times Square Borrower, has an original principal balance $150,000,000 and accrues interest at a rate of 5.1000% per annum and is coterminous with the 20 Times Square Whole Loan. The 20 Times Square Mezzanine Loan is interest-only for the first 60 months. Including the 20 Times Square Whole Loan and the 20 Times Square Mezzanine Loan, the cumulative Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR, UW NOI Debt Yield and UW NOI Debt Yield at Maturity are 55.0%, 55.0%, 0.97x, 3.4% and 3.4%, respectively. The lenders of the 20 Times Square Whole Loan and 20 Times Square Mezzanine Loan have entered into an intercreditor agreement.

In addition to the 20 Times Square Mezzanine Loan, according to information provided by the borrower sponsor, various affiliates of the 20 Times Square Borrower have pledged their respective equity interests in certain parent entities of the 20 Times Square Borrower to secure their various obligations related to (1) certain notes secured by the Leasehold (non-collateral) and (2) certain obligations that are unrelated to the 20 Times Square Property. See “Description of the Mortgage Pool—Mezzanine Indebtedness” in the Preliminary Prospectus.

Release of Property. Not permitted.

Terrorism Insurance. The 20 Times Square Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

901-951 East Byrd Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Riverfront Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,905,691 72.6% 1.49x 10.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

901-951 East Byrd Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Riverfront Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,905,691 72.6% 1.49x 10.0%

RIVERFRONT PLAZA – EAST

Raymond James & Associates Inc
Hunton & Williams LLP
7,903 SF | 6/2025
Vacant
144 SF
Hunton & Williams LLP
1,751 SF | 6/2025
Hunton & Williams LLP
22,850 SF | 6/2025
Owens & Minor Medical Inc.
22,850 SF | 6/2028
Owens & Minor Medical Inc.
Raymond James & Associates Inc
ICMA Retirement Corporation
UBS Financial Services Inc.
ICMA Retirement Corporation
9,791 SF | 5/2033
Owens & Minor Medical Inc.
Vacant
Vacant
Hunton & Williams LLP
Vacant
8,046 SF
Hunton & Williams LLP
Vacant
Vacant
Vacant
Parking
Parking
Parking
Parking
Parking
VACANT
BUILDING
2018 - 2019
2020 - 2021
2022 - 2023
2024+

RIVERFRONT PLAZA – WEST

Private Advisors, LLC
Vacant
Vacant
Vacant
Vacant
Vacant
Branch Banking & Trust Company
Vacant
Vacant
Vacant
Branch Banking & Trust Company
Vacant
Morgan Stanley Smith Barney
Reed Smith LLP
Hilb Group Operating Co LLC
Vacant
Vacant
Vandeventer Black LLP
VA Fdn of Independent Colleges
Bowman and Brooke LLP
Vinson & Elkins LLP
GRS Title Services LLC
Vacant
CGI Communications
Woods Rogers PLC
Private Advisors, LLC
Ogletree Deakins Nash Smoak
Virginia Sheriffs Association
Thomson Reuters Holdings Inc.
Vacant
Merrill Lynch Pierce Fenner
Liqui-Box Inc.
Stephens Inc.
Richmond Metro Trans Authority
Vacant
Fifth Third Bank
Fifth Third Bank
Vacant
Elliott Davis, LLC
Elliott Davis, LLC
Vacant
Vacant
AvePoint, Inc.
Vacant
Deloitte LLP
Vacant
Greater Richmond Partnership
ICF Consulting Group Inc.
Vacant
Branch Banking & Trust Company
Branch Banking & Trust Company
Branch Banking & Trust Company
Branch Banking & Trust Company
Branch Banking & Trust Company
Vacant
Vacant
Hertz Management Office
Branch Banking & Trust Company
Branch Banking & Trust Company
Riverfront Optical
Vacant
Property Investment Advisors
Parking
Parking
Parking
Parking
Parking
VACANT
BUILDING
2018 - 2019
2020 - 2021
2022 - 2023
2024+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

901-951 East Byrd Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Riverfront Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,905,691 72.6% 1.49x 10.0%

The Diamond
Hermitage Rd
AMTRAK
161
64
95
Brookland Pkwy
Chamberlayne Ave
Battery Park
Dill Ave
East Highland Park
Children's Museum of Richmond
Science Museum of Virginia
Virginia Union University
Northside
North Ave
4th Ave
Magnolia St
360
RICHMOND
W. Broad St
Lombardy St
Leigh St
Carver
Meadow St
Allen Ave
Franklin St
Fan District
Belvidere St
Richmond Intl. Airport 6 miles
Fairfield Ave
250
Greater Richmond Convention Ctr.
Richmond Coliseum
Downtown Expwy
Idlewood Ave
Virginia Commonwealth University
E. Main St
Cary St
S. 1st St
N. 5th St
195
Richmond CenterStage
Library of VA
VCU/ Medical Coll. of VA
Fairmount Ave
Union Hill
9 Mile Rd
Riverfront Plaza
901-951 East Byrd Street
Richmond, VA 23219-4040
Federal Reserve Bank of Richmond
Downtown
City Hall
VCU Medical Center
State Capitol
Venable St
HOLLYWOOD CEMETERY
Kanawha Plaza
Governor's Mansion
RIVERVIEW CEMETERY
American Civil War Museum
Tredegar St
James Monroe Bldg.
RICHMOND MAIN STREET AMTRAK
Q St
N. 25th St
MOUNT CALVARY CEMETERY
Browns Island
Pipeline Overlook
Edgar Allen Poe Museum
E. Broad St
Church Hill
James River
1
301
Belle Isle
60
S. 14th St
E. Main St
Virginia Holocaust Museum
East End
Shockoe Bottom
Chimborazo Park
Williamsburg Ave
Commerce Rd
E. 4th St
Gillies Creek Park
Ancarrow's Landing
Blackwell
AMTRAK
5
Commerce Rd
WEST VIRGINIA
Frederick
Towson
BALTIMORE
Winchester
Leesburg
Rockville
Columbia
Arlington
Annapolis
Alexandria
WASHINGTON DC
DEL.
Dover
NJ
MARYLAND
Culpeper
Harrisonburg
Fredericksburg
Staunton
Waynesboro
Charlottesville
Salisbury
Chesapeake Bay
VIRGINIA
Tuckahoe
Mechanicsville
RICHMOND
Lynchburg
Chester
Hopewell
Petersburg
Williamsburg
Newport News
Hampton
Atlantic Ocean
NORFOLK
VIRGINIA BEACH
Portsmouth
Chesapeake
Suffolk
South Boston
NORTH CAROLINA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

901-951 East Byrd Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Riverfront Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,905,691 72.6% 1.49x 10.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	UBS AG; Natixis			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Richmond, VA 23219
				General Property Type:	Office
Original Balance(2):	$50,000,000			Detailed Property Type:	CBD
Cut-off Date Balance(2):	$49,905,691			Title Vesting:	Fee
% of Initial Pool Balance:	6.2%			Year Built/Renovated:	1990/2014
Loan Purpose:	Refinance			Size:	949,875 SF
Borrower Sponsor:	Hertz Investment Group			Cut-off Date Balance per SF(2):	$153
Mortgage Rate:	5.065948%			Maturity Date Balance per SF(2):	$130
Note Date:	5/4/2018			Property Manager:	Hertz Investment Group, LLC (borrower-related)
First Payment Date:	6/5/2018
Maturity Date:	5/5/2028
Original Term to Maturity:	120 months
Original Amortization Term(3):	360 months
IO Period:	0 months
Seasoning:	2 months
Prepayment Provisions(4):	LO (26); DEF/YM1 (90); O (4)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI(6):	$14,505,668
Additional Debt Type(2)(5):	Pari Passu/Mezzanine			UW NOI Debt Yield(2):	10.0%
Additional Debt Balance(2)(5):	$95,818,927/$24,952,846			UW NOI Debt Yield at Maturity(2):	11.8%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(2)(3):	1.49x
Reserves(6)				Most Recent NOI(7):	$10,393,640 (1/31/2018 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$10,121,502 (12/31/2017)
RE Tax:	$1,083,451	$180,575	N/A	3rd Most Recent NOI:	$10,372,633 (12/31/2016)
Insurance:	$29,174	Springing	N/A	Most Recent Occupancy(8):	83.4% (3/28/2018)
Deferred Maintenance:	$14,300	$0	N/A	2nd Most Recent Occupancy:	76.7% (12/31/2017)
Replacements:	$0	$11,873	N/A	3rd Most Recent Occupancy:	67.8% (12/31/2016)
TI/LC:	$3,000,000	Springing	(6)	Appraised Value (as of):	$200,800,000 (2/13/2018)
Free Rent Reserve:	$55,264	$0	N/A	Cut-off Date LTV Ratio(2):	72.6%
Initial TI/LC:	$7,548,734	$0	N/A	Maturity Date LTV Ratio(2):	61.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$146,000,000	85.4%	Loan Payoff:	$132,601,866	77.5%
Mezzanine Loan(2):	$25,000,000	14.6%	Reserves:	$11,730,923	6.9%
			Closing Costs:	$1,693,691	1.0%
			Return of Equity:	$24,973,519	14.6%
Total Sources:	$171,000,000	100.0%	Total Uses:	$171,000,000	100.0%

(1)	The Riverfront Plaza Whole Loan (as defined below) was originated by Natixis Real Estate Capital LLC (“Natixis”). UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) acquired two pari passu notes, Promissory Notes A-2 and A-4, with an aggregate original principal balance of $50,000,000, from Natixis and has re-underwritten such mortgage loan in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch” in the Preliminary Prospectus.

(2)	The Riverfront Plaza Mortgage Loan (as defined below) is part of the Riverfront Plaza Whole Loan, which is comprised of eight pari passu promissory notes with an aggregate original principal balance of $146,000,000. The Riverfront Plaza Whole Loan is accompanied by the Riverfront Plaza Mezzanine Loan (as defined below) with an original principal balance of $25,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Riverfront Plaza Whole Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Riverfront Plaza Whole Loan and the Riverfront Plaza Mezzanine Loan are $180, $152, 8.5%, 10.0%, 1.13x, 85.0% and 71.9%, respectively.

(3)	The Riverfront Plaza Whole Loan amortizes based on a non-standard amortization schedule and the UW NCF DSCR for the Riverfront Plaza Whole Loan is calculated based on the aggregate 12-month debt service payments commencing August 5, 2018. See “Annex F Riverfront Plaza Amortization Schedule” in the Preliminary Prospectus.

(4)	After the lockout period, defeasance is permitted in whole, or in part, on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last Riverfront Plaza Whole Loan promissory note to be securitized and (ii) May 4, 2022. Open prepayment is permitted on or after February 5, 2028. In addition, after the lockout period and prior to the open prepayment date, the Riverfront Plaza Whole Loan can be prepaid in whole, or in part, with yield maintenance.

(5)	See “The Mortgage Loan” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(7)	The increase in UW NOI over historical NOI is due to (i) the expiration of free rent for Owens & Minor Medical Inc., ICMA Retirement Corporation and other tenants, (ii) contractual rent steps through April 2019 for Hunton Andrews Kurth LLP (“Hunton”), Owens & Minor Medical Inc., ICMA Retirement Corporation, Private Advisors, LLC and other tenants, totaling $245,161, (iii) assuming straight line rent for investment grade tenants, BB&T, Owens & Minor Medical Inc., Merrill Lynch Pierce Fenner, Raymond James & Associates Inc, and UBS Financial Services Inc., accounting for $490,303 in underwritten base rent in excess of the base rent per the underwritten rent roll dated March 28, 2018 and (iv) an additional lease to Owens & Minor Medical Inc. (11,425 SF) with a rent commencement date of August 2018 and annual underwritten base rent of $271,001.

(8)	Most Recent Occupancy excludes the space leased to Hilb Group Operating Co LLC (9,136 SF) as the tenant is currently dark and has a lease expiration date of May 31, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

901-951 East Byrd Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Riverfront Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,905,691 72.6% 1.49x 10.0%

The Mortgage Loan. The second largest mortgage loan (the “Riverfront Plaza Mortgage Loan”) is part of a whole loan (the “Riverfront Plaza Whole Loan”) evidenced by eight pari passu promissory notes with an aggregate original principal balance of $146,000,000. The Riverfront Plaza Whole Loan is secured by a first priority fee mortgage encumbering two 21-story Class A office buildings totaling 949,875 SF located in Richmond, Virginia (the “Riverfront Plaza Property”). Promissory Notes A-2 and A-3, with an aggregate original principal balance of $50,000,000, represent the Riverfront Plaza Mortgage Loan and will be included in the UBS 2018-C11 Trust. The Riverfront Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C11 Trust until the controlling pari passu Promissory Note A-1 is securitized, whereupon the Riverfront Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. The below table summarizes the remaining promissory notes, which are currently held by Natixis and UBS AG and are expected to be contributed to one or more future securitization transactions. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Riverfront Plaza Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$30,000,000	$29,943,415	Natixis	Yes
Note A-2	$30,000,000	$29,943,415	UBS 2018-C11	No
Note A-3	$20,000,000	$19,962,276	UBS 2018-C11	No
Note A-4	$20,000,000	$19,962,276	UBS AG	No
Note A-5	$15,000,000	$14,971,707	Natixis	No
Note A-6	$15,000,000	$14,971,707	Natixis	No
Note A-7	$10,000,000	$9,981,138	Natixis	No
Note A-8	$6,000,000	$5,988,683	Natixis	No
Total	$146,000,000	$145,724,618

The proceeds of the Riverfront Plaza Whole Loan and a mezzanine loan with an original principal balance of $25,000,000 (the “Riverfront Plaza Mezzanine Loan”), were used to refinance existing debt of approximately $132.6 million, fund reserves, pay closing costs and return approximately $25.0 million of equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Richmond Riverfront Plaza, LP (the “Riverfront Plaza Borrower”) a single purpose Delaware limited partnership with a single purpose general partner, Hertz Richmond Riverfront Plaza, LLC, a Delaware limited liability company that has two independent directors. A non-consolidation opinion has been delivered in connection with the origination of the Riverfront Plaza Whole Loan. Sarah Rachel Gordon, Isaac Hertz and William Z. Hertz are the guarantors of certain nonrecourse carveouts under the Riverfront Plaza Whole Loan. The guarantors are heirs of Judah Hertz, the founder of the borrower sponsor, Hertz Investment Group (“Hertz”).

Founded in 1977 by Judah Hertz, Hertz is a fully integrated national real estate investment firm specializing in the acquisition, management and marketing of properties throughout the United States. Its investment model is to acquire best-in-class high-rise office buildings in the central business district of mid-sized cities throughout the U.S. that are positioned for growth. Currently, Hertz owns 65 buildings containing a total of approximately 20.0 million SF across 23 cities in 17 states, along with six parking facilities containing 5,518 spaces.

The Property. The Riverfront Plaza Property is comprised of two 21-story Class A office buildings totaling 949,875 SF situated on 3.79 acres in Richmond, Virginia. The Riverfront Plaza Property was constructed in 1990, renovated in 2014 and includes a five-level subterranean parking garage with 2,172 parking spaces resulting in a parking ratio of 2.3 spaces per 1,000 SF. Amenities at the Riverfront Plaza Property include a full-time concierge, 24-hour manned security, a complimentary tenant-only fitness center, a sundry shop, an onsite optician and optical center, bicycle parking, auto detailing shop, and a one-acre outdoor landscaped sculpture garden that is available to tenants for private functions. The Riverfront Plaza Property includes two expansive lobby areas in each tower that are adjoined by a three-story atrium featuring a 42-foot lighted barrel vaulted ceiling, providing a cross-over between the buildings via a breezeway. The lobbies are appointed with marble and granite finishes. Since acquiring the Riverfront Plaza Property in January 2016, the borrower sponsor has invested approximately $2.0 million in capital expenditures including elevator modernization, improvements to the conference center and restrooms, and roof replacements.

The Riverfront Plaza Property was 83.4% leased as of March 28, 2018 to 32 tenants, including financial institutions, national consulting firms and various law firms. The top three tenants at the Riverfront Plaza Property are Hunton (25.1% of NRA), Branch Banking & Trust Company (“BB&T”) (14.9% of NRA) and Owens & Minor Medical Inc. (9.0% of NRA). No other tenant represents more than 5.8% of NRA. Investment grade tenants represent approximately 31.9% of the Riverfront Plaza Property’s NRA and include BB&T (Fitch/Moody’s/S&P: A+/A2/A-), Owens & Minor Medical Inc. (Fitch/Moody’s/S&P: B+/B1/BB), Merrill Lynch Pierce Fenner (Fitch/S&P: A+/A+), Morgan Stanley Smith Barney (Fitch/Moody’s/S&P: A/A3/BBB+), UBS Financial Services Inc. (Fitch/Moody’s/S&P: AA-/A1/A+) and Raymond James & Associates Inc (Moody’s/S&P: Baa1/BBB+).

Major Tenants.

Hunton Andrews Kurth LLP (238,176 SF, 25.1% of NRA, 24.0% of underwritten base rent). In April 2018, Hunton & Williams merged with Andrews Kurth Kenyon to become Hunton Andrews Kurth LLP. Hunton Andrews Kurth LLP is a global law firm of more than 1,000 lawyers handling transactional, litigation and regulatory matters for clients in industries including energy, financial services, real estate, retail and consumer products and technology. Hunton Andrews Kurth LLP has 15 offices across the United States and five offices across Europe, the Middle East and Asia. Hunton occupies 238,176 SF on a lease that commenced in 1990 and expires in June 2025 at a current base rent of $16.91 PSF, which increases 2.5% annually on July 1. Hunton has two, five-year renewal options remaining. Hunton has the right to terminate its lease with respect to approximately 5,115 SF of rental area on the plaza level of building I (the “Plaza Level Premises”) effective on the Plaza Level Termination Date (as defined below) by (i) delivering written notice to the landlord no later than 12 months prior to the intended termination date (the “Plaza Level Termination Date”) and (ii) paying a termination fee equal to (a) the unamortized portion of the cash inducements prorated for the Plaza Level Premises plus (b) the unamortized portion of the renovation allowance prorated for the Plaza Level Premises, which amounts will be amortized over the Plaza Level Premises lease term at a rate of 8% per annum.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

901-951 East Byrd Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Riverfront Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,905,691 72.6% 1.49x 10.0%

Branch Banking & Trust Company (141,167 SF, 14.9% of NRA, 14.2% of underwritten base rent). BB&T (NYSE: BBT) (Fitch/Moody’s/S&P: A+/A2/A-) operates banking offices in more than 2,049 branches across 15 states and Washington D.C. as of December 31, 2017. BB&T, together with its subsidiaries, offers financial services including retail and commercial banking, investments, insurance, wealth management, asset management, mortgage, corporate banking, capital markets and specialized lending. BB&T has assets of approximately $220.7 billion. BB&T occupies 141,167 SF on a lease that commenced in 2010 and expires in August 2025. Excluding the ATM space, BB&T has a current base rent of $15.51 PSF, which increases 2.0% annually on September 1. If BB&T is acquired by another financial institution, BB&T has the right to terminate its lease on May 31, 2022 with 24 months’ notice and a termination fee consisting of two years of rent, reimbursements and the then-unamortized transaction costs. BB&T has two, five-year renewal options remaining.

Owens & Minor Medical Inc. (85,746 SF, 9.0% of NRA, 12.2% of underwritten base rent). Owens & Minor Medical Inc. (Fitch/Moody’s/S&P: B+/B1/BB) (NYSE: OMI) operates as a subsidiary of Owens & Minor, Inc. Owens & Minor, Inc., a Fortune 500 company, provides supply chain assistance to the providers of healthcare services and the manufacturers of healthcare products, supplies and devices. With networks in the United States and Europe, it serves a customer base, ranging from independent hospitals to large integrated healthcare systems, in addition to, group-purchasing organizations, healthcare products manufacturers, and the United States federal government. Owens & Minor, Inc.’s 2017 revenue was approximately $9.3 billion. Owens & Minor Medical Inc. occupies a total of 85,746 SF with 74,321 SF having commenced December 2017 and 11,425 SF commencing August 2018 at a current base rent of $21.00 PSF, which increases 2.5% annually on January 1. Owens & Minor Medical Inc. has two, five-year renewal options remaining and no termination options.

ICMA Retirement Corporation (55,491 SF, 5.8% of NRA, 6.5% of underwritten base rent). ICMA Retirement Corporation was founded in 1972 through the assistance of a Ford Foundation grant, to provide portable retirement benefits for city and county managers, enabling accumulated retirement assets to be transferred between employers. Today, ICMA Retirement Corporation manages and administers more than $50.0 billion in assets and provides retirement plans and related services for more than a million participant accounts and over 9,000 plans across the United States. ICMA Retirement Corporation occupies 55,491 SF on a lease that commenced in June 2017 and expires in May 2033 at a current base rent of $19.00 PSF, which increases 2.5% annually on June 1. ICMA Retirement Corporation has three, five-year renewal options remaining and no termination options.

The following table presents certain information relating to the leases at the Riverfront Plaza Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(2)	Lease Expiration
Major Tenants
Hunton Andrews Kurth LLP(3)	NR/NR/NR	238,176	25.1%	$3,997,632	24.0%	$16.78	6/30/2025
Branch Banking & Trust Company(4)(5)	A+/A2/A-	141,167	14.9%	$2,365,403	14.2%	$16.76	8/31/2025
Owens & Minor Medical Inc.(5)(6)	B+/B1/BB	85,746	9.0%	$2,033,895	12.2%	$23.72	6/30/2028
ICMA Retirement Corporation(7)	NR/NR/NR	55,491	5.8%	$1,080,965	6.5%	$19.48	5/31/2033
Private Advisors, LLC(8)	NR/NR/NR	23,626	2.5%	$643,160	3.9%	$27.22	2/29/2024
Reed Smith LLP(9)	NR/NR/NR	23,164	2.4%	$567,518	3.4%	$24.50	4/30/2030
Merrill Lynch Pierce Fenner(5)(10)	A+/NR/A+	22,970	2.4%	$659,698	4.0%	$28.72	10/31/2024
Morgan Stanley Smith Barney(11)	A/A3/BBB+	22,773	2.4%	$705,280	4.2%	$30.97	9/30/2022
Subtotal/Wtd. Avg.		613,113	64.5%	$12,053,552	72.5%	$19.66
Remaining Tenants		179,425	18.9%	$4,576,917	27.5%	$25.51
Vacant(12)		157,337	16.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		949,875	100.0%	$16,630,469	100.0%	$20.98

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(3)	Hunton has the right to terminate its lease with respect to the Plaza Level Premises effective on the Plaza Level Termination Date, subject to the payment of a termination fee equal to (a) the unamortized portion of the cash inducements prorated for the Plaza Level Premises plus (b) the unamortized portion of the renovation allowance prorated for the Plaza Level Premises, which amounts will be amortized over the Plaza Level Premises lease term at a rate of 8% per annum. Hunton has two, five-year renewal options remaining.

(4)	If BB&T is acquired by another financial institution, BB&T has the right to terminate its lease on May 31, 2022 with 24 months’ notice and payment of a termination fee consisting of two years of rent, reimbursements and the then-unamortized transaction costs. BB&T has two, five-year renewal options remaining.

(5)	Annual UW Base Rent for BB&T, Owens & Minor Medical Inc. and Merrill Lynch Pierce Fenner reflects the respective tenant’s average rent through lease expiration.

(6)	Owens & Minor Medical Inc. includes 11,425 SF of space commencing in August 2018 at a base rent of $21.00 PSF. Owens & Minor Medical Inc. has two, five-year renewal options remaining.

(7)	ICMA Retirement Corporation has three, five-year renewal options remaining.

(8)	Private Advisors, LLC has a one-time option to terminate its lease on April 31, 2021 with 12 months’ notice and a termination fee of $531,104. Private Advisors, LLC has one, five-year renewal option remaining.

(9)	Reed Smith LLP has one, five-year renewal option remaining.

(10)	Merrill Lynch Pierce Fenner has a one-time option to terminate its lease on June 30, 2021 with 12 months’ notice and a termination fee consisting of three months of rent, reimbursements and the then-unamortized transaction costs. Merrill Lynch Pierce Fenner has two, five-year renewal options remaining.

(11)	Morgan Stanley Smith Barney has two, five-year renewal options remaining.

(12)	Includes the space leased to Hilb Group Operating Co LLC (9,136 SF) as vacant space. Hilb Group Operating Co LLC is currently dark and has a lease expiration date of May 31, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

901-951 East Byrd Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Riverfront Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,905,691 72.6% 1.49x 10.0%

The following table presents certain information relating to the lease rollover schedule at the Riverfront Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	1	1,461	0.2%	0.2%	$13.07	$19,095	0.1%	0.1%
2019	4	26,602	2.8%	3.0%	$27.63	$734,964	4.4%	4.5%
2020	4	23,926	2.5%	5.5%	$26.50	$634,038	3.8%	8.3%
2021	3	10,007	1.1%	6.5%	$25.18	$251,951	1.5%	9.9%
2022	2	30,474	3.2%	9.7%	$29.12	$887,331	5.3%	15.2%
2023	0	0	0.0%	9.7%	$0.00	$0	0.0%	15.2%
2024	8	83,064	8.7%	18.5%	$27.57	$2,289,921	13.8%	29.0%
2025	25	405,037	42.6%	61.1%	$17.31	$7,012,767	42.2%	71.1%
2026	1	9,004	0.9%	62.1%	$23.93	$215,466	1.3%	72.4%
2027	2	15,034	1.6%	63.7%	$22.89	$344,152	2.1%	74.5%
2028	7	99,510	10.5%	74.1%	$23.63	$2,351,227	14.1%	88.6%
2029 & Beyond	5	88,419	9.3%	83.4%	$21.37	$1,889,556	11.4%	100.0%
Vacant(4)	0	157,337	16.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	62	949,875	100.0%		$20.98	$16,630,469	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. U/W Base Rent PSF Rolling excludes vacant space.

(4)	Includes the space leased to Hilb Group Operating Co LLC (9,136 SF) as vacant space. Hilb Group Operating Co LLC is currently dark and has a lease expiration date of May 31, 2026.

The Market. The Riverfront Plaza Property is located in the Richmond metropolitan statistical area (“Richmond MSA”). According to a third party market research report, the Richmond MSA has a 2018 estimated population of 1,293,241, which represents an average annual increase of 0.9% since 2010. The Richmond MSA benefits from a diverse economic base driven by the government, financial and professional services, education, and healthcare sectors. As home to Virginia’s state capital, the Richmond MSA contains the United States Court of Appeals for the Fourth Circuit, the Federal Reserve Bank of Richmond, the Fifth District of the Federal Reserve, the Supreme Court of Virginia, the Virginia General Assembly, and state and local courts. In addition, the Richmond MSA is home to colleges and universities, including Virginia Commonwealth University, the University of Richmond, Virginia Union University, and J. Sergeant Reynolds Community College. Richmond MSA’s largest employers include Capital One Financial Corporation, VCU Health System, Hospital Corporation of America, Bon Secours Health System, Inc., Wal-Mart Stores, Inc., Dominion Resources, Inc., Food Lion, SunTrust Banks, Inc., Altria Group and Amazon.

The Riverfront Plaza Property is located on East Byrd Street in downtown Richmond, Virginia, adjacent to the northeast of the James River. The Riverfront Plaza Property has frontage along East Byrd Street to the northeast, South 9th Street to the northwest, and South 10th Street to the southwest and southeast. The Riverfront Plaza Property is located adjacent to the Federal Reserve Bank of Richmond and four blocks from the Supreme Court of Virginia and US Court of Appeals. The Riverfront Property is located in close proximity to numerous parks including Brown’s Island, Belle Island, Gambles Hill Park and Kanawha Plaza.

According to a third party market research report, the Riverfront Plaza Property is located in the CBD office submarket, which contains approximately 10.5 million SF of office space with a vacancy rate of 8.8% and average asking rental rate of $21.84 PSF as of the fourth quarter of 2017. The Class A submarket contained approximately 5.4 million SF of office space with a vacancy rate of 10.7% and an average asking rental rate of $24.25 PSF as of the fourth quarter of 2017. According to a third party market research report, the estimated 2018 population within a one-, three- and five-mile radius of the Riverfront Plaza Property was 19,190, 132,053 and 255,421, respectively, and the 2018 estimated average household income within the same one-, three- and five-mile radius was $54,573, $59,106 and $65,231, respectively.

The appraisal identified seven competitive properties built between 1973 and 2010 ranging in size from approximately 207,000 SF to 509,229 SF. The appraisal’s competitive set reported rent from $20.25 PSF to $25.50 PSF with an average rent of $22.01 PSF. The appraisal concluded a market rent of $23.50 PSF for the office space and $16.00 PSF for the 1,461 SF ground floor retail space currently leased to Riverfront Optical.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

901-951 East Byrd Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Riverfront Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,905,691 72.6% 1.49x 10.0%

The following table presents recent leasing data at competitive office buildings with respect to the Riverfront Plaza Property:

Comparable Office Leases
Property Name/Address	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent/SF	Lease Type
Riverfront Plaza Property 901-951 East Byrd Street Richmond, VA	1990/2014	949,875(1)	ICMA Retirement Corporation(1)	55,491(1)	June 2017(1)	16.0(1)	$19.48(1)	Modified
Riverside 1101 Haxall Point Richmond, VA	2005/N/A	263,752	Envera	26,632	October 2017	10.0	$24.52	Modified
James Center 1 901 E. Cary Street Richmond, VA	1985/2001	426,096	Xenith Bank	21,039	October 2017	8.0	$20.25	Modified
James Center 2 1021 E. Cary Street Richmond, VA	1987/NAV	340,979	Wealthcare Capital	5,825	March 2017	5.0	$21.00	Full Service Gross
Westrock 501 S. 5th Street Richmond, VA	2008/N/A	310,950	CoStar	65,163	October 2016	10.0	$25.50	Gross
SunTrust 900 E. Cary Street Richmond, VA	1983/NAV	458,229	Virginia Poverty Law Center	2,938	October 2017	5.0	$21.07	Modified
Bank of America 1111 E. Main Street Richmond, VA	1973/2016	509,229	Virginia Resources Authority	5,467	June 2017	7.1	$20.75	Modified
Williams Mullen Center 200 S. 10th Street Richmond, VA	2010/N/A	207,000	Capital One	13,063	July 2017	5.0	$21.00	Modified

Source: Appraisal

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Riverfront Plaza Property:

Cash Flow Analysis
	2015	2016	2017	1/31/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$13,842,597	$12,506,064	$12,278,011	$12,455,853	$20,245,824	$21.31
Total Recoveries	$7,120,219	$6,398,768	$5,954,038	$6,040,418	$5,707,648	$6.01
Other Income(2)	($5,025,373)	$182,496	$165,807	$165,057	$165,057	$0.17
Less Vacancy & Credit Loss	($131,768)	$0	$0	$0	($3,615,355)	($3.81)
Effective Gross Income	$15,805,675	$19,087,328	$18,397,856	$18,661,328	$22,503,174	$23.69
Total Operating Expenses	$10,207,885	$8,714,695	$8,276,354	$8,267,688	$7,997,506	$8.42
Net Operating Income(1)	$5,597,790	$10,372,633	$10,121,502	$10,393,640	$14,505,668	$15.27
Capital Expenditures	$0	$0	$0	$0	$142,481	$0.15
TI/LC	$0	$0	$0	$0	$649,875	$0.68
Net Cash Flow	$5,597,790	$10,372,633	$10,121,502	$10,393,640	$13,713,312	$14.44

Occupancy %(3)	72.0%	67.8%	76.7%	84.5%	86.2%
NOI DSCR(4)	0.61x	1.13x	1.10x	1.13x	1.58x
NCF DSCR(4)	0.61x	1.13x	1.10x	1.13x	1.49x
NOI Debt Yield(4)	3.8%	7.1%	6.9%	7.1%	10.0%
NCF Debt Yield(4)	3.8%	7.1%	6.9%	7.1%	9.4%

(1)	The increase in UW Net Operating Income over historical Net Operating Income is due to (i) the expiration of free rent for Owens & Minor Medical Inc., ICMA Retirement Corporation and other tenants, (ii) contractual rent steps through April 2019 for Hunton, Owens & Minor Medical Inc., ICMA Retirement Corporation, Private Advisors, LLC and other tenants, totaling $245,161, (iii) assuming straight line rent for investment grade tenants, BB&T, Owens & Minor Medical Inc., Merrill Lynch Pierce Fenner, Raymond James & Associates Inc, and UBS Financial Services Inc., accounting for $490,303 in underwritten base rent in excess of the base rent per the underwritten rent roll dated March 28, 2018 and (iv) an additional lease to Owens & Minor Medical Inc. (11,425 SF) with a rent commencement date of August 2018 and annual underwritten base rent of $271,001. Clauses (ii) through (iv) above are included in UW Gross Potential Rent.

(2)	2015 Other Income includes storage, satellite, telecom, fitness center, event fees and termination payments.

(3)	UW Occupancy % is based on underwritten economic vacancy of 13.8%. The Riverfront Plaza Property was 83.4% leased as of March 28, 2018.

(4)	The debt service coverage ratios and debt yields are based on the Riverfront Plaza Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

901-951 East Byrd Street Richmond, VA 23219	Collateral Asset Summary – Loan No. 2 Riverfront Plaza	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$49,905,691 72.6% 1.49x 10.0%

Escrows and Reserves. The Riverfront Plaza Borrower deposited in escrow at origination (i) $1,083,451 for real estate taxes, (ii) $29,174 for insurance premiums, (iii) $14,300 for deferred maintenance, (iv) $3,000,000 for tenant improvements and leasing commissions, (v) $7,548,734 for unfunded obligations with respect to outstanding tenant improvements ($6,220,283) and leasing commissions ($1,328,451) and (vi) $55,264 for outstanding free rent with respect to the ICF Consulting Group Inc. lease. The Riverfront Plaza Borrower is required to escrow monthly (i) 1/12 of the real estate taxes, currently equal to $180,575, (ii) 1/12 of the insurance premiums, provided, however, that such obligation will be suspended so long as: (a) no event of default is continuing, (b) a blanket or umbrella insurance policy is in place, (c) the Riverfront Plaza Borrower provides the lender with evidence of renewal of such policy no later than 10 days prior to the expiration of the policy and 30 days prior to the delinquency of payment on such policy, as applicable, and (d) the Riverfront Plaza Borrower has deposited and at all times maintained, an amount equal to 1/4 of the annual insurance premiums the lender estimates would be payable to maintain all policies covered by the blanket or umbrella policy approved by the lender, and (iii) $11,873 for replacement reserves. In addition, the Riverfront Plaza Borrower is required to escrow $98,945 monthly into a TI/LC reserve in the event the balance of the TI/LC reserve falls below $2,849,625, until such time the balance equals $5,699,250.

Lockbox and Cash Management. A hard lockbox and upfront cash management is in place with respect to the Riverfront Plaza Whole Loan. Pursuant to the Riverfront Plaza Whole Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment, cash management bank fees, and mezzanine loan debt service) will be applied as follows: (a) during the continuation of a Primary Tenant Sweep Period (as defined below), to the Primary Tenant (as defined below) reserve account, (b) during the continuation of a Cash Sweep Trigger Event (as defined below), to a lender-controlled excess cash flow subaccount as additional collateral, and (c) if neither a Primary Tenant Sweep Period nor a Cash Sweep Trigger Event is continuing, to the Riverfront Plaza Borrower. Provided no Cash Sweep Event Period (as defined below) exists, all excess cash flow in the lockbox account after payment of all sums due and payable under the Riverfront Plaza Whole Loan documents will be remitted to the Riverfront Plaza Borrower.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default, (ii) an event of default under the mezzanine loan, (iii) commencing with the calendar quarter ending September 30, 2019, the debt service coverage ratio based on the trailing 12-month period falling below 1.05x at the end of any calendar quarter, or (iv) a Primary Tenant Sweep Period. A Cash Sweep Trigger Event will continue until in regard to clause (i) above, a cure of the applicable event of default as accepted by the lender, in regard to clause (ii) above, a cure of the applicable event of default as accepted by the mezzanine lender, in regard to clause (iii) above, if the Riverfront Plaza Mezzanine Loan is not outstanding, the debt service coverage based on the trailing 12-month period is not less than 1.05x for one calendar quarter, or in regard to clause (iv) above, a Primary Tenant Sweep Period cure.

A “Primary Tenant Sweep Period” will occur upon (i) any Primary Tenant giving written notice of its intent to terminate its lease, (ii) the Primary Tenant becoming insolvent or a debtor in any bankruptcy action, (iii) any Primary Tenant “going dark” with respect to 50% or more of its Primary Tenant space at the Riverfront Plaza Property or (iv) a monetary or material non-monetary event of default under the applicable Primary Tenant’s lease. With respect to Hunton or BB&T, a Primary Tenant Sweep Period will occur upon the earlier of (a) the date Hunton or BB&T gives written notice of its intent to terminate or not renew at least 80% of its respective current space or (b) 18 months prior to the expiration date of Hunton’s lease or 12 months prior to the expiration date of BB&T’s lease. A Primary Tenant Sweep Period will continue until, in regard to clause (i) above, the applicable Primary Tenant has revoked or rescinded its notice of termination or the Riverfront Plaza Borrower enters into one or more new leases with an acceptable replacement tenant or tenants for a term of no less than three years, provided that, such replacement leases result in an occupancy of either (x) 80% of the applicable Primary Tenant space being leased or (y) such portion of the applicable Primary Tenant space results in an occupancy of at least 85% for the entire Riverfront Plaza Property (a “Primary Tenant Replacement Event”), in regard to clause (ii) above, the bankruptcy action is dismissed and the applicable Primary Tenant lease is affirmed or a Primary Tenant Replacement Event occurs, in regard to clause (iii) above, the applicable Primary Tenant re-opens for business in the majority of the applicable Primary Tenant premises for a continuous period of no less than three months or a Primary Tenant Replacement Event occurs, or in regard to clause (iv) above, the monetary or material non-monetary event of default is cured or a Primary Tenant Replacement Event occurs. With respect to Hunton or BB&T, a Primary Tenant Sweep Period will continue until either (A) the applicable Primary Tenant’s lease is renewed in accordance with its terms (provided, such renewal need only apply to 80% of it space) for a term of no less than three years or (B) a Primary Tenant Replacement Event occurs.

A “Primary Tenant” means either (i) initially Hunton (or any acceptable replacement tenant occupying all or substantially all of the Hunton space) or (ii) initially BB&T (or any acceptable replacement tenant occupying all or substantially all of the BB&T space).

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The Riverfront Plaza Mezzanine Loan is secured by the direct and indirect equity ownership in the Riverfront Plaza Borrower. The Riverfront Plaza Mezzanine Loan has an original principal balance $25,000,000, has a current principal balance as of the cut-off date of $24,952,846, a coupon of 10.5000% and is coterminous with the Riverfront Plaza Whole Loan. Including the Riverfront Plaza Whole Loan and the Riverfront Plaza Mezzanine Loan, the cumulative Cut-off Date LTV Ratio, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 85.0%, 1.13x and 8.5%, respectively. The Riverfront Plaza Whole Loan lender and Riverfront Plaza Mezzanine Loan lender have entered into an intercreditor agreement.

Release of Property. Not permitted.

Terrorism Insurance. The Riverfront Plaza Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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3100 Lomita Boulevard Torrance, CA 90505	Collateral Asset Summary – Loan No. 3 Torrance Technology Campus	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 71.4% 2.27x 10.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

3100 Lomita Boulevard Torrance, CA 90505	Collateral Asset Summary – Loan No. 3 Torrance Technology Campus	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 71.4% 2.27x 10.3%

Torrance Technology Campus
3100 Lomita Boulevard
Torrance, CA 90505
Los Angeles International Airport
Lennox
Inglewood
El Segundo
Hawthorne
Hawthorne Municipal Airport
Del Aire
Gardena
Lawndale
Alondra Park
El Camino College
Manhattan Beach
Hermosa Beach
Redondo Beach
Pacific Ocean
Torrance
Torrance Memorial Medical Center
Torrance Airport
Crossroads Shopping Center
LOS ANGELES COUNTY
LOS ANGELES
Carson
Lomita
Palos Verdes Estates
Rolling Hills Estates
Rolling Hills
Rancho Palos Verdes
Wilmington
San Pedro
PORT OF LOS ANGELES
Terminal Island
VINCENT THOMAS BRIDGE
Downtown Long Beach 3 miles
South Bay Galleria
Columbia Regional Park
Honeywell Aerospace
Toyota USA Automobile Museum
Toyota Financial Services
Lexus Corp. Office
South Bay Medical Center
Torrance Promenade
Torrance Cultural Arts Ctr.
Torrance Courthouse
Del Amo Crossing
Del Amo Center
LA BioMed
Harbor UCLA Medical Center
Porsche Experience Center
Carson Town Ctr.
Carson City Hall
SouthBay Pavilion
Shell Oil
StubHub Center
Cal. State University - Dominguez Hills
Victoria Golf Course
Kaiser Permanente South Bay Medical Center
Harbor Park Muni. GC
Los Angeles Harbor College
Phillips 66
Phillips Corporation
South Coast Botanic Garden
Rolling Hills Country Club
Palos Verdes Golf Course
Los Verdes Golf Course
Point Vicente Interpretive Center
Point Vicente Park
Point Vicente Lighthouse
Park Plaza
Peck Park
San Pedro Medical Center
Redondo Beach State Park
Redondo Beach Pier
The Pier Shopping Center
Hermosa Beach Pier
Clark Stadium
Manhattan Beach Pier, Roundhouse Aquarium
Manhattan Beach County Park
Manhattan Village
Chevron Oil Refinery
Raytheon
Boeing
Northrop Grumman
Robert F. Kennedy Medical Ctr.
Alondra Park GC
San Diego Fwy
Harbor Fwy
Pacific Coast Hwy
Sepulveda Blvd
Lomita Blvd
Palos Verdes Dr North
Palos Verdes Dr. South
Palos Verdes Dr West
Hawthorne Blvd
Crenshaw Blvd
Western Ave
Normandie Ave
Vermont Ave
Figueroa St
Wilmington Blvd
Avalon Blvd
Central Ave
Alameda St
Artesia Blvd
182nd St
190th St
Del Amo Blvd
Torrance Blvd
Carson St
223rd St
235th St
Anaheim St
Harry Bridges Blvd
Redondo Beach Blvd
Rosecrans Ave
Marine Ave
Manhattan Beach Blvd
Grant Ave
Ripley Ave
Anita St
Beryl St
Victoria St
Gaffey St
Front St
120th St
135th St
Santa Clarita
SANTA SUSANA MTS.
SAN GABRIEL MTS.
Simi Valley
Thousand Oaks
SANTA MONICA MTS.
Burbank
Pasadena
Glendale
Santa Monica
LOS ANGELES
Inglewood
Compton
Torrance
Carson
Long Beach
ANAHEIM
Huntington Beach
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

3100 Lomita Boulevard Torrance, CA 90505	Collateral Asset Summary – Loan No. 3 Torrance Technology Campus	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 71.4% 2.27x 10.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Torrance, CA 90505
				General Property Type:	Office
Original Balance(1):	$40,000,000			Detailed Property Type:	R&D
Cut-off Date Balance(1):	$40,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	5.0%			Year Built/Renovated:	1966-1998/2017
Loan Purpose:	Acquisition			Size:	575,976 SF
Borrower Sponsors:	Gregory J. Orman; David L. Johnson			Cut-off Date Balance per SF(1):	$163
Mortgage Rate:	4.4200%			Maturity Date Balance per SF(1):	$163
Note Date:	6/5/2018			Property Manager:	PM Realty Group, L.P.
First Payment Date:	7/6/2018
Maturity Date:	6/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(5):	$9,649,919
Prepayment Provisions(2):	LO (25); DEF/YM1 (90); O (5)			UW NOI Debt Yield(1):	10.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	10.3%
Additional Debt Type(1)(3):	Pari Passu			UW NCF DSCR(1):	2.27x
Additional Debt Balance(1)(3):	$53,750,000			Most Recent NOI(5):	$7,085,487 (3/31/2018 TTM)
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			2nd Most Recent NOI(5):	$5,894,646 (12/31/2017)
Reserves(4)				3rd Most Recent NOI(5):	$5,250,156 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy(5):	90.9% (4/30/2018)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	90.9% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	70.0% (12/31/2016)
Replacements:	$0	$9,600	$345,586	Appraised Value (as of):	$131,250,000 (4/30/2018)
TI/LC:	$200,000	$47,998	$1,439,940	Cut-off Date LTV Ratio(1):	71.4%
Torrance Medical Rent Abatement:	$274,867	$0	N/A	Maturity Date LTV Ratio(1):	71.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$93,750,000	74.8%	Purchase Price:	$124,000,000	98.9%
Borrower Equity:	$31,663,927	25.2%	Closing Costs:	$939,060	0.7%
			Reserves:	$474,867	0.4%
Total Sources:	$125,413,927	100.0%	Total Uses:	$125,413,927	100.0%

(1)	Torrance Technology Campus Mortgage Loan (as defined below) is part of the Torrance Technology Campus Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate principal balance of $93,750,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Torrance Technology Campus Whole Loan.

(2)	Defeasance of the Torrance Technology Campus Whole Loan is permitted any time after the earlier of (i) June 5, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Torrance Technology Campus Whole Loan to be securitized. The assumed lockout period of 25 payments is based on the closing date of this transaction in July 2018.

(3)	See “The Mortgage Loan” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The increase in UW NOI from 3/31/2018 TTM is primarily due to a total of $1,324,791 in straight-line rent for both tenants at the Torrance Technology Campus Property (as defined below), which have annual rent steps of 3% in the respective leases. See the “Cash Flow Analysis” chart below.

The Mortgage Loan. The third largest mortgage loan (the “Torrance Technology Campus Mortgage Loan”) is part of a whole loan (the “Torrance Technology Campus Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance of $93,750,000, all of which are secured by a first priority fee mortgage encumbering a 575,976 SF office and research & development (“R&D”) facility located in Torrance, California (the “Torrance Technology Campus Property”). The controlling Promissory Note A-1 and non-controlling Promissory Note A-6, with an aggregate original principal balance of $40,000,000, represent the Torrance Technology Campus Mortgage Loan and will be included in the UBS 2018-C11 Trust. The Torrance Technology Campus Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C11 Trust. The below table summarizes the remaining promissory notes, which are currently held by AREF and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

3100 Lomita Boulevard Torrance, CA 90505	Collateral Asset Summary – Loan No. 3 Torrance Technology Campus	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 71.4% 2.27x 10.3%

Torrance Technology Campus Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$20,000,000	$20,000,000	UBS 2018-C11	Yes
Note A-2	$15,000,000	$15,000,000	AREF	No
Note A-3	$13,750,000	$13,750,000	AREF	No
Note A-4	$5,000,000	$5,000,000	AREF	No
Note A-5	$20,000,000	$20,000,000	AREF	No
Note A-6	$20,000,000	$20,000,000	UBS 2018-C11	No
Total	$93,750,000	$93,750,000

The proceeds of the Torrance Technology Campus Whole Loan, along with approximately $31.7 million in borrower sponsors equity, were used to acquire the Torrance Technology Campus Property, fund reserves, and pay closing costs.

The Borrowers and the Borrower Sponsors. The borrowers, Torrance FRM LLC and Springdale Ridge of California, LLC (collectively, the “Torrance Technology Campus Borrower”), are single-purpose Delaware limited liability companies each with two independent directors and structured as tenants-in-common. The Torrance Technology Campus Borrower is jointly and severably liable under the Torrance Technology Campus Whole Loan documents. A non-consolidation opinion has been delivered in connection with the origination of the Torrance Technology Campus Whole Loan. The borrower sponsors and non-recourse carveout guarantors are Gregory J. Orman and David L. Johnson.

Gregory J. Orman, the manager of Torrance FRM, founded Environmental Lighting Concepts, Inc., which designed and installed energy-efficient lighting systems for commercial and industrial companies. After selling the business, Greg Orman became a co-founder of Denali Partners, a private equity firm that works with small to medium sized companies to grow, expand, or buy out existing owners. Gregory J. Orman is currently running for Governor of Kansas. David L. Johnson is the majority shareholder of Maxus Realty Trust Inc., which acquires, invests, and develops multifamily and commercial properties in Missouri, Arkansas, Florida, Kentucky, and other states in the south. Maxus Realty Trust Inc. currently has ownership interests in 34 multifamily properties and 222,000 SF of retail space. PM Realty Group, L.P., an unaffiliated third party, is the property manager for the Torrance Technology Campus Property. PM Realty Group, L.P. leases or manages over 130 million SF of commercial real estate.

The Property. The Torrance Technology Campus Property is an Office/R&D facility with improvements totaling 575,976 SF located on a 26.57-acre site. The Torrance Technology Campus Property has been an aeronautical and space technology R&D facility since it was developed by Hughes Aircraft in stages from 1966 to 1998. Boeing housed its satellite technology division at the Torrance Technology Campus Property until the division was acquired by L-3 Technologies, Inc. (“L-3”) formerly known as L-3 Communications Corporation in 2005. L-3 currently leases 80.1% of the Torrance Technology Campus Property’s NRA for R&D operations and has over $130 million invested into the Torrance Technology Campus Property in infrastructure and security. Capital improvements invested in the Torrance Technology Campus Property in 2017 totaled $28.5 million, which includes $22.2 million of tenant improvement ($14.1 million of which was funded by L-3), $3.8 million on HVAC, $2.4 million on the central plant, and remaining amounts on other upgrades.

The Torrance Technology Campus Property consists of five buildings ranging from 2,561 SF to 254,640 SF built in stages between 1966 and 1998. Building 230 is a two-story R&D building totaling 228,547 SF built in 1967. Building 231 is a two-story R&D building totaling 82,897 SF built in 1976. Building 232 is a four-story R&D/office building totaling 254,640 SF built in 1983. Building 233 is a one-story industrial building totaling 2,561 SF built in 1996. Building 234 is a one-story industrial building totaling 7,330 SF built in 1998. The current vacant space is located in Buildings 231 and 232. Buildings 230, 233, and 234 are fully occupied. Suite 300 in Building 232, totaling 61,857 SF, is leased by Torrance Memorial Medical Center (a Tier 1 hospital adjacent to the Torrance Technology Campus Property). With onsite and reciprocal rights, parking is provided at a ratio of 2.90 spaces per 1,000 SF. Unreserved parking is leased to neighboring users Joe Giacomin Chevrolet and Arconic Global Fasteners.

Major Tenants.

L-3 (461,431 SF, 80.1% of NRA, 88.6% of underwritten base rent). L-3 (Fitch/Moody’s/S&P: BBB-/Baa3/BBB-) (NASDAQ: LLL) provides intelligence, surveillance, and reconnaissance (“ISR”) systems; secure communications systems; aircraft modernization; training; and government services. The company operates through four segments: Command, Control, Communications, Intelligence, Surveillance and Reconnaissance (“C3ISR”); Government Services; Aircraft Modernization and Maintenance; and Specialized Products. The C3ISR segment provides strategic and tactical signals intelligence systems; secure data links; secure terminal and communication network equipment and encryption management; communication systems; intelligence solutions; technical and management services; and specialized fleet management sustainment and support; maintenance for signals intelligence and ISR special mission aircraft and airborne surveillance systems. The Government Services segment offers communications systems support; and services, including engineering, information technology, teaching and training, and intelligence support and analysis services, as well as marksmanship training systems and services. The Aircraft Modernization and Maintenance segment provides specialized aircraft modernization and upgrades, and maintenance and logistics support services. The Specialized Products Segment offers a range of products, including components, subsystems, and systems; naval warfare products; naval power distribution, conditioning, switching, and protection equipment; security systems for aviation and port applications; antennas and ground based radomes; and airborne traffic and collision avoidance systems. The company also supports Department of Homeland Security initiatives with products and services. Its customers include the Department of Defense, Department of Homeland Security, select U.S. Government intelligence agencies, and aerospace contractors. The company was founded in 1997, is headquartered in New York City, and currently has 38,000 employees.

In the first quarter of 2005, L-3 acquired Boeing Corporation’s Electron Dynamics Division (“EDD”) subsidiary location at the Torrance Technology Campus Property. Within L-3, EDD is now known as Electron Technologies, Inc. (“ETI”). ETI has been a supplier to the space and defense industry for over 45 years. ETI has historically been known for traveling wave tubes electronic power conditioners but has broadened its capabilities and now offers space-qualified Xenon Ion Electric Thrusters and power processing units. In total, the EDD and ETI operations at the Torrance Technology Campus Property have invested over $130 million in improvements at this location. More recently, ETI has extended its capabilities into the electric propulsion arena by being the supplier of the Xenon Ion Thrusters and Power Supplies for Boeing 702 spacecraft and inclusion in NASA’s Deep Space programs including Deep Space One. As of December 31, 2017, L-3 reported total assets of $12.7 billion and total equity of $5.2 billion. As of June 7, 2018, the company had a market capitalization of $15.86 billion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

3100 Lomita Boulevard Torrance, CA 90505	Collateral Asset Summary – Loan No. 3 Torrance Technology Campus	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 71.4% 2.27x 10.3%

L-3 executed a 15-year renewal and expansion of its lease in October 2016 and currently leases 461,431 SF, which was increased from 339,987 SF prior to the 2016 expansion/renewal. The expansion helped to consolidate the operations from its San Carlos facility into the Torrance Technology Campus Property. The current average in-place rent for L-3 is $1.36 PSF per month, triple net with 3.0% annual escalations. The lease also provides for two, five-year renewal options. As part of the extension, L-3 received a tenant improvement allowance of $6.2 million (or $1.12 PSF per month). Furthermore, L-3 may elect at any time before October 2019 to request an additional tenant improvement allowance of up to $4.0 million (or $0.72 PSF per month) which amount will be fully amortized over the remainder of the lease term at an annual percentage rate of 10.0%; such amortized amount is required to be added to the rent schedule and paid by L-3 as additional monthly rent. Pursuant to the Torrance Technology Campus Whole Loan documents, there is springing recourse to the borrower sponsors for the $4.0 million additional tenant improvement allowance if the Torrance Technology Campus Borrower fails to fund such allowance and such failure to fund continues for 30 days following notice from L-3. Liability for this springing recourse event will be capped at $4.0 million and such cap will be reduced based on the amount actually funded to L-3. Furthermore, L-3 has a right of first offer (“ROFO”) to purchase the Torrance Technology Campus Property in the event that the Torrance Technology Campus Borrower intends to sell the Torrance Technology Campus Property. The related lease specifically subordinates L-3’s ROFO to the lien of the Torrance Technology Campus Whole Loan and provides that the ROFO is not applicable in the event of foreclosure. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Torrance Memorial Medical Center (61,857 SF, 10.7% of NRA, 11.4% of underwritten base rent). Torrance Memorial Medical Center (“Torrance Memorial”) (Moody’s: A3) is a locally-governed, 401-bed, non-profit medical center that provides a wide range of healthcare services, predominantly to the residents of the South Bay, Peninsula, and Harbor communities. Founded by Jared Sydney Torrance in 1925, the medical center offers general acute care services and serves as one of the only three burn centers in Los Angeles County. With approximately 2,700 employees, Torrance Memorial is one of the South Bay’s largest employers. The hospital’s medical staff includes 900 physicians, while the volunteer corps contains more than 600 members. As the South Bay’s first hospital, Torrance Memorial was relocated to its present site in 1971.

Torrance Memorial is utilizing its space for various divisions of the hospital, including the hospital’s hospice group for billing and administration and construction group. The information technology group currently houses its equipment at the Torrance Technology Campus Property and has a server rack with direct fiber connectivity to its adjacent main hospital campus located to the west, as well as medical record storage and storage of other high value items. The hospital recently completed a new seven-story expansion called the Lundquist Tower at a cost of approximately $500 million. The new tower includes 256 private rooms and increases the effective bed capacity by almost 25.0%. The 390,000 SF building also houses the hospital's burn center. Torrance Memorial executed an early 60-month lease renewal in 2016, which term expires in January 2022. The in-place rent is $1.31 PSF per month, triple net with 3.0% annual escalations. As part of the renewal, Torrance Memorial received a tenant improvement allowance of $1,374,336 (or $1.85 PSF per month).

The following table presents a summary regarding major tenants at the Torrance Technology Campus Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF per Month(3)	Lease Expiration
L-3 Communications Corporation	BBB-/Baa3/BBB-	461,431	80.1%	$7,529,423(4)	88.6%	$1.36(5)	9/30/2031(6)
Torrance Memorial Medical Center	NR/A3/NR	61,857	10.7%	$968,681	11.4%	$1.31	1/31/2022
Subtotal/Wtd. Avg.		523,288	90.9%	$8,498,104	100.0%	$1.35
Vacant Space		52,688	9.1%	$0	0.0%	$0.00
Total/Wtd. Avg.		575,976	100.0%	$8,498,104	100.0%	$1.35

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF per Month excludes vacant space.

(4)	L-3 may elect at any time before October 2019, to request an additional tenant improvement allowance of up to $4.0 million which amount will be fully amortized over the remainder of the lease term at an annual percentage rate of 10.0%. Such amortized amount is required to be added to the rent schedule and paid by L-3 as additional monthly rent.

(5)	The Annual UW Base Rent PSF per Month for L-3 includes 11,461 SF of space that is utilized as a cafeteria and has an in place rental rate of $0.96 PSF per month.

(6)	L-3 has two, five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

3100 Lomita Boulevard Torrance, CA 90505	Collateral Asset Summary – Loan No. 3 Torrance Technology Campus	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 71.4% 2.27x 10.3%

The following table presents certain information relating to the lease rollover schedule at the Torrance Technology Campus Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF per Month Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	1	61,857	10.7%	10.7%	$1.31	$968,681	11.4%	11.4%
2023	0	0	0.0%	10.7%	$0.00	$0	0.0%	11.4%
2024	0	0	0.0%	10.7%	$0.00	$0	0.0%	11.4%
2025	0	0	0.0%	10.7%	$0.00	$0	0.0%	11.4%
2026	0	0	0.0%	10.7%	$0.00	$0	0.0%	11.4%
2027	0	0	0.0%	10.7%	$0.00	$0	0.0%	11.4%
2028	0	0	0.0%	10.7%	$0.00	$0	0.0%	11.4%
2029 & Beyond(2)	1	461,431	80.1%	90.9%	$1.36	$7,529,423	88.6%	100.0%
Vacant	0	52,688	9.1%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.(2)	2	575,976	100.0%		$1.35	$8,498,104	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Wtd/ Avg. UW Base Rent PSF per Month Rolling excludes vacant space.

The Market. The Torrance Technology Campus Property is located at the base of the Palos Verdes Peninsula within the South Bay area of Los Angeles County. The Torrance Technology Campus Property is located approximately 12 miles south of LAX airport and is adjacent to both the Torrance Memorial Medical Center and the Torrance Municipal Airport with access to Harbor 110 and San Diego 405 Freeways. Historically, the South Bay economy has been dominated by aerospace and defense firms and other high technology industries. Today, the South Bay houses numerous regional, national, and international headquarters, including those of Japanese automobile companies such as Honda and Toyota. Other major employers are Hughes Aircraft, McDonnell Douglas, Northrop Grumman, Garrett, Magnavox, Clear Channel, and Herbalife. According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the Torrance Technology Campus Property was 18,089, 207,440 and 493,619, respectively. The estimated 2017 average household income within the same radii was $100,022, $112,584 and $116,758, respectively.

According to a third party market research report, the Torrance Technology Campus Property is part of the Torrance submarket, which has an office inventory of 3.7 million SF, with an overall vacancy rate of 10.9% and average asking lease rate of $3.17 PSF as of the first quarter of 2018. The Torrance submarket has historically outperformed the overall South Bay office market in terms of occupancy rate, outperforming the average South Bay office market each year since 2007. As of the first quarter of 2018, the overall South Bay office market had a vacancy rate of 17.7% and an average asking lease rate of $2.86 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

3100 Lomita Boulevard Torrance, CA 90505	Collateral Asset Summary – Loan No. 3 Torrance Technology Campus	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 71.4% 2.27x 10.3%

The following table presents rental comparable with respect to the Torrance Technology Campus Property as identified in the appraisal:

Comparable Office Leases
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term	Initial Rent/SF/Month	Lease Type
Torrance Technology Campus 3100 Lomita Boulevard Torrance, CA	1966	575,976(1)	L-3(1) Torrance Memorial(1)	461,431(1) 61,857(1)	August 2017(1)(2) February 2017(1)(2)	14.2(1)(2) 5.0(1)(2)	$2.51/$1.36(1) $2.23/$1.31(1)	Gross/NNN Gross/NNN
Single-Tenant Office Building 1899 Western Avenue Torrance, CA	2004	75,711	UNIFY	75,711	September 2017	10.0	$1.50	NNN
Hamilton Avenue 20221 Hamilton Avenue Torrance, CA	1983	66,821	LA County	66,000	January 2017	8.0	$2.35/$1.35	Gross/NNN Equivalent
Pacific Gateway Center 1001 W. Knox Street Torrance, CA	1981	49,112	Teledyne Reynolds, Inc.	49,112	September 2017	10.3	$1.50	NNN
The Airflyte 2200-2230 East Imperial Highway El Segundo, CA	1976	549,222	Raytheon (NNN) DirecTV	144,709 92,491	January 2019 January 2019	4.0 10.0	$1.45/$1.45 $3.10/$1.60	Gross/NNN Equivalent
Single Tenant Industrial Building 1325 E. El Segundo Boulevard El Segundo, CA	1963	30,000	Beyond Meat	30,000	February 2017	5.0	$1.25	NNN
Boeing Company 700 N Sepulveda El Segundo, CA	1957	71,000	Boeing	71,000	September 2016	3.5	$1.52	NNN
Multi-Tenant Office Building 777 Aviation Boulevard El Segundo, CA	1968	318,182	Quest FAA	43,728 155,000	December 2017 July 2016	10.9 15.0	$3.60/$2.10 $3.75/$2.25	Gross/NNN Equivalent

Source: Appraisal

(1)	Based on the underwritten rent roll.

(2)	Reflects the most recent expansion lease information for L-3 and the renewal lease for Torrance Memorial.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Torrance Technology Campus Property:

Cash Flow Analysis
	2015	2016	2017	3/31/2018 TTM	UW	UW PSF
Gross Potential Rent	$7,187,571	$5,458,175	$6,713,672	$7,708,899	$8,498,104	$14.75
Straight-line Rent(1)	$0	$0	$0	$0	$1,324,791	$2.30
Grossed up Vacant Space	$0	$0	$0	$0	$1,438,382	$2.50
Total Recoveries	$5,065,218	$3,771,018	$3,702,353	$4,018,898	$5,533,557	$9.61
Total Other Income(2)	$276,568	$296,639	$349,412	$312,938	$345,585	$0.60
Less Vacancy & Credit Loss	$28,815	$0	$0	$0	($1,438,382)	($2.50)
Effective Gross Income	$12,558,171	$9,525,831	$10,765,437	$12,040,735	$15,702,037	$27.26
Total Operating Expenses	$5,104,772	$4,275,675	$4,870,791	$4,955,248	$6,052,117	$10.51
Net Operating Income(3)(4)	$7,453,399	$5,250,156	$5,894,646	$7,085,487	$9,649,919	$16.75
Capital Expenditures	$0	$0	$0	$0	$115,195	$0.20
TI/LC	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$7,453,399	$5,250,156	$5,894,646	$7,085,487	$9,534,724	$16.55

Occupancy %	70.0%	70.0%	90.9%	90.9%	90.9%(5)
NOI DSCR(6)	1.77x	1.25x	1.40x	1.69x	2.30x
NCF DSCR(6)	1.77x	1.25x	1.40x	1.69x	2.27x
NOI Debt Yield(6)	8.0%	5.6%	6.3%	7.6%	10.3%
NCF Debt Yield(6)	8.0%	5.6%	6.3%	7.6%	10.2%

(1)	UW Straight-line Rent consists of the average increase in rent over the Torrance Technology Campus Whole Loan term for L-3 and over the remaining lease term for Torrance Memorial of $1,274,349 and $50,442, respectively.

(2)	Other Income includes parking income. Unreserved parking is leased to neighboring users such as Joe Giacomin Chevrolet ($17,500 per month, month-to-month) and Arconic Global Fasteners ($4,589.25 per month, exp. 5/31/2022). The remaining parking income is contributed by other month-to-month users from adjoining properties such as GMC and the Torrance Memorial Medical Center.

(3)	The decline in Net Operating Income from 2015 to 2016 is the result of Boeing vacating 82,000 SF in October 2015.

(4)	The increase in UW NOI from 3/31/2018 TTM is primarily due to a total of $1,324,791 in straight-line rent for both tenants, who have annual rent steps of 3% each year until lease expiration as well as increased income from L-3’s expansion space.

(5)	The underwritten economic vacancy is 8.6%. The Torrance Technology Campus Property was 90.9% occupied as of April 30, 2018.

(6)	Debt service coverage ratios and debt yields are based on the Torrance Technology Campus Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

3100 Lomita Boulevard Torrance, CA 90505	Collateral Asset Summary – Loan No. 3 Torrance Technology Campus	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 71.4% 2.27x 10.3%

Environmental Matters. According to the Phase I environmental assessment dated May 4, 2018, there exists a recognized environmental condition in the northern parcel of the Torrance Technology Campus Property relating to the Hughes Aircraft Company, The Boeing Company, and L-3 having performed industrial operations that include the storage of hazardous materials and the generation of hazardous waste since 1967, resulting in soil and groundwater contamination. The Boeing Company is identified as the responsible party and is responsible for cleanup costs associated with the northern parcel. Remediation and testing have been ongoing in the northern parcel under the supervision of the California Department of Toxic Substance Control (“DTSC”), with the estimated year of completion of groundwater treatment being 2030. A land use covenant (“LUC”) was recorded, prohibiting development of a residence, day care center, hospital or school for students under 21 years of age. In addition, there exists a controlled recognized environmental condition relating to lead concentration and volatile organic compounds (“VOC”) at the southern parcel, which has been addressed through the recordation of a LUC prohibiting development of a day care center, elder care center, hospital or school for students under 21 years of age. In addition, VOC impacts to the southeastern corner of the southern parcel were attributed to the adjacent property and are being managed under DTSC oversight by the responsible party. The owner of the Torrance Technology Center Property is required to pay DTSC costs associated with administration of the LUCs and to conduct an annual inspection, which is submitted to DTSC. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Escrows and Reserves. The Torrance Technology Campus Borrower deposited in escrow at origination (i) $200,000 for outstanding tenant improvements and (ii) $274,867 for the Torrance Medical rent abatement reserve. The Torrance Technology Campus Borrower is required to deposit monthly into escrow $9,600 for capital expenditures (capped at $345,586). In the event of a default, the Torrance Technology Campus Borrower is required to deposit into the appropriate reserves (i) $121,526 for ongoing taxes and (ii) $9,047 for ongoing insurance premiums. On the payment day occurring in July 2023 and on each payment date thereafter, monthly TI/LC collections of $47,998 will be required. The TI/LC reserve will be capped at $1,439,940. On each payment date occurring during the continuance of a Lease Sweep Period (as defined below) (provided no Cash Management Period (as defined below) is then continuing, other than a Cash Management Period triggered solely as a result of a Lease Sweep Period), all excess cash flow is required to be transferred into a subaccount (the “Special Rollover Reserve”).

Lockbox and Cash Management. The Torrance Technology Campus Whole Loan is structured with a hard lockbox and springing cash management. The Torrance Technology Campus Borrower was required at origination to deliver letters to all tenants at the Torrance Technology Campus Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the Torrance Technology Campus Borrower or manager are required to be deposited in the lockbox account within two business days following receipt. During the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Torrance Technology Campus Loan documents.

A “Cash Management Period” commences upon (i) the occurrence of an event of default, (ii) the failure of the Torrance Technology Campus Property to maintain a debt service coverage ratio of at least 1.20x (based on the actual debt service due on the Torrance Technology Campus Whole Loan), (iii) the occurrence and continuance of a Lease Sweep Period or (iv) the origination of an approved mezzanine loan.

A “Lease Sweep Period” commences (a) upon the date required under a Major Lease (as defined below) by which the tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the early termination or early cancellation of a Major Lease; (c) if a Major Tenant (as defined below) has ceased operating its business (i.e., “goes dark”) at the Torrance Technology Campus Property (or gives notice that it intends to cease operating its business at the Torrance Technology Campus Property) subject to the caps described below; (d) upon material monetary default under a Major Lease by the tenant thereunder beyond any applicable notice and cure period; (e) upon a bankruptcy or insolvency proceeding of a Major Tenant; or (f) with respect to any Major Tenant (i) in the case that more than one major rating agency (Fitch, Moody’s, and Standard & Poor’s) rates such Major Tenant, the credit rating of such Major Tenant being downgraded by two of such rating agencies below “BB+”, (ii) in the case that only two of such major rating agencies are rating such Major Tenant, such credit ratings having greater than a 2 grade-notch difference, and (iii) in the case that only one of such rating agencies is rating such Major Tenant, the credit rating of such Major Tenant being downgraded by such rating agency below “BB+”.

A “Major Lease” means the lease to L-3 and any other lease at the Torrance Technology Campus Property that covers 100,000 SF or more of the Torrance Technology Campus’ NRA.

A “Major Tenant” means any tenant under either a Major Lease or under one or more leases (leased by such tenant and/or its affiliates), which when taken together cover in the aggregate 100,000 SF or more of NRA.

The Cash Management Period ends, as applicable, upon repayment of the indebtedness in full or: (i) with respect to a Cash Management Period commencing upon an event of default, such event of default is cured and no other default has occurred and is continuing; (ii) with respect to a Cash Management Period commencing due to the Torrance Technology Campus Property’s debt service coverage ratio being less than 1.20x, the Torrance Technology Campus Property has achieved a debt service coverage ratio of 1.25x for at least two consecutive quarters; (iii) with respect to a Cash Management Period commencing upon the start of a Lease Sweep Period, such period has ended; provided, however, that (a) any Cash Management Period continuing solely by reason of a Major Tenant ceasing to operate its business shall end when funds have been accumulated in the Special Rollover Reserve subaccount equal to: (x) $20.00 PSF in the case of the Major Tenant ceasing business in more than 33.0% but less than 50.0% of the Torrance Technology Campus Property’s NRA and (y) $50.00 PSF in the case of a Major Tenant ceasing business in more than 50.0% of the Torrance Technology Campus Property’s NRA; and (b) with respect to any Cash Management Period continuing solely by reason of a Lease Sweep Period caused by a Major Tenant receiving a ratings downgrade, such sweep will be capped at $2,500,000 per annum and will be cured if the credit rating of the Major Tenant has been restored to at least “BB+” or equivalent by the related rating agencies.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The Torrance Technology Campus Whole Loan documents provide that following a transfer and assumption of the Torrance Technology Campus Property by the Torrance Technology Campus Borrower to a third party approved by the related lender, such third party (i) will assume all of the Torrance Technology Campus Borrower’s obligations under the Torrance Technology Campus Whole Loan documents and (ii) is permitted to obtain a mezzanine loan in accordance with the terms of the Torrance Technology Campus Whole Loan documents and upon satisfaction of certain terms and conditions including, among others, (a) no event of default has occurred or is continuing, (b) the combined loan-to-value ratio of the Torrance Technology Campus Whole Loan and the mezzanine loan does not exceed 65.0%, (c) the combined debt service coverage ratio of the Torrance Technology Campus Whole Loan and the mezzanine loan (calculated as described in the Torrance Technology Campus Whole Loan documents) is not less than 1.25x, (d) the combined debt yield of the Torrance Technology Campus Whole Loan and the mezzanine loan (calculated as described in the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

3100 Lomita Boulevard Torrance, CA 90505	Collateral Asset Summary – Loan No. 3 Torrance Technology Campus	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 71.4% 2.27x 10.3%

Torrance Technology Campus Whole Loan documents) is not less than 8.25%, (e) the related mezzanine lender enters into an intercreditor agreement acceptable to the lender, and (f) the lender has received rating agency confirmation from each applicable rating agency.

Release of Property. Not permitted.

Terrorism Insurance. The Torrance Technology Campus Borrower is required to obtain terrorism insurance for domestic and foreign acts of terrorism (as defined in the Terrorism Risk Insurance Program Reauthorization Act of 2007 as amended or replaced) in an amount equal to the full replacement cost of the Torrance Technology Campus Property and business interruption insurance of at least 18 months required under the Torrance Technology Campus Whole Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

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59

5th Street Station Parkway Charlottesville, VA 22902	Collateral Asset Summary – Loan No. 4 5th Street Station	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 25.9% 3.22x 19.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

5th Street Station Parkway Charlottesville, VA 22902	Collateral Asset Summary – Loan No. 4 5th Street Station	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 25.9% 3.22x 19.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

5th Street Station Parkway Charlottesville, VA 22902	Collateral Asset Summary – Loan No. 4 5th Street Station	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$45,000,000 25.9% 3.22x 19.6%

Charlottesville-Albemarle Airport 4 miles
CHARLOTTESVILLE
ALBEMARLE COUNTY
5th Street Station
5th Street Station Parkway
Charlottesville, VA 22902
PENNSYLVANIA
OHIO
MD
WASHINGTON DC
WEST VIRGINIA
VIRGINIA
RICHMOND
NORTH CAROLINA
APPALACHIAN MOUNTAINS
Harrisburg
Hagerstown
Frederick
Columbia
Rockville
Arlington
Alexandria
Charleston
Charlottesville
Lynchburg
Roanoke
Petersburg
Danville
Suffolk
Morgantown
Clarksburg
Bridgeport
Winchester
Woodstock
Harrisonburg
Culpeper
Fredericksburg
Staunton
Waynesboro
Beckley
Covington
Buena Vista
Tuckahoe
Farmville
Blacksburg
Wytheville
Martinsville
South Boston
Galax
Mount Airy
Cumberland
Chester
Hopewell
Mechanicsville
Glen Allen
Laurel
Elkins
Buckhannon
Fairmont
Cambridge
California
Martins Ferry
Vienna
Earlysville Rd
Rio Rd West
Carrsbrook Dr
Huntington Rd
AMTRAK
Seminole Trail
Charlotte Y. Humphris Park
Charlottesville Fashion Square
Albemarle Place
Seminole Square Shopping Ctr.
Greenbrier Park
Rio Rd East
Long St
Meadow Creek Park
Grove Rd
Barracks Road Shopping Ctr.
Univ. of VA Law School
Pen Park
McIntire Municipal Park & GC
Meadowcreek Golf Course
Greenleaf Park
Barracks Rd
Rugby Rd
Emmet St
Old Ivy Rd
Klockner Stadium
John Paul Jones Arena
Rugby Ave
Kluge Children's Rehabilitation Center
University Hall
Darden Towe Memorial Park
Washington Park
Grady Ave
Rose Hill
University of Virginia Art Museum
University of Virginia
The Rotunda
McCormick Rd
10th St
Preston Ave
North Downtown
Martha Jefferson Hospital
Rivanna River
Stony Point Rd
Charlottesville City Court House
High St
Jefferson Park Ave
Scott Stadium
UVA Medical Center
Charlottesville AMTRAK Station
DOWNTOWN MALL
Charlottesville Pavilion
S. Pantops Dr
McCormick Observatory
Stadium Rd
Dice St
Water St
Meade Ave
Fifeville
Virginia Discovery Museum
Riverview Park
Fontaine Ave
Tonsler Park
Oakwood Cemetery
Riverview Cemetery
E. Market St
UVA HealthSouth Rehabilitation Hospital
Jefferson Park Ave
Cherry Ave
Forest Hills Park
5th St
Monticello Ave
Elliott Ave
Carlton Ave
Johnson Village
Woolen Mills
Belmont
Fry's Spring
Harris Rd
Quarry Park
Old Lynchburg Rd
Willoughby
Monticello Memorial Park
Monticello
Azalea Park
UVA Blue Ridge Hospital
Wegmans
Field & Stream
Avon St
Scottsville Rd
Thomas Jefferson Pkwy
5th St
Holiday Inn Charlottesville-Monticello
Piedmont Virginia Community College
Oak Hill
29
250
64
631
20
53
742
BUS 29
BUS 250

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

5th Street Station Parkway Charlottesville, VA 22902	Collateral Asset Summary – Loan No. 4 5th Street Station	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,000,000 25.9% 3.22x 19.6%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/A/A3			Location:	Charlottesville, VA 22902
				General Property Type:	Retail
Original Balance(1):	$36,000,000			Detailed Property Type:	Anchored
Cut-off Date Balance(1):	$36,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	4.5%			Year Built/Renovated:	2016/N/A
Loan Purpose:	Refinance			Size:	451,727 SF
Borrower Sponsors:	Stephen J. Collins; Brent Scarbrough			Cut-off Date Balance per SF(1):	$100
Mortgage Rate(2):	4.80028%			Maturity Date Balance per SF(1):	$100
Note Date:	5/18/2018			Property Manager:	Foundry Commercial, LLC
First Payment Date:	7/6/2018
Maturity Date:	6/6/2028
Original Term to Maturity	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	1 month
Prepayment Provisions(3):	LO (25); DEF (91); O (4)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI(4):	$7,344,050
Additional Debt Type(5):	Pari Passu/Subordinate Debt/Mezzanine			UW NOI Debt Yield(1)(6):	19.6%
Additional Debt Balance:	$9,000,000/$38,300,000/$21,700,000			UW NOI Debt Yield at Maturity(1)(6):	19.6%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(1):	3.22x
Reserves(7)				Most Recent NOI(4):	$5,582,236 (1/31/2018 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$5,516,898 (12/31/2017)
RE Tax:	$76,635	$76,635	N/A	3rd Most Recent NOI(8):	N/A
Insurance:	$84,914	Springing	N/A	Most Recent Occupancy(9):	93.1% (1/31/2018)
Replacements:	$0	$7,529	$271,036	2nd Most Recent Occupancy:	90.4% (12/31/2017)
TI/LC:	$0	$22,586	$813,109	3rd Most Recent Occupancy(8):	N/A
Achievement Reserve(10):	$7,500,000	$0	N/A	Appraised Value (as of)(11):	$144,980,000 (2/12/2018)
Unfunded Obligations:	$633,526	$0	N/A	Cut-off Date LTV Ratio(1)(6)(11):	25.9%
Rent Concessions:	$510,772	$0	N/A	Maturity Date LTV Ratio(1)(6)(11):	25.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$83,300,000	79.3%	Loan Payoff:	$63,642,707	60.6%
Mezzanine Loans(1):	$21,700,000	20.7%	Closing Costs:	$4,144,091	3.9%
			Achievement Reserve:	$7,500,000	7.1%
			Reserves:	$1,305,847	1.2%
			Return of Equity:	$28,407,355	27.1%
Total Sources:	$105,000,000	100.0%	Total Uses:	$105,000,000	100.0%

(1)	The 5th Street Station Mortgage Loan (as defined below) is part of the 5th Street Station Whole Loan (as defined below), which is comprised of two senior pari passu promissory notes with an aggregate principal balance of $45,000,000 and two subordinate companion notes with an aggregate principal balance of $38,300,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the 5th Street Station Senior Loan (as defined below), without regard to the 5th Street Station Subordinate Companion Loans (as defined below). Including the 5th Street Station Subordinate Companion Loans, the Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are $184, $184, 9.7%, 9.7%, 1.63x, 52.3% and 52.3%, respectively.

(2)	The interest rate of 4.80028% represents the interest rate for the 5th Street Station Senior Loan only. The 5th Street Station Subordinate Companion Loans accrue interest at 5.5000% through their 120-month term.

(3)	The lockout period for defeasance will be at least 25 payment dates beginning with and including the first payment date of July 6, 2018. The assumed lockout period of 25 months is based on the expected UBS 2018-C11 securitization closing date in July 2018. The actual lockout period may be longer. The 5th Street Station Whole Loan can be prepaid in full with payment of a yield maintenance premium at any time after the earlier of (i) July 6, 2021 and (ii) the date that is two years after the closing date of the securitization that includes the last pari passu note to be securitized. If the date that the 5th Street Station Whole Loan can be defeased has occurred, the 5th Street Station Whole Loan cannot be prepaid with yield maintenance premium. If a Debt Yield Holdback Cure (as defined below) does not occur prior to May 18, 2020, the 5th Street Station Borrower (as defined below) will be required to, at the lender’s option, prepay all or a portion of the 5th Street Station Whole Loan in an amount equal to all funds that remain on deposit in the Achievement Reserve with the payment of a yield maintenance premium on such prepayment. See “Escrows and Reserves” below.

(4)	The increase in UW NOI over Most Recent NOI is due to recent leasing activity since July 1, 2017, which includes 14 signed leases comprising UW Base Rent of $2,010,565 (26.8% of UW Base Rent) and 67,915 SF (15.0% of NRA).

(5)	Preferred equity exists in the 5th Street Station Borrower’s equity structure. See “Mezzanine Loans and Preferred Equity” below.

(6)	The UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the original principal balance of the 5th Street Station Senior Loan of $45,000,000 net of the $7,500,000 Achievement Reserve. Including the Achievement Reserve balance, the UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio, based on the original principal balance of the 5th Street Station Senior Loan, is 16.3%, 16.3%, 31.0% and 31.0%, respectively. Including the Achievement Reserve balance, the UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio, based on the original principal balance of the 5th Street Station Whole Loan, is 8.8%, 8.8%, 57.5% and 57.5%, respectively.

(7)	See “Escrows and Reserves” below for further discussion of reserve requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

5th Street Station Parkway Charlottesville, VA 22902	Collateral Asset Summary – Loan No. 4 5th Street Station	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,000,000 25.9% 3.22x 19.6%

(8)	Prior historical operating information is unavailable as the 5th Street Station Property (as defined below) was completed in 2016.

(9)	Two tenants comprising 6,322 SF (1.4% of NRA) and 3.0% of UW Base Rent have executed leases but have not yet taken occupancy.

(10)	Prior to May 18, 2020, the 5th Street Station Borrower may request (i) to release the balance of the Achievement Reserve to the 5th Street Station Borrower, if as the result of one or more acceptable new leases satisfying requirements in the 5th Street Station Whole Loan documents, the debt yield based on the aggregate outstanding principal balance of the 5th Street Station Whole Loan and 5th Street Station Mezzanine Loans (as defined below) is at least 7.20% or (ii) two partial releases each in the amount of $2.5 million upon the satisfaction of certain conditions described below. See “Escrows and Reserves” below for further discussion of the Achievement Reserve.

(11)	The stabilized appraisal value, which assumes that the 5th Street Station Property reaches stabilized occupancy of 95.5% as of February 1, 2019, is $154,000,000. Including and excluding the $7,500,000 Achievement Reserve from the 5th Street Station Senior Loan, the Cut-off Date LTV Ratio based on the stabilized appraisal value is 29.2% and 24.4%, respectively. Including and excluding the $7,500,000 Achievement Reserve from the 5th Street Station Whole Loan, the Cut-off Date LTV Ratio based on the stabilized appraisal value is 54.1% and 49.2%, respectively.

The Mortgage Loan. The fourth largest mortgage loan (the “5th Street Station Mortgage Loan”) is part of a whole loan (the “5th Street Station Whole Loan”) evidenced by (i) two senior pari passu promissory notes with an aggregate original principal balance of $45,000,000 (collectively, the “5th Street Station Senior Loan”) and (ii) two promissory notes with an aggregate original principal amount of $38,300,000, that are subordinate to the 5th Street Station Senior Loan (collectively, the “5th Street Station Subordinate Companion Loans”). The 5th Street Station Mortgage Loan is secured by a first priority fee mortgage encumbering a 451,727 SF grocery-anchored lifestyle center located in Charlottesville, Virginia (the “5th Street Station Property”). Promissory Note A-1, with an original principal balance of $36,000,000, represents the 5th Street Station Mortgage Loan and will be included in the UBS 2018-C11 Trust. The 5th Street Station Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C11 Trust. The below table summarizes the promissory notes. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The 5th Street Station Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

5th Street Station Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$36,000,000	$36,000,000	UBS 2018-C11	No
Note A-2	$9,000,000	$9,000,000	UBS AG	No
Note B-1	$29,000,000	$29,000,000	Athene Annuity and Life Company	Yes
Note B-2	$9,300,000	$9,300,000	American Equity Investment Life Insurance Company	No
Total	$83,300,000	$83,300,000

(1)	Cumulative Loan Per SF is calculated based on 451,727 SF.

(2)	Based on the cumulative tranche original principal balance net of the $7.5 million Achievement Reserve and “as-is” appraised value of $144.98 million ($321 per SF), as of February 12, 2018. Including the Achievement Reserve, the Cumulative LTV at each tranche is 31.0%, 57.5%, 65.9% and 72.4%, respectively.

(3)	Based on the cumulative total debt original principal balance net of the $7.5 million Achievement Reserve and UW NOI of $7,344,050. Including the Achievement Reserve, the Cumulative UW NOI Debt Yield at each tranche of the total debt capital structure above is 16.3%, 8.8%, 7.7% and 7.0%, respectively.

(4)	Based on UW NCF of $7,051,592 and the coupon of 4.80028% on the 5th Street Station Senior Loan, 5.5000% on the 5th Street Station Subordinate Companion Loans, 5.8800% on the 5th Street Station Mezzanine A Loan and 7.0000% on the 5th Street Station Mezzanine B Loan. See “Mezzanine Loans and Preferred Equity” below for further discussion of the 5th Street Station Mezzanine Loans.

(5)	Implied Equity is based on the “as-is” appraised value of $144.98 million, less total debt of $105.0 million.

The proceeds of the 5th Street Station Whole Loan and two mezzanine loans with an aggregate original principal balance of $21,700,000 (collectively, the “5th Street Station Mezzanine Loans”) were used to refinance existing debt on the 5th Street Station Property, pay closing costs, fund reserves and return equity to the borrower sponsors.

The Borrower and the Borrower Sponsors. The borrower is 5th Street Station Ventures, LLC (the “5th Street Station Borrower”), a Delaware limited liability company structured to be bankruptcy-remote with two independent directors. Legal counsel to the 5th Street Station Borrower delivered a non-consolidation opinion in connection with the origination of the 5th Street Station Whole Loan. Preferred equity exists under the current ownership structure of the 5th Street Station Borrower, which is further described under “Mezzanine Loans and Preferred Equity” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

5th Street Station Parkway Charlottesville, VA 22902	Collateral Asset Summary – Loan No. 4 5th Street Station	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,000,000 25.9% 3.22x 19.6%

The non-recourse carveout guarantors and borrower sponsors of the 5th Street Station Whole Loan are Stephen J. Collins of S. J. Collins Enterprises and Brent Scarbrough, of Brent Scarbrough & Company. Founded in 2007 and headquartered in Fairburn, Georgia, S.J. Collins Enterprises is a privately held, commercial real estate and retail development firm that has acquired and developed more than 60 retail, mixed use, multi-family and office projects throughout the continental United States with a current portfolio of several million SF built. Brent Scarbrough & Company is a site development company that manages all phases of complete site development, including erosion control, clearing, grading, sanitary sewer, storm drain, water line, curbing and paving. Founded in 1985, Brent Scarbrough & Company offers a variety of services including turn-key site work, clearing and grading, storm drain and sanitary sewer service, fire and domestic water service, portable rock crushing, pipe bursting, drilling, erosion control, equipment rentals, wetland and stream bank mitigation maintenance. Brent Scarbrough & Company is headquartered in Fayetteville, Georgia and is a licensed utility contractor in 11 states.

The Property. The 5th Street Station Property is a 451,727 SF grocery-anchored Class A regional shopping center located in Charlottesville, Virginia, approximately 2.4 miles from both the Charlottesville central business district and University of Virginia. The 5th Street Station Property improvements consist of 11 single-story buildings that were constructed in 2016. The 5th Street Station Property is situated on a 65.6-acre site with 2,239 surface parking spaces (approximately 5.0 per 1,000 SF). As of the January 31, 2018 rent roll, the 5th Street Station Property was 93.1% leased by a mix of 35 national, regional and local tenants. The 5th Street Station Property is anchored by Wegman’s Food Markets, Inc. (“Wegmans”) (121,712 SF) and junior-anchored by Field & Stream (50,302 SF), Dick’s Sporting Goods, Inc. (“DICK’s Sporting Goods”) (50,019 SF), Haverty Furniture Companies, Inc. (“Havertys”) (34,449 SF) and Alamo Drafthouse Cinema Charlottesville, LLC (“Alamo Drafthouse Cinema”) (33,765 SF). Other tenants are comprised of retail, food and beverage, entertainment, service and fitness tenants, including Planet Fitness, PetSmart, Panera Bread and Jersey Mike’s Subs. The remaining tenant base is comprised of national, regional and local tenants, with no tenant occupying greater than 4.4% of the 5th Street Station Property’s NRA. Investment grade tenants occupy 29.2% of the 5th Street Station Property’s NRA, accounting for 20.7% of UW Base Rent, and have a weighted average remaining lease term of 17.9 years.

Major Tenants.

Wegmans (121,712 SF, 26.9% of NRA, 15.4% of underwritten base rent). Founded in 1970, Wegmans is a family-owned regional supermarket chain operating 96 stores across six states. The company is headquartered in Rochester, New York and is the 31st largest supermarket chain based on sales volume. In 2017, Wegmans employed 48,000 people and had annual sales of $8.7 billion. Wegmans offers various grocery, dairy, frozen, and household products, including organic options, meat, fresh-caught seafood, deli products, imported cheeses and international foods. The Wegmans located at the 5th Street Station Property also features a pharmacy, sandwich sub shop, pizza shop, floral shop, bakery, catering options, wine and beer shop and The Pub by Wegmans, which is a full-service restaurant. Wegmans has been a tenant at the 5th Street Station Property since its opening in 2016 under a 20-year lease that expires in November 2036, with ten, five-year extension options remaining and no termination options.

Field & Stream (50,302 SF, 11.1% of NRA, 9.7% of underwritten base rent). Field & Stream is a retailer of hunting, fishing, camping, and outdoor recreation merchandise. Field & Stream is a business unit of DICK’s Sporting Goods. As of February 3, 2018, there are 35 Field & Stream stores with approximately 1.7 million SF operating across 16 states. Field & Stream has been a tenant at the 5th Street Station Property since its opening in 2016 under a lease that commenced in September 2016 and expires in January 2027, with four, five-year extension options remaining and no termination options. DICK’s Sporting Goods is the obligor under the Field & Stream lease.

DICK’s Sporting Goods (50,019 SF, 11.1% of NRA, 9.3% of underwritten base rent). DICK’s Sporting Goods (NYSE: DKS) is an omni-channel sporting goods retailer offering an assortment of sports equipment, apparel, footwear and accessories. DICK’s Sporting Goods also owns and operates Golf Galaxy, Field & Stream and other specialty concept stores, and other sports digital platforms. The company was founded in 1948 and is headquartered in Pittsburgh, Pennsylvania. As of February 3, 2018, the company operated 716 DICK’s Sporting Goods stores with approximately 38.0 million SF across 47 states. As of the 53 weeks ended February 3, 2018, the company had net sales and net income of $8.6 billion and $323.4 million, respectively. DICK’s Sporting Goods has been a tenant at the 5th Street Station Property since its opening in 2016 under a lease that commenced in September 2016 and expires in January 2029, with three, five-year extension options remaining and no termination options.

Havertys (34,449 SF, 7.6% of NRA, 6.0% of underwritten base rent). Havertys (NYSE: HVT) is a full-service home furnishings retailer within the southern and Midwestern regions. Founded in 1885, Havertys provides a wide selection of merchandise including custom upholstery, accessories and mattresses. As of December 31, 2017, Havertys operates in 124 showrooms in 84 cities across 16 states with approximately 4.5 million SF, and employs 3,551 across retail and corporate operations. Havertys has been a tenant at the 5th Street Station Property since its opening in 2016 under a 10-year lease that expires in October 2026, with four, five-year renewal options remaining and no termination options.

Alamo Drafthouse Cinema (33,765 SF, 7.5% of NRA, 12.6% of underwritten base rent). Alamo Drafthouse Cinema is an American cinema chain offering new release movies, family and independent films, repertory programming, online seat reservation and full service in-theater food and drinks. Founded in Austin, Texas in 1997, Alamo Drafthouse Cinema is located in 24 cities nationwide. At the 5th Street Station Property, Alamo Drafthouse Cinema has seven premium large format screens, which includes Sony digital cinema 4k projection and upgraded digital sound. Alamo Drafthouse Cinema’s lease at the 5th Street Station Property commenced in July 2017 and expires in July 2032, with three, five-year renewal options remaining and no termination options. Based on its first six months of operations at the 5th Street Station Property and its most recently reported month of sales as of February 1, 2018, Alamo Drafthouse Cinema has annualized sales of approximately $724,550 per screen and $928,610 per screen, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

5th Street Station Parkway Charlottesville, VA 22902	Collateral Asset Summary – Loan No. 4 5th Street Station	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,000,000 25.9% 3.22x 19.6%

The following table presents a summary regarding the largest tenants at the 5th Street Station Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Annual UW Base Rent	Annual UW Base Rent PSF(3)	Most Recently Reported Sales(4)		Occ. Cost %(6)	Lease Expiration
							$	Per Screen(5)
Wegmans	NR/NR/BBB+	121,712	26.9%	$1,150,000	15.4%	$9.45	N/A	N/A	N/A	11/30/2036
Field & Stream	NR/NR/NR	50,302	11.1%	$729,379	9.7%	$14.50	N/A	N/A	N/A	1/31/2027
DICK’s Sporting Goods	NR/NR/NR	50,019	11.1%	$700,266	9.3%	$14.00	N/A	N/A	N/A	1/31/2029
Havertys	NR/NR/NR	34,449	7.6%	$451,694	6.0%	$13.11	N/A	N/A	N/A	10/31/2026
Alamo Drafthouse Cinema	NR/NR/NR	33,765	7.5%	$945,420	12.6%	$28.00	$5,071,848	$724,550	21.3%	7/31/2032
Subtotal		290,247	64.3%	$3,976,759	53.1%	$13.70
Other Tenants(7)		130,419	28.9%	$3,513,807	46.9%	$26.94
Vacant Space		31,061	6.9%	$0	0.0%	$0.00
Total/Wtd. Avg.		451,727	100.0%	$7,490,565	100.0%	$17.81

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Most Recently Reported Sales reflect the annualized six-month period ending February 1, 2018.

(5)	Based on seven screens.

(6)	Occ. Cost % is based on the contractual rent as of the January 31, 2018 rent roll and underwritten recoveries divided by most recently reported sales.

(7)	Two tenants comprising 6,322 SF (1.4% of NRA) and 3.0% of UW Base Rent have executed leases but have not yet taken occupancy.

The following table presents certain information relating to the lease rollover at the 5th Street Station Property:

Lease Rollover Schedule(1)(2)
								Approx.
	# of		Approx. % of	Approx.			Approx. % of	Cumulative %
	Leases		Total SF	Cumulative %	UW Base Rent	Total UW Base	Total Rent	of Total Rent
Year	Rolling	SF Rolling	Rolling	of SF Rolling	PSF Rolling(3)	Rent Rolling	Rolling	Rolling
MTM	1	2,100	0.5%	0.5%	$32.00	$67,200	0.9%	0.9%
2018	0	0	0.0%	0.5%	$0.00	$0	0.0%	0.9%
2019	0	0	0.0%	0.5%	$0.00	$0	0.0%	0.9%
2020	0	0	0.0%	0.5%	$0.00	$0	0.0%	0.9%
2021(4)	4	4,424	1.0%	1.4%	$43.05	$190,438	2.5%	3.4%
2022(5)	4	3,702	0.8%	2.3%	$37.81	$139,969	1.9%	5.3%
2023	1	2,002	0.4%	2.7%	$40.00	$80,080	1.1%	6.4%
2024	0	0	0.0%	2.7%	$0.00	$0	0.0%	6.4%
2025	0	0	0.0%	2.7%	$0.00	$0	0.0%	6.4%
2026	10	94,982	21.0%	23.7%	$20.24	$1,922,435	25.7%	32.0%
2027	12	102,510	22.7%	46.4%	$20.12	$2,062,242	27.5%	59.6%
2028	1	2,400	0.5%	47.0%	$34.00	$81,600	1.1%	60.7%
2029 & Beyond	4	208,546	46.2%	93.1%	$14.13	$2,946,601	39.3%	100.0%
Vacant	0	31,061	6.9%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	37	451,727	100.0%		$17.81	$7,490,565	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(4)	Includes an ATM lease with annual UW Base Rent of $14,000 with three, five-year renewal options. 2021 UW Base Rent PSF Rolling excluding such lease is $39.88 PSF.

(5)	Includes a cell tower lease with annual UW Base Rent of $14,400 with four, five-year renewal options. 2022 UW Base Rent PSF Rolling excluding such lease is $33.92 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

5th Street Station Parkway Charlottesville, VA 22902	Collateral Asset Summary – Loan No. 4 5th Street Station	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,000,000 25.9% 3.22x 19.6%

The Market. The 5th Street Station Property is located in Charlottesville, Albemarle County, Virginia, approximately 2.4 miles from both the Charlottesville central business district and the University of Virginia. Regional access to the 5th Street Station Property is provided by Interstate 64 (1.0 mile south) and US Route 29 (2.9 miles west) and immediate access to the 5th Street Station Property is provided by 5th Street and Avon Street. According to the appraisal, daily vehicular traffic on Interstate 64 between Avon and 5th Street is over 54,000 vehicles. Interstate 64 connects the 5th Street Station Property with Richmond, Virginia to the east and St. Louis, Missouri to the west. US Route 29 extends to Greensboro, North Carolina to the south and Culpeper, Virginia to the north.

Predominant economic sectors in Charlottesville include healthcare, tourism and education. The University of Virginia (“UVA”), which was founded by Thomas Jefferson in 1819, is located 2.4 miles north of the 5th Street Station Property. UVA was ranked third for best public national university and 25th for best overall national university in 2018 by a national publication. UVA has enrollment of over 16,000 undergraduate students and over 6,700 graduate and professional students, in addition to a faculty and staff population of over 16,700. Additionally, the University of Virginia Health System is an academic medical center with nationally ranked or high-performing specialties, in addition to being ranked the best hospital in Virginia, according to the 2017-2018 U.S. News & World Report. The University of Virginia Health System offers over 600 beds and employs over 12,000. Additionally, the presence of UVA helps Charlottesville attract companies specialized in financial services, defense, information technology and biotechnology.

Charlottesville’s tourism industry is served by its historical legacy and landmarks such as Monticello (home to former President Thomas Jefferson), Ashlawn Highland (home of former President James Monroe) and Montpelier (home of former President James Madison), the Blue Ridge Mountains, Shenandoah National Park and the Appalachian Trail. The growing wine and beer industry has further bolstered tourism with vineyards, wineries, cideries and breweries in the area. The Monticello Wine Trail and Brew Ridge Trail features over 30 vineyards and breweries clustered around Interstate 64 and US Route 29.

According to a third party market research report, the 2018 estimated population within a one-, three-, and five-mile radius of the 5th Street Station Property is 16,542, 80,037 and 98,463, respectively. The 2018 average household income within the same radius is $90,042, $86,406 and $91,909, respectively.

According to the appraisal, the 5th Street Station Property is located within the Charlottesville retail market and Albemarle county retail submarket. As of the fourth quarter 2017, the Charlottesville retail market reported inventory of 7.2 million SF, which represents a compounded annual growth rate of 1.6% since 2008, according to a third party market research report. The Charlottesville retail market reported an overall vacancy rate of 3.8%, an average asking rental rate of $18.49 PSF and net absorption of 176,736 SF. As of the fourth quarter 2017, the Charlottesville retail market reported inventory of 5.5 million SF, which represents a compounded annual growth rate of 2.3% since 2008. The Albemarle retail submarket reported an overall vacancy rate of 4.3%, an average asking rental rate of $17.38 PSF and net absorption of 140,765 SF.

The following table presents comparable anchor leases with respect to the 5th Street Station Property:

Comparable Anchor Leases
Property Name	Location	Year Built	Property Size (SF)(1)	Total Occupancy(1)	Tenant(1)	Lease Term(1)	Annual Rent PSF(1)	Distance to Subject
5th Street Station	Charlottesville, VA	2016	451,727	93.1%	Wegmans	20 Yrs	$9.45	—
Wegmans	Virginia Beach, VA	2017	130,000	100.0%	Wegmans	25 Yrs	$11.54	171 mi
West Broad Marketplace	Richmond, VA	2017	167,646	39.0%	Wegmans	20 Yrs	$10.32	58 mi
Harris Teeter	Gainesville, VA	2015	53,800	100.0%	Harris Teeter	20 Yrs	$9.00	87 mi
West Broad Marketplace	Richmond, VA	2017	167,646	39.0%	Cabela’s	20 Yrs	$7.32	58 mi

Source: Appraisal

(1)	Information for the 5th Street Station Property is based on the underwritten rent roll as of January 31, 2018.

The following table presents comparable junior anchor leases with respect to the 5th Street Station Property:

Comparable Junior Anchor Leases
Property Name	Location	Year Built	Property Size (SF)(1)	Total Occupancy(1)	Tenant(1)	Lease Term(1)	Annual Rent PSF(1)	Distance to Subject
5th Street Station	Charlottesville, VA	2016	451,727	93.1%	Field & Stream DICK’s Sporting Goods Havertys	10 Yrs 12 Yrs 10 Yrs	$14.50 $14.00 $13.11	—
West Broad Marketplace	Richmond, VA	2017	167,646	39.0%	A.C. Moore	10 Yrs	$14.50	58 mi
West Broad Marketplace	Richmond, VA	2017	167,646	39.0%	TJ Maxx	10 Yrs	$13.00	58 mi
Walmart Neighborhood Market	Forest, VA	2015	41,117	100.0%	Walmart	15 Yrs	$17.29	74 mi
Greenbriar Square	Chesapeake, VA	2016	260,402	99.0%	DICK’s Sporting Goods	15 Yrs	$16.75	173 mi

Source: Appraisal

(1)	Information for the 5th Street Station Property is based on the underwritten rent roll as of January 31, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

5th Street Station Parkway Charlottesville, VA 22902	Collateral Asset Summary – Loan No. 4 5th Street Station	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,000,000 25.9% 3.22x 19.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 5th Street Station Property:

Cash Flow Analysis
	2015(1)	2016(1)	2017	1/31/2018 TTM	UW	UW PSF
Base Rent(2)	N/A	N/A	$5,391,313	$5,528,291	$8,625,689	$19.09
Total Recoveries	N/A	N/A	$1,374,732	$1,376,240	$1,431,492	$3.17
Other Income	N/A	N/A	$4,029	$5,469	$7,200	$0.02
Less Vacancy & Credit Loss	N/A	N/A	$0	$0	($1,188,940)	($2.63)
Effective Gross Income	N/A	N/A	$6,770,075	$6,910,000	$8,875,441	$19.65
Total Expenses	N/A	N/A	$1,253,177	$1,327,764	$1,531,391	$3.39
Net Operating Income	N/A	N/A	$5,516,898	$5,582,236	$7,344,050	$16.26
Capital Expenditures	N/A	N/A	$0	$0	$31,621	$0.07
TI/LC	N/A	N/A	$0	$0	$260,837	$0.58
Net Cash Flow	N/A	N/A	$5,516,898	$5,582,236	$7,051,592	$15.61

Occupancy %(3)	N/A	N/A	90.4%	93.1%	88.2%
NOI DSCR(4)	N/A	N/A	2.52x	2.55x	3.35x
NCF DSCR(4)	N/A	N/A	2.52x	2.55x	3.22x
NOI Debt Yield(4)	N/A	N/A	14.7%	14.9%	19.6%
NCF Debt Yield(4)	N/A	N/A	14.7%	14.9%	18.8%

(1)	Prior historical operating information is unavailable as the 5th Street Station Property was completed in 2016.

(2)	UW Base Rent is based on the rent roll dated January 31, 2018 and includes straight line rent of $38,592 and vacancy gross up of $1,096,532. The increase in UW Base Rent over prior periods is due to recent leasing activity since July 1, 2017, which includes 14 signed leases comprising UW Base Rent of $2,010,565 (26.8% of UW Base Rent) and 67,915 SF (15.0% of NRA).

(3)	UW Occupancy % based on the underwritten economic vacancy of 11.8%. As of the rent roll dated January 31, 2018, the 5th Street Station Property was 93.1% leased. Two tenants comprising 6,322 SF (1.4% of NRA) and 3.0% of UW Base Rent have executed leases but have not yet taken occupancy.

(4)	Debt service coverage ratios and debt yields are based on the 5th Street Station Senior Loan, net of the Achievement Reserve ($7,500,000) and exclude the 5th Street Station Subordinate Companion Loans ($38,300,000), totaling $37,500,000.

Escrows and Reserves. At origination, the 5th Street Station Borrower deposited $76,635 for annual taxes, $84,914 for annual insurance premiums, $633,526 for outstanding unfunded leasing obligations, $510,772 for rent concessions and $7,500,000 for an Achievement Reserve. The 5th Street Station Borrower will be required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums, provided, however, that such monthly insurance premium escrow requirements will be waived as long as the 5th Street Station Property is covered under a blanket insurance policy approved by the lender, such blanket insurance policy is in full force and effect and the upfront escrow described previously is maintained with lender while the annual insurance premium is paid in installments. In addition, the 5th Street Station Borrower will be required to escrow monthly, replacement reserves of $7,529, subject to a cap of $271,036, and a tenant improvements and leasing commissions reserve of $22,586, subject to a cap of $813,109. Following the occurrence of a Material Tenant Trigger Event (as defined below), all excess cash flow will be deposited with the lender for tenant improvement and leasing commissions (the “Material Tenant Rollover Reserve”).

Upon a Debt Yield Holdback Cure (as defined below) prior to May 18, 2020, all funds on deposit in the Achievement Reserve will be (i) during the continuation of a Cash Management Trigger Event (as defined below), transferred to the cash management account, or (ii) in the absence of a Cash Management Trigger Event, returned to the 5th Street Station Borrower; provided, however, that the 5th Street Station Borrower may request on no more than two occasions prior to May 18, 2020 (and not more frequently than once per month), a partial release of the funds in the Achievement Reserve upon a Partial Debt Yield Holdback Cure (as defined below). If a Debt Yield Holdback Cure does not occur prior to May 18, 2020, the 5th Street Station Borrower will, at the lender’s option, prepay all or a portion of the 5th Street Station Whole Loan in an amount equal to all funds that remain on deposit in the Achievement Reserve with the payment of a yield maintenance premium on such prepayment.

A “Debt Yield Holdback Cure” means, as the result of one or more acceptable new leases satisfying requirements in the 5th Street Station Whole Loan documents, the debt yield based on the aggregate outstanding principal balance of the 5th Street Station Whole Loan and 5th Street Station Mezzanine Loans is at least 7.20%.

A “Partial Debt Yield Holdback Cure” means, as a result of one or more acceptable new leases satisfying requirements in the 5th Street Station Whole Loan documents, the debt yield based on the aggregate outstanding principal balance of the 5th Street Station Whole Loan and 5th Street Station Mezzanine Loans is at least 7.20%, when the outstanding principal balance of the 5th Street Station Whole Loan is deemed to have been paid down by (i) in connection with the 5th Street Station Borrower’s first request for a partial release of the Achievement Reserve, $5,000,000 and (ii) in connection with the 5th Street Station Borrower’s second request for a partial release of the Achievement Reserve, $2,500,000.

A “Material Tenant Trigger Event” will occur upon (i) a Material Tenant (as defined below) giving notice of its intention to terminate or cancel or not to extend or renew its lease, (ii) on or prior to twelve (12) months prior to the expiration date a Material Tenant fails to extend or renew its lease, (iii) on or prior to the date on which a Material Tenant is required under its lease to notify the landlord of its election to renew its lease, if such Material Tenant fails to give such notice, (iv) if an event of default under a Material Tenant lease occurs and continues beyond any applicable notice and cure period, (v) if a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease occurs, (vi) if a Material Tenant lease is terminated or is no longer in full force and effect, or (vii) if a Material Tenant “goes dark”, vacates, ceases to occupy or ceases to conduct business in the ordinary course at the 5th Street Station Property (other than temporary cessation of operations in connection with remodeling, renovation or restoration of their leased premises). A Material Tenant Trigger Event will end (a) with respect to clauses (i), (ii), and (iii) above, on the date that (1) the applicable Material Tenant lease is extended or (2) all or a portion of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (i) above, such notice

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

5th Street Station Parkway Charlottesville, VA 22902	Collateral Asset Summary – Loan No. 4 5th Street Station	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,000,000 25.9% 3.22x 19.6%

is revoked or rescinded unconditionally, (c) with respect to clause (iv) above, after a cure of applicable event of default, (d) with respect to clause (v) above, after an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (vi) above, all or a portion of the applicable Material Tenant space is leased to a replacement tenant, or (f) with respect to clause (vii) above, the Material Tenant re-commences its normal business operations at the 5th Street Station Property or all or a portion of the applicable Material Tenant space is leased to a replacement tenant.

A “Material Tenant” means (i) Wegmans, (ii) Field & Stream, (iii) DICK’s Sporting Goods or (iv) any tenant at the 5th Street Station Property that, together with its affiliates, either (a) leases 20% or more of the total net rentable square footage at the 5th Street Station Property or (b) accounts for no less than 20% of the total in-place base rent at the 5th Street Station Property.

Lockbox and Cash Management. The 5th Street Station Whole Loan provides for a hard lockbox and springing cash management. During the occurrence and continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be transferred to the cash management account within one business day. All funds in the cash management account are required to be applied on each monthly payment date in accordance with the 5th Street Station Whole Loan documents. Pursuant to the 5th Street Station Whole Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment, mezzanine debt service and cash management bank fees) will be applied as follows (a) if a Material Tenant Trigger Event period is in effect, to the Material Tenant Rollover Reserve, (b) if a Cash Sweep Event (as defined below) period is in effect, to the lender-controlled excess cash flow account, (c) if an event of default under the 5th Street Station Mezzanine A Loan (as defined below) is in effect, to a subaccount dedicated to the 5th Street Station Mezzanine A Loan, (d) if an event of default under the 5th Street Station Mezzanine B Loan (as defined below) is in effect, to a subaccount dedicated to the 5th Street Station Mezzanine B Loan, and (e) if neither a Material Tenant Trigger Event nor a Cash Sweep Event exists, and no event of default under the 5th Street Station Mezzanine Loans exists, to the 5th Street Station Borrower.

A ”Cash Management Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the 5th Street Station Borrower, the guarantor or manager, (iii) the trailing 12-month period debt service coverage ratio based on the 5th Street Station Whole Loan and 5th Street Station Mezzanine Loans falling below (a) prior to the earlier of (1) the date upon which a Debt Yield Holdback Cure occurs or (2) May 18, 2020, 1.00x, or (b) thereafter, 1.05x, (iv) a Material Tenant Trigger Event, (v) an indictment for fraud or misappropriation of funds by 5th Street Station Borrower, the guarantor or manager or any director or officer of 5th Street Station Borrower, the guarantor or manager or (vi) an event of default under any 5th Street Station Mezzanine Loan. A Cash Management Event will continue until, in regard to clause (i) above, when such event of default has been cured or waived, in regard to clause (ii) above, when such bankruptcy petition has been discharged, stayed, or dismissed within 45 days of such filing among other conditions for the 5th Street Station Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the 5th Street Station Borrower has replaced the property manager with a Qualified Manager (as defined below)), in regard to clause (iii) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.10x for two consecutive calendar quarters, in regard to clause (iv) above, the date a Material Tenant Trigger Event cure has occurred, in regard to clause (v) above, (A) if such event is caused by any of 5th Street Station Borrower or the guarantor, or any director or officer thereof, the dismissal of the related indictment or a final non-appealable judgment that acquits each applicable party or parties, and (B) with respect to the property manager, when the 5th Street Station Borrower has replaced the property manager with a Qualified Manager or in regard to clause (vi) above, when such event of default under the applicable 5th Street Station Mezzanine Loan has been cured or waived.

A “Cash Sweep Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the 5th Street Station Borrower, the guarantor or manager, or (iii) the trailing 12-month period debt service coverage ratio based on the 5th Street Station Whole Loan and 5th Street Station Mezzanine Loans falling below (a) prior to the earlier of (1) the date upon which a Debt Yield Holdback Cure occurs or (2) May 18, 2020, 1.00x, or (b) thereafter, 1.05x. A Cash Sweep Event will continue until, in regard to clause (i) above, when such event of default has been cured or waived, in regard to clause (ii) above, when such bankruptcy petition has been discharged, stayed, or dismissed within 45 days of such filing among other conditions for 5th Street Station Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the 5th Street Station Borrower has replaced the property manager with a Qualified Manager), or in regard to clause (iii) above, the date the trailing 12-month debt service coverage ratio is greater than 1.10x for two consecutive calendar quarters.

A “Qualified Manager” means (i) any of CBRE, Colliers, Cushman & Wakefield, and Divaris, and any affiliate in control of or under the control of any of the foregoing or (ii) a reputable and experienced manager, which, in the reasonable judgment of the lender, possesses experience in managing properties similar in location, size, class, use, operation and value as the 5th Street Station Property.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loans and Preferred Equity. The mezzanine loan that is secured by the equity in the 5th Street Station Borrower, has an original principal balance $12,200,000 (the “5th Street Station Mezzanine A Loan”) and accrues interest at a rate of 5.8800% per annum and is coterminous with the 5th Street Station Whole Loan. The 5th Street Station Mezzanine A Loan is interest-only for the first 60 months and requires interest and principal payments based on a non-standard amortization schedule as specified in the loan documents for the remaining 60-month term and will have an outstanding principal balance as of its maturity date of approximately $5.2 million. The mezzanine loan that is secured by the equity in the 5th Street Station Mezzanine A Loan borrower, has an original principal balance $9,500,000 (the “5th Street Station Mezzanine B Loan”), accrues interest at a rate of 7.0000% per annum, is interest-only and is coterminous with the 5th Street Station Whole Loan. Including the 5th Street Station Whole Loan and the 5th Street Station Mezzanine Loans, the cumulative Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR (P&I), UW NOI Debt Yield and UW NOI Debt Yield at Maturity are 72.4%, 67.6%, 1.01x, 7.0% and 7.5%, respectively. The cumulative Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NOI Debt Yield and UW NOI Debt Yield at Maturity based on the 5th Street Station Whole Loan and 5th Street Station Mezzanine Loans net of the $7.5 million Achievement Reserve, are 67.3%, 62.4%, 7.5% and 8.1%, respectively. The lenders of the 5th Street Station Whole Loan and 5th Street Station Mezzanine Loans have entered into an intercreditor agreement.

In addition, an existing upper-tier member of the equity structure has a preferred return of Class A units in the amount of $13,769,802 that accrue interest at (i) 15.0000% per annum on $2,692,500 of units and (ii) 8.0000% per annum on the remaining units. The Class A shares may be repurchased from funds that can be released to the 5th Street Station Borrower from the Achievement Reserve described above under “Escrows and Reserves”, excess net cash flow after all debt service under the 5th Street Station Whole Loan and 5th Street Station Mezzanine Loans have been paid, any capital payments by other investors (if any) or any refinancing/sale or other capital event of the 5th Street Station Property. If the Class A units are not repurchased prior to November

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

5th Street Station Parkway Charlottesville, VA 22902	Collateral Asset Summary – Loan No. 4 5th Street Station	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,000,000 25.9% 3.22x 19.6%

18, 2019, such failure does not trigger any default under the joint venture agreement between the indirect owners of the 5th Street Station Mezzanine B Loan borrower, but rather, the rate on the Class A units accruing at 8.0000% per annum will increase to 15.0000% per annum until such Class A units are repurchased.

Release of Property. The 5th Street Station Borrower may obtain the free release of one or more specified unimproved release parcels to be dedicated to governmental authorities, subject to the terms of the 5th Street Station Whole Loan documents, which parcels are defined in the 5th Street Station Whole Loan documents. The identified unimproved parcels were not included in the underwriting or appraised value of the 5th Street Station Property.

Terrorism Insurance. The 5th Street Station Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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71

7499 Augusta National Drive Orlando, FL 32822	Collateral Asset Summary – Loan No. 5 Orlando Airport Marriott Lakeside	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,946,864 69.7% 1.68x 13.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

7499 Augusta National Drive Orlando, FL 32822	Collateral Asset Summary – Loan No. 5 Orlando Airport Marriott Lakeside	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,946,864 69.7% 1.68x 13.8%

Orlando Airport Marriott Lakeside
7499 Augusta National Drive
Orlando, FL 32822
Winter Park
Azalea Park
Downtown
ORLANDO
Conway
Alafaya
Sky Lake
Pine Castle
Crescent Park
ORANGE COUNTY
Meadow Woods
Lake Nona
Lake Hart
Orlando Executive Airport
Orlando International Airport
Princeton Street
FL HEALTH VILLAGE
SUNRAIL
Colonial Marketplace
Orlando Fashion Square
Colonial Dr
Orange Tech. Coll. - Orlando Campus
LYNX CENTRAL
Bank of America Ctr.
Colonial Plaza Mall
Camping World Stadium
Bob Carr Theater
SunTrust Ctr.
Amway Center
CHURCH ST.
East-West Expwy
Dr. Phillips Ctr. for the Performing Arts
ORLANDO HEALTH
Orlando Regional Medical Ctr.
Curry Ford Rd
Conway Plaza
Century Plaza
Michigan St
Market at Southside
Lake Holden
Lake Margaret Dr
Lake Fredrica Shopping Center
Ventura Country Club
Pershing Ave
Holden Ave
Orange Ave
Conway Rd
Semoran Blvd
Goldenrod Rd
Chickasaw Trail
Econlockhatchee
Central Florida GreeneWay
Young Pine Rd
Little Lake Conway
Lake Conway
Hoffner Ave
Oak Ridge Rd
Judge Rd
Lee Vista Promenade
Lee Vista Blvd
Narcoossee Rd
Oracle
Universal Studios 5 miles
Skyview Plaza
SAND LAKE RD
Martin Anderson Beachline Expwy
Florida Mall
Florida Southern College
Landstreet Rd
Walt Disney World Complex 10 miles
4th St
Taft-Vineland Rd
Tradeport Dr
Heintzelman Blvd
Boggy Creek Rd
Lake Nona Golf Course
Lake Nona
Florida's Turnpike
Access Rd
Wetherbee Rd
Mud Lake
Lake Nona Blvd
Lake Nona Landing
Lake Whippoorwill
Southchase Village
Valencia College-Lake Nona Campus
Nemours Children's Hospital
Univ. of Central Florida College of Medicine
Univ. of Florida-College of Pharmacy
Orlando VA Medical Center
Eagle Creek Golf Club
Central Florida GreeneWay
Town Center Blvd
TOLL
Mount Dora
Sanford
Apopka
Winter Springs
Lake Apopka
Altamonte Springs
Casselberry
Oviedo
Maitland
Ocoee
Winter Garden
ORLANDO
Kissimmee
Celebration
St. Cloud

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

7499 Augusta National Drive Orlando, FL 32822	Collateral Asset Summary – Loan No. 5 Orlando Airport Marriott Lakeside	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,946,864 69.7% 1.68x 13.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Orlando, FL 32822
				General Property Type:	Hospitality
Original Balance(1):	$35,000,000			Detailed Property Type:	Full Service
Cut-off Date Balance(1):	$34,946,864			Title Vesting:	Fee
% of Initial Pool Balance:	4.3%			Year Built/Renovated:	1983/2016-2018
Loan Purpose:	Refinance			Size:	485 Rooms
Borrower Sponsors:	Columbia Sussex Corporation; Sussex Holdings, LLC and CSC Holdings, LLC			Cut-off Date Balance per Room(1):	$148,228
				Maturity Date Balance per Room(1):	$114,427
Mortgage Rate:	5.2010%			Property Manager:	Columbia Sussex Management, LLC (borrower-related)
Note Date:	5/15/2018
First Payment Date:	7/6/2018
Maturity Date:	6/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	312 months
IO Period:	0 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions(2):	LO (25); DEF (91); O (4)			UW NOI:	$9,899,112
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	13.8%
Additional Debt Type(1)(3):	Pari Passu			UW NOI Debt Yield at Maturity(1):	17.8%
Additional Debt Balance(1)(3):	$36,943,828			UW NCF DSCR(1):	1.68x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$9,920,898 (3/31/2018 TTM)
Reserves(4)				2nd Most Recent NOI:	$9,537,833 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$7,859,638 (12/31/2016)
RE Tax:	$537,945	$67,243	N/A	Most Recent Occupancy:	73.3% (3/31/2018)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	73.5% (12/31/2017)
FF&E:	$0	$114,963	N/A	3rd Most Recent Occupancy:	78.9% (12/31/2016)
Deferred Maintenance:	$35,075	$0	N/A	Appraised Value (as of):	$103,100,000 (4/5/2018)
PIP Reserve:	$217,000	$0	N/A	Cut-off Date LTV Ratio(1):	69.7%
Seasonality:	$300,000	$100,000	$500,000	Maturity Date LTV Ratio(1):	53.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$72,000,000	100.0%	Loan Payoff:	$47,249,560	65.6%
			Reserves(4):	$1,090,020	1.5%
			Closing Costs:	$1,061,064	1.5%
			Return of Equity:	$22,599,357	31.4%
Total Sources:	$72,000,000	100.0%	Total Uses:	$72,000,000	100.0%

(1)	The Orlando Airport Marriott Lakeside Mortgage Loan (as defined below) is part of the Orlando Airport Marriott Lakeside Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $72,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Orlando Airport Marriott Lakeside Whole Loan.

(2)	Defeasance of the Orlando Airport Marriott Lakeside Whole Loan is permitted any time after the earlier of (i) May 15, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Orlando Airport Marriott Lakeside Whole Loan to be securitized. The assumed lockout period of 25 payments is based on the closing date of this transaction in July 2018.

(3)	See “The Mortgage Loan” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The fifth largest mortgage loan (the “Orlando Airport Marriott Lakeside Mortgage Loan”) is part of a whole loan (the “Orlando Airport Marriott Lakeside Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance of $72,000,000. The Orlando Airport Marriott Lakeside Whole Loan is secured by a first priority fee mortgage encumbering a nine-story, 485-room full service hotel located in Orlando, Florida (the “Orlando Airport Marriott Lakeside Property”). The controlling Promissory Note A-1 and non-controlling Promissory Note A-5, with an aggregate original principal balance of $35,000,000, represent the Orlando Airport Marriott Lakeside Mortgage Loan and will be included in the UBS 2018-C11 Trust. The Orlando Airport Marriott Lakeside Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C11 Trust. The below table summarizes the remaining promissory notes, which are currently held by AREF and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

7499 Augusta National Drive Orlando, FL 32822	Collateral Asset Summary – Loan No. 5 Orlando Airport Marriott Lakeside	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,946,864 69.7% 1.68x 13.8%

Orlando Airport Marriott Lakeside Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$20,000,000	$19,969,637	UBS 2018-C11	Yes
Note A-2	$10,000,000	$9,984,818	AREF	No
Note A-3	$10,000,000	$9,984,818	AREF	No
Note A-4	$10,000,000	$9,984,818	AREF	No
Note A-5	$15,000,000	$14,977,228	UBS 2018-C11	No
Note A-6	$7,000,000	$6,989,373	AREF	No
Total	$72,000,000	$71,890,692

The proceeds of the Orlando Airport Marriott Lakeside Whole Loan were used to refinance the Orlando Airport Marriott Lakeside Property, fund reserves, pay closing costs, and return equity to the borrower sponsors.

The Borrower and the Borrower Sponsors. The borrower is CP Orlando Lakeside, LLC (the “Orlando Airport Marriott Lakeside Borrower”), a Delaware limited liability company structured to be bankruptcy remote, with two independent directors. A non-consolidation opinion has been delivered in connection with the origination of the Orlando Airport Marriott Lakeside Whole Loan. The Orlando Airport Marriott Lakeside Borrower is wholly owned by Sussex Holdings, LLC. Sussex Holdings, LLC is collectively held by six grantor-retained annuity trusts belonging to Joe Yung, Julie Haught, Jenny Yung, Judy Yung, Michelle Christensen, and Scott Yung (“Children of William J. Yung IV”) (57.99%), Children of William J. Yung IV individually (27.52%), none of which have more than a 10% ownership interest, William J. Yung IV (14.25%), and Columbia Sussex Corporation (“Columbia Sussex”) (0.24%). Columbia Sussex, Sussex Holdings, LLC and CSC Holdings, LLC are the borrower sponsors and non-recourse carve-out guarantors of the Orlando Airport Marriott Lakeside Whole Loan.

Columbia Sussex was founded in 1972 by William J. Yung. It is a private hotel company in the United States and a franchisee of Marriott and Hilton branded hotels. Columbia Sussex’s hotel portfolio is consisted of primarily of upper-upscale, branded, full-service properties under the Marriott and Hilton flags and currently spans a diverse hotel portfolio of 40 hotels valued at nearly $2.8 billion.

The Property. The Orlando Airport Marriott Lakeside Property is a nine-story, 485-room full service hotel located in Orlando, Florida. The Orlando Airport Marriott Lakeside Property was built in 1983 and renovated between 2016 and 2018. The 485 guestrooms include 249 queen units, 223 king units, six one-bedroom suites, five studio suites, and two standard suites. Food and beverage facilities at the Orlando Airport Marriott Lakeside Property include two restaurants, a pool bar, and a coffee shop. Other amenities include an indoor/outdoor pool, an indoor whirlpool, an outdoor wading pool, a fitness center, a UPS business center, a gift shop, and a Hertz rental car counter. The Orlando Airport Marriott Lakeside Property is equipped with four guest elevators and two service elevators and offers 539 surface parking spaces (1.11 spaces per room).

The guestrooms at the Orlando Airport Marriott Lakeside Property feature standard and suite-style configurations and are located on floors three through nine of the building. Guestroom amenities include irons and ironing boards, luggage racks, safes, coffeemakers, mini-refrigerators, and hairdryers. Two restaurants, Crimson Tavern and Crimson Café, are located just east of the lobby. The Coffee Bean & Tea Leaf coffee shop is located north of the hotel’s atrium. The Orlando Airport Marriott Lakeside Property features 25,680 SF of meeting space separated into twelve meeting rooms and two boardrooms, located on the north side of the first floor and throughout the second floor. The hotel’s largest ballroom, the Grand Ballroom, is divisible into eight separate rooms, while the hotel’s second largest ballroom, Vista, is divisible into four separate rooms.

Since 2016, approximately $12.5 million ($25,701 per room) was invested in the Orlando Airport Marriott Lakeside Property to complete a property improvement plan (“PIP”). Approximately $11.35 million went into the renovations of the rooms and $1.0 million into upgrades to the fitness center as well as the lobby, bar, and the concierge lounge (of which $217,000 was outstanding as of the origination date of the Orlando Airport Marriott Lakeside Whole Loan and escrowed upfront with the lender). In conjunction with the extensive renovations completed at the Orlando Airport Marriott Lakeside Property, the borrower sponsors entered into a 20-year franchise agreement with Marriott International, Inc. (“Marriott”) that runs through June 8, 2036. The franchise fee consists of 6.0% of room revenue and 3.0% of food and beverage revenue. The agreement also calls for a marketing contribution fee consisting of 1.0% of room revenue throughout the term of the agreement. The Orlando Airport Marriott Lakeside Property is currently managed by Columbia Sussex Management, LLC, an affiliate of the Orlando Airport Marriott Lakeside Borrower. The Orlando Airport Marriott Lakeside Property was previously managed directly by Marriott International, Inc. prior to its acquisition by the borrower sponsors in 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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7499 Augusta National Drive Orlando, FL 32822	Collateral Asset Summary – Loan No. 5 Orlando Airport Marriott Lakeside	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,946,864 69.7% 1.68x 13.8%

More specific information about the Orlando Airport Marriott Lakeside Property and the related competitive set is set forth in the following table:

Orlando Airport Marriott Lakeside Historical Occupancy, ADR, RevPAR(1)
	Competitive Set			Orlando Airport Marriott Lakeside Property(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	70.6%	$110.73	$78.22	72.2%	$103.88	$75.05	102.3%	93.8%	95.9%
2013	75.6%	$109.38	$82.70	75.4%	$99.89	$75.29	99.7%	91.3%	91.0%
2014	78.5%	$114.09	$89.51	78.7%	$106.86	$84.09	100.3%	93.7%	93.9%
2015	82.4%	$116.86	$96.34	78.9%	$116.93	$92.21	95.7%	100.1%	95.7%
2016	82.2%	$121.44	$99.88	77.4%	$120.77	$93.48	94.1%	99.4%	93.6%
2017	81.9%	$135.23	$110.78	73.5%	$136.11	$99.98	89.7%	100.7%	90.3%
3/31/2018 TTM	80.9%	$139.92	$113.16	73.3%	$139.40	$102.18	90.6%	99.6%	90.3%

Source: Industry Report

(1)	The competitive set for 2012-2014 includes Renaissance Orlando Airport Hotel, Hyatt Regency Orlando International Airport, The Florida Hotel & Conference Center, DoubleTree Orlando Airport, and Embassy Suites Orlando Airport. The competitive set for 2015-2017 includes Holiday Inn Orlando International Airport, Hyatt Regency Orlando International Airport, BW Premier Collection, The Florida Hotel & Conference Center, DoubleTree Orlando Airport, Sheraton Hotel Suites Orlando Airport, and Embassy Suites Orlando Airport.

(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Orlando Airport Marriott Lakeside Property are attributable to variances in reporting methodologies and/or timing differences. The appraisal also included a competitive property (Renaissance Orlando Airport Hotel) which was not included in the industry report.

The Market. The Orlando Airport Marriott Lakeside Property is located in the southeast quadrant of Augusta National Drive and T.G. Lee Boulevard in Orlando, Florida, approximately 1.0 mile from the Orlando International Airport. Primary regional access through the area is provided by east/west Interstate 4, which extends to such cities as Tampa to the southwest and Daytona Beach to the northeast. North/south Interstate 95 is another major highway, providing access to such cities as Miami to the south and Jacksonville to the north. Regional access through the area is also provided by Florida’s Turnpike, which extends from southeast Florida, through Orlando, to Interstate 75 to the northwest. The Orlando Airport Marriott Lakeside Property’s market is served by a variety of additional local routes. The neighborhood includes the Orlando International Airport, with restaurants, office buildings, and retail shopping centers along the primary thoroughfares and residential areas located along the secondary roadways.

The Orlando Airport Marriott Lakeside Property’s major demand drivers include Walt Disney World Resort and Universal Orlando. Orlando is the major center for commerce in the Central Florida region. According to the appraisal, the Central Florida Research Park, totaling more than 1,000 acres, is ranked as one of the top ten research parks in the nation and is home to over 125 companies. Moreover, the University of Central Florida is the second-largest university in the nation, with more than 60,000 students. Orlando’s economic climate is characterized by tourism, healthcare services and research, financial services, and educational institutions. According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the Orlando Airport Marriott Lakeside Property is 14,215, 111,472 and 223,259, respectively. Estimated 2018 average household income within a one-, three-and five-mile radius of the Orlando Airport Marriott Lakeside Property is $48,680, $61,217 and $67,933, respectively.

According to the appraisal, the Orlando Airport Marriott Lakeside Property’s market segmentation is 30.0% commercial, 30.0% meeting and group, 25.0% leisure, and 15.0% contract. The top five accounts as of end of month March, 2018 include American Airlines, Jet Blue, Lockheed Martin, General Dynamics, and Flight Safety.

According to the appraisal, the Orlando Airport Marriott Lakeside Property is located in the greater Orlando lodging market. This greater lodging market spans nearly 500 open and operating lodging facilities totaling over 120,000 guestrooms. Within this greater market, the direct submarket that encompasses the Orlando Airport Marriott Lakeside Property is known as the Orlando airport market. According to a third party market research report as of March 2018, the Orlando Airport Marriott Lakeside Property’s competitive set includes six hotels. The competitive set had a weighted average occupancy, ADR and RevPAR of 80.9%, $139.92 and $113.16, respectively over the trailing 12-month period as of March 31, 2018. The Orlando Airport Marriott Lakeside Property had an occupancy, ADR and RevPAR of 73.3%, $139.40 and $102.18, respectively over the trailing 12-month period as of March 31, 2018. According to the appraisal, no new hotels are expected within the Orlando Airport Marriott Lakeside Property’s competitive submarket in the near future.

Competitive properties to the Orlando Airport Marriott Lakeside Property are shown in the table below:

Competitive Set
Property Name	Rooms	Year Built	2016 Occupancy	2016 Average ADR	2016 RevPAR	2017 Occupancy	2017 Average ADR	2017 RevPAR
Orlando Airport Marriott Lakeside Property(1)	485	1983	79.1%	$119.22	$94.32	73.5%	$133.70	$98.21
Holiday Inn Orlando International Airport	288	1984	75 - 80%	$85 - $90	$70 - $75	75 - 80%	$105 - $110	$80 - $85
Sheraton by Hilton Hotel Suites Orlando Airport	150	1988	90 - 95%	$120 - $125	$105 - $110	90 - 95%	$130 - $140	$120 - $125
DoubleTree Orlando Airport	347	1989	85 - 90%	$85 - $90	$75 - $80	80 - 85%	$105 - $110	$90 - $95
Renaissance Orlando Airport Hotel	297	1990	80 - 85%	$115 - $120	$95 – $100	90 - 95%	$120 - $125	$115 -$120
Hyatt Regency Orlando International Airport	445	1992	85 - 90%	$170 - $180	$150 - $160	80 - 85%	$190 - $200	$160 - $170
Embassy Suites Orlando Airport	174	1999	80 - 85%	$130 - $140	$110 - $115	75 - 80%	$160 - $170	$120 - $125

Source: Appraisal

(1)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR at the Orlando Airport Marriott Lakeside Property are attributable to variances in reporting methodologies and/or timing differences. The appraisal also included a competitive property (Renaissance Orlando Airport Hotel) which was not included in the industry report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

7499 Augusta National Drive Orlando, FL 32822	Collateral Asset Summary – Loan No. 5 Orlando Airport Marriott Lakeside	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,946,864 69.7% 1.68x 13.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Orlando Airport Marriott Lakeside Property.

Cash Flow Analysis
	2015	2016	2017	3/31/2018 TTM	UW	UW per Room
Occupancy(1)	78.9%	78.9%	73.5%(2)	73.3%	73.3%
ADR(1)	$116.93	$119.22	$133.70	$137.47	$137.47
RevPAR(1)	$92.21	$94.06	$98.21	$100.77	$100.77

Rooms Revenue	$16,323,954	$16,696,137	$17,385,389	$17,838,941	$17,838,941	$36,781
Food & Beverage	$8,827,521	$8,029,123	$8,274,760	$8,339,882	$8,339,882	$17,196
Other Income(3)	$1,494,987	$1,803,062	$1,454,557	$1,411,967	$1,411,967	$2,911
Total Revenue	$26,646,462	$26,528,322	$27,114,706	$27,590,790	$27,590,790	$56,888
Total Expenses(4)	$19,139,089	$18,668,684	$17,576,873	$17,669,892	$17,691,678	$36,478
Net Operating Income	$7,507,373	$7,859,638	$9,537,833	$9,920,898	$9,899,112	$20,411
FF&E	$1,332,323	$1,326,416	$1,355,735	$1,379,540	$1,379,540	$2,844
Net Cash Flow	$6,175,050	$6,533,222	$8,182,098	$8,541,358	$8,519,573	$17,566

NOI DSCR(5)	1.48x	1.55x	1.89x	1.96x	1.96x
NCF DSCR(5)	1.22x	1.29x	1.62x	1.69x	1.68x
NOI Debt Yield(5)	10.4%	10.9%	13.3%	13.8%	13.8%
NCF Debt Yield(5)	8.6%	9.1%	11.4%	11.9%	11.9%

(1)	Occupancy, ADR and RevPAR figures have been taken from financial statements provided by the Orlando Airport Marriott Lakeside Borrower. The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR at the Orlando Airport Marriott Lakeside Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	The decrease in occupancy in 2017 is primarily attributed to the disruption from the PIP that the Orlando Airport Marriott Lakeside Property was undergoing in 2017.

(3)	Other Income includes gift shop revenue, parking revenue, and telephone revenue.

(4)	The decrease in expenses after 2015 was primarily due to implementation of cost cutting measures the borrower sponsor undertook after acquisition of the Orlando Airport Marriott Lakeside Property in 2016, at which point its affiliate became the property manager. The Orlando Airport Marriott Lakeside Property was previously directly managed by Marriott.

(5)	Debt service coverage ratios and debt yields are based on the Orlando Airport Marriott Lakeside Whole Loan.

Escrows and Reserves. The Orlando Airport Marriott Lakeside Borrower deposited in escrow at the origination (i) $537,945 for real estate taxes, (ii) $217,000 for the PIP, (iii) $35,075 for deferred maintenance and (iv) $300,000 for a seasonality reserve.

The Orlando Airport Marriott Lakeside Borrower is required to deposit monthly into escrow (i) 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (suspended at origination as the Orlando Airport Marriott Lakeside Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect) and (ii) 1/12 of an amount equal to the greater of (a) 4.0% of annual operating income from the prior fiscal year and (b) the aggregate amount, if any, to be reserved under the management and franchise agreements, currently estimated at $114,963 (the “FF&E Reserve”) (the current franchise agreement requires 5.0%). Commencing on the payment date occurring in February 2019, and on each payment date thereafter, if at any time the Seasonal Working Capital Reserve Release Condition (as defined below) has not been satisfied, the Orlando Airport Marriott Lakeside Borrower is required to deposit an amount equal to $100,000 with the lender into a seasonality reserve. The seasonality reserve is capped at $500,000. The Orlando Airport Marriott Lakeside Whole Loan documents do not require ongoing monthly escrows for insurance premiums so long as (i) no event of default has occurred and is continuing, and no less than 10 days prior to the applicable due date, the Orlando Airport Marriott Lakeside Borrower pays all insurance premiums and furnishes to the lender receipts or other evidence of such payment reasonably satisfactory to the lender and/or (ii) the Orlando Airport Marriott Lakeside Borrower provides the lender with evidence that the Orlando Airport Marriott Lakeside Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect.

A “Seasonal Working Capital Reserve Release Condition” means the lender’s determination that the Orlando Airport Marriott Lakeside Property has achieved a debt service coverage ratio of at least 1.20x for the three-month period of June, July, and August of any calendar year during the term of the Orlando Airport Marriott Lakeside Whole Loan. Any amounts then remaining in the seasonality reserve will be disbursed to Orlando Airport Marriott Lakeside Borrower; provided, however, that if the Seasonal Working Capital Reserve Release Condition has occurred, such Seasonal Working Capital Reserve Release Condition will cease to continue if the lender determines that the Orlando Airport Marriott Lakeside Property has failed to achieve a debt service coverage ratio of at least 1.05x for the three-month period of June, July, and August of any calendar year during the term of the Orlando Airport Marriott Lakeside Whole Loan. In addition, provided no Cash Management Trigger Event (as defined below) is then continuing, any amounts then remaining in the seasonality reserve will be disbursed to the Orlando Airport Marriott Lakeside Borrower each year on the payment date occurring in October.

Lockbox and Cash Management. The Orlando Airport Marriott Lakeside Whole Loan provides for a hard lockbox and springing cash management. The Orlando Airport Marriott Lakeside Whole Loan requires all rents to be directly deposited by tenants of the Orlando Airport Marriott Lakeside Property into such lockbox account. During the continuance of a Cash Management Trigger Event, funds in the lockbox account are required to be transferred to the cash management account once every business day. All funds in the cash management account are required to be applied on each monthly payment date to pay debt service on the Orlando Airport Marriott Lakeside Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves,” to pay for monthly operating expenses in accordance with the approved annual budget, if any, to pay for any extraordinary expenses approved by the lender, and to deposit the remainder into an account to be held by the lender as additional security for the Orlando Airport Marriott Lakeside Whole Loan.

A “Cash Management Trigger Event” will occur upon (i) an event of default under the Orlando Airport Marriott Lakeside Whole Loan or (ii) the debt service coverage ratio based on the last day of each calendar quarter period falling below 1.20x. A Cash Management Trigger Event will continue until the Orlando

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

7499 Augusta National Drive Orlando, FL 32822	Collateral Asset Summary – Loan No. 5 Orlando Airport Marriott Lakeside	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,946,864 69.7% 1.68x 13.8%

Airport Marriott Lakeside Whole Loan has been repaid in full, or (x) in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender or (y) in regard to clause (ii) above, the date the debt service coverage ratio based on the trailing 12-month period is greater than or equal to 1.25x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Orlando Airport Marriott Lakeside Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

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79

26555 Evergreen Road Southfield, MI 48076	Collateral Asset Summary – Loan No. 6 Travelers Tower I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,000,000 60.2% 2.48x 13.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

26555 Evergreen Road Southfield, MI 48076	Collateral Asset Summary – Loan No. 6 Travelers Tower I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,000,000 60.2% 2.48x 13.5%

Travelers Tower I
26555 Evergreen Road
Southfield, MI 48076
Bloomfield Hills
Troy
West Bloomfield Township
Bloomfield Township
Walnut Lake
Wing Lake
Gilbert Lake
Lone Pine Rd
Quarton Rd
Big Beaver Rd
Maple Rd
Telegraph Rd
Franklin Rd
Middlebelt Rd
Woodward Ave
Adams Rd
Coolidge Hwy
Somerset Collection
The Suburban Collection Troy Automall
Bloomfield Hills Plaza Shopping Ctr.
Oakland Hills Country Club
Bloomfield Plaza
DOWNTOWN BIRMINGHAM
Birmingham
Midtown Square
TROY AMTRAK
AMTRAK
Oakland County/Troy Airport
Clawson
14 Mile Rd
Birmingham Golf Course
Beverly Hills
Franklin
Franklin Hills Country Club
Northwestern Hwy
13 Mile Rd
Evergreen Rd
Southfield Rd
Beaumont Hospital, Royal Oak
Crooks Rd
Royal Oak
Arden Companies
Thomson Reuters
OAKLAND COUNTY
Greenfield Rd
12 Mile Rd
Ally Financial
Tel-Twelve Shopping Center
Evergreen Plaza Shopping Ctr.
Lathrup Village
Berkley
Walter P. Reuther Frwy
Costick Activities Ctr.
11 Mile Rd
Federal-Mogul Motorparts
Barton Malow
American Center
Plante Moran
Harley Ellis Devereaux
Oakland Commons
Civic Center Park
Southfield Civic Ctr. Arena
Lincoln Shopping Center
Huntington Woods
Rackham Golf Course
Detroit Zoo
Farmington Hills
Civic Center Dr
Denso International America, Inc.
Secretary of State Office
Southfield Town Center CDW, Microsoft, Yahoo
Lawrence Technological University
10 Mile Rd
Southfield
Inkster Rd
Beech Rd
Lahser Rd
Oak Park Blvd
Oakland Community College-Southfield
Oak Park Shopping Plaza
Oak Park
West River Center
9 Mile Rd
Providence-Providence Park Hospital, Southfield
Lear Corporation
Berg Rd
Plum Hollow Country Club
Beaumont Hospital, Farmington Hills
Shiawassee Rd
Wyoming Ave
8 Mile Rd
Werton Plaza
Livonia
Redford
O'Hair Park
Southfield Frwy
John C. Lodge Frwy
Outer Dr
7 Mile Rd
Rogell Golf Course
Wayne County Community College - Northwest Campus
College Park Commons
Henry Ford Medical Ctr.-Detroit Northwest
DETROIT
Marygrove College
Grand River Ave
WAYNE COUNTY
Downtown 8 miles
Fenkell St
Myers Rd
Grandland Shopping Center
Tower Center Mall
Schoolcraft Ave
Detroit Metro-Wayne County Airport 16 miles
MACOMB COUNTY
Waterford
Rochester Hills
Shelby
Pontiac
OAKLAND COUNTY
Troy
Clinton
West Bloomfield
Sterling Heights
Farmington Hills
Warren
St. Clair Shores
Novi
Southfield
MICHIGAN
Livonia
Lake St. Clair
DETROIT
Canton
Dearborn
Westland
WINDSOR
CANADA
Taylor
ONTARIO
Ypsilanti
WASHTENAW COUNTY
LaSalle

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

26555 Evergreen Road Southfield, MI 48076	Collateral Asset Summary – Loan No. 6 Travelers Tower I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,000,000 60.2% 2.48x 13.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Southfield, MI 48076
				General Property Type:	Office
Original Balance:	$33,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance:	$33,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	4.1%			Year Built/Renovated:	1972/2014-2018
Loan Purpose:	Refinance			Size:	473,959 SF
Borrower Sponsor:	Francis Greenburger			Cut-off Date Balance per SF:	$70
Mortgage Rate:	4.8200%			Maturity Date Balance per SF:	$70
Note Date:	6/11/2018			Property Manager:	G&E Real Estate Management Services, Inc.
First Payment Date:	8/1/2018
Maturity Date:	7/1/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI(2):	$4,462,936
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield:	13.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	13.5%
Additional Debt Type:	N/A			UW NCF DSCR:	2.48x
Additional Debt Balance:	N/A			Most Recent NOI(2):	$3,200,804 (3/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$3,066,136 (12/31/2017)
Reserves(1)				3rd Most Recent NOI:	$2,530,677 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	87.1% (6/1/2018)
RE Tax:	$474,418	$48,399	N/A	2nd Most Recent Occupancy:	79.4% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	70.3% (12/31/2016)
Replacements:	$0	$8,294	$500,000	Appraised Value (as of):	$54,800,000 (5/3/2018)
TI/LC:	$250,000	$39,497	$3,000,000	Cut-off Date LTV Ratio:	60.2%
Outstanding Tenant Allowance:	$1,267,691	$0	N/A	Maturity Date LTV Ratio:	60.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,000,000	100.0%	Loan Payoff:	$19,499,199	59.1%
			Reserves:	$1,992,109	6.0%
			Closing Costs:	$268,242	0.8%
			Return of Equity:	$11,240,450	34.1%
Total Sources:	$33,000,000	100.0%	Total Uses:	$33,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The increase in UW NOI compared to the Most Recent NOI is primarily attributable to: (i) rent steps through December 31, 2018 totaling $89,073, (ii) forward starting rent for two tenants, Mortgage Center, L.C. and Maestro Health, Inc., totaling $580,817 and (iii) the cessation of rent abatements totaling $532,685 for leases executed in the trailing 12-month period through March 31, 2018.

The Mortgage Loan. The sixth largest mortgage loan (the “Travelers Tower I Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $33,000,000 secured by a first priority fee mortgage encumbering a 473,959 SF, 18-story, suburban office building located in Southfield, Michigan (the “Travelers Tower I Property”) approximately ten miles northwest of the Detroit central business district. Proceeds of the Travelers Tower I Mortgage Loan were used to refinance existing debt of approximately $19.5 million, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Southfield Tower I Equities LLC (the “Travelers Tower I Borrower”), a single purpose Delaware limited liability company structured to be bankruptcy remote with one independent director. Legal counsel to the Travelers Tower I Borrower delivered a non-consolidation opinion in connection with the origination of the Travelers Tower I Mortgage Loan. The Travelers Tower I Borrower is owned by GT Holdings LLC (58.18%), Francis Greenburger (22.37%), 2103 Irrevocable Trust (8.95%), Robert Kantor (8.49%), and David Lebenstein (2.01%).

The borrower sponsor and non-recourse carveout guarantor is Francis Greenburger (the “Travelers Tower I Borrower Sponsor”). Time Equities, Inc. (“TEI”), founded in 1966 by the Travelers Tower I Borrower Sponsor, had a portfolio of approximately 31.1 million SF of residential, industrial, office and retail space, including over 4,000 multi-family apartment units, as of December 31, 2017. TEI owns and operates properties across 30 states, five Canadian provinces, Germany, the Netherlands and Anguilla. In addition, TEI is in various stages of development and pre-development on approximately 1.4 million SF of space including at least 1,447 residential units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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26555 Evergreen Road Southfield, MI 48076	Collateral Asset Summary – Loan No. 6 Travelers Tower I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,000,000 60.2% 2.48x 13.5%

The Property. Developed in 1972 and most recently renovated from 2014 through 2018, the Travelers Tower I Property is a 473,959 SF, 18-story, suburban office building located in Southfield, Michigan, approximately ten miles northwest of the Detroit central business district. The Travelers Tower I Property offers numerous amenities, including a 4,111 SF fitness center with locker and shower facilities, a café & sundry shop, professional art installations and a conferencing center. As of June 1, 2018, the Travelers Tower I Property was 87.1% leased to 46 national, regional and local tenants occupying suites ranging in size from 696 SF to 49,268 SF. The three largest tenants at the Travelers Tower I Property, Willis Towers Watson (“WTW”) (rated BBB/Baa3/BBB by Fitch/Moody’s/S&P), Faurecia Interior Systems, Inc. (“Faurecia”) (rated BB+/Ba1/BB+ by Fitch/Moody’s/S&P) and MSX International, Inc. (“MSXI”), represent 31.7% of the NRA and 36.3% of the underwritten base rent. Outside of the top three tenants, no tenant at the Travelers Tower I Property represents more than 5.1% of the NRA or 6.3% of the underwritten base rent. The tenants at the Travelers Tower I Property represent a diverse mix of industries including healthcare, professional services, engineering, automotive, financial, government and education.

The Travelers Tower I Property, together with the connected 13-story office building known as Travelers Tower II (which is not part of the collateral), represents the third largest multi-tenant office complex in the Detroit-Warren-Livonia metropolitan statistical area (the “Detroit MSA”). Travelers Tower II is connected to the Travelers Tower I Property via both a one-story connector and the parking garage located on the west side of Central Park Boulevard.

Since acquiring the Travelers Tower I Property in 2013, the Travelers Tower I Borrower Sponsor has increased occupancy approximately 38.3% through major leases to international and national tenants including WTW, Faurecia, MSXI, Equian, LLC, Mortgage Center, L.C. Fox Sports Net Detroit, LLC and NCS Pearson, Inc. Additionally, the Travelers Tower I Borrower Sponsor has invested approximately $5.0 million in capital improvements including a lobby renovation, construction of a state-of-the-art fitness center, HVAC retro-commissioning, elevator upgrade and improvement, heating and hot water system upgrades, a building management system upgrade, interior and exterior signage, roof replacement and parking lot upgrades. The Travelers Tower I Borrower Sponsor also recently completed a multi-tenant retail development (not a part of collateral) located adjacent to the Travelers Tower I Property providing additional amenities to the tenant base.

The Travelers Tower I Property and Travelers Tower II have an easement agreement through December 31, 2060, which provides access to all of the 2,843 parking spaces located on the parcels using a parking space allocation ratio of 46.65% for the Travelers Tower I Property and 53.35% for Travelers Tower II. This provides a total of 1,326 surface and garage parking spaces for the Travelers Tower I Property reflecting an overall parking ratio of 2.80 spaces per 1,000 SF.

Major Tenants.

Willis Towers Watson (57,054 SF, 12.0% of NRA, 14.1% of underwritten base rent). WTW (Fitch/Moody’s/S&P: BBB/Baa3/BBB) (NASDAQ: WLTW) provides services and solutions to clients across four business segments including human capital and benefits; corporate risk and broking; investment, risk and reinsurance; and benefits delivery and administration. WTW has over 40,000 employees serving clients located in more than 140 countries. WTW clientele includes approximately 90.0% of Fortune Global 500 companies, Fortune 1000 and the FTSE 100. As of the fourth quarter 2017, WTW reported total revenues of approximately $8.2 billion, net income of approximately $592.0 million and total assets of $32.5 billion. WTW is the parent company to tenants occupying two suites totaling 49,268 SF and 7,786 SF. The largest space consisting of 49,268 SF is leased to Towers Watson Delaware Inc. (“TWD”), a professional services company which provides human capital, human resource technology, risk, and insurance consulting. TWD has been in occupancy since November 2015 and operates under an 11-year term expiring November 2026 and has two, five-year renewal options remaining. TWD has a one-time right to surrender up to 20.0% of its leased space effective November 2020 with prior written notice no later than February 2020 and a right of first refusal on all continuous leasable space on the 13th and 15th floors of the Travelers Tower I Property. TWD also has a one-time right to terminate its lease effective November 2022 with prior written notice no later than November 2021. If terminated, TWD will pay the landlord a termination fee equal to the sum of the unamortized portion of the lease cost with 50.0% due at the same time as the delivery of the termination option notice, and the remaining 50.0% due on or prior to the effective date of termination. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in the Preliminary Prospectus. The smaller space consisting of 7,786 SF is leased to Willis of Michigan Inc. (“Travelers Insurance”), an insurance company operating three business segments consisting of business and international insurance, bond and specialty insurance and personal insurance. As of the fourth quarter 2017, Travelers Insurance had approximately 30,000 employees and assets totaling approximately $103.0 billion. Travelers Insurance has been in occupancy since November 2016 and operates under a 10-year lease expiring November 2026. Travelers Insurance has no renewal or termination options.

Faurecia Interior Systems, Inc. (47,250 SF, 10.0% of NRA, 11.3% of underwritten base rent). Faurecia (Fitch/Moody’s/S&P: BB+/Ba1/BB+) (NYSE: Euronext) is a global leader in the manufacturing and automotive seating, interior systems and emissions control technologies. Faurecia employs approximately 109,000 employees and operates 300 sites, including 30 R&D centers, in 35 countries around the world. According to Faurecia’s website, Faurecia is the world’s number one supplier of seat frames and mechanisms, emissions control technologies and vehicle interiors. Faurecia is also the world’s third largest supplier of complete seat systems. In 2010, Faurecia acquired the Ford plant in Saline, Michigan, bolstering its position in North America while becoming Ford’s second largest customer. The North American market comprises approximately 26.0% of Faurecia’s overall sales. As of the fourth quarter 2017, Faurecia reported total sales of approximately €20.2 billion, net income of €714.0 million and total assets of €11.5 billion. Faurecia has been in occupancy since October 2012 and operates under a 7.6-year term expiring in May 2020. Faurecia has no renewal options and no termination options.

MSX International, Inc. (45,748 SF, 9.7% of NRA, 10.8% of underwritten base rent). MSXI provides retail network and human capital solutions primarily for the automotive industry. MSXI has approximately 6,000 employees across 80 countries which provide warranty solutions, technical solutions, dealer solutions, training solutions and technical staffing. Bain Capital Private Equity purchased MSXI in January 2017. MSXI has been in occupancy since October 2015 and currently leases a combined 45,748 SF of which 6,346 SF is subleased through September 2018. MSXI’s primary lease is comprised of 37,446 SF of office space and 1,956 SF of storage space and expires on April 2026 with two, five-year renewal options. MSXI has a right of first refusal on all or a portion of the continuous leasable space on the 7th and 12th floors of the Travelers Tower I Property. Provided MSXI has not exercised its right of first refusal, MSXI has a one-time right to terminate its lease effective April 2022 with nine months’ prior written notice. If terminated, MSXI will pay the landlord a termination payment equal to the sum of the unamortized portion of the lease costs plus four months’ base rent. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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26555 Evergreen Road Southfield, MI 48076	Collateral Asset Summary – Loan No. 6 Travelers Tower I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,000,000 60.2% 2.48x 13.5%

The following table presents a summary regarding the largest tenants at the Travelers Tower I Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Base Rent	% of Annual Base UW Rent	Annual UW Base Rent PSF(3)	Lease Expiration

Major Tenants
Willis Towers Watson(4)(5)	BBB/Baa3/BBB	57,054	12.0%	$1,045,115	14.1%	$18.32	11/30/2026
Faurecia Interior Systems, Inc.	BB+/Ba1/BB+	47,250	10.0%	$838,688	11.3%	$17.75	5/31/2020
MSX International, Inc.	NR/NR/NR	45,748	9.7%	$796,656	10.8%	$17.41	Various(6)
Equian, LLC(7)	NR/NR/NR	24,354	5.1%	$462,726	6.3%	$19.00	8/31/2025
Mortgage Center, L.C.(8)	NR/NR/NR	21,692	4.6%	$390,456	5.3%	$18.00	12/31/2026
Fox Sports Net Detroit, LLC	NR/NR/NR	18,276	3.9%	$336,284	4.6%	$18.40	4/30/2019
NCS Pearson, Inc.(9)	NR/NR/NR	16,560	3.5%	$314,633	4.3%	$19.00	12/31/2025
Off Chap 13 Trustee – Detroit(10)	NR/NR/NR	15,635	3.3%	$279,085	3.8%	$17.85	12/31/2020
Major Tenants Total		246,569	52.0%	$4,463,642	60.4%	$18.10
Other Tenants		166,283	35.1%	$2,926,125	39.6%	$17.60
Vacant Space		61,107	12.9%	$0	0.0%	$0.00
Total/Wtd. Avg.		473,959	100.0%	$7,389,768	100.0%	$17.90

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Willis Towers Watson is the parent company of two tenants, TWD and Travelers Insurance, which occupy two suites totaling 49,268 SF and 7,786 SF, respectively.
(5)	TWD has two, five-year renewal options remaining.
(6)	MSXI leases a combined 45,748 SF of which 6,346 SF is subleased through September 2018. MSXI primary lease is for 37,446 SF and expires on April 2026 with two, five-year renewal options.
(7)	Equian, LLC has two, five-year renewal options remaining.
(8)	Mortgage Center, L.C. has one, five-year renewal option remaining.
(9)	NCS Pearson, Inc. has two, five-year renewal options remaining.
(10)	Off Chap 13 Trustee – Detroit has two, five-year renewal options remaining.

The following table presents certain information relating to the lease rollover at the Travelers Tower I Property.

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	1,226	0.3%	0.3%	$10.98	$13,461	0.2%	0.2%
2018	5	20,405	4.3%	4.6%	$18.59	$379,276	5.1%	5.3%
2019	8	29,668	6.3%	10.8%	$18.44	$547,097	7.4%	12.7%
2020	8	81,037	17.1%	27.9%	$17.66	$1,430,834	19.4%	32.1%
2021	6	33,347	7.0%	35.0%	$19.06	$635,642	8.6%	40.7%
2022	8	44,593	9.4%	44.4%	$20.13	$897,526	12.1%	52.8%
2023	12	25,438	5.4%	49.7%	$10.44	$265,520	3.6%	56.4%
2024	3	8,553	1.8%	51.5%	$19.02	$162,682	2.2%	58.6%
2025	3	50,437	10.6%	62.2%	$18.82	$949,250	12.8%	71.5%
2026	5	118,148	24.9%	87.1%	$17.85	$2,108,480	28.5%	100.0%
2027	0	0	0.0%	87.1%	$0.00	$0	0.0%	100.0%
2028	0	0	0.0%	87.1%	$0.00	$0	0.0%	100.0%
2029 & Beyond	0	0	0.0%	87.1%	$0.00	$0	0.0%	100.0%
Vacant	0	61,107	12.9%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	59	473,959	100.0%		$17.90	$7,389,768	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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26555 Evergreen Road Southfield, MI 48076	Collateral Asset Summary – Loan No. 6 Travelers Tower I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,000,000 60.2% 2.48x 13.5%

The Market. The Travelers Tower I Property is located in Southfield, Oakland County, Michigan approximately ten miles northwest of the Detroit central business district. Primary regional access to the Travelers Tower I Property is provided by Interstate 696 (0.4 miles north), Interstate 75 (7.8 miles east), and the John C Lodge Expressway (US-10) (0.5 miles south). On a local level, the Travelers Tower I Property is situated on Evergreen Road, a major north/south four-lane commercial corridor. The Travelers Tower I Property is located within the Detroit MSA, which had a population of approximately 4.7 million as of 2016. The Detroit MSA is home to 22 of the nation’s Fortune 1000 corporations, including General Motors, Ford Motor, Leer, TRW Automotive Holdings, Penske Automotive Group, DTE Energy, Ally Financial, Autoliv, Masco, Visteon, BorgWarner, CMS Energy, Auto-Owners Insurance and Kelly Service. The Detroit MSA’s employment base differs considerably from that of other metropolitan areas across the United States. This has historically been due to a heavy concentration of jobs in the automotive industry. However, employment opportunities have begun to shift toward healthcare, education, construction, professional and business services, and leisure and hospitality services. In particular, the healthcare industry is expected to lead the economic diversification across Detroit MSA. As of the first quarter 2018, five of the ten largest employers in the Detroit MSA were providers of healthcare services.

According to a third party market research report, the Travelers Tower I Property is located within the Detroit office market. As of the first quarter 2018, the Detroit office market had an inventory of approximately 216.4 million SF of office space, a vacancy rate of approximately 9.9% and an average rental rate of $19.03 PSF, which represented a 1.2% increase from the first quarter 2017 average rental rate of $18.80 PSF. As of the first quarter 2018, the Detroit office market saw six deliveries totaling approximately 58,230 SF and 18 deliveries totaling approximately 567,010 SF over the past four quarters. Net absorption totaled approximately 292,832 SF in the first quarter 2018 and approximately 1.78 million SF over the past four quarters. According to a third party market research report, the Travelers Tower I Property is located within the Southfield office submarket. As of the first quarter of 2018, the Southfield office submarket had an inventory of approximately 23.8 million SF of office space, a vacancy rate of approximately 20.1% and an average rental rate of $18.10 PSF. As of the first quarter of 2018, the Southfield office submarket saw one delivery totaling approximately 11,556 SF and only one other delivery since the second quarter 2014, which totaled approximately 12,700 SF.

The following table presents recent leasing data at competitive office buildings with respect to the Travelers Tower I Property.

Comparable Office Leases
Address	Tenant Name	Lease Size (SF)	Proximity	Lease Date	Lease Term (Yrs.)	Initial Rent PSF	Lease Type	Adjusted Rental Rate PSF
26555 Evergreen Road, Southfield, MI	Mortgage Center, L.C.(1)	21,692(1)	--	July 2018(1)	8.5(1)	$18.00(1)	Modified Gross	—
27725 Stansbury Boulevard, Farmington Hills, MI	Flextronics America, LLC	63,613	6.6 miles	March 2018	10	$18.50	Modified Gross	$19.47
27777 Inkster Road, Farmington Hills, MI	Centria Healthcare, LLC	60,221	5.2 miles	February 2018	10	$17.00	Modified Gross	$17.53
26211 Central Park Boulevard, Southfield, MI	County of Washtenaw - HIDTA	20,000	0.3 miles	January 2018	15	$13.50	Gross	$17.25
27555 Executive Drive, Farmington Hills, MI	Keyence Corp. of America	10,732	9.8 miles	November 2017	5	$20.00	Modified Gross	$18.22
27555 Executive Drive, Farmington Hills, MI	Hyundai Dymos Michigan, LLC	6,466	9.8 miles	November 2017	5	$21.50	Modified Gross	$21.68
29100 Northwestern Highway, Southfield, MI	Dealer Advertising Cooperative	3,171	4.3 miles	July 2016	6	$18.75	Modified Gross	$18.14
24800 Denso Drive, Southfield, MI	Secure Planning Strategies	2,992	2.9 miles	March 2016	6	$18.90	Modified Gross	$22.54

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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26555 Evergreen Road Southfield, MI 48076	Collateral Asset Summary – Loan No. 6 Travelers Tower I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$33,000,000 60.2% 2.48x 13.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Travelers Tower I Property.

Cash Flow Analysis
	12/31/2015	12/31/2016	12/31/2017	3/31/2018 TTM	UW	UW PSF
Base Rent(1)	$4,608,199	$5,708,764	$5,966,403	$6,170,576	$7,389,768	$15.59
Gross Up Vacant Space	$0	$0	$0	$0	$1,155,063	$2.44
Free Rent	($397,172)	($1,150,543)	($491,265)	($532,685)	$0	$0.00
Total Recoveries	$311,252	$516,553	$333,151	$320,887	$350,352	$0.74
Other Income(2)	$50,688	$161,192	$32,579	$41,639	$34,663	$0.07
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,607,372)	($3.39)
Effective Gross Income	$4,572,967	$5,235,966	$5,840,868	$6,000,418	$7,322,473	$15.45
Total Expenses	$2,508,320	$2,705,289	$2,774,732	$2,799,614	$2,859,537	$6.03
Net Operating Income(3)	$2,064,647	$2,530,677	$3,066,136	$3,200,804	$4,462,936	$9.42
Capital Expenditures	$0	$0	$0	$0	$100,252	$0.21
TI/LC	$0	$0	$0	$0	$355,472	$0.75
Net Cash Flow	$2,064,647	$2,530,677	$3,066,136	$3,200,804	$4,007,212	$8.45

Occupancy %(4)	79.5%	70.3%	79.4%	79.9%	82.0%
NOI DSCR	1.28x	1.57x	1.90x	1.98x	2.77x
NCF DSCR	1.28x	1.57x	1.90x	1.98x	2.48x
NOI Debt Yield	6.3%	7.7%	9.3%	9.7%	13.5%
NCF Debt Yield	6.3%	7.7%	9.3%	9.7%	12.1%

(1)	UW Base Rent is based on the underwritten rent roll and includes rent steps through December 31, 2018 totaling $89,073 and forward starting rent for tenants Mortgage Center, L.C and Maestro Health, Inc. collectively totaling $580,817
(2)	Other Income includes administrative fees, parking income and miscellaneous income.
(3)	The increase in UW Net Operating Income compared to the 3/31/2018 TTM Net Operating Income is primarily attributable to (i) rent steps through December 31, 2018 totaling $89,073, (ii) forward starting rent for tenants Mortgage Center, L.C. and Maestro Health, Inc. totaling $580,817 and (iii) the cessation of rent abatements totaling $532,685 for new and renewal leases executed in the trailing 12-month period through March 31, 2018.
(4)	UW Occupancy % is based on an underwritten economic vacancy of 18.0%. The Travelers Tower I Property was 87.1% leased as of June 1, 2018.

Escrows and Reserves. The Travelers Tower I Mortgage Loan documents provide for upfront escrows in the amount of $474,418 for real estate taxes, $250,000 for tenant improvements and leasing commissions, and $1,267,691 for outstanding tenant allowances. The Travelers Tower I Mortgage Loan documents also provide for ongoing monthly escrows of $48,399 for real estate taxes, $8,294 for replacement reserves (capped at $500,000) and $39,497 for tenant improvements (capped at $3,000,000).

The Travelers Tower I Borrower is not required to make deposits into the insurance subaccount so long as: (i) no event of default under the Travelers Tower I Mortgage Loan documents has occurred and is continuing and (ii) the Travelers Tower I Borrower delivers evidence to the lender of fully paid blanket insurance policies covering the Travelers Tower I Property.

Lockbox and Cash Management. The Travelers Tower I Mortgage Loan has a springing lockbox with springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below).

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following: (i) Travelers Tower I Mortgage Loan maturity date, or (ii) the occurrence of a monetary or material default or event of default (including, without limitation, a breach which would cause liability under the Travelers Tower I Borrower recourse liabilities and/or a springing recourse event), and will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice lender will only be required to give if (1) the Travelers Tower I Mortgage Loan and all other obligations under the Travelers Tower I Mortgage Loan documents have been repaid in full or (2) the maturity date has not occurred and with respect to the matters described in clause (ii) above, such default or event of default has been cured and no other default or event of default has occurred and is continuing.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Travelers Tower I Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Travelers Tower I Mortgage Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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12832 South Frontrunner Boulevard Draper, UT 84020	Collateral Asset Summary – Loan No. 7 Vista Station 8	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 64.1% 1.48x 10.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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12832 South Frontrunner Boulevard Draper, UT 84020	Collateral Asset Summary – Loan No. 7 Vista Station 8	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 64.1% 1.48x 10.1%

Vista Station 8
12832 South Frontrunner Boulevard
Draper, UT 84020
Kearns
Salt Lake City Intl. Airport 12 miles
Downtown Salt Lake City 9 miles
Murray
Holladay
Old Mill Golf Club
Old Mill Corporate Center
South Valley Regional Airport
Murray Parkway Golf Course
Fashion Place Mall
Overstock.com Corporate Headquarters
Park Center
Ft. Union Blvd.
The Shops at Fort Union
Midvale
Cottonwood Heights
Jordan Landing
Bingham Junction
Historic Gardner
Midvale Ctr.
West Jordan
TRAX RED LINE
W. Jordan City Ctr.
2700 W.
Jordan Valley
TRAX BLUE LINE
Willow Creek Country Club
Jordan Valley Med. Ctr.
Rio Tinto Stadium
Historic Sandy
River Pointe Plaza
SLCC-Jordan Campus
Sandy Expo
Sandy Mall
SALT LAKE COUNTY
FRONTRUNNER
Mountain America CU Expo. Ctr.
Glenmoor Golf Course
Pheasant Hollow Business Park
Sandy Civic Ctr.
Sandy
The Shops at South Town
South Jordan
Dimple Dell Regional Park
Daybreak
River Park
The Commons at Southtowne
RiverPark Corporate Center
Daybreak Parkway
The District
Loveland Living Planet Aquarium
Lone Peak Hospital
Draper Peaks
Hidden Valley Country Club
WASATCH-CACHE NATL. FOREST
Draper Town Ctr.
Draper Crossing
Swire Coca-Cola
Intermountain Riverton Hospital
Riverton
Riverbend Golf Course
Draper
eBay
Dell EMC
WASATCH RANGE
Mountain View Corridor
1-800 Contacts
Bangerter Crossing
Bangerter Hwy
Bluffdale
Highland Dr.
Traverse Ridge Rd.
Herriman
Redwood Rd.
UTAH COUNTY
Alpine
Younique Products
Camp Williams Military Reservation
Outlets at Traverse Mountain
Xactware Corporate Center
IM Flash
Adobe
Ancestry
Oracle
Timpanogos Hwy
Thanksgiving Park
MaritzCX
Lehi
Highland
Thanksgiving Point
2100 N.
5300 W.
Ogden
Roy
Clearfield
Layton
Syracuse
Farmington
Great Salt Lake
Centerville
Bountiful
North Salt Lake
SALT LAKE CITY
West Valley City
South Salt Lake
Taylorsville
Murray
West Jordan
South Jordan
Sandy
Riverton
Draper
Lehi
Park City
Heber
Tooele
Grantsville
American Fork

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

12832 South Frontrunner Boulevard Draper, UT 84020	Collateral Asset Summary – Loan No. 7 Vista Station 8	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 64.1% 1.48x 10.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Draper, UT 84020
				General Property Type:	Office
Original Balance:	$31,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance:	$31,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.9%			Year Built/Renovated:	2016/N/A
Loan Purpose:	Refinance			Size:	154,846 SF
Borrower Sponsors:	The Boyer Company, L.C.; KC Gardner Company, L.C.			Cut-off Date Balance per SF:	$200
				Maturity Date Balance per SF:	$167
Mortgage Rate:	4.9480%			Property Manager:	The Boyer Company, L.C. (borrower-related)
Note Date:	5/16/2018
First Payment Date:	7/6/2018
Maturity Date:	6/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	6 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(3):	$3,115,740
Prepayment Provisions(1):	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	10.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	12.1%
Additional Debt Type:	N/A			UW NCF DSCR:	1.89x (IO) 1.48x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI(3):	$1,530,918 (2/28/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(3):	$970,347 (12/31/2017)
Reserves(2)				3rd Most Recent NOI(3):	$156,541 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (7/1/2018)
RE Tax:	$227,700	$32,529	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2017)
Insurance:	$16,734	$2,092	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Replacements:	$0	$1,936	N/A	Appraised Value (as of):	$48,330,000 (1/31/2018)
TI/LC:	$0	$12,904	N/A	Cut-off Date LTV Ratio:	64.1%
Security Deposit Reserve:	$361,538	$0	N/A	Maturity Date LTV Ratio:	53.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$31,000,000	97.8%	Loan Payoff(4):	$30,637,404	96.7%
Borrower Equity:	$684,563	2.2%	Reserves:	$605,972	1.9%
			Closing Costs:	$441,188	1.4%
Total Sources:	$31,684,563	100.0%	Total Uses:	$31,684,563	100.0%

(1)	Free release is permitted. See “Release of Property” below for further discussion of release requirements.

(2)	See “Escrows and Reserves” below for further discussion of reserve information.

(3)	The Vista Station 8 Property (as defined below) was built in 2016. The 2016 cash flow represents a partial operating period as Tesla, Inc. (“Tesla”) took occupancy in October 2016. Per Tesla’s lease, Tesla received free rent for the first 12 months of its lease term. The increase in NOI and UW NOI is due to the burn off of rent abatements.

(4)	Loan Payoff includes $3,768,219 used to pay off loans from entities affiliated with the borrower sponsors at origination.

The Mortgage Loan. The seventh largest mortgage loan (the “Vista Station 8 Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $31,000,000. The Vista Station 8 Mortgage Loan is secured by a first priority fee mortgage encumbering a 154,846 SF office property located in Draper, Utah (the “Vista Station 8 Property”). The proceeds of the Vista Station 8 Mortgage Loan, along with $684,563 in borrower sponsor equity, were used to pay off existing debts, fund reserves, and pay closing costs.

The Borrowers and the Borrower Sponsors. The borrower is BG Vista Office 8, L.C. (the “Vista Station 8 Borrower”), a single-purpose Utah limited liability company, with one independent director. A non-consolidation opinion has been delivered in connection with the origination of the Vista Station 8 Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors are The Boyer Company, L.C. (“The Boyer Company” or “Boyer”) and KC Gardner Company, L.C. (“The Gardner Company”), joint and severally.

The Boyer Company, based in Salt Lake City, Utah, is a full-service real estate development firm that has developed over 35 million SF of commercial projects throughout the country including office buildings, shopping centers, medical facilities, residential developments, hotels, and special use buildings. In addition to developing and managing its own portfolio, Boyer offers construction management and property management services for third party clients. Boyer’s property management team currently services a diverse portfolio of over 16 million SF of office, governmental, industrial, retail, and residential property valued in excess of $1 billion. The Gardner Company is a full service real estate company specializing in the development of office, retail, industrial and medical buildings based in Utah.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

12832 South Frontrunner Boulevard Draper, UT 84020	Collateral Asset Summary – Loan No. 7 Vista Station 8	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 64.1% 1.48x 10.1%

The Property. The Vista Station 8 Property is a 154,846 SF, five-story Class A office building built in 2016 and located in Draper, Utah.  The Vista Station 8 Property is situated within a larger 175-acre office park that was co-developed by the borrower sponsors between 2015 and 2018.  The borrower sponsors purchased the land underlying the Vista Station 8 Property for approximately $5.0 million, and invested approximately $17.6 million in development cost and approximately $7.0 million in tenant improvement.  The borrower sponsors’ total cost basis is approximately $33.7 million.  The Vista Station 8 Property has frontage on South Frontrunner Boulevard, a major north-south arterial street.  Average floor plates at the Vista Station 8 Property are 31,174 SF.  Key card access and security cameras are available throughout the Vista Station 8 Property. The Vista Station 8 Property is served by three passenger elevators and 775 parking spaces for a parking ratio of five space per 1,000 SF.  As of July 1, 2018, the Vista Station 8 Property was 100.0% leased to Tesla.

Major Tenant.

Tesla, Inc. (154,846 SF, 100.0% of NRA, 100.0% of underwritten base rent). Tesla (Moody’s: B3) (NASDAQ: TSLA) is an American multinational corporation specializing in electric vehicle production, energy storage, and solar panel manufacturing. As of year-end 2017, Tesla reported revenues of $11.8 billion, representing a 68.0% increase year-over-year and net loss of $2.2 million. As of May 2018, Tesla’s market capitalization is approximately $54.1 billion.

Tesla acquired SolarCity Corporation in late 2016. SolarCity Corporation was renamed to Tesla Energy Operations, Inc. in January 2018. Tesla Energy Operations, Inc. designs, permits, finances, installs, monitors, maintains, leases, and sells solar energy systems in the United States. It offers solar cells, installation and mounting hardware, financial products, electrical hardware, monitoring solutions, and related software. The company also sells electricity generated by solar energy systems to customers. It serves residential homeowners, commercial businesses, and schools and universities, as well as federal, state, and local government entities. In May 2018, Tesla submitted a patent application for its new solar panel technology. The new technology integrates solar cells into roofing materials that can collect approximately 98.0% of the solar energy of traditional solar panels. According to Tesla’s patent application as of the first quarter of 2018, solar energy sales are expected to improve significantly in 2018 as the company begins offering retrofit solar instillations in over 90 Tesla stores.

The Vista Station 8 Property houses the professional services functions such as accounting, finance, human resources, legal, and marketing and sales support for both Tesla and Tesla Energy Operations, Inc. The Vista Station 8 Property is Tesla’s second corporate office in Utah after its Salt Lake City location, which opened in mid-2015.

Tesla is currently not in occupancy on the fifth floor of the Vista Station 8 Property, but, according to the Vista Station 8 Borrower, Tesla expects to take occupancy by fourth quarter 2018. The first floor of the Vista Station 8 Property will be built into a cafeteria and gym as on-site amenities once Tesla takes occupancy on the fifth floor. Tesla’s lease has a lease expiration of October 2027 at a current base rent of $29.41 PSF. Tesla has two, five-year renewal options with an 18-month renewal notice. The renewal rent will be equal to the lesser of (i) in place rent at the time of renewal increased by 2.5% or (ii) 95% of fair market value. The lease does not provide for options to terminate. Tesla subleases 29,500 SF to Slash Support, Inc., an outsourced information technology (“IT”) company that provides IT support to Tesla. The sublease was executed in July 2017, is scheduled to expire in July 2022, and includes two, three-year renewal options. The current sublease base rent is $26.75 PSF during the first 12 months of the sublease term with 3.0% annual escalations. Slash Support, Inc. has an option to terminate the sublease at any time with four-months’ notice. The rental income for the space subleased to Slash Support, Inc. was marked down to the sublease base rent of $26.75 PSF in the underwritten cash flow as shown in the “Cash Flow Analysis” chart below.

The following table presents certain information relating to the leases at the Vista Station 8 Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Tesla(2)	NR/B3/NR	154,846	100.0%	$4,554,021	100.0%	$29.41	10/31/2027
Total/Wtd. Avg.		154,846	100.0%	$4,554,021	100.0%	$29.41

(1)	Information is based on the underwritten rent roll.

(2)	Tesla is currently not in occupancy on the fifth floor of the Vista Station 8 Property but expects to take occupancy by September 2018. Tesla also subleased 29,500 SF to Slash Support, Inc. at $26.75 PSF, which will increase to $27.55 PSF in July 2018. The sublease is for an initial term of five years and includes two, three-year renewal options. The lease includes a right to terminate the sublease with four-months’ notice. Tesla has two, five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

12832 South Frontrunner Boulevard Draper, UT 84020	Collateral Asset Summary – Loan No. 7 Vista Station 8	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 64.1% 1.48x 10.1%

The following table presents certain information relating to the lease rollover schedule at the Vista Station 8 Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	1	154,846	100.0%	100.0%	$29.41	$4,554,021	100.0%	100.0%
2028	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2029 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	154,846	100.0%		$29.41	$4,554,021	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Tesla is currently not in occupancy on the fifth floor of the Vista Station 8 Property, but expects to take occupancy by September 2018. Tesla also subleased 29,500 SF to Slash Support, Inc. at $26.75 PSF, which will increase to $27.55 PSF in July 2018. The sublease is for an initial term of five years and includes two, three-year renewal options. The lease includes a right to terminate the sublease with four-months’ notice. The rental income for the space subleased to Slash Support, Inc. was marked down to the sublease base rent of $26.75 PSF in the underwritten cash flow as shown in the “Cash Flow Analysis” chart below.

The Market. The Vista Station 8 Property is located in Draper, Utah, within Salt Lake County. Draper is a city in Salt Lake and Utah Counties, and is located approximately 20 miles south of Salt Lake City and 29 miles north of Provo. Utah Transit Authority public transportation is available near the Vista Station 8 Property with the closest TRAX (light rail system) station located directly southeast of the Vista Station 8 Property. Access to the market area is available via Interstate 15 (“I-15”). I-15 runs north to south through Draper and the greater Salt Lake Valley. Downtown Salt Lake City is located approximately 16 miles to the north via I-15. The Salt Lake International Airport is located approximately 21 miles to the northwest of the Vista Station 8 Property.

Draper is home to the main customer service center of eBay, the tech call center of PGP Corporation, the call center of Musician’s Friend, and the headquarters of 1-800 Contacts (located within the Vista Station Office Park). Draper is also home to Utah’s first IKEA, which opened in Spring 2007. According to the appraisal, the 2017 population within a one-, three-, and five-mile radius of the Vista Station 8 Property is 2,859, 76,453, and 185,234, respectively. According to the appraisal, the 2017 average household income within a one-, three-, and five-mile radius from the Vista Station 8 Property is $106,361, $114,438, and $117,317, respectively.

The Vista Station 8 Property is located within the Draper office submarket. According to the appraisal, the Draper office submarket has a total inventory of 4,605,057 SF with 162,313 SF vacant indicating a current vacancy rate of 3.5%. Over the past four quarters, from the second quarter of 2017 through the first quarter of 2018, the Draper office submarket has experienced an increase of supply. There was also positive net absorption, a decrease in vacancy rates, and a nominal increase of asking rent in the submarket. The Vista Station 8 Property is specifically located within the Vista Station office park, which has approximately 1.43 million SF of office space. According to the sponsors who developed the Vista Station office park, as of May 2018, approximately 7,000 SF was vacant within the office park.

According to the appraisal, the concluded office market rent and vacancy for the Vista Station 8 Property was $28.50 per SF and 5.0%, respectively. The Vista Station 8 Property was 100.0% leased by Tesla as of July 1, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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12832 South Frontrunner Boulevard Draper, UT 84020	Collateral Asset Summary – Loan No. 7 Vista Station 8	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 64.1% 1.48x 10.1%

The following table presents recent leasing data at competitive office buildings with respect to the Vista Station 8 Property:

Comparable Office Leases
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
Vista Station 8 Draper, UT	2017	154,846(1)	Tesla(1)	154,846(1)	October 2016(1)	11.0(1)	$29.91(1)	Gross
CHG Building Midvale, UT	2017	281,633	CHG Healthcare Services	281,633	November 2017	11.5	$23.82	NNN
Grove Tower Pleasant Grove, UT	2017	192,000	Infrastructure, Inc.	65,000	January 2018	10.0	$26.50	Gross
SoJo Station1 South Jordan, UT	2017	180,000	Lucid Software	90,000	November 2016	9.0	$30.16	Gross
Peace Coliseum Midvale, UT	2016	257,000	Overstock.com	257,000	September 2016	15.0	$28.90	Gross
11781 Lone Peak Pkwy Draper, UT	1997	57,000	SEO.com	21,906	July 2016	N/A	$25.20	Gross
High Point Building Sandy, UT	2014	33,451	Diamond Wireless	22,351	August 2016	2.0	$22.55	Gross

Source: Appraisal

(1)	Based on the underwritten rent roll. The current rent is $29.41 PSF.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Vista Station 8 Property:

Cash Flow Analysis
	2015(1)	2016(1)	2017	2/28/2018 TTM	UW	UW PSF
Gross Potential Rent(2)(3)	N/A	$238,409	$1,827,666	$2,380,984	$4,554,021	$29.41
Total Recoveries	N/A	$0	$0	$7,550	$67,344	$0.43
Less Mark-to-Market(4)	N/A	$0	$0	$0	($57,230)	($0.37)
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($342,310)	($2.21)
Effective Gross Income	N/A	$238,409	$1,827,666	$2,388,534	$4,221,825	$27.26
Total Operating Expenses	N/A	$81,868	$857,319	$857,616	$1,106,085	$7.14
Net Operating Income	N/A	$156,541	$970,347	$1,530,918	$3,115,740	$20.12
Capital Expenditures	N/A	$0	$0	$0	$23,227	$0.15
TI/LC	N/A	$0	$0	$0	$154,846	$1.00
Net Cash Flow(3)	N/A	$156,541	$970,347	$1,530,918	$2,937,667	$18.97

Occupancy %(5)	N/A	100.0%	100.0%	100.0%	92.5%
NOI DSCR (P&I)	N/A	0.08x	0.49x	0.77x	1.57x
NCF DSCR (P&I)	N/A	0.08x	0.49x	0.77x	1.48x
NOI Debt Yield	N/A	0.5%	3.1%	4.9%	10.1%
NCF Debt Yield	N/A	0.5%	3.1%	4.9%	9.5%

(1)	The Vista Station 8 Property was built in 2016. The 2016 cash flow represents a partial operating period as Tesla took occupancy in October 2016.

(2)	UW Gross Potential Rent includes contractual rent steps through October 2018 totaling $111,489.

(3)	Per Tesla’s lease, Tesla received free rent for the first 12 months of its lease term, but was responsible for a portion of the expense recoveries, which was captured as Gross Potential Rent. Tesla took occupancy in October 2016 and had a 12-month rent abatement period. The increase in Net Cash Flow is due to the burn off of rent abatements.

(4)	The rental income on the space subleased to Slash Support, Inc. was marked down to the sublease rent of $26.75 PSF.

(5)	UW Occupancy % is based on underwritten economic vacancy of 7.5%. The Vista Station 8 Property was 100.0% leased as of July 1, 2018.

Escrows and Reserves. The Vista Station 8 Borrower deposited in escrow at origination (i) 227,700 for real estate taxes, (ii) $16,734 for insurance premiums and (iii) $361,538 into a security deposit reserve. The Vista Station 8 Borrower is required to escrow monthly (i) $32,529 for real estate taxes, (ii) $2,092 for insurance premiums, (iii) $1,936 for capital expenditures and (iv) $12,904 for tenant improvements and leasing commissions (“TI/LC”).

Lockbox and Cash Management. The Vista Station 8 Mortgage Loan provides for a hard lockbox and springing cash management. Upon the occurrence and continuance of a Cash Sweep Event (as defined below), the Vista Station 8 Borrower is required to instruct tenants to deposit rents and other amounts due into the lockbox account and funds in such lockbox account are required to be transferred to the cash management account on a daily basis. All funds in the cash management account are to be applied on each monthly payment date in accordance with the Vista Station 8 Mortgage Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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12832 South Frontrunner Boulevard Draper, UT 84020	Collateral Asset Summary – Loan No. 7 Vista Station 8	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,000,000 64.1% 1.48x 10.1%

A “Cash Sweep Event” commences upon (i) an event of default under the Vista Station 8 Mortgage Loan documents, (ii) the debt service coverage ratio for the Vista Station 8 Property falling below 1.20x or (iii) the occurrence of any of the following: (a) the date that is 18 months prior to expiration of the lease (including any renewal terms), (b) Tesla or any successor or replacement tenant (a “Sole Tenant”) terminating its lease or any material portion thereof prior to its then-current expiration date, (c) the Sole Tenant discontinuing its business at or vacating any portion of the premises consisting of 75,000 rentable SF or more, (d) an event of default under the lease or (e) a bankruptcy involving the Sole Tenant or its parent. A Cash Sweep Event will continue until in regard to clause (i) above, such event of default has been cured or waived, in regard to clause (ii) above, the debt service coverage ratio is greater than 1.25x for two consecutive quarters, or in regard to clause (iii) above, the earlier to occur of: (1) the lender determining that sufficient funds have been collected to equal at least $50.00 PSF of the space that constitutes vacant rentable space as a result of the events described in clauses (iii)(a) through (iii)(e) above and (2) the occurrence of any of the following: (A) in connection with a Cash Sweep Event pursuant to clauses (iii)(a), (iii)(b) or (iii)(c) above, the Sole Tenant (x) exercises its renewal or extension option with respect to all of the related leased premises, and sufficient funds have been accumulated to pay for all TI/LC costs and any other anticipated expenses, (y) rescinds termination of the related lease and delivers an estoppel certificate acceptable to the lender, or (z) has commenced operations for a period of six consecutive months and has delivered an estoppel certificate acceptable to the lender, as applicable, (B) following a default under the lease, such default has been cured and no other default has occurred for a period of six consecutive months or (C) in the case of a bankruptcy proceeding involving the Sole Tenant or its parent, (x) such bankruptcy has terminated and the lease has been affirmed, assumed or assigned in a manner satisfactory to the lender or (y) all of the vacant space demised under the lease has been fully leased pursuant to a replacement lease or leases approved by the lender.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Vista Station 8 Borrower is permitted to release (“Vista Station 8 Release”) an unimproved portion of the Vista Station 8 Property (the “Vista Station 8 Release Parcel”) subject to certain conditions including, but not limited to: (i) no default or event of default has occurred or is continuing or shall occur solely as a result of the Vista Station 8 Release, (ii) the property then remaining subject to the lien of the Vista Station 8 Mortgage Loan will not be in violation in any material respect with the terms of any lease, (iii) the conveyance of the Vista Station 8 Release Parcel is pursuant to an arms’-length agreement to a third party not affiliated with the Vista Station 8 Borrower or an updated non-consolidation opinion is provided if the Vista Station 8 Release Parcel is conveyed to an affiliate of the Vista Station 8 Borrower, (iv) in the event that, after giving effect to such release, the LTV ratio for the property then remaining subject to the lien of the Vista Station 8 Mortgage Loan is greater than 125%, the Vista Station 8 Borrower defeases an amount of principal such that the LTV ratio is no more than 125%, (v) payment of all of the related lender’s reasonable fees and costs, (vi) the Vista Station 8 Borrower shall have entered into and recorded an easement regarding, among other items, ingress, egress, access, parking and utilities shared between the Vista Station 8 Release Parcel and the related Vista Station 8 Property and (vii) the Vista Station 8 Borrower obtains a title policy endorsement insuring that the Vista Station 8 Release Parcel is added as an appurtenant parcel and the priority of the related Mortgage is not affected. The Vista Station 8 Borrower is not required to pay a fee in connection with the Vista Station 8 Release.

Terrorism Insurance. The Vista Station 8 Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various	Collateral Asset Summary – Loan No. 8 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.5% 2.34x 11.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Various	Collateral Asset Summary – Loan No. 8 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.5% 2.34x 11.1%

Kokomo
Lafayette
INDIANA
Muncie
Anderson
Marysville
Carmel
Fishers
Springfield
Plainfield
INDIANAPOLIS
Huber Heights
DAYTON
Greenwood
Centerville
Hamilton
OHIO
Bloomington
Columbus
CINCINNATI
Covington
Florence
Bedford
Portsmouth
HOOSIER NATIONAL FOREST
KENTUCKY
LOUISVILLE
Frankfort
LEXINGTON
Owensboro
Elizabethtown

Bloomington
Bristol
VIRGINIA
TENNESSEE
Boone
WINSTON-SALEM
GREENSBORO
Henderson
Newport
High Point
DURHAM
RALEIGH
Cary
Statesville
Asheville
Hickory
Concord
Gastonia
CHARLOTTE
FAYETTEVILLE
Spartanburg
Rock Hill
NORTH CAROLINA
Clinton
Greenville
Laurinburg
Clemson
SOUTH CAROLINA
Elizabethtown
Anderson
Whiteville
Greenwood
Irmo
Florence
Athens
Lexington
Sumter
North Myrtle Beach
COLUMBIA
Lake City
Conway
North Augusta
Myrtle Beach
Orangeburg
AUGUSTA
Milledgeville
GEORGIA
North Charleston
Atlantic Ocean
Charleston
Dublin
Statesboro
Beaufort

NORTH LAS VEGAS
SPRING MTS.
Nellis Air Force Base
Summerlin
LAS VEGAS
Sunrise Manor
Downtown
Winchester
MUDDY MTS.
Strip
CLARK COUNTY
Enterprise
HENDERSON

AFIN Portfolio

	Property	Location
1	Montecito Crossing	Las Vegas, NV
2	Jefferson Commons	Louisville, KY
3	Best on the Boulevard	Las Vegas, NV
4	Northpark Center	Huber Heights, OH
5	Anderson Station	Anderson, SC
6	Cross Pointe Center	Fayetteville, NC
7	San Pedro Crossing	San Antonio, TX
8	Riverbend Marketplace	Asheville, NC
9	Shops at RiverGate South	Charlotte, NC
10	Centennial Plaza	Oklahoma City, OK
11	Shoppes of West Melbourne	West Melbourne, FL
12	North Lakeland Plaza	Lakeland, FL

COLO.
KANSAS
Wichita
Springfield
MO
Santa Fe
TULSA
Amarillo
OKLAHOMA CITY
ALBUQUERQUE
Norman
Ft. Smith
NEW MEXICO
OKLAHOMA
AR
Wichita Falls
Lubbock
Denton
Plano
Las Cruces
FT. WORTH
DALLAS
Shreveport
Arlington
EL PASO
Midland
Abilene
CIUDAD JUAREZ
Odessa
TEXAS
Waco
San Angelo
AUSTIN
Beaumont
HOUSTON
SAN ANTONIO
CHIHUAHUA
Galveston
Victoria
MEXICO
Laredo
Corpus Christi
Gulf of Mexico
McAllen
MONTERREY
Brownsville

Ocala
Daytona Beach
Hernando
Wildwood
Deltona
Atlantic Ocean
Leesburg
Apopka
Winter Park
Titusville
Spring Hill
Winter Garden
ORLANDO
New Port Richey
Kissimmee
Zephyrhills
Palm Harbor
Lutz
Lakeland
Melbourne
Clearwater
TAMPA
Winter Haven
Palm Bay
Brandon
Lake Wales
ST. PETERSBURG
Ft. Meade
Vero Beach
Wauchula
FLORIDA
Bradenton
Ellenton
Ft. Pierce
Port St. Lucie
Sarasota
Arcadia
Okeechobee
Gulf of Mexico
Venice
Port Charlotte
Cape Coral
Ft. Myers
Belle Glade

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Various	Collateral Asset Summary – Loan No. 8 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.5% 2.34x 11.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	Société Générale; UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Retail
Original Balance(2):	$30,000,000			Detailed Property Type:	Anchored
Cut-off Date Balance(2):	$30,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.7%			Year Built/Renovated:	Various
Loan Purpose(3):	Recapitalization			Size:	2,418,910 SF
Borrower Sponsor:	American Finance Operating Partnership, L.P.			Cut-off Date Balance per SF(2):	$87
				Maturity Date Balance per SF(2):	$87
Mortgage Rate:	4.1910%			Property Manager:	American Finance Properties, LLC
Note Date:	12/8/2017
First Payment Date:	2/1/2018
Maturity Date:	1/1/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	6 months
Prepayment Provisions(4):	LO (11); YM1 (107); O (2)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI:	$23,341,476
Additional Debt Type(2):	Pari Passu			UW NOI Debt Yield(2):	11.1%
Additional Debt Balance(2):	$180,000,000			UW NOI Debt Yield at Maturity(2):	11.1%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(2):	2.34x
Reserves(5)				Most Recent NOI:	$26,006,908 (9/30/2017 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$27,004,951 (12/31/2016)
RE Tax:	$832,502	$355,956	N/A	3rd Most Recent NOI:	N/A
Insurance:	$203,509	$43,761	N/A	Most Recent Occupancy:	90.3% (11/28/2017)
Replacements:	$0	Springing	N/A	2nd Most Recent Occupancy:	97.6% (12/31/2016)
Deferred Maintenance:	$101,926	$0	N/A	3rd Most Recent Occupancy:	N/A
TI/LC:	$798,196	Springing	N/A	Appraised Value (as of):	$371,735,000 (Various)
Environmental:	$9,827	$0	N/A	Cut-off Date LTV Ratio(2):	56.5%
Free Rent:	$154,430	$0	N/A	Maturity Date LTV Ratio(2):	56.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$210,000,000	100.0%	Loan Payoff(3):	$17,985,000	8.6%
			Reserves:	$2,100,391	1.0%
			Closing Costs:	$4,431,142	2.1%
			Return of Equity:	$185,483,468	88.3%
Total Sources:	$210,000,000	100.0%	Total Uses:	$210,000,000	100.0%

(1)	The AFIN Portfolio Whole Loan was co-originated by Société Générale and UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”).
(2)	The AFIN Portfolio Mortgage Loan (as defined below) is part of the AFIN Portfolio Whole Loan, which is comprised of sixteen pari passu senior promissory notes with an aggregate principal balance of $210,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the AFIN Portfolio Whole Loan.
(3)	Loan proceeds were used to refinance existing debt of approximately $18.0 million encumbering the San Pedro Crossing Property and recapitalize the borrower sponsor’s recent acquisition of the remaining 11 AFIN Portfolio Properties.
(4)	Prior to the open prepayment date occurring in December 2027, the AFIN Portfolio Whole Loan can be prepaid with yield maintenance after the lockout date. Partial release is permitted. See “Release of Property” below for further discussion of release requirements.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The eighth largest mortgage loan (the “AFIN Portfolio Mortgage Loan”) is part of a whole loan (the “AFIN Portfolio Whole Loan”) evidenced by sixteen pari passu promissory notes with an aggregate original principal balance of $210,000,000. The AFIN Portfolio Whole Loan is secured by a first priority fee mortgage encumbering a 2,418,910 SF, 12-property portfolio of anchored retail properties located in North Carolina (three properties), Florida (two properties), Nevada (two properties), Kentucky (one property), Ohio (one property), Oklahoma (one property), Texas (one property) and South Carolina (one property) (collectively, the “AFIN Portfolio Properties”). The AFIN Portfolio Whole Loan was co-originated by Société Générale and UBS AG. The controlling Promissory Note A-8 and non-controlling Promissory Notes A-6, A-13, and A-16, with an aggregate original principal balance of $30,000,000, collectively represent the AFIN Portfolio Mortgage Loan and will be included in the UBS 2018-C11 Trust. The AFIN Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C11 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Various	Collateral Asset Summary – Loan No. 8 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.5% 2.34x 11.1%

AFIN Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$25,000,000	$25,000,000	UBS 2018-C8	No
Note A-2	$25,000,000	$25,000,000	UBS 2018-C9	No
Note A-3	$20,000,000	$20,000,000	UBS 2017-C7	No
Note A-4	$12,000,000	$12,000,000	UBS 2017-C7	No
Note A-5	$10,000,000	$10,000,000	UBS 2018-C8	No
Note A-6	$10,000,000	$10,000,000	UBS 2018-C11	No
Note A-7	$5,000,000	$5,000,000	UBS 2018-C9	No
Note A-8	$5,000,000	$5,000,000	UBS 2018-C11	Yes
Note A-9	$20,000,000	$20,000,000	UBS 2017-C7	No
Note A-10	$20,000,000	$20,000,000	UBS 2018-C8	No
Note A-11	$15,000,000	$15,000,000	UBS 2018-C9	No
Note A-12	$15,000,000	$15,000,000	UBS 2018-C9	No
Note A-13	$10,000,000	$10,000,000	UBS 2018-C11	No
Note A-14	$8,000,000	$8,000,000	UBS 2017-C7	No
Note A-15	$5,000,000	$5,000,000	UBS 2018-C8	No
Note A-16	$5,000,000	$5,000,000	UBS 2018-C11	No
Total	$210,000,000	$210,000,000

The proceeds of the AFIN Portfolio Whole Loan were used to refinance existing debt of approximately $18.0 million encumbering the San Pedro Crossing Property, recapitalize the borrower sponsor’s investment in the remaining 11 AFIN Portfolio Properties, fund reserves, and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrowers are ARC CPOKCOK001, LLC; ARC SMWMBFL001, LLC; ARC CPFAYNC001, LLC; ARC SPSANTX001, LLC; ARC JCLOUKY001, LLC; ARC NPHUBOH001, LLC; ARC ASANDSC001, LLC; ARC NLLKLFL001, LLC; ARC RBASHNC001, LLC; ARC MCLVSNV001, LLC; ARC BBLVSNV001, LLC; and ARC RGCHRNC001, LLC (collectively, the “AFIN Portfolio Borrowers”), all single-purpose Delaware limited liability companies structured to be bankruptcy remote with two independent directors. The AFIN Portfolio Borrowers are 100.0% owned by the borrower sponsor and nonrecourse carve-out guarantor, American Finance Operating Partnership, L.P. (the “Guarantor”).

American Finance Trust, Inc. (“AFIN”) is a public non-traded real estate investment trust that acquires and manages a diversified portfolio of commercial properties, which are net leased primarily to investment grade and national tenants, as well as a portfolio of stabilized core retail properties consisting primarily of power centers and lifestyle centers. As of the second quarter 2017, the borrower sponsor had a portfolio of 516 properties totaling approximately 19.2 million square feet. AFIN is externally managed by AR Global Investments, LLC, which has raised and invested over $30.0 billion in capital, served over 150,000 shareholders, and grown to one of the largest external managers of direct investment programs in the United States. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Properties. The following table describes each property comprising the AFIN Portfolio Properties by descending Allocated Whole Loan Cut-off Date Balance.

Portfolio Summary
Property Name	Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	UW NCF	% of UW NCF	Allocated Whole Loan Cut-off Date Balance(2)	% of Whole Loan Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV Ratio(2)
Montecito Crossing	Las Vegas, NV	2005/N/A	179,721	$3,101,756	14.9%	$33,040,000	15.7%	$52,450,000	63.0%
Jefferson Commons	Louisville, KY	2014/N/A	205,918	$2,424,762	11.6%	$24,440,000	11.6%	$38,800,000	63.0%
Best on the Boulevard	Las Vegas, NV	1996/2000	204,568	$2,260,490	10.8%	$24,350,000	11.6%	$38,650,000	63.0%
Northpark Center	Huber Heights, OH	1994/2017	318,330	$2,394,795	11.5%	$20,350,000	9.7%	$36,330,000	56.0%
Anderson Station	Anderson, SC	2001/N/A	244,171	$1,864,006	8.9%	$15,860,000	7.6%	$28,000,000	56.6%
Cross Pointe Center	Fayetteville, NC	1986/2003	226,089	$1,686,633	8.1%	$15,730,000	7.5%	$27,675,000	56.8%
San Pedro Crossing	San Antonio, TX	1995-1999/N/A	207,121	$1,398,161	6.7%	$15,670,000	7.5%	$39,800,000	39.4%
Riverbend Marketplace	Asheville, NC	2004/N/A	142,617	$1,237,445	5.9%	$14,120,000	6.7%	$22,580,000	62.5%
Shops at RiverGate South	Charlotte, NC	2014/N/A	140,697	$1,081,973	5.2%	$14,090,000	6.7%	$25,000,000	56.4%
Centennial Plaza	Oklahoma City, OK	1992-1994/N/A	233,797	$1,209,463	5.8%	$13,360,000	6.4%	$25,600,000	52.2%
Shoppes of West Melbourne	West Melbourne, FL	1984/N/A	144,484	$1,529,708	7.3%	$12,480,000	5.9%	$21,900,000	57.0%
North Lakeland Plaza	Lakeland, FL	1986/N/A	171,397	$649,325	3.1%	$6,510,000	3.1%	$14,950,000	43.5%
Total/Wtd. Avg.			2,418,910	$20,838,518	100.0%	$210,000,000	100.0%	$371,735,000	56.5%

(1)	Information is based on the underwritten rent roll.
(2)	Based on the AFIN Portfolio Whole Loan allocated loan amounts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Various	Collateral Asset Summary – Loan No. 8 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.5% 2.34x 11.1%

The AFIN Portfolio Properties contain nine distinct retailers (23.8% of underwritten base rent), representing investment grade tenants, including Kohl’s (rated BBB/Baa2/BBB- by Fitch/Moody’s/S&P), Best Buy (rated BBB-/Baa1/BBB- by Fitch/Moody’s/S&P), The Home Depot (rated A/A2/A by Fitch/Moody’s/S&P), Bed Bath & Beyond (rated NR/Baa2/BBB by Fitch/Moody’s/S&P), Ross Dress For Less (rated NR/A3/A- by Fitch/Moody’s/S&P), The TJX Companies, Inc. (parent company of TJ Maxx and Marshalls, rated NR/A2/A+ by Fitch/Moody’s/S&P), and Gap, Inc. (parent company of Old Navy, rated BB+/Baa2/BB+ by Fitch/Moody’s/S&P), among others.

The AFIN Portfolio Properties have a weighted average tenant tenure of 14.4 years and a weighted average remaining lease term of 5.7 years. Additionally, 59.1% of tenants by NRA have been in occupancy for more than 11 years.

The following table presents certain information relating to the tenants at the AFIN Portfolio Properties:

Tenant Summary(1)
Tenant Name	Portfolio Locations	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Kohl’s	2	BBB/Baa2/BBB-	169,139	7.0%	$1,353,380	5.0%	$8.00	Various
Best Buy	3	BBB-/Baa1/BBB-	155,347	6.4%	$1,529,407	5.6%	$9.85	Various
Home Depot	1	A/A2/A	102,962	4.3%	$854,585	3.1%	$8.30	1/31/2019
Elder Beerman	1	NR/NR/NR	101,840	4.2%	$407,360	1.5%	$4.00	10/31/2019
Bealls	1	NR/NR/NR	84,146	3.5%	$483,839	1.8%	$5.75	4/30/2020
Bed Bath & Beyond	3	NR/Baa2/BBB	77,986	3.2%	$770,152	2.8%	$9.88	Various
Academy Sports + Outdoors	1	NR/B3/NR	71,914	3.0%	$701,162	2.6%	$9.75	2/28/2030
PetSmart	3	NR/B1/NR	66,351	2.7%	$899,498	3.3%	$13.56	Various
Ross Dress For Less	2	NR/A3/A-	62,034	2.6%	$707,021	2.6%	$11.40	Various
Toys R Us(4)	1	NR/NR/NR	60,687	2.5%	$0	0.0%	$0.00	1/31/2021
Office Depot	3	NR/B1/B	57,262	2.4%	$589,295	2.2%	$10.29	Various
Shoe Carnival	4	NR/NR/NR	56,287	2.3%	$730,967	2.7%	$12.99	Various
Hobby Lobby	1	NR/NR/NR	55,000	2.3%	$426,240	1.6%	$7.75	8/31/2019
Jo-Ann Fabric	2	NR/B1/B	54,859	2.3%	$566,586	2.1%	$10.33	Various
Party City	3	NR/NR/NR	52,427	2.2%	$616,513	2.3%	$11.76	Various
HomeGoods	2	NR/A2/A+	49,000	2.0%	$370,894	1.4%	$7.57	Various
Seafood City Supermarket	1	NR/NR/NR	42,618	1.8%	$500,369	1.8%	$11.74	2/28/2022
Barnes & Noble	1	NR/NR/NR	35,475	1.5%	$645,000	2.4%	$18.18	2/28/2021
Michaels	2	NR/NR/NR	34,502	1.4%	$412,785	1.5%	$11.96	Various
ULTA Beauty	3	NR/NR/NR	30,415	1.3%	$595,426	2.2%	$19.58	Various
Pier 1 Imports	3	NR/NR/B	30,300	1.3%	$533,550	2.0%	$17.61	Various
TJ Maxx	1	NR/A2/A+	30,000	1.2%	$330,000	1.2%	$11.00	10/31/2026
Marshalls	1	NR/A2/A+	29,500	1.2%	$309,750	1.1%	$10.50	5/31/2026
Aldi	1	NR/NR/NR	24,067	1.0%	$264,737	1.0%	$11.00	5/31/2028
The Container Store	1	NR/NR/NR	22,817	0.9%	$607,389	2.2%	$26.62	1/31/2023
Liquor Barn	1	NR/NR/NR	22,000	0.9%	$302,500	1.1%	$13.75	5/31/2025
Dollar Tree	2	NR/Ba1/BB+	21,563	0.9%	$192,530	0.7%	$8.93	Various
Old Navy	1	BB+/Baa2/BB+	20,000	0.8%	$260,000	1.0%	$13.00	1/31/2022
Five Below	2	NR/NR/NR	15,815	0.7%	$243,364	0.9%	$15.39	Various
Guitar Center	1	NR/NR/NR	15,200	0.6%	$149,720	0.6%	$9.85	10/31/2025
Kirkland’s	2	NR/NR/NR	13,661	0.6%	$227,784	0.8%	$16.67	Various
Cavender’s Boot City	1	NR/NR/NR	13,548	0.6%	$270,960	1.0%	$20.00	6/30/2022
Big 5 Sports	1	NR/NR/NR	10,080	0.4%	$157,308	0.6%	$15.61	1/31/2021
Tuesday Morning	1	NR/NR/NR	10,000	0.4%	$115,000	0.4%	$11.50	7/31/2021
Subtotal/Wtd. Avg.	59		1,698,802	70.2%	$17,125,071	62.9%	$10.45
Remaining Tenants	145		484,411	20.0%	$10,096,411	37.1%	$20.84
Vacant Space	0		235,697	9.7%	$0	0.0%	$0.00
Total/Wtd. Avg.	204		2,418,910	100.0%	$27,221,482	100.0%	$12.83

(1)	Information is based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the Tenant Name field whether or not the parent company guarantees the lease.
(3)	Annual UW Base Rent and Annual UW Base Rent PSF exclude vacant space and Toys R Us, which was underwritten as vacant.
(4)	Toys R Us was underwritten as vacant; however, it is currently in occupancy and paying annual base rent of $910,305.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Various	Collateral Asset Summary – Loan No. 8 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.5% 2.34x 11.1%

The following table presents certain information relating to the lease rollover schedule at the AFIN Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	3	1,200	0.0%	0.0%	$13.00	$15,600	0.1%	0.1%
2017	1	6,450	0.3%	0.3%	$17.05	$110,000	0.4%	0.5%
2018	12	30,119	1.2%	1.6%	$23.72	$714,319	2.6%	3.1%
2019	37	385,633	15.9%	17.5%	$10.43	$4,021,681	14.8%	17.9%
2020	40	305,740	12.6%	30.1%	$11.70	$3,575,705	13.1%	31.0%
2021	24	304,056	12.6%	42.7%	$16.52	$4,020,214	14.8%	45.8%
2022	20	209,122	8.6%	51.4%	$13.25	$2,770,175	10.2%	55.9%
2023	15	147,255	6.1%	57.4%	$15.59	$2,295,977	8.4%	64.4%
2024	10	107,970	4.5%	61.9%	$13.97	$1,508,345	5.5%	69.9%
2025	22	375,206	15.5%	77.4%	$13.66	$5,126,583	18.8%	88.7%
2026	5	80,723	3.3%	80.8%	$13.24	$1,068,564	3.9%	92.7%
2027	3	13,563	0.6%	81.3%	$28.03	$380,233	1.4%	94.1%
2028 & Beyond	12	216,176	8.9%	90.3%	$7.47	$1,614,086	5.9%	100.0%
Vacant	0	235,697	9.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	204	2,418,910	100.0%		$12.83	$27,221,482	100.0%

(1)	Information is based on the underwritten rent roll as of November 28, 2017.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market.

The following table presents certain market information relating to the AFIN Portfolio Properties:

Market Overview(1)
Property Name	Location	Market	Submarket	Estimated 2017 Population(2)	Estimated 2017 Average Household Income(2)	Rental Rate PSF
						Actual(3)	Submarket(4)
Montecito Crossing	Las Vegas, NV	Las Vegas	Northwest	233,930	$86,121	$21.10	$19.80
Jefferson Commons	Louisville, KY	Louisville	South Central	176,569	$59,649	$14.29	$9.67
Best on the Boulevard	Las Vegas, NV	Las Vegas	Central East	448,909	$50,073	$14.33	$15.48
Northpark Center	Huber Heights, OH	Dayton	NE Central Dayton	83,316	$71,020	$8.74	$7.42
Anderson Station	Anderson, SC	Greenville/Spartanburg	Anderson	56,860	$64,691	$11.61	$8.73
Cross Pointe Center	Fayetteville, NC	Fayetteville	N/A(5)	151,777	$58,794	$9.55	$10.26(5)
San Pedro Crossing	San Antonio, TX	San Antonio	North Central	322,165	$78,955	$17.34	$18.72
Riverbend Marketplace	Asheville, NC	Asheville	East Asheville	87,541	$66,334	$12.13	$13.57
Shops at RiverGate South	Charlotte, NC	Charlotte	Southwest	99,238	$95,171	$17.44	$20.75
Centennial Plaza	Oklahoma City, OK	Oklahoma City	Penn Square	243,184	$63,794	$9.31	$12.72
Shoppes of West Melbourne	West Melbourne, FL	Orlando	Brevard County	132,623	$61,786	$12.34	$11.85
North Lakeland Plaza	Lakeland, FL	Tampa/St. Pete	Polk County	124,578	$55,569	$7.33	$13.41
Avg.						$12.96	$13.53

(1)	Information is based on third party market research reports.
(2)	Information is based on a five-mile radius.
(3)	Information is based on the underwritten rent roll.
(4)	Information is based on the appraisals.
(5)	Submarket and Submarket Rental Rate PSF for the Cross Pointe Center property reflect the appraisal’s market rental rate PSF conclusion as there was no observable submarket.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Various	Collateral Asset Summary – Loan No. 8 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.5% 2.34x 11.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the AFIN Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016	9/30/2017 TTM	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	$29,685,333	$28,957,564	$27,221,482	$11.25
Percentage Rent	N/A	N/A	$201,989	$196,835	$201,169	$0.08
Total Recoveries	N/A	N/A	$6,993,844	$7,437,869	$6,265,070	$2.59
Other Income(3)	N/A	N/A	$513,017	$475,555	$475,555	$0.20
Less Vacancy & Credit Loss	N/A	N/A	$0	$0	($910,305)	($0.38)
Effective Gross Income	N/A	N/A	$37,394,183	$37,067,823	$33,252,972	$13.75
Total Operating Expenses	N/A	N/A	$10,389,232	$11,060,915	$9,911,495	$4.10
Net Operating Income	N/A	N/A	$27,004,951	$26,006,908	$23,341,476	$9.65
Capital Expenditures	N/A	N/A	$0	$0	$406,890	$0.17
TI/LC	N/A	N/A	$0	$0	$2,096,069	$0.87
Net Cash Flow	N/A	N/A	$27,004,951	$26,006,908	$20,838,518	$8.61

Occupancy %	N/A	N/A	97.6%	91.4%	89.2%(4)
NOI DSCR(5)	N/A	N/A	3.03x	2.91x	2.62x
NCF DSCR(5)	N/A	N/A	3.03x	2.91x	2.34x
NOI Debt Yield(5)	N/A	N/A	12.9%	12.4%	11.1%
NCF Debt Yield(5)	N/A	N/A	12.9%	12.4%	9.9%

(1)	The AFIN Portfolio Properties were acquired between 2012 and 2015 and as such, historical financial information for 2014 and 2015 is unavailable.
(2)	UW Gross Potential Rent includes underwritten rent steps of $229,592 taken through June 5, 2018.
(3)	Other Income is primarily from utility expenses which are fully reimbursable at several of the AFIN Portfolio Properties.
(4)	UW Occupancy % excludes all dark and bankrupt tenants.
(5)	Debt service coverage ratios and debt yields are based on the AFIN Portfolio Whole Loan.

Escrows and Reserves. The AFIN Portfolio Whole Loan documents provide for upfront escrows in the amount of $832,502 for real estate taxes, $203,509 for insurance premiums, $101,926 for deferred maintenance, $9,827 for environmental insurance, $154,430 for free rent and $798,196 for tenant improvement and leasing commissions. In addition, the AFIN Portfolio Whole Loan documents provide for ongoing monthly escrows of $355,956 for real estate taxes and $43,761 for insurance premiums and other assessments.

The AFIN Portfolio Whole Loan documents also provide for on-going replacement reserves and tenant improvement and leasing commissions in an amount initially equal to 1/12 of the product by multiplying $0.25 by the aggregate number of rentable square feet in the AFIN Portfolio Properties initially equal to $50,394 and 1/12 of the product by multiplying $1.00 by the aggregate number of rentable square feet of space in AFIN Portfolio Properties initially equal to $201,576, respectively. Notwithstanding the foregoing, the AFIN Portfolio Borrowers are not required to make deposits into the capital reserve subaccount or rollover reserve subaccount, for so long as the occurrence and continuance of a Cash Management Period (as defined below) is not then in effect.

Lockbox and Cash Management. The AFIN Portfolio Whole Loan has a hard lockbox with springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below).

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following: (i) the AFIN Portfolio Whole Loan maturity date, (ii) an event of default, (iii) the trailing 12-month debt service coverage ratio falling below 1.80x, or (iv) the commencement of a Lease Sweep Period (as defined below), and will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give if (1) the AFIN Portfolio Whole Loan and all other obligations under the AFIN Portfolio Whole Loan documents have been repaid in full or (2) the AFIN Portfolio Whole Loan maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the debt service coverage ratio is at least 1.80x for two consecutive calendar quarters, or (C) with respect to the matter described in clause (iv) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” will occur upon any of the following: (i) the date that is twelve (12) months prior to the end of the term of any Major Lease (as defined below) (including any renewal terms), (ii) the date under a Major Lease by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), (iii) any Major Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date, (iv) any Major Tenant discontinues its business at its premises (i.e., “goes dark”) or gives notice that it intends to discontinue its business, (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a material default under any Major Lease by the applicable Major Tenant thereunder, or (vi) the occurrence of a Major Tenant insolvency proceeding and will end upon the earlier to occur of (x) the date that funds in an amount equal to $15 per square foot of the space demised under the Major Lease (or Major Leases) that gave rise to the subject Lease Sweep Period have been accumulated in the special rollover reserve subaccount (or the AFIN Portfolio Borrowers have provided the lender with a letter of credit equal to the initial rollover deposit or (y), with respect to the occurrence of a Lease Sweep Period caused by a matter described in clause (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which a Major Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the AFIN Portfolio Borrowers that is acceptable to the lender in its reasonable discretion) with respect to all of the space demised under its Major Lease, and in the lender’s good faith judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated major leasing expenses for such Major Lease and any other anticipated expenses in connection with such renewal or extension, or (B) the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Various	Collateral Asset Summary – Loan No. 8 AFIN Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 56.5% 2.34x 11.1%

date on which all of the space demised under the Major Lease (or portion thereof) that gave rise to the Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases, and all major lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full, (2) with respect to a Lease Sweep Period caused by a matter described in clause (v) above, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of three consecutive months following such cure, or (3) with respect to a Lease Sweep Period caused by a matter described in clause (vi) above, if the applicable Major Tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender in the exercise of lender’s reasonable discretion.

A “Major Lease” means (i) any lease (or leases) to a tenant or replacement tenant that, together with its affiliates, demises space comprising 50,000 or more rentable square feet of the improvements at any AFIN Portfolio Property or (ii) any lease (or leases) to a tenant that, together with its affiliates, provides for rent, in the aggregate, equal to 30% or more of the total in-place base rent at any AFIN Portfolio Property.

A “Major Tenant” means any tenant under either a Major Lease, or under one or more leases (leased by such tenant and/or its affiliates), which when taken together either (i) demises space comprising 50,000 or more rentable square feet of the improvements at any AFIN Portfolio Property or (ii) provides for rent, in the aggregate, equal to 30% or more of the total in-place base rent at any AFIN Portfolio Property.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Any time after the expiration of the lockout period, the AFIN Portfolio Borrowers may obtain the release of any AFIN Portfolio Properties; provided that, among other things, (i) the sale of such property is pursuant to an arm’s-length agreement to a third party not affiliated with any AFIN Portfolio Borrower or the Guarantor; (ii) the AFIN Portfolio Borrowers may obtain a release of the property if the AFIN Portfolio Borrowers make a prepayment of principal equal to the Release Amount (as defined below) for the property in question, together with any yield maintenance premium applicable thereto; (iii) no event of default under the AFIN Portfolio Whole Loan documents has or will be continuing; (iv) the AFIN Portfolio Borrowers will remain special purpose bankruptcy remote entities; (v) the AFIN Portfolio Borrowers and the Guarantor execute and deliver such documents as lender may reasonably request to confirm the continued validity of the loan documents and liens; (vi) the debt service coverage ratio for all of the remaining AFIN Portfolio Properties will not be less than the greater of (a) the debt service coverage ratio immediately preceding such release and (b) 2.34x; and (vii) the loan-to-value ratio (such value to be determined, in lender’s sole discretion, by any commercially reasonable method permitted to a REMIC trust; and which will exclude the value of personal property or going concern value, if any) is greater than 125%, the AFIN Portfolio Borrowers will also make payment of principal in an amount such that the loan-to-value ratio (such value to be determined, in lender’s sole discretion, by any commercially reasonable method permitted to a REMIC trust; and which will exclude the value of personal property or going concern value, if any) is no more than 125%. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

A “Release Amount” is the greater of (i) 100% of the net sales proceeds with respect to such AFIN Portfolio Property and (ii) 110.0% - 120.0% of the allocated loan amount for such property as set forth in the loan agreement.

Substitution. Any time after December 31, 2018, the AFIN Portfolio Borrowers may obtain the release of any AFIN Portfolio Properties by providing one or more substitute properties (individually or collectively, the “Substitute Property”), provided that among other things, (i) no event of default has occurred and is continuing, (ii) the allocated loan amounts for all AFIN Portfolio Properties theretofore substituted do not exceed 25% of the AFIN Portfolio Whole Loan amount, (iii) unless otherwise agreed to by lender in its sole discretion, the total number of substitutions requested by AFIN Portfolio Borrowers (taking into account the then requested substitution) will not exceed three substitutions, (iv) no substitution will occur during the twelve month period preceding January 1, 2028, (v) the AFIN Portfolio Borrowers will deliver to lender a rating agency comfort letter as to the substitution, (vi) after giving effect to the substitution, the debt service coverage ratio for all of the AFIN Portfolio Properties will be no less than the debt service coverage ratio for all of the AFIN Portfolio Properties immediately preceding such substitution, (vii) the AFIN Portfolio Borrowers will deliver to lender an acceptable appraisal of each proposed substitute property and each proposed released AFIN Portfolio Property indicating an appraised value of the substitute property (as reflected in such acceptable appraisal) that is equal to or greater than the appraised value of the released property as of the substitution date (as reflected in such acceptable appraisal) (provided, however, that with respect to the AFIN Portfolio Properties known as Montecito Crossing, Best on the Boulevard and Jefferson Commons, such properties may only be substituted if the value of the substitute property is equal to or greater than 110% of the appraised value of the released AFIN Portfolio Property), (viii) with respect to the Mortgaged Properties known as Montecito Crossing, Best on the Boulevard or Jefferson Commons, such properties may only be substituted if the net operating income of the Substitute Property is equal to or greater than 110% of the net operating income of the released AFIN Portfolio Property and (ix) the AFIN Portfolio Borrowers will deliver to lender such other documents, instruments and agreements as lender may reasonably require relating to such substitution (including any documents as may be reasonably required by a special servicer in a securitization). See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

Terrorism Insurance. The AFIN Portfolio Borrowers are required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the AFIN Portfolio Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

10379-10489 South State Street Sandy, UT 84070	Collateral Asset Summary – Loan No. 9 Commons at Southtowne I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,500,000 58.6% 2.28x 10.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

10379-10489 South State Street Sandy, UT 84070	Collateral Asset Summary – Loan No. 9 Commons at Southtowne I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,500,000 58.6% 2.28x 10.8%

Anchor / Major
Inline
Vacant
Not Part of Collateral
KeyBank
FedEx
FOREVER 21
89
Costa Vida
ETHAN ALLEN
Dillard's
jcpenney
THE SHOPS AT SOUTH TOWNE
macy's
PETSMART
STAPLES
NORDSTROM rack
DSW
ULTA
BED BATH & BEYOND
TILLY'S
carter's
SportClips
CORELIFE
verizon
SLAPFISH
FIVE GUYS
SOUTH TOWNE EAST
Carl's Jr.
Burlington
Mimi's Cafe
RED ZONE
BRIDAL EXPRESSIONS
US NAILS
complete nutrition
CHUCK E. CHEESE'S
Olive Garden
MATTRESS FIRM
Village Inn
FRIDAYS
Pier 1 imports
W 10600 S
SCRUBS
E 10600 S
Anchor / Major
Inline
Vacant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

10379-10489 South State Street Sandy, UT 84070	Collateral Asset Summary – Loan No. 9 Commons at Southtowne I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,500,000 58.6% 2.28x 10.8%

Commons at Southtowne I
10379-10489 South State Street
Sandy, UT 84070
SALT LAKE CITY
Millcreek
West Valley City
Taylorsville
Holladay
Kearns
Murray
WASATCH-CACHE NATL. FOREST
Midvale
Cottonwood Heights
West Jordan
SALT LAKE COUNTY
Williamsburg
American Villa
Santorini Village
Sandy
Reunion
South Jordan
White City
Daybreak
Shelbrooke
WASATCH RANGE
Riverton
Draper
Bluffdale
Herriman
UTAH COUNTY
Lehi
Camp Williams Military Res.
Salt Lake City Intl. Airport 7 miles
Downtown Salt Lake City 6 miles
West Valley Shopping Center
Salt Lake Community College
Ivy Place Shopping Village
Intermountain Medical Center
The Family Center
Fashion Place Mall
Murray Parkway Golf Course
South Valley Regional Airport
Jordan Landing
Overstock.com Corporate Headquarters
Old Mill Golf Club
Old Mill Corporate Center
Park Center
The Shops at Fort Union
Ft. Union Blvd.
Willow Creek Country Club
TRAX RED LINE
TRAX BLUE LINE
FRONTRUNNER
Jordan Valley Med. Ctr.
SLCC-Jordan Campus
River Pointe Plaza
Rio Tinto Stadium
Sandy Mall
Mountain America CU Expo. Ctr.
Pheasant Hollow Business Park
The Shops at South Town
Dimple Dell Regional Park
River Park
RiverPark Corporate Center
The District
Lone Peak Hospital
Loveland Living Planet Aquarium
Draper Peaks
Hidden Valley Country Club
Jet Corporate Office
Swire Coca-Cola
Draper Crossing
Intermountain Riverton Hospital
Riverbend Golf Course
eBay
Dell EMC
1-800 Contacts
Bangerter Crossing
Mountain View Corridor
Highland Dr.
Traverse Ridge Rd
Bangerter Hwy
Redwood Rd
State St.
S. Jordan Pkwy
4500 S.
4570 S.
6200 S.
7000 S.
7800 S.
9000 S.
9400 S.
10600 S.
11400 S.
11800 S.
12300 S.
12600 S.
13400 S.
13800 S.
14600 S.
4000 W.
3200 W.
1300 W.
700 W.
2700 W.
700 E.
900 E.
1300 E.
Van Winkle
MEADOWBROOK
MURRAY NORTH
FASHION PLACE
MIDVALE FT. UNION
MIDVALE CTR.
BINGHAM JUNCTION
HISTORIC GARDNER
W. JORDAN CITY CTR.
JORDAN VALLEY
HISTORIC SANDY
SANDY EXPO
SANDY CIVIC CTR.
SOUTH JORDAN
DRAPER
DRAPER TOWN CTR.
Ogden
Roy
Clearfield
Syracuse
Layton
Farmington
Centerville
Bountiful
North Salt Lake
Great Salt Lake
West Valley City
South Salt Lake
Murray
Taylorsville
West Jordan
South Jordan
Sandy
Riverton
Draper
Lehi
American Fork
Grantsville
Tooele
Park City
Heber
Morgan
Coalville
Silver Summit
Summit Park
Rush Valley
Erda
Mountain Green
Enterprise

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

10379-10489 South State Street Sandy, UT 84070	Collateral Asset Summary – Loan No. 9 Commons at Southtowne I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,500,000 58.6% 2.28x 10.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Sandy, UT 84070
				General Property Type:	Retail
Original Balance:	$25,500,000			Detailed Property Type:	Anchored
Cut-off Date Balance:	$25,500,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.2%			Year Built/Renovated:	2008/N/A
Loan Purpose:	Refinance			Size:	172,723 SF
Borrower Sponsor:	John R. Thackeray			Cut-off Date Balance per SF:	$148
Mortgage Rate:	4.6215%			Maturity Date Balance per SF:	$148
Note Date:	6/1/2018			Property Manager:	The Thackeray Company, L.C. (borrower-related)
First Payment Date:	7/6/2018
Maturity Date:	6/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(1):	$2,745,884
Seasoning:	1 month			UW NOI Debt Yield:	10.8%
Prepayment Provisions:	LO (25); DEF (88); O (7)			UW NOI Debt Yield at Maturity:	10.8%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.28x
Additional Debt Type:	N/A			Most Recent NOI(1):	$1,871,560 (4/30/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(1):	$1,868,306 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(1):	$2,641,238 (12/31/2016)
Reserves(2)				Most Recent Occupancy(3):	97.6% (5/8/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	72.0% (12/31/2017)
RE Tax:	$64,987	$7,557	N/A	3rd Most Recent Occupancy(3):	74.0% (12/31/2016)
Insurance:	$19,410	$2,941	N/A	Appraised Value (as of):	$43,500,000 (4/6/2018)
Replacements:	$0	$2,159	N/A	Cut-off Date LTV Ratio:	58.6%
TI/LC:	$1,500,000	Springing	(2)	Maturity Date LTV Ratio:	58.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Proceeds:	$25,500,000	100.0%	Loan Payoff(4):	$22,875,351	89.7%
			Reserves:	$1,584,397	6.2%
			Closing Costs:	$523,370	2.1%
			Return of Equity:	$516,882	2.0%
Total Sources:	$25,500,000	100.0%	Total Uses:	$25,500,000	100.0%

(1)	The increase in UW NOI over historical NOI is due to the commencement of Burlington’s lease (45,000 SF, 26.1% of NRA). In connection with its chain-wide bankruptcy, Sports Authority vacated its space in June 2016. Burlington took over Sports Authority’s former space in February 2018 and commenced rental payments in March 2018 (UW Base Rent of $652,500).

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	The Commons at Southtowne I Property (as defined below) has a ten-year average occupancy of 93.7% from 2007 to 2017, with the only decline below 93.0% occurring in 2016 and 2017 when Sports Authority vacated 45,000 SF in June 2016.

(4)	Loan Payoff includes a prepayment penalty of $917,850.

The Mortgage Loan. The ninth largest mortgage loan (the “Commons at Southtowne I Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $25,500,000. The Commons at Southtowne I Mortgage Loan is secured by a first priority fee mortgage encumbering a 172,723 SF retail anchored shopping center in Sandy, Utah (the “Commons at Southtowne I Property”). The proceeds of the Commons at Southtowne I Mortgage Loan were used to refinance existing debt encumbering the Commons at Southtowne I Property, fund reserves, pay closing costs, and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is WM Acquisition Delaware, LLC (the “Commons at Southtowne I Borrower”), a single-purpose Delaware limited liability company with one independent director. A non-consolidation opinion has been delivered in connection with the origination of the Commons at Southtowne I Mortgage Loan. The borrower sponsor and non-recourse guarantor of the Commons at Southtowne I Mortgage Loan is John R. Thackeray, a principal of The Thackeray Garn Company, a commercial real estate company based in Utah. The Thackeray Garn Company owns and manages approximately 2.5 million SF of retail, industrial and office space, 13 hotels and eight multifamily communities across Utah, Idaho, Oregon, Washington, Nevada and Hawaii.

The Property. The Commons at Southtowne I Property is a 172,723 SF retail shopping center, anchored by Burlington, Nordstrom Rack, and Bed Bath & Beyond. Constructed in 2008, the Commons at Southtowne I Property consists of four single-story buildings on a 13.8-acre site and has approximately 613 surface parking spaces (3.5 per 1,000 SF). The Commons at Southtowne I Property is situated along State Street, a north-south corridor with retail, office and commercial development. Located across State Street from the Commons at Southtowne I Property is The Shops at South Town and Marketplace, which features over 120 retailers and is anchored by Macy’s, JCPenney and Target.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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10379-10489 South State Street Sandy, UT 84070	Collateral Asset Summary – Loan No. 9 Commons at Southtowne I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,500,000 58.6% 2.28x 10.8%

As of May 8, 2018, the Commons at Southtowne I Property was 97.6% occupied by 18 tenants, 15 of which are national retailers. In addition to the anchor tenants Burlington and Nordstrom Rack, major tenants at the Commons at Southtowne I Property include Bed Bath & Beyond, DSW, and ULTA Beauty. Among the 13 remaining tenants, none occupy more than 4.3% of the total NRA or represent more than 5.4% of UW Base Rent. Three tenants representing 38.0% of NRA and 30.9% of the UW Base Rent are investment grade tenants. Over the ten-year period between 2007 and 2017, the Commons at Southtowne I Property demonstrated an average occupancy of 93.7%, with the only decline below 93.0% occurring in 2016 and 2017 when Sports Authority vacated 45,000 SF (26.1% of NRA) in June 2016, in connection with its chain-wide bankruptcy. Burlington took over Sports Authority’s former space and commenced rental payments in March 2018 under an 11-year lease. Current ownership of the Commons at Southtowne I Property contributed capital improvements and other soft costs of approximately $30.5 million to its development.

Major Tenants.

Burlington (45,000 SF, 26.1% of NRA, 21.9% of underwritten base rent). Burlington (S&P: BB) (NYSE: BURL) is a nationally recognized retailer selling a broad selection of branded merchandise including women’s ready-to-wear apparel, accessories, footwear, menswear, youth apparel, baby, home, coats, beauty and gifts. Burlington operates 629 stores inclusive of an internet store, in 45 states and Puerto Rico as of February 2018. Burlington occupies 45,000 SF under a lease expiring in February 2029 and currently pays a base rent of $14.50 PSF NNN with fixed common area maintenance (“CAM”) charges, which increases to $15.00 PSF in April 2023. Burlington has four, five-year renewal options remaining and no termination options. If Nordstrom Rack or Bed Bath & Beyond is not operating for 180 days or at least 65% of the NRA of all tenants other than Burlington’s space is not operating for a period of 180 days, Burlington is entitled to pay alternate rent equal to 2% of gross sales plus the tenant’s pro rata share of real estate taxes and fixed CAM charges. If Burlington has paid alternate rent for 12 consecutive months, then it will either terminate its lease within 30 days after the expiration of the 12th consecutive month or commence payment of minimum rent according to the lease.

Nordstrom Rack (35,738 SF, 20.7% of NRA, 18.0% of underwritten base rent). Founded in 1901 in Seattle, Washington, Nordstrom Inc. (Fitch/Moody’s/S&P: BBB+/Baa1/BBB+) (NYSE: JWN) is a fashion retailer of apparel, shoes, and accessories for men, women, and children. Nordstrom Inc. operates 363 U.S. stores across 40 states, including 235 off-price Nordstrom Rack stores, as well as six full-price stores in Canada as of March 2018. Nordstrom Rack is the off-price retail division. Nordstrom Rack occupies 35,738 SF under a lease expiring in April 2029 and currently pays $17.05 PSF NNN through April 2019, at which time the rental rate changes to $15.00 PSF. Nordstrom Rack has been underwritten to reflect $15.00 PSF. Nordstrom Rack has four, five-year renewal options remaining and no termination options. If (i) any three of the then-existing anchor tenant spaces of at least 15,000 SF at the Commons at Southtowne I Property and the adjacent shopping center (Commons at Southtowne II) (Burlington, Bed Bath & Beyond, Petsmart, PGA Tour Superstore and DSW) are not continuously open for a consecutive 12 month period and (ii) Nordstrom Rack’s sales during the consecutive 12 month period decrease by more than 3% in comparison to sales during the previous 12 month period, Nordstrom Rack’s obligation to pay minimum rent according to the lease will be reduced by 50%. If Nordstrom Rack has paid the reduced minimum rent according to the lease for 180 days, it will either terminate its lease within 30 days after the expiration of the 180 days or commence payment of full minimum rent according to the lease.

Bed Bath & Beyond (28,000 SF, 16.2% of NRA, 11.1% of underwritten base rent). Founded in 1971, Bed Bath & Beyond Inc. (Moody’s/S&P: Baa2/BBB) (NASDAQ: BBBY) and subsidiaries is an approximately $12 billion omnichannel retailer offering a wide selection of domestic merchandise including categories such as bed linens and related items, bath items and kitchen textiles and home furnishings operating under the Bed Bath & Beyond, Christmas Tree Shops, Harmon, buybuy BABY, and World Market brands. Bed Bath & Beyond Inc. operates a retail store base which consists of 1,552 stores, as of March 2018. Bed Bath & Beyond occupies 28,000 SF under a lease expiring in January 2019 and currently pays $11.80 PSF NNN in base rent. Bed Bath & Beyond pays percentage rent equal to 3% of gross sales over a breakpoint of approximately $11.0 million. Bed Bath & Beyond has three, five-year renewal options and no termination options. Bed Bath & Beyond has a right of first offer on the space currently occupied by ULTA Beauty (10,119 SF).

DSW (15,000 SF, 8.7% of NRA, 7.0% of underwritten base rent). Founded in 1969 in Columbus, Ohio, DSW Inc. (NYSE: DSW) is a branded footwear and accessories retailer that operates a portfolio of several off-price retail concepts. DSW, its primary concept, offers a wide selection of brand name and designer dress, casual and athletic footwear and accessories, with 515 warehouses in 44 states, and an e-commerce site. DSW occupies 15,000 SF under a lease expiring in January 2024 and currently pays $15.00 PSF NNN through October 2018, at which time the rental rate changes to $14.00 PSF. DSW has been underwritten to reflect $14.00 PSF. DSW pays percentage rent equal to 5% of gross sales over a breakpoint of approximately $3.8 million. DSW has a right of first offer on the space currently occupied by ULTA Beauty, which is subordinate to the Bed Bath & Beyond right of first offer. If four of six key stores (Nordstrom Rack, PetSmart, PGA Tour Superstore, Burlington, ULTA Beauty, and Bed Bath & Beyond) are not open for business for a continuous three-month period, DSW is entitled to pay an alternate rent equal to 2% of gross sales plus 100% of its pro rata share of real estate taxes. If DSW has paid an alternate rent for more than one year, the landlord may deliver a notice revoking DSW’s right to continue paying alternate rent and DSW will then either terminate or reinstate its lease. DSW has no termination options.

ULTA Beauty (10,119 SF, 5.9% of NRA, 7.5% of underwritten base rent). ULTA Beauty (NASDAQ: ULTA) is the largest beauty retailer in the United States, providing cosmetics, fragrance, skin and hair care products, and salon services. ULTA Beauty offers more than 20,000 products from over 500 beauty brands across all categories and price points, including ULTA Beauty’s own private label. Each ULTA Beauty store includes a full-service salon featuring hair, skin and brow services. As of February 2018, ULTA Beauty operates 1,074 retail stores across 48 states and the District of Columbia. ULTA Beauty occupies 10,119 SF under a lease expiring in December 2028 and pays $22.00 PSF in base rent. ULTA Beauty has two, five-year renewal options and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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10379-10489 South State Street Sandy, UT 84070	Collateral Asset Summary – Loan No. 9 Commons at Southtowne I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,500,000 58.6% 2.28x 10.8%

The following table presents certain information relating to the leases at the Commons at Southtowne I Property:

Tenant Summary(1)
							Most Recently Reported Sales(4)
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	$	PSF	Occ Cost %(5)	Lease Expiration
Anchor/Major Tenants
Burlington	NR/NR/BB	45,000	26.1%	$652,500	21.9%	$14.50	N/A	N/A	N/A	2/28/2029
Nordstrom Rack	BBB+/Baa1/BBB+	35,738	20.7%	$536,070	18.0%	$15.00	N/A	N/A	N/A	4/30/2029
Bed Bath & Beyond	NR/Baa2/BBB	28,000	16.2%	$330,400	11.1%	$11.80	N/A	N/A	N/A	1/31/2019
DSW	NR/NR/NR	15,000	8.7%	$210,000	7.0%	$14.00	$3,002,522	$200.17	9.0%	1/31/2024
ULTA Beauty	NR/NR/NR	10,119	5.9%	$222,618	7.5%	$22.00	N/A	N/A	N/A	12/31/2028
Subtotal/Wtd. Avg.		133,857	77.5%	$1,951,588	65.4%	$14.58
Other Tenants		34,687	20.1%	$1,033,549	34.6%	$29.80
Vacant Space		4,179	2.4%	$0	0.0%	$0.00
Total/Wtd. Avg.		172,723	100.0%	$2,985,137	100.0%	$17.71

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Most Recently Reported Sales reflect the trailing 12-month period ending September 31, 2017.

(5)	Occ. Cost % is based on the contractual rent as of the May 8, 2018 rent roll and underwritten recoveries divided by most recently reported sales.

The following table presents certain information relating to the lease rollover schedule at the Commons at Southtowne I Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	4	34,675	20.1%	20.1%	$15.22	$527,800	17.7%	17.7%
2020	1	1,659	1.0%	21.0%	$35.20	$58,397	2.0%	19.6%
2021	1	1,888	1.1%	22.1%	$27.50	$51,920	1.7%	21.4%
2022	1	2,116	1.2%	23.4%	$18.00	$38,088	1.3%	22.7%
2023	3	11,893	6.9%	30.2%	$28.58	$339,864	11.4%	34.0%
2024	1	15,000	8.7%	38.9%	$14.00	$210,000	7.0%	41.1%
2025	0	0	0.0%	38.9%	$0.00	$0	0.0%	41.1%
2026	0	0	0.0%	38.9%	$0.00	$0	0.0%	41.1%
2027	1	2,300	1.3%	40.3%	$36.00	$82,800	2.8%	43.8%
2028	4	18,275	10.6%	50.8%	$26.69	$487,698	16.3%	60.2%
2029 & Beyond	2	80,738	46.7%	97.6%	$14.72	$1,188,570	39.8%	100.0%
Vacant	0	4,179	2.4%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	18	172,723	100.0%		$17.71	$2,985,137	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Commons at Southtowne I Property is located in downtown Sandy, Utah, approximately 15.3 miles south of Salt Lake City. Between 2010 and 2017, Utah was ranked first in the nation for economic outlook based on local, state and federal policies, according to the ALEC-Laffer State Economics Outlook Rankings. Significant industries in Salt Lake City include education, healthcare, transportation, technology, and financial services. According to the Bureau of Labor Statistics, Salt Lake City and the state of Utah had an unemployment rate of 3.0% and 3.1%, respectively, compared to the unemployment rate of 3.9% for the overall United States, as of April 2018.

According to a third party market research report, the estimated 2018 population within a one-, three- and five-mile radius of the Commons at Southtowne I Property was 7,475, 106,832, and 284,522, respectively. The estimated 2018 average household income within a one-, three- and five-mile radius of the Commons at Southtowne I Property is $92,348, $101,161, and $108,531, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

10379-10489 South State Street Sandy, UT 84070	Collateral Asset Summary – Loan No. 9 Commons at Southtowne I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,500,000 58.6% 2.28x 10.8%

The city of Sandy, Utah is implementing a 25-year master plan to develop a downtown district across 1,100 acres. The city’s plans include the construction of transit connectors, event parking, revitalized retail, and a variety of housing, hotel, office, and retail options. Since implementation of the master plan, over 1,000 multifamily units have been built in the district with an additional 600 units planned, over 300,000 SF of office space has been built or is under construction, with an additional 800,000 SF proposed, a $70.0 million state-of-the-art Hale Centre Theatre opened, which seats 1,350 in two theaters, and The Shops at South Town underwent a $25.0 million renovation.

The Commons at Southtowne I Property is situated immediately across State Street from The Shops at South Town, a 966,000 SF indoor regional mall anchored by Macy’s, JCPenney, and Forever 21, as well as an adjacent 312,000 SF outdoor retail property called Marketplace, which is anchored by a Target supercenter. The retail development features over 120 national and regional retailers. The Shops at South Town reported occupancy of 87.0% and sales of $355 PSF, according to the March 2018 Green Street Advisors Mall Database. Other major retailers in the area include Walmart, Sam’s Club, Home Depot, Barnes & Noble, Target, Costco, and Karl Malone Toyota.

At the intersection of East 10600 South Street and Golden Willow Drive, which is located 0.5 miles south of the Commons at Southtowne I Property, the average daily traffic count is 33,063. Along Interstate 15, the average daily traffic count for the stretch of the highway between the exit immediately south of The Shops at South Town and the 9000 South exit (two exits to the north) is 133,203.

According to the appraisal, the Commons at Southtowne I Property is located in the South Valley cluster retail market and within the Sandy South Towne submarket. As of the first quarter of 2018, the South Valley cluster retail market has 18.8 million SF of retail space, with an overall vacancy rate of 4.6% and average rental rates of $17.33 PSF. Over the last four years, vacancy within the South Valley cluster retail market averaged 3.1%, and has not been greater than 5.0%. The Sandy South Towne submarket is comprised of 5.3 million SF of retail space, with a vacancy rate of 5.0% and average rental rates of $21.31 PSF.

The following table presents rent comparables for large mid box spaces at certain retail competitive properties with respect to the Commons at Southtowne I Property:

Competitive Rent Comparables
Property Name/Address	Year Built	Property Size (SF)	Tenant	Lease Size (SF)	Lease Term (months)	Rent PSF	Lease Type
Commons at Southtowne I Property 10379-10489 South State Street, Sandy, UT	2008	172,723(1)	Burlington(1)	45,000(1)	133(1)	$14.50(1)	Triple Net(1)
Confidential	2017	56,394	Confidential	49,706	240	$11.29	Triple Net
Natural Grocers 10622 South Redwood Road, South Jordan, UT	2016	15,006	Natural Grocers	15,006	180	$25.83	Triple Net
Confidential	2016	78,680	Confidential	15,300	120	$15.00	Triple Net
Confidential	2016	78,680	Confidential	10,000	120	$20.00	Triple Net
Commons at Southtowne II 10317 South State Street, Sandy, UT	1994-2000	55,239	PGA Superstore	25,000	166	$16.42	Triple Net
Confidential	2015-2016	71,700	Confidential	22,000	118	$12.00	Triple Net
Gold’s Gym Riverton 12600 South Redwood Road, Riverton, UT	1996, 2014	44,556	Fitness Group of Riverton	44,556	240	$14.00	Triple Net
Total/Wtd Avg.(2)		400,255		181,568	193	$14.74

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Excludes the Commons at Southtowne I Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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10379-10489 South State Street Sandy, UT 84070	Collateral Asset Summary – Loan No. 9 Commons at Southtowne I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,500,000 58.6% 2.28x 10.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Commons at Southtowne I Property:

Cash Flow Analysis
	2015(1)	2016(1)	2017(1)	4/30/2018 TTM(1)	UW(1)	UW PSF
Gross Potential Rent(2)	$3,252,176	$2,861,208	$2,234,449	$2,267,065	$3,111,105	$18.01
Total Recoveries	$674,971	$556,192	$456,778	$450,112	$666,738	$3.86
Other Income	$5,388	$18,454	$30,110	$24,467	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($188,892)	($1.09)
Effective Gross Income	$3,932,535	$3,435,854	$2,721,338	$2,741,644	$3,588,951	$20.78
Total Operating Expenses	$878,300	$794,617	$853,032	$870,084	$843,067	$4.88
Net Operating Income	$3,054,235	$2,641,238	$1,868,306	$1,871,560	$2,745,884	$15.90
Capital Expenditures	$0	$0	$0	$0	$25,908	$0.15
TI/LC(3)	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$3,054,235	$2,641,238	$1,868,306	$1,871,560	$2,719,975	$15.75

Occupancy %(4)	100.0%	74.0%	72.0%	98.0%	95.0%
NOI DSCR	2.56x	2.21x	1.56x	1.57x	2.30x
NCF DSCR	2.56x	2.21x	1.56x	1.57x	2.28x
NOI Debt Yield	12.0%	10.4%	7.3%	7.3%	10.8%
NCF Debt Yield	12.0%	10.4%	7.3%	7.3%	10.7%

(1)	The increase in UW Net Operating Income over historical Net Operating Income is due to the commencement of Burlington’s lease (45,000 SF, 26.1% of NRA). In connection with its chain-wide bankruptcy, Sports Authority vacated its space in June 2016. Burlington took over Sports Authority’s former space in February 2018 and commenced rental payments in March 2018 (UW Base Rent of $652,500).

(2)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) vacancy gross up of $104,475, (ii) rent steps of $1,709, and (iii) straight line rent of $21,493 associated with investment grade tenants.

(3)	At closing, an upfront TI/LC reserve was reserved in the amount of $1,500,000.

(4)	UW Occupancy % is based on underwritten economic occupancy. Physical occupancy as of May 8, 2018, is 97.6%. The Commons at Southtowne I Property has a ten-year average occupancy of 93.7% from 2007 to 2017.

Escrows and Reserves. At origination, the Commons at Southtowne I Borrower deposited (i) $64,987 into a real estate tax escrow, (ii) $19,410 into an insurance escrow and (iii) $1,500,000 into a TI/LC reserve. The Commons at Southtowne I Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual insurance premiums, (iii) $2,159 for capital expenditures, and (iv) if the balance of the tenant improvements and leasing commissions (“TI/LC”) reserve is less than $700,000 (the “TI/LC Cap”), $14,394 (annual TI/LC collection based on $1.00 PSF) for TI/LC, until such reserve balance reaches the TI/LC Cap. Notwithstanding the above, the portion of the annual tax reserve attributable to each of the five tenants that currently has the obligation under its respective lease to reimburse landlord in annual installments (Burlington, Nordstrom Rack, Bed Bath & Beyond, DSW, and ULTA Beauty) will be waived so long as (i) no Cash Management Trigger Event (as defined below) and no Cash Sweep Trigger Event (as defined below) has occurred and is continuing under the Commons at Southtowne I Mortgage Loan documents; (ii) such tenant is not in default under its lease; and (iii) the Commons at Southtowne I Borrower has delivered evidence that the portion of the taxes payable by such tenant has been paid in full as and when due under its lease (but in any event not less than the earlier to occur of 30 days after such taxes are due, and 10 business days before such taxes become delinquent).

Lockbox and Cash Management. The Commons at Southtowne I Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Management Trigger Event and thereafter during the term of the Commons at Southtowne I Mortgage Loan, the Commons at Southtowne I Borrower is required to establish and maintain a lockbox account and deliver tenant direction letters to all tenants at the Commons at Southtowne I Property causing all rents to be deposited directly to the lockbox. During the continuance of a Cash Management Trigger Event, funds in the lockbox account are required (i) to be swept to the cash management account on each business day, (ii) to be applied on each monthly payment date to fund the required reserve deposits as described above under “Escrows and Reserves,” (iii) to pay debt service on the Commons at Southtowne I Mortgage Loan, (iv) to pay operating and extraordinary expenses, and (v) during the continuance of a Material Tenant Trigger Event (as defined below), to escrow monthly excess cash flow into a Material Tenant rollover account until the balance of such account equals or exceeds the Material Tenant Rollover Funds Cap (as defined below). Provided no Material Tenant Trigger Event exists and during the continuance of a Cash Sweep Trigger Event, excess cash flow is required to be swept into an excess cash flow account.

A “Cash Management Trigger Event” will commence upon: (i) the occurrence of an event of default and continue until such event of default is cured; (ii) the occurrence of any bankruptcy action of the Commons at Southtowne I Borrower, guarantor, or property manager, and continue until the filing is discharged, stayed or dismissed within 30 days for the Commons at Southtowne I Borrower or guarantor, or within 120 days for the property manager (or the property manager is replaced by a qualified manager), and the lender’s determination that such filing does not materially affect the monetary obligations of the Commons at Southtowne I Borrower or the guarantor; (iii) the date the debt service coverage ratio for the immediately preceding trailing 12-month period is less than 1.20x and will continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.25x for two consecutive calendar quarters; (iv) a Material Tenant Trigger Event until such event is cured; or (v) if the Commons at Southtowne I Property is self-managed by the Commons at Southtowne I Borrower or any of its affiliates, the felony indictment or indictment for fraud or misappropriation of funds by any director or officer of the Commons at Southtowne I Borrower or guarantor, or if the Commons at Southtowne I Property is managed by a third party manager, the felony indictment or indictment for fraud or misappropriation of funds by such manager or any director or officer of such manager, and continue until such manager is replaced by a qualified manager.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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10379-10489 South State Street Sandy, UT 84070	Collateral Asset Summary – Loan No. 9 Commons at Southtowne I	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,500,000 58.6% 2.28x 10.8%

A “Material Tenant Trigger Event” will occur upon (i) a Material Tenant (as defined below) giving written notice of its intent to terminate, cancel, not extend or not renew its Material Tenant lease, and will continue until, with respect to 75% or more of the applicable Material Tenant’s space, (a) an acceptable Material Tenant lease extension, (b) one or more acceptable Material Tenant space re-tenanting events or (c) the unconditional revocation of all termination and cancellation notices; (ii) on or prior to the Material Tenant Rollover Notice Date (as defined below), a Material Tenant not extending or renewing its Material Tenant lease, and will continue until, with respect to 75% or more of the applicable Material Tenant’s space, (a) an acceptable Material Tenant lease extension or (b) one or more acceptable Material Tenant space re-tenanting events; (iii) a Material Tenant failing to give notice of its extension or renewal on or prior to the date required under its Material Tenant lease, and will continue until, with respect to 75% or more of the applicable Material Tenant’s space, (a) an acceptable Material Tenant lease extension or (b) one or more acceptable Material Tenant space re-tenanting events; (iv) an event of default under a Material Tenant lease beyond any applicable notice and cure period, and will continue until the applicable event of default has been cured, provided however, with respect to the Burlington lease, the HVAC matters set forth in the estoppel will not constitute as a Material Tenant Trigger Event if, on or before July 16, 2018, the Commons at Southtowne I Borrower (a) remediates such matters to Burlington’s reasonable satisfaction and (b) delivers to lender a new estoppel from Burlington, stating that no defaults are continuing under such Material Tenant lease; (v) a Material Tenant or lease guarantor of the Material Tenant’s lease becoming insolvent or a debtor in any bankruptcy action, and will continue until the Material Tenant’s lease is unconditionally affirmed in the applicable bankruptcy and the Material Tenant is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed; (vi) a Material Tenant’s lease being terminated or no longer in full force and effect, and will continue until one or more acceptable Material Tenant space re-tenanting events with respect to all of the applicable Material Tenant lease; (vii) a Material Tenant “going dark,” vacating, ceasing to occupy or discontinuing its operations at the space demised under the Material Tenant lease, and will continue until the applicable Material Tenant is in actual possession of, and utilizing the Material Tenant space under customary business operations, and paying full, unabated rent; or (viii) Burlington exercises its right to pay reduced rent as a result of a co-tenancy trigger event under the Burlington lease, and will continue until the Commons at Southtowne I Borrower provides evidence to the lender that Burlington has recommenced paying full rent under its lease.

A “Material Tenant” means (i) Burlington, (ii) Bed Bath & Beyond, (iii) Nordstrom Rack or (iv) any tenant which, either individually or when taken together with any other lease with the same tenant or an affiliate of such tenant, comprises 20% or more of the Commons at Southtowne I Property’s (a) total rentable SF or (b) total in-place base rent.

A “Material Tenant Rollover Funds Cap” means (i) $1,500,000 for the space demised under each of the Burlington lease and Nordstrom Rack lease and (ii) an amount equal to $40.00 PSF of each other applicable Material Tenant space relating to any outstanding Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” will commence upon: (i) the occurrence of an event of default and continue until such event of default is cured; (ii) the occurrence of any bankruptcy action of the Commons at Southtowne I Borrower, guarantor, or property manager, and continue until the filing is discharged, stayed or dismissed within 30 days for the Commons at Southtowne I Borrower or guarantor, or within 120 days for the property manager (or the property manager is replaced by a qualified manager), and the lender’s determination that such filing does not materially affect the monetary obligations of the Commons at Southtowne I Borrower or the guarantor; or (iii) the date the debt service coverage ratio for the immediately preceding trailing 12-month period is less than 1.20x and will continue until such time as the debt service coverage ratio for the immediately preceding 12-month period is at least 1.25x.

Upon reaching the Material Tenant Rollover Funds Cap for such applicable Material Tenant during the continuation of a Material Tenant Trigger Event, the Commons at Southtowne I Borrower may cease making the monthly TI/LC escrow for the respective Material Tenant. If at any time thereafter that the Material Tenant rollover funds are below the Material Tenant Rollover Funds Cap during the continuation of a Material Tenant Trigger Event, the Commons at Southtowne I Borrower is required to recommence monthly Material Tenant rollover deposit until the amount of the Material Tenant rollover funds equals the Material Tenant Rollover Funds Cap with respect to such Material Tenant.

A “Material Tenant Rollover Notice Date” means (i) with respect to the current Bed Bath & Beyond lease, July 31, 2018, or (ii) with respect to any other Material Tenant lease, the date that is 12 months prior to the applicable expiration date under the applicable Material Tenant lease, provided however, if as of the date that is 12 months prior to the applicable expiration date under the applicable Material Tenant lease, (a) no event of default or Cash Management Trigger Event is continuing, (b) the balance of the TI/LC reserve is equal to or greater than $700,000, and (c) no other Material Tenant Trigger Event has occurred with respect to such Material Tenant lease, the date that is six months prior to the applicable expiration date under the applicable Material Tenant lease.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Commons at Southtowne I Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various	Collateral Asset Summary – Loan No. 10 Griffin Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 60.2% 2.01x 9.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

Various	Collateral Asset Summary – Loan No. 10 Griffin Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 60.2% 2.01x 9.3%

Adamsville
Irondale
East Birmingham
Downtown
BIRMINGHAM
West End Manor
Brighton
Mountain Brook
JEFFERSON COUNTY
Homewood
Vestavia Hills
Lipscomb
Hoover
Bessemer
Indian Springs Village
SHELBY COUNTY
Oak Mountain State Park
Chelsea
Helena
Pelham
Lake Purdy

Westerville
Alexandria
New Albany
LICKING COUNTY
COLUMBUS
Gahanna
Pataskala
Bexley
Whitehall
Reynoldsburg
Kirkersville
Etna
Blacklick Estates
FRANKLIN COUNTY
Pickerington
Groveport
FAIRFIELD COUNTY
Baltimore
Grove City
Canal Winchester
Lithopolis
PICKAWAY CO.

Griffin Portfolio II		
1	Southern Company Services Headquarters	Birmingham, AL
2	Amazon.com Sortable Fulfillment Center	Pataskala, OH
3	IGT North American Gaming & Interactive Headquarters	Las Vegas, NV
4	3M Distribution Facility	DeKalb, IL

Summerlin
South Summerlin
LAS VEGAS
Spring Valley
McCarran International Airport
CLARK COUNTY
Enterprise

Beloit
WISCONSIN
Pleasant Prairie
Antioch
Zion
Harvard
Fox Lake
Gurnee
Waukegan
Machesney Park
Loves Park
McHenry
North Chicago
ROCKFORD
Woodstock
Mundelein
Belvidere
Marengo
Crystal Lake
Lake Zurich
Lake Michigan
Highland Park
Algonquin
Palatine
Arlington Hts.
Genoa
ILLINOIS
ELGIN
Schaumburg
Evanston
Sycamore
St. Charles
Addison
Rochelle
De Kalb
Elmhurst
Wheaton
N. Aurora
CHICAGO
AURORA
Lisle
NAPERVILLE
Oak Lawn
Oswego
Bolingbrook
Lake Holiday
Yorkville
Plainfield
Orland Park
Mendota
JOLIET
Tinley Park
Chicago Hts.
Manhattan
Peru
Ottawa
Mokena

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

Various	Collateral Asset Summary – Loan No. 10 Griffin Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 60.2% 2.01x 9.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Various
Original Balance(1):	$25,000,000			Detailed Property Type:	Various
Cut-off Date Balance(1):	$25,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.1%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size:	2,726,080 SF
Borrower Sponsor:	Griffin Capital Company, LLC			Cut-off Date Balance per SF(1):	$92
Mortgage Rate:	4.3150%			Maturity Date Balance per SF(1):	$92
Note Date:	4/27/2018			Property Manager:	Griffin Capital Essential Asset Property Management II, LLC (borrower related)
First Payment Date:	6/1/2018
Maturity Date:	5/1/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI(4):	$23,227,540
Prepayment Provisions:	LO (24); YM1 (90); O (6)			UW NOI Debt Yield(1):	9.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	9.3%
Additional Debt Type(1)(2):	Pari Passu			UW NCF DSCR(1):	2.01x
Additional Debt Balance(1)(2):	$225,000,000			Most Recent NOI(4):	$15,300,403 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(4):	N/A
Reserves(3)				3rd Most Recent NOI(4):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy(5):	100.0% (7/1/2018)
RE Tax:	$90,000	$45,000	N/A	2nd Most Recent Occupancy(5):	100.0% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(5):	100.0% (12/31/2016)
Replacements:	$0	Springing	(3)	Appraised Value (as of)(6):	$415,500,000 (Various)
TI/LC:	$0	Springing	(3)	Cut-off Date LTV Ratio(1)(6):	60.2%
Unfunded Obligations:	$1,900,229	$0	N/A	Maturity Date LTV Ratio(1)(6):	60.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$250,000,000	98.9%	Loan Payoff(7):	$249,757,720	98.8%
Borrower Equity:	$2,896,561	1.1%	Reserves:	$1,990,229	0.8%
			Closing Costs:	$1,148,612	0.5%
Total Sources:	$252,896,561	100.0%	Total Uses:	$252,896,561	100.0%

(1)	The Griffin Portfolio II Mortgage Loan (as defined below) is part of the Griffin Portfolio II Whole Loan (as defined below), which is comprised of seven pari passu promissory notes with an aggregate original principal balance of $250,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Griffin Portfolio II Whole Loan.

(2)	See “The Mortgage Loan” below for further discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	The Griffin Portfolio II Properties (as defined below) were acquired from October through December 2016; therefore, 2nd Most Recent NOI and 3rd Most Recent NOI are not available. For a discussion of the difference between Most Recent NOI and UW NOI, see the “Cash Flow Analysis” table below.

(5)	The Griffin Portfolio II Properties were 100% leased for each of the referenced historical periods, however, the Southern Company Services Headquarters tenant has been taking occupancy in phases during an extensive renovation period and is expected to be in full occupancy in October 2018.

(6)	The appraisal provided a bulk portfolio value for the Griffin Portfolio II Properties of $415,500,000, which includes a portfolio premium of $19,810,000 over the aggregate “as is” appraised values for the individual Griffin Portfolio II Properties. The aggregate “as is” appraised values for the individual Griffin Portfolio II Properties is $395,690,000, which results in a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 63.2% and 63.2%, respectively.

(7)	Proceeds from the Griffin Portfolio II Whole Loan were used primarily to return equity to the borrower sponsor to pay down a portion of the borrower sponsor’s credit facility. The borrower sponsor acquired the Griffin Portfolio II Properties in separate transactions in 2016 for an aggregate purchase price of $356,342,060.

The Mortgage Loan. The tenth largest mortgage loan (the “Griffin Portfolio II Mortgage Loan”) is part of a whole loan (the “Griffin Portfolio II Whole Loan”) evidenced by seven pari passu promissory notes with an aggregate original principal balance of $250,000,000. The Griffin Portfolio II Whole Loan is secured by the fee interests in a portfolio of two single-tenant office properties and two warehouse and distribution facilities located in four different states totaling 2,726,080 SF (the “Griffin Portfolio II Properties”). The non-controlling Promissory Notes A-2-2-2 and A-2-3, with an aggregate original principal balance of $25,000,000, represent the Griffin Portfolio II Mortgage Loan and will be included in the UBS 2018-C11 Trust. The Griffin Portfolio II Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C11 Trust, and from and after the securitization of Promissory Note A-1-1, will be serviced pursuant to the pooling and servicing agreement for the securitization trust to which Note A-1-1 is contributed. A summary of the remaining promissory notes is shown in the table below. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

Various	Collateral Asset Summary – Loan No. 10 Griffin Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 60.2% 2.01x 9.3%

Griffin Portfolio II Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-1	$80,000,000	$80,000,000	Bank of America, N.A.	Yes
Note A-1-2-1	$40,000,000	$40,000,000	Bank of America, N.A.	No
Note A-1-2-2	$5,000,000	$5,000,000	Bank of America, N.A.	No
Note A-2-1	$60,000,000	$60,000,000	KeyBank National Association	No
Note A-2-2-1	$40,000,000	$40,000,000	KeyBank National Association	No
Note A-2-2-2	$5,000,000	$5,000,000	UBS 2018-C11	No
Note A-2-3	$20,000,000	$20,000,000	UBS 2018-C11	No
Total	$250,000,000	$250,000,000

The proceeds of the Griffin Portfolio II Whole Loan, along with approximately $2.9 million of borrower sponsor equity, were used to refinance existing debt on the Griffin Portfolio II Properties, fund reserves and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrowers are Griffin (Las Vegas Buffalo) Essential Asset REIT II, LLC, Griffin (DeKalb) Essential Asset REIT II, LLC, Griffin (Etna) Essential Asset REIT II, LLC and Griffin (Birmingham) Essential Asset REIT II, LLC (individually and collectively, the “Griffin Portfolio II Borrowers”), each a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors.

Substantially all of the equity ownership in the Griffin Portfolio II Borrowers is indirectly held by Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation. Griffin Capital Essential Asset REIT II, Inc. is the nonrecourse carve-out guarantor for the Griffin Portfolio II Whole Loan and is a real estate investment trust that invests in office and industrial properties net leased on long term leases to corporate tenants. As of March 31, 2018, Griffin Capital Essential Asset REIT II, Inc. had a real estate portfolio consisting of 27 office, industrial, distribution and data center properties, totaling approximately 7.3 million SF that was 100.0% leased.

Should Griffin Capital Essential Asset REIT II, Inc. fail to maintain a minimum net worth of $250,000,000 during the loan term, the Griffin Portfolio II Whole Loan documents permit the Griffin Portfolio II Borrowers to substitute a replacement guarantor with a net worth of at least $175,000,000 that is acceptable to the lender based on receipt of searches as required by the Griffin Portfolio II Whole Loan documents, satisfaction of underwriting criteria and evaluation of the replacement guarantor’s experience.

Griffin Capital Essential Asset REIT II, Inc.’s borrower sponsor is Griffin Capital Company, LLC, formerly known as Griffin Capital Corporation. Griffin Capital Company, LLC is the borrower sponsor for the Griffin Portfolio II Whole Loan and is an alternative investment asset manager with approximately $10.5 billion in assets under management as of March 31, 2018.

The Properties. The Griffin Portfolio II Properties are comprised of two single-tenant, suburban office properties and two single-tenant warehouse/distribution industrial facilities located in Alabama, Ohio, Nevada and Illinois totaling 2,726,080 SF. The Griffin Portfolio II Properties are leased under long-term leases to credit-rated tenants from a range of industries that includes consumer services, retail, gaming and capital goods. All of the leases have built-in rental increases and none of the leases include any termination or contraction options. The office tenants use the properties as corporate or regional headquarters and the industrial tenants occupy build-to-suit, business-essential distribution centers.

The following table presents detailed information with respect to each of the Griffin Portfolio II Properties.

Griffin Portfolio II Properties Summary
Property Name, Location	Property Type	Year Built/ Renovated	SF	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value(1)	UW NOI	% of UW NOI
Southern Company Services Headquarters 3525 & 3535 Colonnade Parkway Birmingham, AL	Office	1988/2018	669,438	$99,600,000	39.8%	$153,250,000	38.7%	$8,472,959	36.5%
Amazon.com Sortable Fulfillment Center 11999 National Road Pataskala, OH	Industrial	2016/N/A	856,254	$61,500,000	24.6%	$94,600,000	23.9%	$5,922,167	25.5%
IGT North American Gaming & Interactive Headquarters 6355 South Buffalo Drive Las Vegas, NV	Office	2007/N/A	222,268	$45,300,000	18.1%	$75,540,000	19.1%	$4,494,930	19.4%
3M Distribution Facility 1650 Macom Drive Dekalb, IL	Industrial	2016/N/A	978,120	$43,600,000	17.4%	$72,300,000	18.3%	$4,337,484	18.7%
Total/Wtd. Avg.			2,726,080	$250,000,000	100.0%	$415,500,000(1)	100.0%	$23,227,540	100.0%

(1)	The aggregate of the “as is” appraised values for the individual Griffin Portfolio II Properties is $395,690,000. The appraisal provided a bulk portfolio value for the Griffin Portfolio II Properties of $415,500,000, which includes a portfolio premium of $19,810,000. % of Appraised Value is calculated using the aggregate “as is” appraised value of $395,690,000.

Southern Company Services Headquarters (669,438 SF, 24.6% of NRA, 39.8% of ALA). The Southern Company Services Headquarters property is comprised of a nine-story office building and a seven-story office building, which total 669,438 SF, that are fully leased by Southern Company Services, Inc. through March 17, 2044 and are utilized as the main regional offices for Southern Company Services, Inc. and an affiliate, Southern Nuclear. The lease provides for 2.0% annual rent escalations commencing January 1, 2019, and one ten-year renewal option at fair market rent followed by 2.0% annual rent escalations. The lease does not provide any termination or contraction options. The lease requires that Southern Company Services, Inc. maintain during its lease term an investment grade credit rating from either S&P, Moody’s, or Fitch or provide to the landlord (i) an annual, automatic renewal letter of credit from a bank rated at least A- in an amount equal to the lesser of (a) $55 million (equal to approximately 3.5 years of maximum base rent and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various	Collateral Asset Summary – Loan No. 10 Griffin Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 60.2% 2.01x 9.3%

operating expense obligations) or (b) the remaining base rent and operating expense obligations for the balance of the lease term or (ii) a guaranty from its parent, Southern Company, provided that Southern Company also maintains an investment grade credit rating.

The Southern Company Services Headquarters property is located in Birmingham, Alabama, approximately five miles southeast of the Birmingham central business district along US Highway 280, approximately one-half mile southeast of its intersection with Interstate 459. The Southern Company Services Headquarters property was built in 1988 on a 19.8-acre site. Southern Company Services, Inc.’s lease commenced in March 2016, and the tenant is in the process of an extensive renovation, including mechanical systems replacements, roof resealing, parking deck resurfacing, window replacement, updates to the elevators, lighting, HVAC, fire-life safety and ADA requirements, and complete interior refinishing and repurposing. Southern Company Services, Inc. received $40 million in tenant improvements and has contributed an additional $50 million to the renovation, with completion and full tenant occupancy expected by October 2018. The borrower sponsor acquired the Southern Company Services Headquarters property in 2016. Under a master escrow agreement with the seller, the seller is obligated to provide to the Griffin Portfolio II Whole Loan Borrowers all base rent and expense reimbursements to the extent not obligated to be paid by the tenant during its phased-in occupancy period. The master escrow agreement provides such payments through December 31, 2018 after which time the tenant is required by its lease to commence full rental payments.

Southern Company Services, Inc. is a subsidiary of Southern Company (NYSE: SO). According to the company’s website, Southern Company provides energy services to approximately 9.0 million customers through its subsidiaries. Southern Company Services, Inc. provides the operations, executive and advisory services, construction and advisory services, construction and plant management, general engineering, information technology, finance, accounting and treasury, marketing, and human resource services to Southern Company and its affiliates. Southern Company Services, Inc. is rated A- by S&P. Southern Company is rated A-, Baa2 and BBB+ by S&P, Moody’s and Fitch, respectively.

Amazon.com Sortable Fulfillment Center (856,254 SF, 31.4% of NRA, 24.6% of ALA). The Amazon.com Sortable Fulfillment Center property is an 856,254 SF single story (with four mezzanine levels), Class A distribution warehouse facility fully leased by and built-to-suit for Amazon.com. The initial 15-year lease with Amazon.com.dedc LLC is guaranteed by its parent, Amazon.com, Inc., and extends through August 2031. The lease provides for 1.5% annual rental rate escalations and four five-year renewal options at fair market rent, which will be no less than 85% and no more than 110% of the then current base rent. The lease does not provide any termination or contraction options. If the borrower offers or receives an offer for the sale of the Amazon.com Sortable Fulfillment Center property during the lease term, Amazon.com.dedc LLC has an ongoing right of first offer to purchase the property and an ongoing right of first refusal to purchase the property if a proposed purchaser is a tenant competitor.

The Amazon.com Sortable Fulfillment Center property is located in Pataskala, Ohio, approximately 20 miles east of the Columbus central business district, between Interstate 70 and U.S. Highway 40, which puts the Amazon.com Sortable Fulfillment Center property within a ten-hour drive of more than 50% of both the United States and Canadian populations. The Amazon.com Sortable Fulfillment Center property is located in an industrial area 20 miles northeast of Rickenbacker International Airport, an international multimodal cargo airport, U.S. Foreign-Trade Zone and high-speed international logistics hub that is open full time with no noise restrictions. The Amazon.com Sortable Fulfillment Center property is a sortable products fulfillment center built in 2016 on a 96.0-acre site with 42-foot clear heights and 66 dock doors. The Amazon.com Sortable Fulfillment Center property was designed to Amazon.com Inc.’s specifications, and includes multi-level storage mezzanine spaces and advanced software and robotics to stow and pick inventory. The Amazon.com Sortable Fulfillment Center property houses over one million SKU’s and is expected to fulfill approximately seven million items each week.

The Amazon.com Sortable Fulfillment Center property benefits from a Community Reinvestment Area real estate tax abatement from 2017 through 2031. Taxes are assessed only on the land (not the improvements), subject to certain conditions, including the employment of approximately 100 to 450 full-time employees.

Amazon.com Inc. operates as a large online retailer. Amazon.com Inc. designs its websites to enable products to be sold directly and by third parties. Amazon.com Inc. also manufactures and sells electronic devices, and serves developers and enterprises through Amazon Web Services. Amazon.com Inc. (NASDAQ: AMZN) is rated AA-, Baa1 and A+ from S&P, Moody’s and Fitch, respectively.

IGT North American Gaming & Interactive Headquarters (222,268 SF, 8.2% of NRA, 18.1% of ALA). The IGT North American Gaming & Interactive Headquarters property is a 222,268 SF three-story, Class A office building fully leased to and built to suit for International Game Technology (“IGT”). The initial 15-year lease is guaranteed by IGT’s parent company, International Game Technology PLC (NYSE: IGT), and extends through December 31, 2030. The lease provides for 1.75% annual rental rate escalations and two five-year renewal options at fair market rent. The lease does not provide any termination or contraction options.

The IGT North American Gaming & Interactive Headquarters property is located in Las Vegas, Nevada, approximately 15 miles southwest of the Las Vegas central business district, just north of the 215 Beltway and approximately five miles west of Interstate 15. The IGT North American Gaming & Interactive Headquarters property was built in 2007 on a 15.2-acre site and serves as the headquarters for IGT’s North American Gaming and Interactive business unit, housing the engineering, sales, sound, corporate communications and software departments, and its executive management team. In 2015, the IGT North American Gaming & Interactive Headquarters property underwent a renovation, which included a new cafeteria and fitness center, conversion of the floorplans to an open-concept office build-out, and replacement of fixtures, flooring, wall coverings and restrooms.

IGT is a wholly owned subsidiary of International Game Technology PLC, a large developer of technology-based products and services and associated content for worldwide gaming and lottery markets. International Game Technology PLC is rated BB+ and Ba2 by S&P and Moody’s, respectively.

3M Distribution Facility (978,120 SF, 35.9% of NRA, 17.4% of ALA). The 3M Distribution Facility property is a 978,120 SF single story Class A distribution and warehouse facility fully leased by and built-to-suit for 3M Company (NYSE: MMM), with a ten-year initial term through October 31, 2026. The lease provides for 2.0% annual rent escalations and two five-year renewal options each at 2.0% over the preceding contractual rate and each requiring a 12-month notice. The lease does not provide any termination or contraction options. If the borrower offers or receives an offer for the sale of the 3M Distribution Facility property during the lease term, 3M Company has an ongoing right of first offer to purchase the property.

The 3M Distribution Facility property is located at the interchange of I-88 and U.S. 23, approximately 60 miles west of the Chicago central business district within the I-39 Logistics Corridor, 20 miles west of Aurora and 14 miles east of I-39. The 3M Distribution Facility property’s location provides access to all major interstate highways in Illinois (I-88, I-55, I-74, I-57, I-90, I-80 and I-94), to all major Midwest distribution hubs, including Chicago, Indianapolis, Milwaukee, Minneapolis, St. Louis, Detroit and the Ohio Valley, and to the Union Pacific Global III Intermodal Rail Facility located 19 miles to the west of the 3M Distribution Facility property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

Various	Collateral Asset Summary – Loan No. 10 Griffin Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 60.2% 2.01x 9.3%

The 3M Distribution Facility property was built in 2016 on a 49.7-acre site and is 3M Company’s largest regional distribution facility and among its largest distribution facilities nationally. The 3M Distribution Facility property is located within the Park 88 Business Park, a 565-acre master-planned business park, adjacent to two other contiguous 3M Company distribution centers: a 410,400 SF distribution center built in 2007 and a 650,760 SF regional distribution center built in 2011. These three facilities provide 3M Company with synergies and a critical mass of over 2.0 million SF of distribution space. The 3M Distribution Facility property features 32.5-foot clear heights, 137 dock doors, T-5 and LED lighting, 387 car parking spaces, 348 trailer parking spaces, and specialized cold storage, red label, and aerosol rooms which contain additional sprinklers and fire protection, special containment floors, and explosion-resistant walls. 3M Company has over 60,000 products sold in markets worldwide, and it is estimated that approximately two-thirds of these products will be stored and distributed from the 3M Distribution Facility property.

The 3M Distribution Facility property benefits from a City of DeKalb real estate tax abatement from 2017 through 2021. Taxes are abated 80% for 2018 and 50% for 2019 through 2021, subject to certain conditions including full occupancy of the 3M Distribution Facility property, the employment of 250 fulltime permanent employees, and minimum wages for those employees during the duration of the agreement.

3M Company is a worldwide diversified technology company with products sold through a number of distribution channels, including wholesalers, retailers, jobbers, distributors, dealers, and directly to users, in a variety of industries. 3M Company has been a component of the Dow Jones Industrial Average since 1976. 3M Company is rated AA- and A1 by S&P and Moody’s, respectively.

The following table presents certain information relating to the leases at the Griffin Portfolio II Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (S&P/Moody’s/Fitch)(2)	Tenant SF	Approx. % of Total SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Southern Company Services, Inc.(3)	A-/Baa2/BBB+	669,438	24.6%	$8,518,764	36.2%	$12.73	3/17/2044
Amazon.com(4)	AA-/Baa1/A+	856,254	31.4%	$5,723,934	24.3%	$6.68	8/31/2031
International Game Technology(5)	BB+/Ba2/NR	222,268	8.2%	$4,774,317	20.3%	$21.48	12/31/2030
3M Company(6)	AA-/A1/NR	978,120	35.9%	$4,528,579	19.2%	$4.63	10/31/2026
Subtotal/Wtd. Avg.		2,726,080	100.0%	$23,545,594	100.0%	$8.64
Vacant		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		2,726,080	100.0%	$23,545,594	100.0%	$8.64

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Southern Company Services, Inc. has one, 10-year renewal option remaining.

(4)	Amazon.com has four, five-year renewal options remaining.

(5)	International Game Technology has two, five-year renewal options remaining.

(6)	3M Company has two, five-year renewal options remaining.

The weighted average remaining lease term for the Griffin Portfolio II Properties is 16.7 years. The following table presents certain information relating to the lease rollover schedule at the Griffin Portfolio II Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	1	978,120	35.9%	35.9%	$4.63	$4,528,579	19.2%	19.2%
2027	0	0	0.0%	35.9%	$0.00	$0	0.0%	19.2%
2028	0	0	0.0%	35.9%	$0.00	$0	0.0%	19.2%
2029 & Beyond	3	1,747,960	64.1%	100.0%	$10.88	$19,017,015	80.8%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	4	2,726,080	100.0%		$8.64	$23,545,594	100.0%

(1)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

Various	Collateral Asset Summary – Loan No. 10 Griffin Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 60.2% 2.01x 9.3%

The Markets. The Griffin Portfolio II Properties are located across four states: Alabama, Ohio, Nevada and Illinois.

Griffin Portfolio II Properties 2017 Demographic Summary
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Average Household Income	3-mile Average Household Income	5-mile Average Household Income
Southern Company Services Headquarters	Birmingham, AL	4,402	43,170	119,756	$91,353	$117,193	$125,495
Amazon.com Sortable Fulfillment Center	Pataskala, OH	972	15,208	77,139	$97,597	$99,425	$90,996
IGT North American Gaming & Interactive Headquarters	Las Vegas, NV	8,131	138,546	318,800	$74,914	$76,759	$74,195
3M Distribution Facility	Dekalb, IL	524	33,769	55,492	$51,778	$63,728	$60,788

Source: Appraisals.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Griffin Portfolio II Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	2017(1)	UW	UW PSF
Base Rent(2)	N/A	N/A	N/A	$15,720,597	$24,921,267	$9.14
Total Recoveries(3)	N/A	N/A	N/A	$1,886,896	$6,878,135	$2.52
Other Income	N/A	N/A	N/A	($91,865)	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	$0	($1,089,362)	($0.40)
Effective Gross Income	N/A	N/A	N/A	$17,515,628	$30,710,040	$11.27
Total Operating Expenses(3)	N/A	N/A	N/A	$2,215,224	$7,482,500	$2.74
Net Operating Income(4)	N/A	N/A	N/A	$15,300,403	$23,227,540	$8.52
Capital Expenditures	N/A	N/A	N/A	$0	$272,608	$0.10
TI/LC	N/A	N/A	N/A	$0	$996,165	$0.37
Net Cash Flow	N/A	N/A	N/A	$15,300,403	$21,958,766	$8.06

Occupancy %(5)	N/A	N/A	N/A	100.0%	96.6%
NOI DSCR(6)	N/A	N/A	N/A	1.40x	2.12x
NCF DSCR(6)	N/A	N/A	N/A	1.40x	2.01x
NOI Debt Yield(6)	N/A	N/A	N/A	6.1%	9.3%
NCF Debt Yield(6)	N/A	N/A	N/A	6.1%	8.8%

(1)	The Griffin Portfolio II Properties were acquired from October through December 2016; therefore, 2014, 2015 and 2016 cash flow figures are not available.

(2)	UW Base Rent includes rent increases through May 2019 and straight line rent equal to $1,375,674 for investment-grade rated tenants (Southern Company Services, Inc., Amazon.com and 3M Company).

(3)	Total Recoveries and Total Operating Expenses are UW based on actual real estate taxes for the land for Amazon.com and average taxes over the loan term for 3M Company.

(4)	Net Operating Income for 2017 is less than UW Net Operating Income as the Southern Company Services Headquarters property has been undergoing an extensive renovation and phased-in occupancy since 2016. The Southern Company Services Headquarters tenant will begin paying full rent until January 1, 2019; however, at the time of the property’s purchase, the seller was required to fund an escrow for all base rent and expense reimbursements not paid by the tenant during its phased-in occupancy. Net Operating Income for 2017 does not include payments from the seller-funded escrow.

(5)	UW Occupancy % is based on underwritten economic vacancy of 3.4%. The Griffin Portfolio II Properties were 100.0% leased as of July 1, 2018.

(6)	Debt service coverage ratios and debt yields are based on the Griffin Portfolio II Whole Loan.

Escrows and Reserves. The Griffin Portfolio II Borrowers deposited at origination $1,900,229 for leasing commissions related to the Southern Company Services Headquarters property and are required to deposit monthly any additional amount due for free rent, tenant improvements or leasing commissions under any lease at the Griffin Portfolio II Properties for any 12-month succeeding period following the applicable payment date.

The Griffin Portfolio II Borrowers deposited at origination $90,000 to a tax reserve and are generally required to deposit monthly (i) 1/12 of the estimated annual property taxes (currently estimated to be $45,000) and (ii) 1/12 of the estimated annual insurance premiums (unless the Griffin Portfolio II Properties are covered by an acceptable blanket policy). However, provided that neither an event of default nor a Debt Yield Sweep Period (as defined below) are continuing, monthly deposits for insurance premiums will be waived to the extent such insurance premiums are directly paid by a tenant pursuant to its lease and such tenant is not subject to bankruptcy proceedings or in default under its lease.

During a Debt Yield Sweep Period, the Griffin Portfolio II Borrowers are required to deposit monthly into a replacement reserve (i) 1/12 of $0.10 PSF per annum of industrial space and (ii) 1/12 of $0.20 PSF per annum of office space, capped at two years’ worth of such deposits (currently estimated to be $723,557). Additionally, beginning on May 1, 2023 (regardless of whether the deposits described in the preceding sentence are then required), the Griffin Portfolio II Borrowers are required to deposit monthly into the replacement reserve (i) 1/12 of $0.10 PSF per annum of industrial space and (ii) 1/12 of $0.20 PSF per annum of office space, capped at one years’ worth of such deposits (currently estimated to be $361,779). Notwithstanding the foregoing, at any time the reserve balance falls below the applicable cap or an event of default exists, the Griffin Portfolio II Borrowers are required to resume monthly deposits to the replacement reserve until the applicable cap is reached or exceeded or until the event of default ceases to exist.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

Various	Collateral Asset Summary – Loan No. 10 Griffin Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 60.2% 2.01x 9.3%

During a Debt Yield Sweep Period, the Griffin Portfolio II Borrowers are required to deposit monthly into a tenant improvement and leasing commissions reserve (i) 1/12 of $0.50 PSF per annum of industrial space and (ii) 1/12 of $1.00 PSF per annum of office space, capped at two years’ worth of such deposits (currently estimated to be $3,617,786). Additionally, beginning on May 1, 2023 (regardless of whether the deposits described in the preceding sentence are then required), the Griffin Portfolio II Borrowers are required to deposit monthly into the tenant improvement and leasing commissions reserve (i) 1/12 of $0.50 PSF per annum of industrial space and (ii) 1/12 of $1.00 PSF per annum of office space, capped at one years’ worth of such deposits (currently estimated to be $1,808,893). Notwithstanding the foregoing, at any time the reserve balance falls below the applicable cap or an event of default exists, the Griffin Portfolio II Borrowers are required to resume monthly deposits to the tenant improvement and leasing commissions reserve until the applicable cap is reached or exceeded or until the event of default ceases to exist.

A “Debt Yield Sweep Period” will commence upon the debt yield being less than 7.5% in a calendar quarter, and end upon the debt yield being equal to or greater than 7.5% in a calendar quarter.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Griffin Portfolio II Whole Loan, with springing cash management upon the occurrence of a Cash Sweep Period (as defined below). During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Griffin Portfolio II Whole Loan documents. During the continuation of a Cash Sweep Period, all excess cash flow will be required to be held as additional security for the Griffin Portfolio II Whole Loan until discontinuance of the Cash Sweep Period; provided that if a Cash Sweep Period is cured by either a Southern Company Services Cash Trap Cap Cure (as defined below) or a 3M Cash Trap Cap Cure (as defined below), the lender is required to continue to hold the excess cash and will not disburse such excess cash to the Griffin Portfolio II Borrowers until the Southern Company Services Cure Conditions (as defined below) or the 3M Cure Conditions (as defined below) are satisfied.

A “Cash Sweep Period” means any of (a) a Debt Yield Sweep Period, (b) a 3M Sweep Period (as defined below), (c) a Southern Company Services Sweep Period (as defined below), or (d) any period of time during which an event of default is continuing.

A “3M Sweep Period” means the period (A) commencing on the first to occur of (i) 3M Company being in monetary default under its lease beyond notice and cure periods, (ii) 3M Company terminating its lease, vacating or going dark in 50% or more of its space, or giving written notice that it intends to terminate, vacate or go dark in 50% or more of its space, (iii) any termination or cancellation of the 3M Company lease (including rejection in any insolvency proceeding) and/or the 3M Company lease failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of 3M Company or its assets and (v) 3M Company failing to extend or renew its lease on or prior to October 31, 2025, and (B) expiring on the first to occur of the lender’s receipt of (1) the satisfaction of the 3M Cure Conditions (as defined below) or (2) in the event the 3M Sweep Period exists solely pursuant to clauses (ii) or (v) above, at least 85% of the 3M Distribution Facility property being re-leased under lease terms acceptable to the lender to an acceptable replacement tenant who is in physical occupancy and paying full rent (or sufficient funds are deposited with the lender to cover all rent abatement under any such replacement lease). Notwithstanding the foregoing, a 3M Sweep Period will be deemed to have been cured at such time as $6.00 PSF for the 3M Distribution Facility property is on deposit in the excess cash reserve (a “3M Cash Trap Cap Cure”).

“3M Cure Conditions” means as applicable (i) 3M Company has cured all defaults under its lease, (ii) 3M Company has revoked all termination or cancellation notices and has re-affirmed its lease, (iii) if triggered by clause (v) of the definition of 3M Sweep Period, 3M Company has renewed or extended its lease, (iv) 3M Company is no longer insolvent or subject to any bankruptcy proceedings and 3M Company has affirmed its lease pursuant to final, non-appealable order of a court and (v) 3M Company is paying full, unabated rent (or if rent is abated, the Griffin Portfolio II Borrowers have deposited such amount of abated rent in a reserve with the lender.)

A “Southern Company Services Sweep Period” means the period (A) commencing on the first to occur of (i) Southern Company Services, Inc. being in monetary default under its lease beyond notice and cure periods, (ii) Southern Company Services, Inc. terminating its lease, vacating or going dark in 50% or more of its space, or giving written notice that it intends to terminate, vacate or go dark in 50% or more of its space, (iii) any termination or cancellation of the Southern Company Services, Inc. lease (including rejection in any insolvency proceeding) and/or the Southern Company Services, Inc. lease failing to otherwise be in full force and effect, or (iv) any bankruptcy or similar insolvency of Southern Company Services, Inc. or its assets and (B) expiring on the first to occur of the lender’s receipt of (1) the satisfaction of the Southern Company Services Cure Conditions (as defined below) or (2) in the event the Southern Company Services Sweep Period exists solely pursuant to clause (ii) above, at least 85% of the Southern Company Services Headquarters property being re-leased under lease terms acceptable to the lender to an acceptable replacement tenant who is in physical occupancy of the space and paying full rent (or sufficient funds are deposited with the lender to cover all rent abatement under any such replacement lease). Notwithstanding the foregoing, a Southern Company Services Sweep Period will be deemed to have been cured at such time as $35.00 PSF for the Southern Company Services Headquarters property is on deposit in the excess cash reserve (a “Southern Company Services Cash Trap Cap Cure”).

“Southern Company Services Cure Conditions” means as applicable (i) Southern Company Services, Inc. has cured all defaults under its lease, (ii) Southern Company Services, Inc. has revoked all termination or cancellation notices and has re-affirmed its lease, (iii) Southern Company Services, Inc. is no longer insolvent or subject to any bankruptcy proceedings and Southern Company Services, Inc. has affirmed its lease pursuant to final, non-appealable order of a court and (iv) Southern Company Services, Inc. is paying full, unabated rent (or if rent is abated, the Griffin Portfolio II Borrowers have deposited such amount of abated rent in a reserve with the lender.)

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. After May 31, 2020, the Griffin Portfolio II Borrowers may obtain the release of one or more individual properties in connection with an arms-length sale, provided that, among other conditions (i) no event of default is continuing, (ii) the lender receives payment of a release price equal to 110% of the ALA for the release property plus payment of any applicable yield maintenance premium, (iii) the debt yield after the individual property release is not less than the greater of (a) 7.9% and (b) the debt yield immediately prior to such release, and (iv) satisfaction of customary REMIC requirements.

Notwithstanding the foregoing, if a tenant has vacated its premises, cancelled or terminated its lease, given notice of its intent to cancel or terminate its lease, or an event of default has occurred with respect to an individual property such that a material adverse effect would result, such individual property

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121

Various	Collateral Asset Summary – Loan No. 10 Griffin Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 60.2% 2.01x 9.3%

may be released without the requirement of an arms-length sale, provided that, among other conditions, (i) the lender receives payment of a release price equal to 120% of the ALA for the applicable individual property and (ii) the aggregate ALAs for all released properties during the term of the Griffin Portfolio II Whole Loan must not exceed $56,250,000.

Substitution of Property. Following the earlier of (a) the date of the securitization of the last Griffin Portfolio II pari passu companion loan and (b) April 27, 2020, or as otherwise consented to by the lender in its reasonable discretion, the Griffin Portfolio II Borrowers may substitute one or more individual properties with one or more replacement properties that is a similar “Class A” office or industrial property provided no event of default is continuing and provided further that among other conditions, (i) the replaced property has less than two years remaining on the term of the lease encumbering the property or the substitution of the property is curing a Cash Sweep Period, (ii) the aggregated allocated loan amounts for all replaced properties during the term of the Griffin Portfolio II Whole Loan must not exceed $56,250,000, (iii) the replacement property has net operating income equal to or greater than the net operating income of the replaced property immediately prior to the substitution, (iv) the replacement property is owned in fee, (v) the replacement property has an average remaining lease term of no less than five years and is leased to a tenant with credit (or whose guarantor has credit) that is better than or equal to the tenant leasing the replaced property, (vi) the replacement property is located in a top ten metropolitan statistical area or a metropolitan statistical area equal to or greater than that in which the replaced property is located, (vii) the lender has received rating agency confirmation, (viii) any tenant at a remaining property will not have the right to lease space at the replaced property and (ix) satisfaction of customary REMIC requirements.

Terrorism Insurance. The Griffin Portfolio II Borrowers are required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Griffin Portfolio II Properties and business interruption insurance for 24 months with a 12 month extended period of indemnity, provided, if the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute is not in effect, the Griffin Portfolio II Borrowers will not be required to pay annual premiums in excess of two times the premium for a separate policy insuring only the Griffin Portfolio II Properties on a stand-alone basis. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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123

Various, NY	Collateral Asset Summary – Loan No. 11 Premier Rochester Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 54.6% 2.07x 11.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Office
Original Balance(1):	$24,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance(1):	$24,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.0%			Year Built/Renovated:	Various/N/A
Loan Purpose:	Refinance			Size:	610,377 SF
Borrower Sponsor:	Cyrus Sakhai			Cut-off Date Balance per SF(1):	$88
Mortgage Rate:	4.8938%			Maturity Date Balance per SF(1):	$88
Note Date:	4/12/2018			Property Manager:	SR Upstate Managers, LLC (borrower-related)
First Payment Date:	6/6/2018
Maturity Date:	5/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$6,008,080
Prepayment Provisions(2):	LO (26); DEF (87); O (7)			UW NOI Debt Yield(1):	11.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	11.1%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	2.07x
Additional Debt Balance(1):	$30,000,000			Most Recent NOI:	$5,878,129 (1/31/2018 TTM)
Future Debt Permitted (Type)(3):	Yes (Mezzanine; Preferred Equity)			2nd Most Recent NOI:	$5,851,287 (12/31/2017)
Reserves				3rd Most Recent NOI:	$4,977,944 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	76.1% (3/1/2018)
RE Tax:	$658,058	$99,706	N/A	2nd Most Recent Occupancy:	78.0% (12/31/2017)
Insurance:	$88,746	$9,244	N/A	3rd Most Recent Occupancy:	75.0% (12/31/2016)
Replacements:	$0	$10,173	N/A	Appraised Value (as of):	$98,900,000 (3/23/2018)
TI/LC:	$0	$50,865	N/A	Cut-off Date LTV Ratio(1):	54.6%
Unfunded Tenant Obligations:	$723,546	$0	N/A	Maturity Date LTV Ratio(1):	54.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$54,000,000	94.4%	Loan Payoff:	$55,011,216	96.2%
Borrower Equity:	$3,200,005	5.6%	Reserves:	$1,470,351	2.6%
			Closing Costs:	$718,438	1.3%
Total Sources:	$57,200,005	100.0%	Total Uses:	$57,200,005	100.0%

(1)	The Premier Rochester Office Portfolio Mortgage Loan (as defined below) is part of the Premier Rochester Office Portfolio Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance of $54,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Premier Rochester Office Portfolio Whole Loan.

(2)	The Premier Rochester Office Portfolio Borrower (as defined below) may defease a portion of the Premier Rochester Office Portfolio Whole Loan and release an individual property at any time prior to the open prepayment date of November 6, 2027 and after the first monthly payment date following the end of the two-year period commencing on the closing date of the UBS 2018-C11 Trust, provided that, among other things: (a) no event of default has occurred and is continuing, (b) the Premier Rochester Office Portfolio Borrower provides 30 days’ prior notice, (c) the Premier Rochester Office Portfolio Borrower defeases a portion of the Premier Rochester Office Portfolio Whole Loan equal to the greater of (i) 130% of the allocated loan amount of the individual property being released or (ii) an amount such that, as determined with respect to the remaining property(ies), (A) the debt service coverage ratio satisfies the condition set forth below in clause (d), (B) the loan-to-value ratio satisfies the condition set forth below in clause (e), and (C) the debt yield satisfies the condition set forth in clause (f) below, (d) the debt service coverage ratio for the remaining individual properties following the release based on the trailing 12 months is no less than the greater of the debt service coverage ratio immediately preceding such release and the debt service coverage ratio at origination, (e) the loan-to-value ratio for the remaining individual properties is no greater than the lesser of the loan-to-value ratio immediately preceding such release and the loan-to value ratio at origination and (f) the debt yield for the remaining individual properties is no less than the greater of the debt yield immediately preceding such release and the debt yield at origination. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

(3)	The Premier Rochester Office Portfolio Borrower is permitted to obtain a single mezzanine loan or preferred equity upon satisfaction of certain terms and conditions including, among others, (i) no event default has occurred or is continuing, (ii) the combined loan to value ratio including the mezzanine loan or preferred equity does not exceed the loan-to-value ratio at origination of the Premier Rochester Office Portfolio Whole Loan, (iii) the combined debt service coverage ratio (calculated as described in the Premier Rochester Office Portfolio Whole Loan documents) including the mezzanine loan or preferred equity is not less than the debt service coverage ratio at origination of the Premier Rochester Office Portfolio Whole Loan, (iv) the combined debt yield including the mezzanine loan or preferred equity is not less than the debt yield at origination of the Premier Rochester Office Portfolio Whole Loan, and (v) the mezzanine lender enters into an intercreditor agreement acceptable to the lender or the preferred equity lender enters into a recognition agreement acceptable to the lender, as applicable..

The Mortgage Loan. The eleventh largest mortgage loan (the “Premier Rochester Office Portfolio Mortgage Loan”) is part of a whole loan (the “Premier Rochester Office Portfolio Whole Loan”) evidenced by four pari passu promissory notes with an aggregate original principal balance of $54,000,000. The Premier Rochester Office Portfolio Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in eight Class A suburban office buildings totaling 610,377 SF located in the Rochester, New York suburbs of Fairport and Pittsford, New York (collectively, the “Premier Rochester Office Portfolio Properties”). Promissory Notes A-2 and A-4, with an aggregate original principal balance of $24,000,000, collectively represent the Premier Rochester Office Portfolio Mortgage Loan, and will be included in the UBS 2018-C11 Trust. The Premier Rochester Office Portfolio Whole Loan is serviced

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

Various, NY	Collateral Asset Summary – Loan No. 11 Premier Rochester Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 54.6% 2.07x 11.1%

pursuant to the pooling and servicing agreement for the UBS 2018-C10 Trust. The below table summarizes the promissory notes. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Premier Rochester Office Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$20,000,000	$20,000,000	UBS 2018-C10	Yes
Note A-2	$14,000,000	$14,000,000	UBS 2018-C11	No
Note A-3	$10,000,000	$10,000,000	UBS 2018-C10	No
Note A-4	$10,000,000	$10,000,000	UBS 2018-C11	No
Total	$54,000,000	$54,000,000

The proceeds of the Premier Rochester Office Portfolio Whole Loan, along with approximately $3.2 million of borrower sponsor equity, were used to refinance the Premier Rochester Office Portfolio Properties, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is ROC Office, LLC (the “Premier Rochester Office Portfolio Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with one independent director. A non-consolidation opinion has been delivered in connection with the origination of the Premier Rochester Office Portfolio Whole Loan. The guarantor and borrower sponsor of the Premier Rochester Office Portfolio Whole Loan is Cyrus Sakhai, co-founder and principal of Sovereign Partners. Sovereign Partners is a real estate investment firm that specializes in the acquisition of assets throughout the United States with interests in over six million SF of property. The Premier Rochester Office Portfolio Borrower is indirectly owned by outside investors (90.0%), the borrower sponsor (4.5%), and Daryosh Sakhai (4.5%).

The Properties. The Premier Rochester Office Portfolio Properties are comprised of six Class A office buildings located in Fairport, New York (collectively, the “Woodcliff Properties”) totaling 518,119 SF and two Class A office buildings located in Pittsford, New York (collectively, the “Pittsford Properties”) totaling 92,258 SF. As of March 1, 2018, the Premier Rochester Office Portfolio Properties were 76.1% occupied by 44 tenants. Twelve tenants, comprising approximately 17.5% of NRA and 23.5% of underwritten base rent, are investment grade tenants including Microsoft Corp (Fitch/Moody’s/S&P: AA+/Aaa/AAA), Siemens Corporation (Fitch/Moody’s/S&P: A/A1/A+), Prudential Insurance Company (Fitch/Moody’s/S&P: A/Baa1/A), New York Life Insurance (Fitch/Moody’s/S&P: AA+/Aaa/AA+) and Wells Fargo Advisors LLC (Fitch/Moody’s/S&P: A+/A2/A-). Since its acquisition of the Premier Rochester Office Portfolio Properties, the borrower sponsor has invested approximately $5.0 million in capital expenditures ($8.13 PSF).

Situated on a 53.7-acre site, the Woodcliff Properties were originally built between 1987 and 2002. Amenities at the Woodcliff Properties include common conference rooms, a cafeteria, a fitness center, and 1,812 surface parking spaces (approximately 3.5 spaces per 1,000 SF). In addition, there is a separately owned on-site five-star hotel featuring a spa, full service restaurant, and executive golf course. The Woodcliff Properties are located in the Route 96 Office Corridor with access to I-490 as well as I-90 (New York State Thruway). The Woodcliff Properties are just north of the Eastview Mall, an approximately 1.0 million SF super-regional mall anchored by Lord & Taylor, Macy’s, Von Maur, JCPenney and Sears. Eastview Mall includes tenants such as Regal Cinema, Apple, Brooks Brothers, Pottery Barn, Williams Sonoma, Abercrombie & Fitch, Ann Taylor and Michael Kors. Restaurants at the Eastview Mall include P.F. Chang’s China Bistro, Champps Americana and Bonefish Grill. According to a third party market research report, Eastview Mall’s sales average $455 PSF. In addition, numerous retailers, restaurants, hotels, and banks, including Home Depot, Target, Best Buy, BJ’s Wholesale Club, and Dick’s Sporting Goods surround the Woodcliff Properties.

Approximately 1.5 miles southeast of the Woodcliff Properties, the Pittsford Properties are situated on a 7.9-acre site. The 1000 Pittsford Victor Rd property is a two-story building constructed in 1986 and consists of 73,358 SF of Class A office space and a parking lot with 267 surface parking spaces. As of March 1, 2018, the 1000 Pittsford Victor Rd property was 69.6% leased to 15 tenants. The 1200 Pittsford Victor Rd property is a single story building constructed in 2004 and consists of 18,900 SF of Class A office space and a parking lot with 92 surface parking spaces. As of March 1, 2018, the 1200 Pittsford Victor Rd property was 67.7% leased to Wells Fargo Advisors, LLC.

Portfolio Summary
Property Name	Location	Property NRA (SF)(1)	Approximate % of Total SF	Year Built	Allocated Cut-Off Date Loan Amount(2)	Appraised Value	LTV
290 Woodcliff Drive	Fairport, NY	96,070	15.7%	1991	$13,600,000	$17,700,000	76.8%
255 Woodcliff Drive	Fairport, NY	76,968	12.6%	1998	$9,100,000	$12,200,000	74.6%
370 Woodcliff Drive	Fairport, NY	120,147	19.7%	2002	$7,500,000	$18,800,000	39.9%
375 Woodcliff Drive	Fairport, NY	64,446	10.6%	1996	$7,200,000	$11,300,000	63.7%
295 Woodcliff Drive	Fairport, NY	85,682	14.0%	1989	$5,200,000	$14,100,000	36.9%
345 Woodcliff Drive	Fairport, NY	74,806	12.3%	1987	$5,000,000	$12,000,000	41.7%
1000 Pittsford Victor Rd	Pittsford, NY	73,358	12.0%	1986	$4,400,000	$10,100,000	43.6%
1200 Pittsford Victor Rd	Pittsford, NY	18,900	3.1%	2004	$2,000,000	$2,700,000	74.1%
Total/Wtd. Avg.		610,377	100.0%		$54,000,000	$98,900,000	54.6%

(1)	Information is based on the underwritten rent roll.

(2)	Allocated Cut-off Date Loan Amount is based on the Premier Rochester Office Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

Various, NY	Collateral Asset Summary – Loan No. 11 Premier Rochester Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 54.6% 2.07x 11.1%

Major Tenants.

Manning & Napier (126,254 SF, 20.7% of NRA, 27.9% of underwritten base rent). Manning & Napier, an independent financial services company, offers equity, fixed income, and blended asset portfolios of collective investment trust funds, mutual funds, and separately managed accounts. With more than $53 billion in assets under management, Manning & Napier services high-net-worth individuals and large institutions, including corporations, endowments, 401(k) plans, pension plans, Taft-Harley plans, and foundations. Manning & Napier is headquartered in Rochester, New York, occupying the entire 290 Woodcliff Drive property (96,070 SF) and 30,184 SF of the 295 Woodcliff Drive property and has been in occupancy since its original lease commencement date of June 13, 2005. Manning & Napier recently extended its lease term through January 31, 2028 at an UW base rental rate of $20.50 PSF modified gross and has two, five-year renewal options remaining. Manning & Napier may elect to surrender 10,000 SF of its space during each of the following three periods (30,000 SF total): (i) through January 31, 2019, (ii) November 1, 2021 through January 31, 2022, and (iii) November 1, 2024 through January 31, 2025. In connection with Manning & Napier’s exercise of clause (ii) or (iii) above, Manning & Napier is required to pay a termination fee equal to the landlord’s transaction costs amortized over the lease term with 8.5% interest. No termination fee is due in connection with Manning & Napier’s exercise of clause (i) above. Manning & Napier has the right of first offer on any space that comes available at the 295 Woodcliff Drive property. If Manning & Napier surrenders any of its space, as detailed in clause (i), (ii) or (iii) above, Manning & Napier will no longer have the right of first offer at the 295 Woodcliff Drive property.

First American Commercial Banc (67,531 SF, 11.1% of NRA, 15.2% of underwritten base rent). Founded in 1994, First American Commercial Bancorp. Inc., d/b/a First American Equipment Finance, provides technology leasing and equipment financing services to organizations. First American Commercial Banc serves educational institutions, hospitals, law firms, and large corporate borrowers in the United States. First American Commercial Banc initially leased 7,276 SF of space at the 255 Woodcliff Drive property in 2002 and has since exercised four extension options in addition to expanding its leased space. First American Commercial Banc currently occupies five suites located at the 255 Woodcliff Drive property totaling 67,531 SF through October 2021 and pays an average UW base rent of $20.97 PSF modified gross with annual rent steps of $0.25 PSF. First American Commercial Banc has no termination options.

Centene Health Systems (34,418 SF, 5.6% of NRA, 7.2% of underwritten base rent). Centene Health Systems (Moody’s/S&P: Ba2/BB+) (NYSE: CNC) is a Fortune 500 healthcare company which provides a portfolio of services to government-sponsored healthcare programs, focusing on under-insured and uninsured individuals. With over 30,000 employees, its membership totaled approximately 12.2 million as of December 31, 2017 with total revenues and net earnings of $48.4 billion and $828 million, respectively. Centene Health Systems has been in occupancy at the 370 Woodcliff Drive property since May 2016. Centene Health Systems pays an UW base rent of $19.50 PSF modified gross. Centene Health Systems’ lease provides for annual rent steps of $0.50 PSF and two, five-year renewal options remaining and no termination options.

The following table presents certain information relating to the leases at the Premier Rochester Office Portfolio Properties:

Tenant Summary(1)
Tenant Name	Individual Property	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Manning & Napier(4)	Various(5)	NR/NR/NR	126,254	20.7%	$2,588,207	27.9%	$20.50	1/31/2028
First American Commercial Banc	255 Woodcliff Drive	NR/NR/NR	67,531	11.1%	$1,416,134	15.2%	$20.97	10/31/2021
Centene Health Systems	370 Woodcliff Drive	NR/Ba2/BB+	34,418	5.6%	$671,151	7.2%	$19.50	9/30/2021
New York Life Insurance(6)	375 Woodcliff Drive	AA+/Aaa/AA+	20,234	3.3%	$409,738	4.4%	$20.25	7/31/2023
Constellation Leasing	370 Woodcliff Drive	NR/Baa3/BBB-	19,581	3.2%	$336,086	3.6%	$17.16	4/30/2019
Subtotal/Wtd. Avg.			268,018	43.9%	$5,421,316	58.4%	$20.23
Remaining Tenants(7)			196,529	32.2%	$3,868,179	41.6%	$19.68
Vacant Space			145,830	23.9%	$0	0.0%	$0.00
Total/Wtd. Avg.			610,377	100.0%	$9,289,495	100.0%	$20.00

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Manning & Napier may elect to surrender 10,000 SF of its space during each of the following three periods (30,000 SF total): (i) through January 31, 2019, (ii) November 1, 2021 through January 31, 2022, and (iii) November 1, 2024 through January 31, 2025. In connection with Manning & Napier’s exercise of clause (ii) or (iii) above, Manning & Napier is required to pay a termination fee equal to the landlord’s transaction costs amortized over the lease term with 8.5% interest. No termination fee is due in connection with Manning & Napier’s exercise of clause (i) above.

(5)	Manning & Napier is the sole tenant at the 290 Woodcliff Drive property (96,070 SF) and occupies 30,184 SF of the 295 Woodcliff Drive property.

(6)	New York Life Insurance has a one-time right to terminate effective as of July 31, 2020, upon notice no later than July 31, 2019 and payment of a termination fee equal to the sum of (i) two months of fixed monthly rent, (ii) two months of additional rent at the rate of additional rent payable by New York Life Insurance at the time it gives notice of its intent to terminate, and (iii) the unamortized portion as further detailed in the lease.

(7)	Mutual of Omaha Insurance has terminated its 1,742 SF lease at the 255 Woodcliff Drive property with a termination date of September 30, 2018. Lawrence J. Huh has executed a lease with a rent commencement date of November 2018 with an Annual UW Base Rent of $38,324 through October 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126

Various, NY	Collateral Asset Summary – Loan No. 11 Premier Rochester Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 54.6% 2.07x 11.1%

The following table presents certain information relating to the lease rollover schedule at the Premier Rochester Office Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	4	5,522	0.9%	0.9%	$0.90	$4,980	0.1%	0.1%
2018	5	19,373	3.2%	4.1%	$20.20	$391,290	4.2%	4.3%
2019	9	46,241	7.6%	11.7%	$18.18	$840,613	9.0%	13.3%
2020	4	16,422	2.7%	14.3%	$17.13	$281,231	3.0%	16.3%
2021	13	155,934	25.5%	39.9%	$20.21	$3,151,250	33.9%	50.3%
2022	6	29,117	4.8%	44.7%	$23.57	$686,156	7.4%	57.7%
2023	5	42,453	7.0%	51.6%	$19.98	$848,101	9.1%	66.8%
2024(4)	2	4,242	0.7%	52.3%	$21.56	$91,449	1.0%	67.8%
2025	2	13,614	2.2%	54.5%	$21.68	$295,171	3.2%	70.9%
2026	0	0	0.0%	54.5%	$0.00	$0	0.0%	70.9%
2027	1	5,375	0.9%	55.4%	$20.66	$111,048	1.2%	72.1%
2028	2	126,254	20.7%	76.1%	$20.50	$2,588,207	27.9%	100.0%
2029 & Beyond	0	0	0.0%	76.1%	$0.00	$0	0.0%	100.0%
Vacant	0	145,830	23.9%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	53	610,377	100.0%		$20.00	$9,289,495	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(4)	Mutual of Omaha Insurance has terminated its 1,742 SF lease at the 255 Woodcliff Drive property with a termination date of September 30, 2018. Lawrence J. Huh has executed a lease with a rent commencement date of November 2018 with a Total UW Base Rent Rolling of $38,324 through October 2024.

The Market. The Premier Rochester Office Portfolio Properties are located off Interstate 490 in Fairport, New York and Pittsford, New York. The Premier Rochester Office Portfolio Properties benefit from their close proximity to downtown Rochester and are located approximately 15.7 miles southeast of the Greater Rochester International Airport. The Greater Rochester Area is New York State’s third largest metropolitan area, with a population of approximately 1.1 million people.

Rochester industries include healthcare, photonics, optics, digital & health imaging, precision manufacturing, telecommunications, information technology, higher education, and the biosciences. Education is one of Rochester’s key economical foundations. The region is home to 18 colleges and universities and is one of only six cities in the U.S. to have multiple research centers, including University of Rochester and Rochester Institute of Technology. The regional universities have a total enrollment of 80,000 students with 15,000 degrees conferred annually.

According to a third party research report, the average estimated 2018 population within a one-, three- and five-mile radius of the Premier Rochester Office Portfolio Properties are 2,414, 25,166 and 74,432, respectively. The average estimated 2018 average household income within a one-, three- and five-mile radius of the Premier Rochester Office Portfolio Properties are $198,713, $138,600 and $126,968, respectively, compared to New York’s average household income of $97,619.

The Premier Rochester Office Portfolio Properties are located in the Southeast office submarket. According to a third party market research report, there are 337 office buildings accounting for approximately 5.8 million SF within the Southeast office market. As of the first quarter of 2018, the average rental rate was $13.36 PSF NNN and the overall vacancy rate was 7.4%, which represents a 123 basis point year-over-year decrease. The Southeast office submarket experienced positive net absorption of 6,522 SF during the first quarter of 2018. In addition, the Premier Rochester Office Portfolio Properties are located in the East Monroe office submarket as tracked by a third party market research report. Class A vacancy for the East Monroe office submarket was 7.4% as of the fourth quarter of 2017.

The following table presents certain information relating to the directly competitive properties with respect to the Woodcliff Properties:

Comparable Office Properties
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
Woodcliff Properties 255, 290, 295, 345, 370 and 375 Woodcliff Drive	1987-2002	518,119(1)	Various(1)	Various(1)	Various(1)	Various(1)	$19.96(1)	Various
1000 Pittsford Victory Pittsford, NY	1986	73,358	Quality Systems Microsoft Corp	4,950 6,341	May 2017 May 2017	2 5	$18.50 $19.75	Modified Gross Modified Gross
1162 Pittsford Victory Pittsford, NY	2018	45,000	N/A	22,500	Listing	10	$22.00	Modified Gross
120 Erie Canal Drive Rochester, NY	1993	31,700	Greece Teachers Association	1,656	Oct 2017	3	$19.40	Modified Gross
2041 Penfield Road Penfield, NY	2016	14,058	Consumer Insights	1,452	Nov 2017	10	$18.18	Modified Gross

Source: Appraisal

(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127

Various, NY	Collateral Asset Summary – Loan No. 11 Premier Rochester Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 54.6% 2.07x 11.1%

The following table presents certain information relating to the directly competitive properties with respect to the Pittsford Properties:

Comparable Office Properties
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
Pittsford Properties 1000 and 1200 Pittsford Victor Road	1986, 2004	92,258(1)	Various(1)	Various(1)	Various(1)	Various(1)	$20.23(1)	Various
345 Woodcliff Drive Fairport, NY	1990	67,604	Quality Systems	10,461	Mar 2018	7	$21.50	Modified Gross
2595 Brighton Henrietta Town Line Road Rochester, NY	1989	37,721	Usherwood Office Technology	6,414	June 2017	10	$16.70	Modified Gross
375 Woodcliff Drive Fairport, NY	1987	33,453	Microsoft Corp	5,375	Aug 2017	10	$20.25	Modified Gross
120 Erie Canal Drive Rochester, NY	1993	31,700	Greece Teachers Association	1,656	Oct 2017	3	$19.40	Modified Gross
2041 Penfield Road Penfield, NY	2016	14,058	Consumer Insights	1,452	Nov 2017	10	$18.18	Modified Gross

Source: Appraisal

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Premier Rochester Office Portfolio Properties:

Cash Flow Analysis
	2015(1)	2016	2017	1/31/2018 TTM	UW	UW PSF
Gross Potential Rent(2)	N/A	$8,250,038	$8,885,290	$8,941,874	$12,355,966	$20.24
Total Recoveries	N/A	$451,077	$394,266	$394,665	$334,684	$0.55
Other Income	N/A	$21,893	$72,210	$72,254	$55,452	$0.09
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($3,033,999)	($4.97)
Effective Gross Income	N/A	$8,723,008	$9,351,766	$9,408,793	$9,712,103	$15.91
Total Operating Expenses	N/A	$3,745,064	$3,500,479	$3,530,664	$3,704,023	$6.07
Net Operating Income	N/A	$4,977,944	$5,851,287	$5,878,129	$6,008,080	$9.84
Capital Expenditures	N/A	$0	$0	$0	$118,732	$0.19
TI/LC	N/A	$0	$0	$0	$355,521	$0.58
Net Cash Flow	N/A	$4,977,944	$5,851,287	$5,878,129	$5,533,827	$9.07

Occupancy %	N/A	75.0%	78.0%	76.1%(3)	76.1%(4)
NOI DSCR(5)	N/A	1.86x	2.18x	2.19x	2.24x
NCF DSCR(5)	N/A	1.86x	2.18x	2.19x	2.07x
NOI Debt Yield(5)	N/A	9.2%	10.8%	10.9%	11.1%
NCF Debt Yield(5)	N/A	9.2%	10.8%	10.9%	10.2%

(1)	The borrower sponsor purchased the Premier Rochester Office Portfolio Properties in 2015 as part of a larger portfolio of office properties. As such, 2015 historical financials are not available.

(2)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) vacancy gross up of $3,033,999, (ii) rent steps through March 2019 of $106,054, and (iii) straight line rent of $32,472 associated with investment grade tenants.

(3)	Occupancy % is as of March 1, 2018.

(4)	UW Occupancy % is based on economic vacancy of 23.9%. As of March 1, 2018, the Premier Rochester Office Portfolio Properties were 76.1% leased.

(5)	Debt service coverage ratios and debt yields are based on the Premier Rochester Office Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various	Collateral Asset Summary – Loan No. 12 HTI Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,700,000 57.3% 1.94x 10.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Portfolio(2)
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Office
Original Balance(1):	$23,700,000			Detailed Property Type:	Medical
Cut-off Date Balance(1):	$23,700,000			Title Vesting:	Various
% of Initial Pool Balance:	2.9%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size:	785,947 SF
Borrower Sponsor:	Healthcare Trust, Inc.			Cut-off Date Balance per SF(1):	$151
Mortgage Rate:	4.5410%			Maturity Date Balance per SF(1):	$151
Note Date:	4/10/2018			Property Manager:	Healthcare Trust Properties, LLC (borrower-related)
First Payment Date:	6/1/2018
Maturity Date:	5/1/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	2 months
Prepayment Provisions(2):	LO (25); YM1 (92); O (3)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI:	$12,187,711
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield(1):	10.3%
Additional Debt Balance(1):	$95,000,000			UW NOI Debt Yield at Maturity(1):	10.3%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(1):	1.94x
Reserves				Most Recent NOI(6):	$13,843,185 (12/31/2017)
Type	Initial	Monthly	Cap	2nd Most Recent NOI(6):	$12,079,340 (12/31/2016)
RE Tax:	$909,185	$210,796	N/A	3rd Most Recent NOI(6):	N/A
Insurance(3):	$0	Springing	N/A	Most Recent Occupancy:	87.8% (3/7/2018)
Replacements(4):	$0	Springing	N/A	2nd Most Recent Occupancy:	91.3% (12/31/2017)
Deferred Maintenance:	$254,604	N/A	N/A	3rd Most Recent Occupancy:	90.9% (12/31/2016)
TI/LC(4):	$2,750,000	Springing	$2,000,000	Appraised Value (as of)(7):	$207,000,000 (2/22/2018)
Ground Rent:	$31,167	$15,583	N/A	Cut-off Date LTV Ratio(1)(7):	57.3%
East Carolina Holdback Reserve(5):	$146,500	N/A	N/A	Maturity Date LTV Ratio(1)(7):	57.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$118,700,000	100.0%	Loan Payoff(8):	$80,000,000	67.4%
			Reserves:	$4,091,455	3.4%
			Closing Costs:	$2,021,356	1.7%
			Return of Equity	$32,587,189	27.5%
Total Sources:	$118,700,000	100.0%	Total Uses:	$118,700,000	100.0%

(1)	The HTI Medical Office Portfolio Mortgage Loan (as defined below) is part of the HTI Medical Office Portfolio Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $118,700,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the HTI Medical Office Portfolio Whole Loan.

(2)	Any time after the expiration of the prepayment lockout period, the HTI Medical Office Portfolio Borrowers (as defined below) may obtain the release of any of the HTI Medical Office Portfolio Properties (as defined below), provided, among other things, (i) no event of default has occurred and is continuing (other than an event of default which applies only to the property to be released), (ii) the release is permitted under REMIC requirements in effect at the time of such release and the HTI Medical Office Portfolio Borrowers, if required by lender, deliver a REMIC opinion to that effect, (iii) the HTI Medical Office Portfolio Borrowers make a payment of principal equal to 115% (120% if released to a borrower affiliate) of the allocated loan amount of the property being released together with any applicable yield maintenance premium, (iv) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of the interest-only debt service coverage ratio immediately preceding such release and 1.92x and (v) the debt yield for the remaining properties based on the trailing 12 months is no less than the greater of the debt yield immediately preceding such release and 8.82%. The HTI Medical Office Portfolio Whole Loan documents also permit property substitutions. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

(3)	Monthly escrows for insurance premiums will spring upon (i) an event of default or (ii) the HTI Medical Office Portfolio Properties no longer being insured under an acceptable blanket insurance policy.

(4)	Monthly deposits for (i) replacement reserves equal to 1/12 of $0.25 PSF per annum, and (ii) TI/LC reserves equal to 1/12 of $1.50 PSF per annum subject to a cap of $2,000,000 for the total square feet of the HTI Medical Office Portfolio Properties spring upon the continuation of a cash sweep period (as defined in the HTI Medical Office Portfolio Whole Loan documents).

(5)	The East Carolina Holdback Reserve is related to a letter of intent to lease all remaining vacant space at the East Coast Square North property but for which an executed lease was unable to be provided prior to loan origination (the East Coast Square North property’s in-place occupancy of 67.0% was utilized for underwriting purposes). The East Carolina Holdback Reserve is required to be released to the HTI Medical Office Portfolio Borrowers upon successful execution of the lease under terms specified in the HTI Medical Office Portfolio Whole Loan documents.

(6)	The HTI Medical Office Portfolio Properties were acquired from 8/21/2013 through 12/22/2017; therefore, the 3rd Most Recent NOI is not available. The 2nd Most Recent NOI includes full-year financial reporting for only 18 of the 20 HTI Medical Office Portfolio Properties which comprise 85.4% of the portfolio NRA and 87.7% of the underwritten base rent. Additionally, the Most Recent NOI includes only partial-year income from the remaining two HTI Medical Office Portfolio Properties.

(7)	The Appraised Value represents the “as-is portfolio value” conclusion which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $199,775,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate stand-alone appraised “as-is” values are 59.4% and 59.4%, respectively.

(8)	The loan payoff of $80,000,000 was a partial pay down of a corporate credit facility partially secured by pledges of ownership interests in 14 of the HTI Medical Office Portfolio Properties. The six remaining HTI Medical Office Portfolio Properties were unencumbered.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130

Various	Collateral Asset Summary – Loan No. 12 HTI Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,700,000 57.3% 1.94x 10.3%

The Mortgage Loan. The twelfth largest mortgage loan (the “HTI Medical Office Portfolio Mortgage Loan”) is part of a whole loan (the “HTI Medical Office Portfolio Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal balance of $118,700,000. The HTI Medical Office Portfolio Whole Loan is secured by the fee and leasehold interests in a 20-property portfolio of medical office properties totaling 785,947 SF geographically distributed throughout the United States (collectively, the “HTI Medical Office Portfolio Properties” or “HTI Medical Office Portfolio”). Promissory Note A-3, with an original principal balance of $23,700,000, represents the HTI Medical Office Portfolio Mortgage Loan and will be included in the UBS 2018-C11 Trust. The HTI Medical Office Portfolio Mortgage Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C10 Trust until the controlling pari passu Promissory Note A-1 is securitized, whereupon the HTI Medical Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. The below table summarizes the remaining promissory note, which is currently held by KeyBank and is expected to be contributed to one or more future securitization transactions. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

HTI Medical Office Portfolio Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$45,000,000	$45,000,000	KeyBank	Yes
Note A-2	$50,000,000	$50,000,000	UBS 2018-C10	No
Note A-3	$23,700,000	$23,700,000	UBS 2018-C11	No
Total	$118,700,000	$118,700,000

The Borrowers and the Borrower Sponsor. The borrowers are ARHC HDLANCA01, LLC; ARHC NHCANGA01, LLC; ARHC FMMUNIN03, LLC; ARHC BMLKWCO01, LLC; ARHC ECMCYNC01, LLC; ARHC ECCPTNC01, LLC; ARHC LPELKCA01, LLC; ARHC MMTCTTX01, LLC; ARHC MRMRWGA01, LLC; ARHC OLOLNIL01, LLC; ARHC PPHRNTN01, LLC; ARHC SMERIPA01, LLC; ARHC AMGLNAZ02, LLC; ARHC PHNLXIL01, LLC; ARHC AMGLNAZ01, LLC; ARHC SFSTOGA01, LLC; ARHC VCSTOGA01, LLC; ARHC WLWBYMN01, LLC; ARHC AHPLYWI01, LLC; and ARHC PRPEOAZ03, LLC (collectively, the “HTI Medical Office Portfolio Borrowers”), each a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. A non-consolidation opinion has been delivered in connection with the origination of the HTI Medical Office Portfolio Mortgage Loan. All but one of the HTI Medical Office Portfolio Borrowers are 100% owned by the nonrecourse carve-out guarantor, Healthcare Trust Operating Partnership L.P. (the “Guarantor”). The Guarantor owns approximately 95.9% of the remaining borrower entity.

The Guarantor is the business operations entity of the borrower sponsor, Healthcare Trust, Inc. (“HTI”), a non-traded real estate investment trust founded in 2012 that focuses on investments in medical office buildings, seniors housing and other healthcare-related facilities. As of year-end 2017, HTI owned a portfolio of 185 properties totaling approximately 9.0 million square feet with a gross asset value of over $2.5 billion. HTI is an affiliate of AR Global Investments, LLC, which has raised and invested over $30.0 billion in capital, served over 150,000 shareholders and grown to one of the largest external managers of direct investment programs in the United States.

The Properties. The following table presents certain information relating to the HTI Medical Office Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	UW NCF	% of UW NCF	Allocated Whole Loan Cut-off Date Balance(2)	% of Whole Loan Cut-off Date Balance	Appraised Value(3)	Allocated Cut-off Date LTV Ratio(2)(3)
Aurora Health Care Center	Plymouth, WI	2007/N/A	85,028	$1,694,957	16.0%	$17,038,135	14.4%	$28,700,000	59.4%
High Desert Medical Group	Lancaster, CA	1980/2003	76,748	$758,111	7.1%	$7,480,157	6.3%	$12,600,000	59.4%
Arrowhead Medical Plaza II	Glendale, AZ	1997/N/A	47,490	$280,226	2.6%	$7,539,523	6.4%	$12,700,000	59.4%
Presence Healing Arts Pavilion	New Lenox, IL	2012/N/A	44,391	$609,599	5.7%	$5,966,316	5.0%	$10,050,000	59.4%
Physicians Plaza of Roane County	Harriman, TN	2011/N/A	42,566	$723,069	6.8%	$6,292,831	5.3%	$10,600,000	59.4%
Laguna Professional Center	Elk Grove, CA	2006/N/A	41,932	$958,960	9.0%	$8,887,139	7.5%	$14,970,000	59.4%
761 Building	Munster, IN	1990/N/A	39,032	$623,312	5.9%	$6,797,444	5.7%	$11,450,000	59.4%
Northside Hospital Medical Office	Canton, GA	1990/1995	38,098	$766,204	7.2%	$8,014,454	6.8%	$13,420,000	59.7%
Morrow Medical Center	Morrow, GA	1991/N/A	37,813	$281,334	2.6%	$4,333,742	3.7%	$7,300,000	59.4%
East Coast Square West	Cedar Point, NC	2014/N/A	37,638	$477,289	4.5%	$5,253,920	4.4%	$8,850,000	59.4%
Woodlake Office Center	Woodbury, MN	2009/N/A	36,375	$907,345	8.5%	$8,637,800	7.3%	$14,550,000	59.4%
Arrowhead Medical Plaza I	Glendale, AZ	1992/N/A	34,172	$230,673	2.2%	$4,571,207	3.9%	$7,700,000	59.4%
Mainland Medical Arts Pavilion	Texas City, TX	2011/N/A	34,135	$663,962	6.3%	$6,174,098	5.2%	$10,400,000	59.4%
Belmar Medical Building	Lakewood, CO	1987/N/A	31,853	$302,141	2.8%	$3,769,762	3.2%	$6,260,000	60.2%
East Coast Square North	Morehead City, NC	2010/N/A	30,484	$306,797	2.9%	$3,933,019	3.3%	$6,625,000	59.4%
Medical Center III	Peoria, AZ	1984/N/A	28,765	$179,130	1.7%	$2,137,188	1.8%	$3,600,000	59.4%
Sassafras Medical Building	Erie, PA	2003/N/A	28,229	$371,955	3.5%	$2,315,287	2.0%	$3,900,000	59.4%
Oak Lawn Medical Center	Oak Lawn, IL	2008/N/A	26,325	$218,236	2.1%	$5,342,969	4.5%	$9,000,000	59.4%
Village Center Parkway	Stockbridge, GA	2003/N/A	25,051	$148,932	1.4%	$2,434,019	2.1%	$4,100,000	59.4%
Stockbridge Family Medical	Stockbridge, GA	1993/N/A	19,822	$114,797	1.1%	$1,780,990	1.5%	$3,000,000	59.4%
Total/Wtd. Avg.			785,947	$10,617,029	100.0%	$118,700,000	100.0%	$207,000,000	57.3%

(1)	Information is based on the underwritten rent roll.

(2)	Allocated Cut-off Date Balance is based on the HTI Medical Office Portfolio Whole Loan.

(3)	The Total Appraised Value and Wtd. Avg. Allocated Cut-off Date LTV Ratio are a result of the “as-is portfolio value” conclusion, which includes a premium to the properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis would result in a Total Appraised Value of $199,775,000 and a Wtd. Avg. Allocated Cut-off Date LTV Ratio of 59.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131

Various	Collateral Asset Summary – Loan No. 12 HTI Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,700,000 57.3% 1.94x 10.3%

The four largest properties (by NRA) in the HTI Medical Office Portfolio (collectively making up approximately 31.6% of the HTI Medical Office Portfolio’s UW NCF) are summarized below:

The Aurora Health Care Center property (13.6% of underwritten base rent) consists of a two-story medical office building containing 85,028 SF built in 2007. The Aurora Health Care Center property is located in Plymouth, Wisconsin approximately 13 miles east of Sheboygan, Wisconsin and approximately 0.5 miles east of the Highway 23 and Highway 57 interchange. As of March 7, 2018, the Aurora Health Care Center property was 100.0% occupied by Aurora Health Care (rated A+/A2 by Fitch/Moody’s), a not-for-profit Wisconsin-area health care provider. Aurora Health Care and Advocate Health Care have announced a merger which will create the 10th largest not-for-profit, integrated health care system in the United States with combined annual revenues of approximately $11 billion. Services at the Aurora Health Care Center property include urgent care, obstetrics and gynecology, family medicine, internal medicine, orthopedics and general surgery, behavioral health, physical therapy, occupational therapy, diagnostic testing, imaging, and lab work.

The High Desert Medical Group property (6.1% of underwritten base rent) consists of a two-story medical office building containing 76,748 SF that was built in 1980 and renovated in 2003. The High Desert Medical Group property is located in Lancaster, California approximately 76 miles north of the Los Angeles central business district, approximately 0.4 miles north of the Avenue K and Highway 14 interchange and 1.0 mile south of the Antelope Valley Hospital, a 420-bed full service acute-care hospital. As of March 7, 2018, the High Desert Medical Group property was 100.0% occupied by High Desert Medical Corporation, a multi-specialty medical group formed in 1981 to provide healthcare to California’s Antelope Valley region. High Desert Medical Corporation is an affiliate of Heritage Provider Network, a network of nine medical groups serving areas across southern California. Services at the High Desert Medical Group property include 24-hour urgent care, primary care from family medicine, internal medicine, and general medical practitioners, and specialty care from endocrinologists, geriatricians, podiatrists, and rheumatologists.

The Arrowhead Medical Plaza II property (4.3% of underwritten base rent) consists of a three-story medical office building containing 47,490 SF built in 1997. The Arrowhead Medical Plaza II property is located in Glendale, Arizona approximately 14.5 miles northwest of the Phoenix central business district and approximately 1.1 miles south of the North 67th Avenue and Highway 101 intersection. The Arrowhead Medical Plaza II property is part of the Abrazo Arrowhead Hospital and Medical Center campus which centers around a 217-bed full-service acute care hospital. As of March 7, 2018, the Arrowhead Medical Plaza II property was 63.6% occupied. Affiliates of Abrazo Community Health Network, the operator of the Abrazo Arrowhead Hospital and Medical Center, lease three spaces totaling 17,271 SF (36.4% of the NRA of the Arrowhead Medical Plaza II property) and representing 59.1% of the Arrowhead Medical Plaza II property’s underwritten base rent (2.6% of the HTI Medical Office Portfolio’s underwritten base rent). Abrazo Community Health Network operates five acute care hospitals, two emergency centers, six urgent care centers, several service-specific institutes and centers, and 15 physician medical group offices including primary care, bariatric, cardiology, endocrinology, general surgery and orthopedic offices.

The Presence Healing Arts Pavilion property (7.0% of underwritten base rent) consists of a two-story medical office building containing 44,391 SF built in 2012. The Presence Healing Arts Pavilion property is located in New Lenox, Illinois approximately 42 miles southwest of the Chicago central business district, approximately 1.9 miles southeast of the Highway 30 and I-80 interchange and approximately 3.0 miles from the Silver Cross Hospital, a 302-bed acute care/general hospital. As of March 7, 2018, the Presence Healing Arts Pavilion property was 76.5% occupied. The largest tenant at the property is Presence Hospitals PRV (rated AA+/Aa2/AA+ by Fitch/Moody’s/S&P) which leases two spaces totaling 30,276 SF (68.2% of the NRA of the Presence Healing Arts Pavilion property) and represents 89.3% of the Presence Healing Arts Pavilion property’s underwritten base rent (6.2% of the HTI Medical Office Portfolio’s underwritten base rent). Presence Health is one of the largest Catholic health systems in Illinois with over 14,000 associates and 4,000 medical professionals operating over 150 sites of care, including 10 hospitals.

The following table presents certain information relating to the major leases at the HTI Medical Office Portfolio Properties:

Tenant Summary(1)

Tenant Name	Property	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Aurora Health Care	Aurora Health Care Center	A+/A2/NR	85,028	10.8%	$2,010,204	13.6%	$23.64	12/31/2022
High Desert Medical Corporation	High Desert Medical Group	NR/NR/NR	76,748	9.8%	$905,738	6.1%	$11.80	2/28/2026
Northside Hospital, Inc.(4)	Various	NR/NR/NR	44,619	5.7%	$1,013,826	6.9%	$22.72	Various
Summit Orthopedics, Ltd.	Woodlake Office Center	NR/NR/NR	36,375	4.6%	$1,073,077	7.3%	$29.50	9/30/2022
Presence Hospitals PRV	Presence Healing Arts Pavilion	AA+/Aa2/AA+	30,276	3.9%	$918,238	6.2%	$30.33	6/22/2022
Subtotal/Wtd. Avg.			273,046	34.7%	$5,921,082	40.1%	$21.69
Remaining Tenants			417,210	53.1%	$8,827,138	59.9%	$21.16
Vacant Space			95,691	12.2%	$0	0.0%	$0.00
Total/Wtd. Avg.			785,947	100.0%	$14,748,220	100.0%	$21.37

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	The Northside Hospital, Inc. tenant leases space at both the Northside Hospital Medical Office property (38,098 SF, $23.68 annual UW base rent PSF, and a 12/3/2028 lease expiration) and Village Center Parkway property (6,521 SF, $17.11 annual UW base rent PSF, and an 8/31/2020 lease expiration).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132

Various	Collateral Asset Summary – Loan No. 12 HTI Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,700,000 57.3% 1.94x 10.3%

The following table presents certain information relating to the lease rollover schedule at the HTI Medical Office Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	14	48,324	6.1%	6.1%	$20.09	$970,708	6.6%	6.6%
2019	7	19,942	2.5%	8.7%	$18.59	$370,793	2.5%	9.1%
2020	22	81,788	10.4%	19.1%	$18.32	$1,498,756	10.2%	19.3%
2021	19	71,356	9.1%	28.2%	$21.49	$1,533,542	10.4%	29.7%
2022	12	184,707	23.5%	51.7%	$25.77	$4,760,756	32.3%	61.9%
2023	14	62,972	8.0%	59.7%	$22.37	$1,408,525	9.6%	71.5%
2024	9	25,485	3.2%	62.9%	$20.52	$522,869	3.5%	75.0%
2025	2	6,396	0.8%	63.7%	$23.87	$152,674	1.0%	76.1%
2026	4	108,771	13.8%	77.6%	$15.69	$1,706,461	11.6%	87.6%
2027	9	32,872	4.2%	81.8%	$22.26	$731,887	5.0%	92.6%
2028	2	38,098	4.8%	86.6%	$23.68	$902,257	6.1%	98.7%
2029 & Beyond	1	9,545	1.2%	87.8%	$19.80	$188,991	1.3%	100.0%
Vacant	0	95,691	12.2%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	115	785,947	100.0%		$21.37	$14,748,220	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Markets. The HTI Medical Office Portfolio Properties are located across the United States with property concentrations in the Atlanta, Georgia MSA, the Phoenix, Arizona MSA, and the Chicago, Illinois MSA.

Atlanta:

There are four HTI Medical Office Portfolio properties located in the Atlanta, Georgia MSA totaling 120,784 SF (15.4% of total portfolio SF), which generate $1,311,267 in UW NCF (12.4% of total UW NCF).

The following table presents certain market information relating to the HTI Medical Office Portfolio Properties located in the Atlanta MSA:

Atlanta - Competitive Property Overview(1)
Property	Population(2)	Median Household Income(2)	# of Comp Properties	Year Built Range(3)	NRA Range / Average(3)	Occupancy Range / Average(3)	Base Rent Range / Average(3)
Northside Hospital Medical Office	52,193	$54,916	6	2003 - 2017	19,505 - 36,000 / 29,745	50.0% - 85.0% / 66.5%	$16.00 - $25.00 / $19.00
Morrow Medical Center, Village Center Parkway, and Stockbridge Family Medical	178,280	$42,102	6	1982 - 2016	8,885 - 40,000 / 19,905	69.0% - 100.0% / 95.8%	$16.75 - $23.77 / $19.30

(1)	Information is based on the appraisals.

(2)	Based on the five-mile radius as of 2017.

(3)	Year Built Range, NRA Range / Average, Occupancy Range / Average, Base Rent Range / Average based on the appraisals’ rent comparables.

Phoenix:

There are three HTI Medical Office Portfolio properties located in the Phoenix, Arizona MSA totaling 110,427 SF (14.1% of total portfolio SF), which generate $690,029 in UW NCF (6.5% of total UW NCF).

The following table presents certain market information relating to the HTI Medical Office Portfolio Properties located in the Phoenix MSA:

Phoenix - Competitive Property Overview(1)
Property	Population(2)	Median Household Income(2)	# of Comp Properties	Year Built Range(3)	NRA Range / Average(3)	Occupancy Range / Average(3)	Base Rent Range / Average(3)
Arrowhead Medical Plaza I and Arrowhead Medical Plaza II	104,347	$69,878	6	1974 - 2014	15,600 - 77,480 / 40,105	75.0% - 100.0% / 93.2%	$18.00 - $20.00 / $18.92
Medical Center III	108,459	$44,797	6	1974 - 2002	4,379 - 70,652 / 32,623	55.0% - 100.0% / 83.6%	$21.00 - $25.50 / $23.17

(1)	Information is based on the appraisals.

(2)	Based on the three-mile radius as of 2017.

(3)	Year Built Range, NRA Range / Average, Occupancy Range / Average, Base Rent Range / Average are based on the appraisals’ rent comparables.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various	Collateral Asset Summary – Loan No. 12 HTI Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,700,000 57.3% 1.94x 10.3%

Chicago:

There are three HTI Medical Office Portfolio properties located in the Chicago, Illinois MSA totaling 109,748 SF (14.0% of total portfolio SF), which generate $1,451,147 in UW NCF (13.7% of total UW NCF).

The following table presents certain market information relating to the HTI Medical Office Portfolio Properties located in the Chicago MSA:

Chicago - Competitive Property Overview(1)
Property	Population(2)	Median Household Income(2)	# of Comp Properties	Year Built Range(3)	NRA Range / Average(3)	Occupancy Range / Average(3)	Base Rent Range / Average(3)
Presence Healing Arts Pavilion	35,763	$96,294	6	1980 - 2014	32,307 - 174,627 / 76,364	77.9% - 99.6% / 92.5%	$15.00 - $21.50 / $17.66
761 Building	86,117	$61,367	5	2004 - 2008	16,300 - 67,658 / 33,227	78.0% - 100.0% / 93.3%	$17.00 - $22.00 / $18.50
Oak Lawn Medical Center	150,767	$63,029	6	1992 - 2017	4,000 - 59,184 / 33,579	31.0% - 100.0% / 64.9%	$16.00 - $30.00 / $22.83

(1)	Information is based on the appraisals.

(2)	Based on the three-mile radius as of 2017.

(3)	Year Built Range, NRA Range / Average, Occupancy Range / Average, Base Rent Range / Average based on the appraisals’ rent comparables.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the HTI Medical Office Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	2017(1)	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	$13,554,379	$15,265,344	$16,704,024	$21.25
Total Recoveries	N/A	N/A	$4,530,419	$5,096,117	$6,524,462	$8.30
Other Income	N/A	N/A	$529	$4,563	$12,655	$0.02
Less Vacancy & Credit Loss	N/A	N/A	($27)	($17)	($3,577,748)	($4.55)
Effective Gross Income	N/A	N/A	$18,085,300	$20,366,008	$19,663,392	$25.02
Total Operating Expenses	N/A	N/A	$6,005,961	$6,522,822	$7,475,682	$9.51
Net Operating Income	N/A	N/A	$12,079,340	$13,843,185	$12,187,711	$15.51
Tenant Improvements(3)	N/A	N/A	$0	$0	$911,299	$1.16
Leasing Commissions(3)	N/A	N/A	$0	$0	$416,896	$0.53
Replacement Reserves	N/A	N/A	$971,615	$1,458,214	$242,488	$0.31
Net Cash Flow	N/A	N/A	$11,107,723	$12,384,972	$10,617,029	$13.51

Occupancy %	N/A	N/A	90.9%	91.3%	84.6%
NOI DSCR(4)	N/A	N/A	2.21x	2.53x	2.23x
NCF DSCR(4)	N/A	N/A	2.03x	2.27x	1.94x
NOI Debt Yield(4)	N/A	N/A	10.2%	11.7%	10.3%
NCF Debt Yield(4)	N/A	N/A	9.4%	10.4%	8.9%

(1)	The HTI Medical Office Portfolio Properties were acquired from 8/21/2013 through 12/22/2017; therefore 2014 and 2015 cash flow figures are not available. 2016 cash flow figures include full-year financial reporting for only 18 of the 20 HTI Medical Office Portfolio Properties which comprise 85.4% of the portfolio NRA and 87.7% of the underwritten base rent. Additionally, 2017 cash flow figures include only partial-year income from the remaining two HTI Medical Office Portfolio Properties.

(2)	UW Gross Potential Rent is based on the underwritten rent roll as of March 7, 2018.

(3)	UW Tenant Improvements and UW Leasing Commissions reflect the proportional application of a $275,000 annual underwritten TI/LC credit due to the $2,750,000 upfront TI/LC reserve deposit.

(4)	Debt service coverage ratios and debt yields are based on the HTI Medical Office Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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135

815 Hutchinson River Parkway Bronx, NY 10465	Collateral Asset Summary – Loan No. 13 Throggs Neck Shopping Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,500,000 62.3% 1.37x 7.4%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Bronx, NY 10465
				General Property Type:	Retail
Original Balance(1):	$23,500,000			Detailed Property Type:	Anchored
Cut-off Date Balance(1):	$23,500,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.9%			Year Built/Renovated:	2014/N/A
Loan Purpose:	Refinance			Size:	119,161 SF
Borrower Sponsor:	Joseph Simone			Cut-off Date Balance per SF(1):	$575
Mortgage Rate:	5.1740%			Maturity Date Balance per SF(1):	$575
Note Date:	3/12/2018			Property Manager:	Hutch Management LLC (borrower-related)
First Payment Date:	5/5/2018
Maturity Date:	4/5/2028
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	3 months			Underwriting and Financial Information
Prepayment Provisions:	LO (27); DEF (90); O (3)			UW NOI(2):	$5,102,321
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	7.4%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	7.4%
Additional Debt Balance(1):	$45,000,000			UW NCF DSCR(1):	1.37x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(3):	$4,607,496 (12/31/2017)
Reserves				2nd Most Recent NOI(3):	$3,568,168 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(3):	$2,725,336 (12/31/2015)
RE Tax:	$359,386	$93,951	N/A	Most Recent Occupancy:	92.5% (1/19/2018)
Insurance:	$11,022	Springing	N/A	2nd Most Recent Occupancy:	92.5% (12/31/2017)
Replacements:	$0	$1,490	$72,000	3rd Most Recent Occupancy:	77.3% (12/31/2016)
TI/LC:	$450,000	Springing	$477,000	Appraised Value (as of):	$110,000,000 (9/16/2017)
Condominium Fee:	$0	$41,025	N/A	Cut-off Date LTV Ratio(1):	62.3%
Free Rent Reserve:	$82,749	$0	N/A	Maturity Date LTV Ratio(1):	62.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$68,500,000	88.1%	Loan Payoff:	$75,968,467	97.7%
Borrower Equity:	$9,268,669	11.9%	Reserves:	$903,157	1.2%
			Closing Costs:	$897,045	1.2%
Total Sources:	$77,768,669	100.0%	Total Uses:	$77,768,669	100.0%

(1)	The Throggs Neck Shopping Center Mortgage Loan (as defined below) is part of the Throggs Neck Shopping Center Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $68,500,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate original principal balance of the promissory notes comprising the Throggs Neck Shopping Center Whole Loan.

(2)	UW NOI exceeds Most Recent NOI due to the signing of the six leases totaling 19,778 SF in 2017 and 2018, including Party City, which tenant’s lease commenced in December of 2017.

(3)	The increase in Most Recent NOI from 3rd Most Recent NOI is primarily due to the lease up at the Throggs Neck Shopping Center Property (as defined below).

The Mortgage Loan. The thirteen largest mortgage loan (the “Throggs Neck Shopping Center Mortgage Loan”) is part of a whole loan (the “Throggs Neck Shopping Center Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $68,500,000. The Throggs Neck Shopping Center Whole Loan is secured by a first priority fee mortgage encumbering a 119,161 SF retail building located in Bronx, New York (the “Throggs Neck Shopping Center Property”). Promissory Note A-2, with an original principal balance of $23,500,000, will be included in the UBS 2018-C11 Trust. Promissory Note A-1, with an original principal balance of $45,000,000, was contributed to the CSAIL 2018-CX11 Trust. The Throggs Neck Shopping Center Whole Loan is serviced pursuant to the pooling and servicing agreement for the CSAIL 2018-CX11 Trust.

Throggs Neck Shopping Center Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$45,000,000	$45,000,000	CSAIL 2018-CX11	Yes
Note A-2	$23,500,000	$23,500,000	UBS 2018-C11	No
Total	$68,500,000	$68,500,000

The proceeds of the Throggs Neck Shopping Center Whole Loan, along with approximately $9.3 million in borrower sponsor equity, were used to refinance existing debt encumbering the Throggs Neck Shopping Center Property, fund reserves and pay closing costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

136

815 Hutchinson River Parkway Bronx, NY 10465	Collateral Asset Summary – Loan No. 13 Throggs Neck Shopping Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,500,000 62.3% 1.37x 7.4%

The Borrower and the Borrower Sponsor. The borrower, MD Hutch Owner LLC (the “Throggs Neck Shopping Center Borrower”), is a Delaware limited liability company and special purpose entity. A non-consolidation opinion has been delivered in connection with the origination of the Throggs Neck Shopping Center Whole Loan. The Throggs Neck Shopping Center Borrower is 100.0% owned by MD Hutch Mezz LLC, which is 100% owned by MD Hutch Plaza Associates LLC, which is owned by 815 Hutch Realty Associates LLC (75.0%) and Lafayette Hutch, LLC (25.0%). Each of Joseph Simone, Paul Slayton and Aaron Malinsky indirectly own interests in the borrowing entity and Joseph Simone controls the Throggs Neck Shopping Center Borrower.

The borrower sponsor and the nonrecourse carve-out guarantor is Joseph Simone, the president of Simone Development, a full-service real estate investment company specializing in the acquisition and development of commercial, healthcare, industrial, retail and residential properties within the New York Tri-State Area. The company currently owns and manages a portfolio of more than 100 real estate properties totaling over 5 million SF of development space throughout a range of property types including multi-building office parks, medical buildings, industrial/flex space and retail centers.

The Property. The Throggs Neck Shopping Center Property is a 119,161 SF retail strip center, located in Bronx, New York. The Throggs Neck Shopping Center Property consists of four, one-story buildings, plus a lower level for TJ Maxx, and is anchored by TJ Maxx, Party City and Petco and is shadow anchored by a 168,462 SF Target. The Throggs Neck Shopping Center Property was completed in 2014 and is situated on an 8.06-acre site, which includes 875 surface parking spaces. As of January 19, 2018, the Throggs Neck Shopping Center Property was 92.5% leased by 26 tenants. The five largest tenants, TJ Maxx, Party City, Petco, BevMart Liquor and Applebee’s, represent 52.7% of NRA and 49.4% of the underwritten base rent. The remaining tenant base is comprised of 20 national, regional and local tenants that encompass 47,503 SF (39.9% of NRA; 50.6% of underwritten base rent) and range in size from 799 SF to 5,440 SF, with no remaining tenant occupying greater than 4.6% of NRA.

The Throggs Neck Shopping Center Property is located directly off of the Hutchinson River Parkway/Interstate 678 at the corner of Lafayette Avenue, approximately 2.5 miles southeast from the Bronx central business district. Primary regional access to the neighborhood is provided by the Hutchinson River Parkway/Interstate 678 and the Cross Bronx Parkway/Interstate 295. The Hutchinson River Expressway (accessed 0.1 miles southeast of the Throggs Neck Shopping Center Property) is the major northeast/southwest interstate that provides regional access through the Bronx. Development within the property’s neighborhood consists of a mixture of commercial development mainly concentrated along major thoroughfares with residential development located on ancillary thoroughfares.

Major Tenants.

TJ Maxx (28,417 SF, 23.8% of NRA, 20.6% of underwritten base rent). TJ Maxx is a subsidiary of TJX Companies (Moody’s/S&P: A2/A+), which is an off-price apparel and home fashions retailer in the United States and across the world. TJX Companies operates through four segments: Marmaxx, HomeGoods, TJX Canada and TJX International. TJ Maxx and Marshalls chains in the United States are collectively the off-price retailer in the United States with a total of 2,221 stores, as of January 28, 2017. The HomeGoods chain is an off-price retailer of home fashions in the United States with 579 stores. The company had over $33 billion in revenues in 2017. TJ Maxx has been in occupancy since August 24, 2014 under a 10-year lease that expires on August 31, 2024, with three, five-year renewal options remaining. TJ Maxx has a current base rent of $41.74 PSF.

Party City (10,700 SF, 9.0% of NRA, 9.1% of underwritten base rent). Party City designs, manufactures, contracts and distributes party goods. Party City operates over 900 company-owned and franchise stores throughout North America and is headquartered in Elmsford, New York. The company also has locations throughout Asia, Europe, the Americas and Australia with over 40,000 retail outlets worldwide. As of fiscal year 2017, Party City reported $2.37 billion in revenue. Party City’s lease commenced in December 2017 and expires on January 31, 2028 with two, five-year renewal options remaining. Party City has a current base rent of $49.07 PSF. The lease provides for a termination option following the end of the fourth year in the event that the tenant’s annual gross sales do not exceed $2.65 million, with 60 days’ notice. If the tenant exercises its termination option, it will be required to pay a one-time termination fee of $100,000.

Petco (10,358 SF, 8.7% of NRA, 7.2% of underwritten base rent). Petco (Moody’s/S&P: B3/CCC+) is a leading pet specialty retailer which provides products, services, advice and experiences for pets. The company operates more than 1,500 Petco locations across the U.S., Mexico and Puerto Rico. Petco has been in occupancy since October 30, 2014 and has a lease expiration of January 31, 2025 with two, five-year renewal options remaining. Petco has a base rent of $40.00 PSF.

The following table presents a summary regarding the largest tenants at the Throggs Neck Shopping Center Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration

Anchor/Major Tenants
TJ Maxx	NR/A2/A+	28,417	23.8%	$1,186,066	20.6%	$41.74	8/31/2024
Party City(4)	NR/NR/NR	10,700	9.0%	$525,000	9.1%	$49.07	1/31/2028
Petco	NR/B3/CCC+	10,358	8.7%	$414,320	7.2%	$40.00	1/31/2025
BevMart Liquor	NR/NR/NR	6,643	5.6%	$344,155	6.0%	$51.81	4/30/2025
Applebee’s	NR/NR/NR	6,640	5.6%	$378,480	6.6%	$57.00	10/31/2034
Anchor/Major Tenants		62,758	52.7%	$2,848,021	49.4%	$45.38
Other Tenants		47,503	39.9%	$2,920,120	50.6%	$61.47
Vacant Space		8,900	7.5%	$0	0.0%	$0.00
Total/Wtd. Avg.		119,161	100.0%	$5,768,141	100.0%	$52.31

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Includes base rent and rent increases occurring through August 31, 2018. Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Party City may terminate its lease following the end of the fourth lease year upon 60 days’ written notice and the payment of a termination fee equal to $100,000, if the gross sales during the fourth lease year do not exceed $2,650,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

137

815 Hutchinson River Parkway Bronx, NY 10465	Collateral Asset Summary – Loan No. 13 Throggs Neck Shopping Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,500,000 62.3% 1.37x 7.4%

The following table presents certain information relating to the lease rollover at the Throggs Neck Shopping Center Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	2	9,571	8.0%	8.0%	$51.59	$493,760	8.6%	8.6%
2020	0	0	0.0%	8.0%	$0.00	$0	0.0%	8.6%
2021	0	0	0.0%	8.0%	$0.00	$0	0.0%	8.6%
2022	0	0	0.0%	8.0%	$0.00	$0	0.0%	8.6%
2023	1	900	0.8%	8.8%	$50.67	$45,603	0.8%	9.4%
2024	2	31,417	26.4%	35.2%	$44.05	$1,384,066	24.0%	33.3%
2025	9	32,593	27.4%	62.5%	$56.05	$1,826,880	31.7%	65.0%
2026	1	1,488	1.2%	63.8%	$46.73	$69,534	1.2%	66.2%
2027	7	12,028	10.1%	73.8%	$64.22	$772,392	13.4%	79.6%
2028	2	13,502	11.3%	85.2%	$48.84	$659,496	11.4%	91.0%
2029 & Beyond	2	8,762	7.4%	92.5%	$58.94	$516,410	9.0%	100.0%
Vacant	0	8,900	7.5%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	26	119,161	100.0%		$52.31	$5,768,141	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Throggs Neck Shopping Center Property is located in Bronx, Bronx County, New York within the New York-Jersey City-White Plains, NY-NJ Metropolitan Statistical Area, which had an estimated population of approximately 20.3 million in 2017. According to a third party report, the New York Outer Boroughs retail market consisted of 207.3 million SF. As of the second quarter of 2017, the retail market had a vacancy of 3.4%.

The Throggs Neck Shopping Center Property is located just off the Hutchinson River Parkway, a commercial corridor within the Throggs Neck neighborhood. Within the subject’s immediate area, the Hutchinson River Parkway and Lafayette Avenue are generally improved with residential/commercial and industrial buildings that serve the immediate area. The side streets within the Throggs Neck Shopping Center Property’s neighborhood are generally improved with one and two family homes.

As of the second quarter of 2017, the Bronx retail submarket contained 31.0 million SF of retail space with an overall vacancy rate of 5.0% with average asking rents of $40.05 PSF. According to the appraisal, the Throggs Neck Shopping Center Property’s competitive set consists of the five retail properties detailed in the table below.

According to a third party market research report, the 2017 estimated population within a one-, three- and five-mile radius of the Throggs Neck Shopping Center Property is 39,472, 376,946 and 1,398,810 respectively. The 2017 estimated average household income within the same radius is $82,259, $66,363 and $57,154, respectively.

The following table presents competitive retail properties with respect to the Throggs Neck Shopping Center Property:

Competitive Property Summary
Property Name	Type	Year Built	Size (SF)	Total Occupancy	Anchor Tenants	Distance to Subject
Throggs Neck Shopping Center	Anchored Retail	2014	119,161(1)	92.5%(1)	TJ Maxx, Party City, Petco	N/A
Concourse Plaza	Community Center	1990	243,728	99.0%	National Amusement Theatres, CVS Pharmacy	4.4 miles
Bay Plaza Shopping Center	Community Center	1988	492,857	97.0%	Toys ‘R’ Us, Pathmark, Raymour & Flanigan, Marshalls	3.1 miles
Mall at Bay Plaza	Regional Mall	2014	1,300,000	92.0%	JC Penney’s, Macy’s, AMC Theatres	3.1 miles
River Plaza	Regional Center	2004	235,000	98.0%	Target, Best Buy, Marshalls	5.1 miles
Bruckner Plaza Shopping Center	Community Center	1965	449,941	100.0%	Kmart, Marshalls, Toys ‘R’ Us, Old Navy	1.2 miles
Gateway Center at Bronx Terminal Market	Power Center	2010	890,687	98.0%	Target, BJ’s, Home Depot, Raymour & Flanigan	4.9 miles
Riverdale Crossings	Community Center	2014	159,037	100.0%	BJ’s	5.3 miles

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

138

815 Hutchinson River Parkway Bronx, NY 10465	Collateral Asset Summary – Loan No. 13 Throggs Neck Shopping Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,500,000 62.3% 1.37x 7.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Throggs Neck Shopping Center Property:

Cash Flow Analysis
	2015(1)	2016(1)	2017(1)	UW	UW PSF
Base Rent(2)	$3,535,825	$4,460,770	$4,887,881	$5,768,141	$48.41
Vacant Income	$0	$0	$0	$534,000	$4.48
Total Recoveries	$764,420	$1,242,142	$1,607,351	$1,555,719	$13.06
Other Income	$11	$204	$133	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($534,000)	($4.48)
Effective Gross Income	$4,300,256	$5,703,116	$6,495,365	$7,323,860	$61.46
Total Expenses	$1,574,920	$2,134,948	$1,887,869	$2,221,539	$18.64
Net Operating Income	$2,725,336	$3,568,168	$4,607,496	$5,102,321	$42.82
Capital Expenditures	$0	$0	$0	$17,874	$0.15
TI/LC	$0	$0	$0	$178,742	$1.50
Net Cash Flow	$2,725,336	$3,568,168	$4,607,496	$4,905,705	$41.17

Occupancy %	74.2%	77.3%	92.5%	92.5%
NOI DSCR(3)	0.76x	0.99x	1.28x	1.42x
NCF DSCR(3)	0.76x	0.99x	1.28x	1.37x
NOI Debt Yield(3)	4.0%	5.2%	6.7%	7.4%
NCF Debt Yield(3)	4.0%	5.2%	6.7%	7.2%

(1)	The increase in 2017 Net Operating Income from 2015 Net Operating Income is primarily due to the lease-up at the Throggs Neck Shopping Center Property.

(2)	UW Base Rent is based on the underwritten rent roll dated January 19, 2018 and includes contractual rent steps through August 31, 2018 totaling $125,346.

(3)	Debt service coverage ratios and debt yields are based on the Throggs Neck Shopping Center Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139

850 and 950 East State Highway 114 Southlake, TX 76092	Collateral Asset Summary – Loan No. 14 Cedar Ridge	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,250,000 74.8% 1.32x 9.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	AREF			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Southlake, TX 76092
				General Property Type:	Office
Original Balance:	$23,250,000			Detailed Property Type:	Suburban
Cut-off Date Balance:	$23,250,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.9%			Year Built/Renovated:	2005, 2007/N/A
Loan Purpose:	Refinance			Size:	129,333 SF
Borrower Sponsor:	Thomas M. Steinberg			Cut-off Date Balance per SF:	$180
Mortgage Rate:	5.4100%			Maturity Date Balance per SF:	$150
Note Date:	6/8/2018			Property Manager:	Cushman & Wakefield U.S., Inc.
First Payment Date:	8/6/2018
Maturity Date:	7/6/2028
Original Term:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions:	LO (24); DEF (93); O(3)			UW NOI(3):	$2,164,048
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield:	9.3%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	11.2%
Additional Debt Balance:	N/A			UW NCF DSCR:	1.32x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(3):	$1,962,276 (3/31/2018 TTM)
Reserves				2nd Most Recent NOI:	$2,253,570 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$1,900,478 (12/31/2016)
RE Tax:	$262,741	$37,534	N/A	Most Recent Occupancy(4):	89.3% (4/30/2018)
Insurance:	$27,201	$3,400	N/A	2nd Most Recent Occupancy:	93.2% (12/31/2017)
Replacements:	$0	$2,156	N/A	3rd Most Recent Occupancy:	98.8% (12/31/2106)
TI/LC(1):	$500,000	$5,389	N/A	Appraised Value (as of):	$31,100,000 (5/1/2018)
Coldwell Banker Reserve(2):	$2,750,000	$0	N/A	Cut-off Date LTV Ratio:	74.8%
ASH TI & Free Rent Reserve:	$1,009,406	$0	N/A	Maturity Date LTV Ratio:	62.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,250,000	100.0%	Loan Payoff:	$15,048,698	64.7%
			Reserves:	$4,549,348	19.6%
			Closing Costs:	$475,825	2.0%
			Return of Equity:	$3,176,130	13.7%
Total Sources:	$23,250,000	100.0%	Total Uses:	$23,250,000	100.0%

(1)	The Cedar Ridge Mortgage Loan (as defined below) is structured with an upfront reserve of $500,000 and monthly TI/LC deposits equal to $0.50 PSF per annum. In addition, any amounts paid in connection with termination options and all unfunded tenant improvements, leasing commissions and free rent shall be deposited in the TI/LC reserve account at origination.
(2)	At origination, the lender held back $2,750,000 in connection with the Coldwell Banker tenant’s lease. Funds shall be released to the Cedar Ridge Borrower (as defined below) when Coldwell Banker is in occupancy, paying rent and has executed a lender-approved estoppel. According to the borrower sponsor, Coldwell Banker is expected to take occupancy in July 2018.

(3)	See “Operating History and Underwritten Net Cash Flow” below.

(4)	Most Recent Occupancy includes Coldwell Banker, which has executed a lease but has not taken occupancy yet. According to the borrower sponsor, Coldwell Banker is expected to take occupancy in July 2018.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Cedar Ridge Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $23,250,000. The Cedar Ridge Mortgage Loan is secured by a first priority fee deed of trust encumbering a two building, 129,333 SF office property located in Southlake, Texas (the “Cedar Ridge Property”). The proceeds of the Cedar Ridge Mortgage Loan were used to refinance existing indebtedness encumbering the Cedar Ridge Property, fund reserves, pay closing costs, and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Varklan, LLC (the “Cedar Ridge Borrower”), a single-purpose Texas limited liability company with two independent directors. A non-consolidation opinion has been delivered in connection with the origination of the Cedar Ridge Mortgage Loan. Thomas M. Steinberg serves as the borrower sponsor. Thomas M. Steinberg is Founder and CEO of TS Partners, an international investment firm with real estate, private equity and venture capital holdings. Prior to founding TS Partners, Mr. Steinberg spent 22 years with Tisch Family Interests which he joined as Managing Director in 1991, and where he became President in 1996. Mr. Steinberg was responsible for a wide range of investment activities for the families of Laurence A. Tisch and Preston Robert Tisch including management of portfolios that included commercial real estate, public equity, private equity, debt and alternative investments. With the Tisch Family, Tom Steinberg was involved in a number of projects including acting as a lead underwriter for the Canary Wharf Development in London and development of MetLife Stadium, home to the New York Giants and the New York Jets. His responsibilities also included oversight of family office activities including accounting, tax planning and reporting functions, as well as portfolio management responsibility for a significant portion of the Tisch family’s non-real estate assets.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

140

850 and 950 East State Highway 114 Southlake, TX 76092	Collateral Asset Summary – Loan No. 14 Cedar Ridge	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,250,000 74.8% 1.32x 9.3%

The Property. The Cedar Ridge Property is located at 850 and 950 East State Highway 114, Southlake, Texas. The Cedar Ridge Property consists of two buildings totaling 129,333 SF on a 5.56-acre site. Cedar Ridge I consists of 26,641 SF, while Cedar Ridge II includes a total of 102,692 SF configured in a flattened “V” shape. Built in 2005 and 2007, the Cedar Ridge Property is currently occupied by eight tenants, with the longest tenured tenant commencing tenancy at the Cedar Ridge Property in July 2011. Since the beginning of 2017, the Cedar Ridge Property has executed 23,482 SF (18.2% of NRA) of new and renewal leases. There are 538 parking spaces at the Cedar Ridge Property, which equates to a parking ratio of approximately 4.2 spaces per 1,000 SF. As of April 30, 2018, the Cedar Ridge Property is 89.3% leased to eight different tenants, the largest of which is American Specialty Health. American Specialty Health is a personal health improvement company, providing clinical benefits, fitness programs, health coaching and incentives, internet solutions, and worksite wellness programs to health plans, insurance carriers, employer groups, and trust funds nationwide. American Specialty Health has more than 600 employees and is based in San Diego. The Cedar Ridge Property has averaged a 95.7% occupancy rate from 2013 to 2017.

The following table presents certain information relating to the major tenants at the Cedar Ridge Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
American Specialty Health(2)	NR/NR/NR	66,707	51.6%	$1,621,386	51.9%	$24.31	6/30/2027
Regus(2)	NR/NR/NR	10,813	8.4%	$281,138	9.0%	$26.00	1/31/2024
NRT Texas LLC DBA Coldwell Banker(3)(4)	NR/NR/NR	10,242	7.9%	$332,865	10.7%	$32.50	6/30/2025
Sotheby’s Real Estate(2)	NR/NR/NR	8,974	6.9%	$298,386	9.6%	$33.25	4/30/2024
Value Scope	NR/NR/NR	6,460	5.0%	$213,180	6.8%	$33.00	3/31/2023
National Life Group	NR/NR/NR	5,578	4.3%	$165,696	5.3%	$29.71	10/31/2019
Subtotal/Wtd. Avg.		108,774	84.1%	$2,912,650	93.3%	$26.78
Remaining Tenants		6,780	5.2%	$210,720	6.7%	$31.08
Vacant Space		13,779	10.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		129,333	100.0%	$3,123,370	100.0%	$27.03

(1)	Information is based on the underwritten rent roll.

(2)	American Specialty Health, Regus and Sotheby’s Real Estate each have one, five-year renewal option remaining.

(3)	Coldwell Banker has a one-time option effective August 1, 2024, to terminate its lease by providing written notice no less than 12 months’ prior to August 1, 2024.

(4)	According to the borrower sponsor, Coldwell Banker, which has executed a lease but has not taken occupancy yet, is expected to take occupancy in July 2018.

The following table presents certain information relating to the lease rollover schedule at the Cedar Ridge Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	1	5,578	4.3%	4.3%	$29.71	$165,696	5.3%	5.3%
2020	0	0	0.0%	4.3%	$0.00	$0	0.0%	5.3%
2021	0	0	0.0%	4.3%	$0.00	$0	0.0%	5.3%
2022	2	6,780	5.2%	9.6%	$31.08	$210,720	6.7%	12.1%
2023	1	6,460	5.0%	14.6%	$33.00	$213,180	6.8%	18.9%
2024	2	19,787	15.3%	29.8%	$29.29	$579,524	18.6%	37.4%
2025	1	10,242	7.9%	37.8%	$32.50	$332,865	10.7%	48.1%
2026	0	0	0.0%	37.8%	$0.00	$0	0.0%	48.1%
2027	2	66,707	51.6%	89.3%	$24.31	$1,621,386	51.9%	100.0%
2028	0	0	0.0%	89.3%	$0.00	$0	0.0%	100.0%
2029 & Beyond	0	0	0.0%	89.3%	$0.00	$0	0.0%	100.0%
Vacant	0	13,779	10.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	9	129,333	100.0%		$27.03	$3,123,370	100.0%

(1)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

141

850 and 950 East State Highway 114 Southlake, TX 76092	Collateral Asset Summary – Loan No. 14 Cedar Ridge	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,250,000 74.8% 1.32x 9.3%

The Market. The Cedar Ridge Property is located in Southlake, Texas, approximately 25 miles from Downtown Dallas and Downtown Fort Worth and approximately 8 miles from the Dallas/Fort Worth International Airport. Southlake is an affluent city located in northeast Tarrant County along State Highway 114 in between the cities of Grapevine, Texas and Westlake, Texas. Regional access is provided by north-south arteries that include I-35W and Highways 121 and 114, which provide access to the Dallas/Fort Worth International Airport. At the southern limit of the local market area, Highway 183 merges with Loop 820. Loop 820 is a six to eight-lane highway that forms the outer traffic loop around Fort Worth, linking the surrounding communities with other major highways throughout the region.

According to the appraisal, the estimated 2017 population within a one-, three-, and five-mile radius of the Cedar Ridge Property was 3,280, 46,950, and 119,001, respectively, while the estimated 2017 average household income within a one-, three-, and five-mile radius of the Cedar Ridge Property was $220,107, $190,291, and $172,108, respectively.

The Cedar Ridge Property is located in the Southlake/Westlake office submarket, which is part of the larger Dallas office market. According to the appraisal, as of the first quarter of 2018, the submarket reported total inventory of 5.2 million SF with a 26.3% vacancy rate. In the previous quarter, there has been approximately 2,589 SF of positive net absorption. The appraisal concluded a market rent of $32.50 PSF which is approximately 22.0% above the $26.65 PSF rent that was underwritten for the nine tenants currently in occupancy at the Cedar Ridge Property.

The following table presents recent leasing data at competitive office properties with respect to the Cedar Ridge Property:

Competitive Office Lease Summary
Property Name	Year Built	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent PSF	Lease Type
Cedar Ridge Property	2005, 2007	Various	Various	Various	Various	$27.03(1)	Modified Gross
Kimball Park	2017	Independence Title	4,593	March 2017	5.0	$32.50	Full Service Gross + Electricity
Kimball Park	2017	Executive Medicine	7,227	April 2017	8.0	$33.50	Full Service Gross + Electricity
Granite Place	2017	Dismuke & Waters, P.C.	2,070	August 2017	5.0	$35.75	Full Service Gross + Electricity
Southlake Town Square J	1998	Office Evolutions	6,872	October 2017	9.0	$29.50	Full Service Gross + Electricity
Southlake Town Square J	1998	Axis Capital Finance	1,459	January 2017	3.0	$32.00	Full Service Gross + Electricity
Solana Terraces 4	1988	Goosehead Insurance	62,000	August 2017	11.0	$26.50	Full Service Gross + Electricity
Solana Terraces 3	1988	Oliver Wyman	12,109	July 2017	11.0	$26.50	Full Service Gross + Electricity

Source: Appraisal

(1)	Represents the average in-place rent at the Cedar Ridge Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Cedar Ridge Property:

Cash Flow Analysis
	2015	2016	2017	3/31/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$2,985,383	$2,885,192	$3,228,813	$2,913,168	$3,123,370	$24.15
Vacancy Gross Up	$0	$0	$0	$0	$447,818	$3.46
Total Recoveries	$225,987	$162,525	$206,787	$219,805	$233,461	$1.81
Total Other Income(2)	$4,452	$3,892	$11,588	$11,988	$10,500	$0.08
Less Vacancy & Credit Loss	$0	$0	$0	$0	($447,818)	($3.46)
Effective Gross Income	$3,215,822	$3,051,609	$3,447,189	$3,144,961	$3,367,331	$26.04
Total Operating Expenses(3)	$1,141,375	$1,151,131	$1,193,618	$1,182,684	$1,203,284	$9.30
Net Operating Income	$2,074,448	$1,900,478	$2,253,570	$1,962,276	$2,164,048	$16.73
TI/LC	$0	$0	$0	$0	$64,667	$0.50
Capital Expenditures	$0	$0	$0	$0	$25,867	$0.20
Net Cash Flow	$2,074,448	$1,900,478	$2,253,570	$1,962,276	$2,073,515	$16.03

Occupancy %	88.8%	98.8%	93.2%	88.5%	89.3%
NOI DSCR	1.32x	1.21x	1.44x	1.25x	1.38x
NCF DSCR	1.32x	1.21x	1.44x	1.25x	1.32x
NOI Debt Yield	8.9%	8.2%	9.7%	8.4%	9.3%
NCF Debt Yield	8.9%	8.2%	9.7%	8.4%	8.9%

(1)	UW Gross Potential Rent includes $332,865 of contractual rent steps through April 2019 and $45,886 of rent for Coldwell Banker which, according to the borrower sponsor, is expected to take occupancy in July 2018.

(2)	Other Income consists of parking revenue and other miscellaneous income.

(3)	UW Total Operating Expenses include real estate taxes, insurance, management fee, repairs & maintenance, contract services, utilities, general & administrative, and payroll & benefits.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

142

Various Melbourne, FL 32903	Collateral Asset Summary – Loan No. 15 Melbourne Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,000,000 67.9% 1.94x 14.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Melbourne, FL 32903
				General Property Type:	Hospitality
Original Balance(1):	$23,000,000			Detailed Property Type:	Full Service
Cut-off Date Balance(1):	$23,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.9%			Year Built/Renovated:	Various
Loan Purpose:	Recapitalization			Size:	407 Rooms
Borrower Sponsor:	Westplace Modesto Investors, LLC			Cut-off Date Balance per Room(1):	$140,049
Mortgage Rate:	5.0610%			Maturity Date Balance per Room(1):	$118,442
Note Date:	11/30/2017			Property Manager:	Boston Management LLC (borrower-related)
First Payment Date:	1/5/2018
Maturity Date:	12/5/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	12 months			UW NOI:	$8,158,661
Seasoning:	7 months			UW NOI Debt Yield(1):	14.3%
Prepayment Provisions:	LO (31); DEF (85); O (4)			UW NOI Debt Yield at Maturity(1):	16.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.46x (IO) 1.94x (P&I)
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$8,404,005 (1/31/2018 TTM)
Additional Debt Balance(1):	$34,000,000			2nd Most Recent NOI:	$8,217,269 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$8,124,579 (12/31/2016)
Reserves				Most Recent Occupancy:	83.2% (1/31/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	82.1% (12/31/2017)
RE Tax:	$52,759	$26,379	N/A	3rd Most Recent Occupancy:	86.1% (12/31/2016)
Insurance:	$0	$116,663	N/A	Appraised Value (as of):	$84,000,000 (8/2/2017)
FF&E:	$0	4% of 2nd prior month	N/A	Cut-off Date LTV Ratio(1):	67.9%
Deferred Maintenance:	$1,256,239	$0	N/A	Maturity Date LTV Ratio(1):	57.4%

Sources and Uses(2)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$57,000,000	80.5%	Loan Payoff:	$34,667,313	48.9%
Borrower Equity:	$13,824,861	19.5%	Purchase Price(2):	$33,912,722	47.9%
			Reserves:	$1,308,998	1.8%
			Closing Costs:	$935,828	1.3%
Total Sources:	$70,824,861	100.0%	Total Uses:	$70,824,861	100.0%

(1)	The Melbourne Hotel Portfolio Mortgage Loan (as defined below) is part of the Melbourne Hotel Portfolio Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $57,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio above are based on the aggregate principal balance of the promissory notes comprising the Melbourne Hotel Portfolio Whole Loan.

(2)	At origination of the Melbourne Hotel Portfolio Whole Loan, the borrower sponsor bought out its partners who had a 90% equity stake in the portfolio, which increased the borrower sponsor’s ownership from 10% to 100%. The partnership buyout amount of approximately $33.9 million excludes previous investments made by the borrower sponsor.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Melbourne Hotel Portfolio Mortgage Loan”) is part of a whole loan (the “Melbourne Hotel Portfolio Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal balance of $57,000,000, secured by a portfolio of two full service hotels, consisting of 407 rooms, located in Melbourne, Florida (collectively, the “Melbourne Hotel Portfolio Properties”). Promissory Note A-1, with an original principal balance of $23,000,000, represents the Melbourne Hotel Portfolio Mortgage Loan and will be included in the UBS 2018-C11 Trust. Promissory Note A-2 and Note A-3, with an aggregate original principal balance of $34,000,000, were included in the CSAIL 2018-CX11 Trust. The Melbourne Hotel Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C11 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

Melbourne Hotel Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$23,000,000	$23,000,000	UBS 2018-C11	Yes
Note A-2	$17,000,000	$17,000,000	CSAIL 2018-CX11	No
Note A-3	$17,000,000	$17,000,000	CSAIL 2018-CX11	No
Total	$57,000,000	$57,000,000

The proceeds of the Melbourne Hotel Portfolio Whole Loan, along with approximately $13.8 million of borrower sponsor equity, were used to refinance existing debt encumbering the Melbourne Hotel Portfolio Properties, buy out the partners, fund reserves and pay closing costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

143

Various Melbourne, FL 32903	Collateral Asset Summary – Loan No. 15 Melbourne Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,000,000 67.9% 1.94x 14.3%

The Borrowers and the Borrower Sponsor. The borrowing entities for the loan are DW MLB D Owner LLC and DW MLB H Owner LLC (collectively, the “Melbourne Hotel Portfolio Borrowers”), each a Delaware limited liability company and special-purpose entity. A non-consolidation opinion has been delivered in connection with the origination of the Melbourne Hotel Portfolio Whole Loan.

The borrower sponsor and nonrecourse carve-out guarantor is Westplace Modesto Investors, LLC. The Melbourne Hotel Portfolio Borrowers are 100% owned by Melbourne Hotel Investors LLC, which is owned by Westmont Investments LLC. Westmont Hospitality Group (“Westmont”) controls Westmont Investments LLC. Formed in 1975, Westmont is a privately held hospitality organization. Currently, Westmont has an ownership interest in 500 hotels across three continents. Westmont has developed well established partnerships with recognized institutional names in the financing and real estate investment industry such as SITQ (a subsidiary of Caisse de dépôt et placement du Québec), Goldman Sachs, Citigroup, KIMCO, Baupost, Dune Real Estate Partners, Mount Kellett Capital Management, Värde Partners, Five Mile Capital Partners, Cerberus and Bestford Hospitality Group. Westmont is one of the largest franchisees and co-owners of InterContinental Hotel Group and Hilton hotels worldwide. Westmont has a diversified portfolio ranging from budget to mid-market business and large conference hotels to boutique hotels and luxury resorts. Well-known hotels in Westmont’s portfolio include the Battery Wharf Hotel Boston Waterfront, Park Hyatt Washington, Hyatt Regency Clearwater Beach, Manhattan Beach Marriott, Hotel Icon in Houston, Threadneedles Hotel London, Hotel Des Indes, The Hague, and the Hotel Royal Riviera, among others.

The Properties. The following table represents each property comprising the Melbourne Hotel Portfolio:

Portfolio Summary
Property	Rooms	Year Built/ Renovated	Occupancy(1)	Allocated Loan Amount ($)(2)	% of Allocated Loan Amount(2)	UW NOI	% of UW NOI	Appraised Value
Hilton Melbourne Beach Oceanfront	200	1986, 2009/2015	81.1%	$30,535,714	53.6%	$4,259,032	52.2%	$45,000,000
Doubletree Suites Melbourne Beach	207	1986/2014-2015	85.3%	$26,464,286	46.4%	$3,899,629	47.8%	$39,000,000
Total/Wtd. Avg.	407		83.2%	$57,000,000	100.0%	$8,158,661	100.0%	$84,000,000

(1)	Based on trailing twelve months ending January 31, 2018.

(2)	Based on the Melbourne Hotel Portfolio Whole Loan amount allocated to the properties based on appraised value.

The Hilton Melbourne Beach Oceanfront Property (the “Hilton Hotel”) is a 200-room full service hotel situated on a 7.0-acre beachfront site at 3003 North Highway A1A in Melbourne, Florida. The Hilton Hotel has an air-conditioned lobby with four passenger elevators that provides access to the guestroom hallways. The 200 rooms are split amongst two towers, the 11-story, 118-room North Tower and the 7-story, 82-room South Tower. The ground level of the South Tower offers structured/covered parking, with guestrooms located on floors two through seven. The North Tower contains guestrooms on floors one through 11. The two buildings are connected by a central one-story pedestal structure that contains the hotel lobby, the Ocean Grille restaurant, the lounge, meeting space and administrative offices. The Hilton Hotel contains 6,621 SF of meeting space and also offers an additional outdoor oceanfront pavilion/deck. Other amenities include three food and beverage outlets, an oceanfront heated pool and spa, an oceanfront fitness center, direct beach access and beach service. The Hilton Hotel site is improved with 253 surface and garage parking spaces.

The majority of the rooms at the Hilton Hotel offer ocean views. Over 40% of the guestrooms feature a full-size balcony, while the remaining rooms offer a partial walkout balcony. All guestrooms offer suite-style accommodations featuring one king or two queen beds with separate living and sleeping areas, inclusive of a sleeper sofa in the living area. Each of the guestrooms feature a flat-screen television with premium channels, a telephone, a desk with chair, a dresser, nightstands, lamps, and a lounge chair. Additionally, all guestrooms provide a mini-fridge, microwave, and private balcony.

The Doubletree Suites Melbourne Beach Property (the “Doubletree Suites”) is a 207-room full service hotel situated on a 5.16-acre site and features a central three-story structure with two attached nine-story guestroom towers. Amenities at the DoubleTree Suites include two food and beverage outlets, 2,730 SF of meeting space, an outdoor pool and whirlpool, direct beach access, a fitness room, and a 24-hour pavilion pantry market. The restaurant, lounge, hotel lobby, meeting space, and administrative office are located in the three-story central structure. The Doubletree Suites site is improved with 291 parking spaces.

All guestrooms at the DoubleTree Suites offer suite-style accommodations featuring one king bed, or two queen beds with separate living and sleeping areas, inclusive of a sleeper sofa in the living area. Each of the guestrooms feature a flat-screen television with premium channels, a telephone, a desk with chair, a dresser, nightstands, lamps, and a lounge chair. Additionally, all guestrooms provide a mini-fridge, microwave, and private balcony.

Both properties benefit from strong Hilton Worldwide Holdings Inc. (“Hilton Worldwide”) affiliation and reservation systems with over 50% brand contribution. Hilton Worldwide is one of the largest and fastest growing hospitality companies in the world, with more than 5,200 properties comprising more than 856,000 rooms in 105 countries and territories as of December 31, 2017. The Hilton Hotel operates under the flagship Hilton brand, which comprises 26% of Hilton Worldwide’s portfolio. DoubleTree is the third largest brand in Hilton Worldwide’s portfolio, comprising 14.6% of the Hilton Worldwide portfolio.

More specific information about the Melbourne Hotel Portfolio Properties and the related competitive sets are set forth in the following table:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Melbourne Hotel Portfolio(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	74.2%	$109.74	$81.29	85.5%	$134.14	$114.64	115.2%	122.2%	141.0%
2016	78.7%	$120.52	$94.76	86.1%	$145.50	$125.30	109.4%	120.7%	132.2%
1/31/2018 TTM	NAV	NAV	NAV	83.2%	$154.03	$128.10	NAV	NAV	NAV

Source: Appraisal Reports

(1)	The competitive set consists of the following hotels: Hilton Melbourne Rialto Place, Residence Inn Melbourne, Crowne Plaza Melbourne Oceanfront, Radisson Suite Hotel Oceanfront and Courtyard Melbourne West.

(2)	Source: Borrowers Financials

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various Melbourne, FL 32903	Collateral Asset Summary – Loan No. 15 Melbourne Hotel Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,000,000 67.9% 1.94x 14.3%

The Market. The Melbourne Hotel Portfolio Properties are located in Melbourne, Brevard County, Florida. Brevard County is part of the Palm Bay-Melbourne-Titusville, Florida Metropolitan Statistical Area and is located along the east coast of Florida along the Atlantic Ocean, halfway between Jacksonville and Miami. Brevard County is also known as the Space Coast, and it anchors the eastern-end of Florida’s high-tech corridor. This region is the most concentrated high-tech economy in Florida and has the largest share of science, technology, engineering and math-related jobs in the state.

Brevard County is the only “quadromodal” hub in the world with space, air, sea, and ground transportation. Brevard County is home to the world’s second-busiest cruise port in Port Canaveral. Port Canaveral is East Central Florida’s only large deep water port. Approximately 80% of the Port Canaveral’s revenue is generated from cruise business. Brevard County is also home to a large concentration of advanced technology companies. The advanced technology companies located in Brevard County have positioned Brevard County as the 7th largest metro area in terms of advanced industries employment.

The Melbourne Hotel Portfolio Properties are located in the Melbourne/Palm Bay, Florida submarket. As of August 2017, this submarket contained a total of 35 properties with a lodging inventory of 3,520 rooms. Over the 12-month period ending August 2017, the submarket achieved an aggregate occupancy of 73.9% with an ADR of $102.78, reflecting a RevPAR of $75.93. The Melbourne Hotel Portfolio Properties are also located in the upscale chains class within the Melbourne/Palm Bay, Florida submarket. As of August 2017, the upscale chains class contained seven properties with a lodging inventory of 1,381 rooms. Over the 12-month period ending August 2017, the upscale chains class within the Melbourne/Palm Bay, Florida submarket achieved an aggregate occupancy of 80.4% with an ADR of $133.17, reflecting a RevPAR of $107.13.

Competitive properties to the Melbourne Hotel Portfolio Properties are shown in the table below:

Competitive Set
			Estimated Market Mix		2016 Estimated Operating Statistics
Property	Rooms	Meeting Space (SF)	Meeting & Group	Transient	Occupancy	ADR	RevPAR
Hilton Melbourne Beach Oceanfront	200	6,621	12%	88%	86.9%(1)	$150.58(1)	$130.78(1)
Doubletree Suites Melbourne Beach	207	2,730	10%	90%	85.4%(1)	$140.60(1)	$120.00(1)
Hilton Melbourne Rialto Place	235	12,100	30%	70%	77.0%	$117.00	$90.09
Residence Inn Melbourne	133	350	10%	90%	88.0%	$119.00	$104.72
Crowne Plaza Melbourne Oceanfront	290	8,100	30%	70%	78.0%	$128.00	$99.84
Radisson Suite Hotel Oceanfront	167	4,400	25%	75%	72.0%	$122.00	$87.84
Courtyard Melbourne West	146	1,300	15%	85%	82.0%	$111.00	$91.02

Source: Appraisal Reports

(1)	Source: Borrowers Financials

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Melbourne Hotel Portfolio Properties:

Cash Flow Analysis
	2014	2015	2016	2017	1/31/2018 TTM(1)	Adjusted 1/31/2018 TTM(1)	UW	UW per Room
Occupancy	85.4%	85.5%	86.1%	82.1%	83.2%	87.4%	87.4%
ADR	$124.40	$134.14	$145.50	$153.65	$154.03	$150.97	$150.97
RevPAR	$106.22	$114.64	$125.30	$126.15	$128.10	$131.93	$131.93

Rooms Revenue	$15,779,566	$17,029,834	$18,664,587	$18,739,971	$19,030,608	$19,598,572	$19,598,572	$48,154
Food & Beverage Revenue	$3,248,528	$3,359,474	$3,854,521	$3,894,652	$3,915,553	$3,915,553	$3,915,553	$9,621
Other Departmental Revenue	$89,158	$475,873	$669,526	$744,510	$758,498	$758,498	$758,498	$1,864
Total Revenue	$19,117,252	$20,865,181	$23,188,634	$23,379,133	$23,704,659	$24,272,623	$24,272,623	$59,638
Total Expenses	$13,256,452	$14,219,971	$15,064,055	$15,161,864	$15,300,654	$15,300,654	$16,113,962	$39,592
Net Operating Income	$5,860,800	$6,645,210	$8,124,579	$8,217,269	$8,404,005	$8,971,969	$8,158,661	$20,046
FF&E	$0	$0	$0	$0	$0	$0	$970,905	$2,386
Net Cash Flow	$5,860,800	$6,645,210	$8,124,579	$8,217,269	$8,404,005	$8,971,969	$7,187,756	$17,660

NOI DSCR (P&I)(2)	1.59x	1.80x	2.20x	2.22x	2.27x	2.43x	2.21x
NCF DSCR (P&I)(2)	1.59x	1.80x	2.20x	2.22X	2.27x	2.43x	1.94x
NOI Debt Yield(2)	10.3%	11.7%	14.3%	14.4%	14.7%	15.7%	14.3%
NCF Debt Yield(2)	10.3%	11.7%	14.3%	14.4%	14.7%	15.7%	12.6%

(1)	Both the Hilton Hotel and the Doubletree Suites were closed for mandatory evacuation on September 8, 2017 due to Hurricane Irma. Following the hurricane, both hotels were temporarily closed while damage from the hurricane was repaired. The Doubletree Suites property was fully operational by October 2, 2017 while the Hilton Hotel property was fully operational by November 4, 2017. Adjusted TTM replaces September and October 2017 room revenue with September and October 2016 room revenue to account the impact from hurricane.

(2)	Debt service coverage ratios and debt yields are based on the Melbourne Hotel Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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UBS 2018-C11

TRANSACTION CONTACT INFORMATION

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

UBS Securities LLC

David Schell	Tel. (212) 713-3375

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

SG Americas Securities, LLC

Adam Ansaldi	Tel. (212) 278-6126

Jim Barnard	Tel. (212) 278-6263

Warren Geiger	Tel. (212) 278-5692

Justin Cappuccino	Tel. (212) 278-6393

Natixis

Matthew Feast	Tel. (212) 891-5742

David Williams	Tel. (212) 891-5781

Delphine Clerjaud	Tel. (212) 891-5775

Mark Lacerenza	Tel. (212) 891-6172

Andrew Florio	Tel. (212) 891-6572

William Han	Tel. (212) 891-5765

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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